    As filed with the Securities and Exchange Commission on February 18, 1999
                                                Registration No. 333-71811

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                ---------------
                                 AMENDMENT NO. 1
                                      TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                             McLeodUSA Incorporated
             (Exact name of registrant as specified in its charter)

           Delaware                           4813                     42-1407240
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)    Classification Code Number)    Identification Number)

                                ---------------
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                 (319) 364-0000

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                                Clark E. McLeod
                      Chairman and Chief Executive Officer
                             McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                 (319) 364-0000

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ---------------
                                   Copies to:

       Nicholas S. Hodge, Esq.                Joseph G. Connolly, Jr., Esq.
      Stephen O. Meredith, Esq.                  James G. McMillan, Esq.
        Edwards & Angell, LLP                     Hogan & Hartson L.L.P.
          101 Federal Street                      555 13th Street, N.W.
          Boston, MA  02110                       Washington, D.C. 20004
            (617) 439-4444                            (202) 637-5600

                                ---------------
          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_] ____________

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_] _____________

                                ---------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                           Proposed maximum   Proposed maximum
         Title of each class of             Amount to be    offering price       aggregate          Amount of
      securities to be registered            registered       per share        offering price    registration fee
------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value (1)      5,750,000        $.53 (2)        $12,720,000 (2)        $3,537 (3)
==================================================================================================================

(1) The Registration Statement relates to the securities of the registrant issuable to holders of common stock of Ovation Communications, Inc., a Delaware corporation ("Ovation"), in the proposed merger of Ovation with and into a wholly owned subsidiary of the registrant.
(2) Pursuant to Rule 457(f)(2), because there is currently no public trading market for Ovation common stock, the registration fee was computed on the basis of the book value of the shares of common stock of Ovation computed as of December 31, 1998. Such book value equaled $12,720,000 in the aggregate and, based on 23,971,756 shares of Ovation common stock outstanding on December 31, 1998, equaled $.53 per share.

(3)  Previously paid.
                                ---------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                 [Ovation Logo]
                        400 South Highway 169, Suite 750
                         Minneapolis, Minnesota  55426
                             _______________, 1999

                                MERGER PROPOSED

Dear fellow stockholder,

     Ovation Communications, Inc. has entered into a merger agreement with McLeodUSA Incorporated, a competitive local exchange carrier based in Cedar Rapids, Iowa. Pursuant to the merger agreement, Ovation would become a wholly owned subsidiary of McLeodUSA. Your Board of Directors is furnishing this prospectus and proxy statement to you to solicit your proxy to vote for adoption of the merger agreement at a special meeting of stockholders to be held on _________, 1999, and at any adjournment or postponement of that meeting.

     If the merger is completed as proposed, unless you exercise appraisal rights under Delaware law, (1) each share of Ovation preferred stock that you own would be converted into the right to receive cash, and (2) each share of Ovation common stock that you own would be converted, at your election, into the right to receive cash or shares of McLeodUSA's Class A common stock. The amount of cash into which each share of Ovation preferred stock would be converted and the amount of cash or number of shares of McLeodUSA Class A common stock into which each share of Ovation common stock would be converted will be determined immediately prior to completion of the merger in accordance with formulas specified in the merger agreement and described in the attached materials.
There is no established public trading market for Ovation common stock or Ovation preferred stock. McLeodUSA Class A common stock is quoted on The Nasdaq Stock Market under the symbol "MCLD." The closing price for McLeodUSA Class A common stock reported on The Nasdaq Stock Market on _______________, 1999, was $____ per share.

     This is a prospectus of McLeodUSA relating to its offering of up to 5,750,000 shares of McLeodUSA Class A common stock to Ovation stockholders in the proposed merger and a proxy statement of Ovation. It contains important information concerning McLeodUSA, Ovation, the terms of the proposed merger and the conditions which must be satisfied before the merger can occur. You should carefully consider the risk factors relating to the merger and McLeodUSA Class A common stock that are described starting on page ___ of this prospectus and proxy statement.

 . The merger cannot occur unless the holders of a majority of the voting power attributable to the outstanding shares of Ovation common stock and Ovation preferred stock, voting together as a class, vote FOR adoption of the merger agreement at the special meeting. Whether or not you expect to attend the special meeting in person, please sign and date the enclosed proxy card and mail it promptly in the enclosed envelope.

 . Stockholders of Ovation holding in the aggregate approximately 94% of the voting power attributable to the Ovation common stock and Ovation preferred stock have agreed to vote all of their shares in favor of the approval and adoption of the merger agreement. Consequently, adoption of the merger agreement and approval of the merger is assured.

 . If the merger occurs and you have not perfected your dissenter's rights under Delaware law, you may be required personally to indemnify McLeodUSA, the surviving corporation of the merger and their affiliates against losses due to the breach of any of Ovation's representations, warranties or agreements in the merger agreement.


                              Sincerely,

                              Timothy T. Devine
                              President and Chief Executive Officer

          Your Board of Directors unanimously recommends that you vote
                     FOR adoption of the merger agreement.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus and proxy statement. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------



          Prospectus and proxy statement dated ________________, 1999 First mailed to stockholders on or about ______________, 1999

                               [LOGO OF OVATION]



                          OVATION COMMUNICATIONS, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                                                          Minneapolis, Minnesota
                                                             _____________, 1999

TO THE STOCKHOLDERS OF
OVATION COMMUNICATIONS, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Ovation Communications, Inc., a Delaware corporation, will be held on __________________________, 1999, at 10:00 a.m., local time, at 400 South
Highway 169, Suite 750, Minneapolis, Minnesota 55426, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 7, 1999, by and among McLeodUSA Incorporated, a Delaware corporation, Bravo Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of McLeodUSA, Ovation and M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Timothy T. Devine, Kenneth A. Kirley, Nicholas Lenoci, Jr., Charles M. Osborne and Scott A. Rediger, each a stockholder of Ovation, pursuant to which, among other things, Ovation will become a wholly owned subsidiary of McLeodUSA, and to approve the merger and the other transactions contemplated by the merger agreement, as more fully described in the prospectus and proxy statement; and

2. To transact such other business as may properly be brought before the special meeting.

Only holders of record of Ovation common stock or Ovation preferred stock at the close of business on ___________, 1999 are entitled to notice of, and will be entitled to vote at, the special meeting and any adjournments or postponements of the special meeting. A list of stockholders entitled to receive notice of and vote at the special meeting will be available for examination by Ovation stockholders at the office of Kenneth A. Kirley, General Counsel of Ovation, located at 400 South Highway 169, Suite 750, Minneapolis, Minnesota 55426, during ordinary business hours for the 10-day period before the special meeting.

Stockholders of Ovation holding in the aggregate approximately 94% of the voting power attributable to the Ovation common stock and Ovation preferred stock have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. Consequently, approval of the merger agreement is assured.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                               Timothy T. Devine
                                                President and
                                            Chief Executive Officer


Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. If you attend the special meeting, you may vote in person, even if you have previously returned your proxy card.

                               TABLE OF CONTENTS

                                                                           Page
                                                                          ------
SUMMARY.................................................................      1
RISK FACTORS............................................................     15
FORWARD-LOOKING STATEMENTS..............................................     24
THE SPECIAL MEETING.....................................................     25
   Date, Time and Place.................................................     25
   Matters to be Considered.............................................     25
   Proxies..............................................................     25
   Solicitation of Proxies..............................................     26
   Record Date and Voting Rights........................................     26
   Recommendation of Ovation Board......................................     27
THE MERGER..............................................................     28
   General..............................................................     28
   Background of the Merger.............................................     28
   Recommendation of the Ovation Board and Reasons for the Merger.......     29
   Interests of Ovation Management in the Merger........................     30
   Accounting Treatment.................................................     32
   Listing on The Nasdaq Stock Market...................................     33
   Governmental and Regulatory Approvals................................     33
   Federal Income Tax Consequences......................................     33
   Restrictions on Resales by Affiliates................................     35
   Appraisal Rights of Dissenting Stockholders..........................     36
TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS..................     40
   General..............................................................     40
   Structure of the Merger..............................................     40
   Management After the Merger..........................................     40
   Conversion of Ovation Preferred Stock and Ovation Common Stock;
     Treatment of Options...............................................     41
   Election Procedures; Adjustments.....................................     42
   Exchange of Certificates; Fractional Shares..........................     44
   Effective Time.......................................................     45
   Representations and Warranties.......................................     46
   Business of Ovation Pending the Merger; Other Agreements.............     49
   No Solicitation by Ovation and the Principal Company Stockholders....     51
   Additional Agreements of McLeodUSA...................................     53
   Indemnification......................................................     53
   Director's and Officers' Insurance and Indemnification...............     54
   Conditions to Consummation of the Merger.............................     55
   Termination of the Merger Agreement..................................     58
   General Exclusion for Industry-Specific Events.......................     60
   Waiver and Amendment of the Merger Agreement.........................     61
   Expenses.............................................................     61
   Voting Agreements....................................................     61
   Ovation Stockholders' Agreement......................................     62
INFORMATION ABOUT MCLEODUSA AND MERGER SUB..............................     64
INFORMATION ABOUT OVATION...............................................     75
OVATION MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS............................................     92
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
   OF OVATION...........................................................     97
OVATION EXECUTIVE COMPENSATION..........................................    101
MCLEODUSA CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS............    102
OTHER MATTERS...........................................................    113
   Legal Matters........................................................    113
   Experts..............................................................    113
   Changes in and Disagreements with Accountants on Accounting and
     Financial Disclosure...............................................    113
   Other Matters........................................................    114
   Where You Can Find More Information..................................    114
INDEX TO FINANCIAL STATEMENTS...........................................    F-1

                                  APPENDICES

APPENDIX A - Agreement and Plan of Merger...............................    A-1

APPENDIX B - Section 262 of the Delaware General Corporation Law........    B-1

   This prospectus and proxy statement incorporates important business and financial information about McLeodUSA that is not included in or delivered with this prospectus and proxy statement. This information is available without charge to Ovation stockholders upon written or oral request. Stockholders may request this information from McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, Attn: General Counsel, Telephone (319) 364-0000. To obtain timely delivery, stockholders must request such information no later than _______________, 1999.

                                    SUMMARY

     This document constitutes the prospectus of McLeodUSA and the proxy statement of Ovation. This summary highlights selected information from the prospectus and proxy statement. It does not contain all of the information that is important to you. You should carefully read the entire prospectus and proxy statement and the other documents to which this document refers you to fully understand the merger. See "Where You Can Find More Information" on page __.
In this prospectus and proxy statement, "we," "us" and "our" may refer to either McLeodUSA or Ovation depending on the context in which they are used, while "you" and "your" refer solely to stockholders of Ovation.


McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, P.O. Box 3177
Cedar Rapids, IA 52406-3177
(319) 364-0000

McLeodUSA provides integrated communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. Our integrated communications services include local, long distance, Internet access, data, voice mail and paging, all from a single company on a single bill. We believe we are the first communications provider in most of our markets to offer ``one-stop shopping'' for communications services tailored to customers' specific needs.

Our approach makes it easier for both our business and our residential customers to satisfy their telecommunications needs. It also allows businesses to receive customized services, such as competitive long distance pricing and enhanced calling features, that might not otherwise be directly available on a cost-effective basis. As of December 31, 1998, we served over 397,600 local lines in 269 cities and towns.

In addition to our core business of providing competitive local, long distance and related communications services, we also derive revenue from:

  . sale of advertising space in telephone directories
  . incumbent local exchange services in east central Illinois
  . communications network maintenance services
  . telephone equipment sales, service and installation
  . video services
  . special access, private line and data services
  . telemarketing services
  . other communications services, including cellular, operator, payphone and paging services

In most of our markets, we compete with the incumbent local phone company by leasing their lines and switches. This allows customers to select our local service without changing their existing telephone numbers. In other markets, primarily in east central Illinois, we operate our own lines and switches. We provide long distance services by using our own facilities and leasing capacity from long-haul and local providers. We are constructing fiber optic networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Minnesota, South Dakota, North Dakota, Colorado and Wyoming to carry additional communications traffic on our own network.

Ovation Communications, Inc.
400 South Highway 169, Suite 750
Minneapolis, Minnesota  55426
(612) 252-5000

Ovation is a diversified communications services company serving business customers primarily in larger metropolitan areas in Minnesota, Illinois and Wisconsin and in small to mid-sized cites in Michigan. Either directly or through subsidiaries we provide the following services:

  .  local and network access
  .  competitive local exchange
  .  incumbent local exchange
  .  long distance
  .  voice mail, teleconferencing and calling card
  .  Internet access

We are a Delaware corporation originally organized in March 1997 under the name OCI Communications, Inc. In May 1998 we changed our name to Ovation Communications, Inc.


The Merger (page __)

The merger agreement provides that Ovation would merge with and into a wholly owned subsidiary of McLeodUSA. As a result of the merger, Ovation would become a wholly owned subsidiary of McLeodUSA. McLeodUSA and Ovation hope to complete the merger during the first quarter of 1999.

The merger agreement is included as Appendix A to this prospectus and proxy statement. It is the legal document that governs the merger.


Conversion and Exchange of Shares (page ___)

As a result of the merger, unless you exercise appraisal rights under Delaware law, each share of Ovation preferred stock that you own would be converted into the right to receive an amount of cash, without interest, equal to the liquidation preference of the Ovation preferred stock ($100 plus accrued and unpaid dividends on the Ovation preferred stock at the time of the merger). Each share of Ovation common stock that you own would be converted into the right to receive, at your election, subject to adjustment in certain cases, either:

 (1) an amount of cash, without interest, equal to the quotient of:

     (a) $289 million minus the amount of subordinated debt owed by Ovation to
                      -----
         two of its stockholders at the time of the merger ($8.8 million as of February 1, 1999), minus the amount to be paid in exchange for the
                            -----
         Ovation preferred stock ($25.5 million as of February 1, 1999), minus
                                                                         -----
         the costs incurred by Ovation in connection with the merger ($5 million as of February 1, 1999)

     divided by:
     ----------

     (b) the outstanding shares of Ovation common stock on the last business day before the merger (23,971,756 as of February 1, 1999); or

 (2) a number of shares of McLeodUSA Class A common stock equal to the quotient of:

     (a) $289 million minus the amount of subordinated debt owed by Ovation to
                      -----
         two of its stockholders at the time of the merger ($8.8 million as of February 1, 1999), minus the amount to be paid in exchange for the
                            -----
         Ovation preferred stock ($25.5 million as of February 1, 1999), minus
                                                                         -----
         the costs incurred by Ovation in connection with the merger ($5 million as of February 1, 1999)

     divided by:
     ----------

     (b)  $29.00

     divided by:
     ----------

     (c) the outstanding shares of Ovation common stock on the last business day before the merger (23,971,756 as of February 1, 1999).

 .  For example, if the merger had occurred on February 1, 1999 and you owned
   1,000 shares of Ovation preferred stock and 10,000 shares of Ovation common stock, after the merger you would receive (1) $100,000 plus accrued and unpaid dividends on your Ovation preferred stock in exchange for your Ovation preferred stock and (2) either $104,164 or 3,592 shares of McLeodUSA Class A common stock, or a combination of cash and McLeodUSA Class A common stock, in exchange for your Ovation common stock.

If you own shares of Ovation common stock, you will receive a form of election allowing you to elect to receive cash or shares of McLeodUSA Class A common stock for your shares of Ovation common stock. In order for your election to be valid, McLeodUSA must receive your completed form of election before the third business day preceding the scheduled closing date. If you do not properly complete and return the form of election by such time, you will be deemed to have elected to receive McLeodUSA Class A common stock for all of your Ovation common stock.

In order to meet requirements for the merger to be considered a tax-free reorganization for United States federal income taxes, if the value of the McLeodUSA Class A common stock to be issued in the merger is less than half of the total value of cash and McLeodUSA Class A common stock to be paid to the Ovation stockholders in the merger, those holders of Ovation common stock who elected to receive cash for their shares of Ovation common stock may instead receive a combination of cash and shares of McLeodUSA Class A common stock.

In making your election, you should consider the market value of the McLeodUSA Class A common stock that you may receive in the merger for each share of your Ovation common stock. This market value may be less than, equal to, or greater than the amount of cash that you would receive if you elect cash because the formula for stock elections uses a fixed value of $29.00 per share of McLeodUSA Class A common stock while the actual market price of McLeodUSA Class A common stock fluctuates. In addition, because of such fluctuations in market price, the market value of the shares of McLeodUSA Class A common stock you may receive in the merger could increase or decrease after the merger.

At the earliest practicable date prior to the completion of the merger, you will receive a letter of transmittal that will provide instructions on the procedure for exchanging your share certificates. For more information on how the election and exchange procedures work, see "Terms of the Merger Agreement and Related Transactions--Election Procedures; Adjustments" on page __ and "Terms of the Merger Agreement and Related Transactions--Exchange of Certificates; Fractional Shares" on page __.

Please do not send your stock certificates at this time.


Appraisal Rights of Dissenting Stockholders (page __)

If you object to the merger, Delaware law permits you to seek relief as a dissenting stockholder and have the "fair value" of your shares of Ovation common stock and Ovation preferred stock determined by a court and paid to you in cash. If you are an Ovation stockholder and wish to dissent, you must deliver to Ovation, prior to the vote on the merger at the special meeting, a written demand for appraisal of your shares. You also must not vote in favor of the merger agreement. To not vote in favor of the merger agreement, you can either:

  .  vote "no" in person at the special meeting or by proxy;

  .  abstain from voting;

  .  fail to vote; or

  . if you return a duly executed proxy that does not contain voting instructions, revoke it.

Beneficial owners of shares of Ovation common stock or Ovation preferred stock whose shares are held of record by another person, such as a broker, bank or nominee, and who wish to seek appraisal, should instruct the record holder to follow the appraisal procedures of Delaware law. The relevant provisions of Delaware law are technical in nature and complex. If you wish to exercise appraisal rights and obtain appraisal of the fair value of your shares, you may wish to consult with legal counsel, since the failure to comply strictly with these provisions may result in waiver or forfeiture of your appraisal rights.

A copy of the relevant section of Delaware law governing this process is attached as Appendix B to this prospectus and proxy statement.


What is Needed to Complete the Merger (page __)

Several conditions must be satisfied before the merger will be completed. These include:

  . adoption of the merger agreement and approval of the merger by the Ovation stockholders
  . receipt of all required consents and approvals by the FCC and the public utility commissions of Illinois, Michigan, Minnesota and Wisconsin
  . receipt by Ovation of an opinion of its tax counsel that for U.S. federal income tax purposes, the merger is not taxable to Ovation or the Ovation stockholders
  . receipt by McLeodUSA of an opinion of its tax counsel that for U.S. federal income tax purposes, the merger is not taxable to McLeodUSA or Bravo Acquisition Corporation
  .  other customary contractual conditions set forth in the merger agreement

If the law permits, McLeodUSA or Ovation may each waive conditions for the benefit of their company and stockholders and complete the merger even though one or more of these conditions hasn't been met. We cannot assure you that the conditions will be satisfied or waived or that the merger will occur.


Indemnification (page ___)

If the merger agreement is approved and the merger occurs, all holders of Ovation common stock who have not perfected dissenter's rights under Delaware law, by their receipt of cash or McLeodUSA Class A common stock in the merger, will be deemed to have agreed personally to indemnify McLeodUSA, the surviving corporation of the merger and their affiliates against losses due to the breach of any of Ovation's representations, warranties or agreements in the merger agreement. See "Terms of the Merger Agreement and Related Transactions-- Indemnification."

Consequently, in some circumstances you could be required to return to McLeodUSA some or all of the cash and/or McLeodUSA Class A common stock you receive in the merger.


Federal Income Tax Consequences (page __)

Ovation expects that the exchange of shares of Ovation common stock for shares of McLeodUSA Class A common stock in the merger will not cause Ovation stockholders to recognize gain or loss for United States federal income tax purposes. However, Ovation stockholders who receive cash in the merger (including cash in lieu of fractional shares) will recognize a gain or a loss.

In the case of a holder of Ovation preferred stock, the amount of gain or loss will equal the difference between the amount of cash received in the merger and such holder's tax basis in the Ovation preferred stock surrendered.

In the case of a holder of Ovation common stock, the amount of gain will equal the lesser of (1) the difference between (a) the fair market value of the McLeodUSA Class A common stock and cash received in the merger and (b) such holder's tax basis in the Ovation common stock exchanged or (2) the amount of cash received for the Ovation common stock.

The obligations of McLeodUSA and Ovation to complete the merger are conditioned on their receipt of legal opinions concerning the federal income tax treatment of the merger. These opinions will not bind the IRS, which could take a different view.

Determining the actual tax consequences of the merger to you can be complicated. They will depend on your specific situation and on variables not within the control of Ovation or McLeodUSA. You should consult your own tax advisor for a full understanding of the merger's tax consequences to you.

You should also refer to the more detailed discussion of tax consequences and opinions at page ___.


Accounting Treatment (page __)

McLeodUSA and Ovation expect to account for the merger using the purchase method of accounting.

Governmental and Regulatory Approvals (page __)

The merger must be approved by U.S. antitrust authorities, or the applicable premerger waiting period must have expired. In addition, state and other regulatory authorities will also need to approve or be notified of the merger before it can be completed. Ovation and McLeodUSA have filed, or expect soon to file, all of the required applications or notices with these regulatory authorities. While neither Ovation nor McLeodUSA knows of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will receive them.


Termination of the Merger Agreement; Expenses (page __)

McLeodUSA and Ovation may mutually agree at any time to terminate the merger agreement without completing the merger, even if the Ovation stockholders have approved it. Also, either of us may decide, without the consent of the other, to terminate the merger agreement if:

  . the other party breaches the merger agreement in a way that would entitle the terminating party not to complete the merger, and the breaching party doesn't correct the breach promptly

  . any court or governmental entity issues a final order or judgment preventing the completion of the merger

  . the holders of a majority of the voting power attributable to the outstanding shares of Ovation common stock and Ovation preferred stock, voting together as a class, do not vote to adopt the merger agreement

  . the merger has not been completed by the earlier of May 1, 1999 or the first business day following the tenth day after the satisfaction or waiver of the mutual conditions to the merger, unless the failure to complete the merger by that time is due to a violation of the merger agreement by the party that wants to terminate it

  . the real property owned by Ovation contains or is subject to a risk of contamination from hazardous materials, unless Ovation stockholders representing at least 85% of the value of the consideration in the merger agree to indemnify McLeodUSA, the surviving corporation in the merger and their affiliates in connection with such risks

  . the other party does not deliver certificates and waivers of claims required by the merger agreement

Regardless of whether the merger is completed, each of us will pay our own fees and expenses.



Waiver and Amendment  (page __)

McLeodUSA and Ovation may agree to amend the merger agreement prior to the time the merger becomes effective, subject to applicable law. Either of us can waive our right to require the other party to adhere to the terms and conditions of the merger agreement, if the law allows, at any time prior to the time the merger becomes effective.


Interests of Ovation's Directors and Officers in the Merger (page __)

Some of Ovation's directors and officers have interests in the merger that are different from, or in addition to, their interests as Ovation stockholders. These interests exist because of employment and other agreements that the directors and officers have with Ovation and rights that they have under benefit and compensation plans. Some of Ovation's officers and directors also have entered into or would enter into employment agreements, advisory arrangements or other agreements or arrangements with McLeodUSA after the merger. The merger agreement requires McLeodUSA to indemnify directors and officers of Ovation for events occurring before the merger, including events that are related to the merger agreement. Interests of Ovation's directors and officers are described under "Interests of Ovation Management in the Merger" at page __.


Reasons for the Merger and Recommendation of the Ovation Board (page ___)

The Ovation Board considered a variety of factors in making its decision to approve the merger agreement and to recommend to you that you vote your shares for adoption of the merger agreement. These factors included:

  .  the business and financial condition of Ovation and McLeodUSA
  .  the business advantages of a combination
  .  the alternatives to the merger
  . the historical valuations of Ovation preferred stock and Ovation common stock and the value offered by the merger
  . that McLeodUSA Class A common stock is traded on The Nasdaq Stock Market, and there is no established public trading market for Ovation common stock
  . the terms and conditions of the merger agreement and the tax-free nature of the merger with respect to the receipt of shares of McLeodUSA Class A common stock
  . the opportunity of Ovation stockholders to participate in the potential future value of McLeodUSA

After considering these and other factors, the Ovation Board concluded that the merger is fair to and in the best interests of Ovation and you, and unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement.


Differences in the Rights of Stockholders (page __)

If you own Ovation common stock and elect to receive McLeodUSA Class A common stock, you would become a stockholder of McLeodUSA upon completion of the merger. Your rights would then be governed by Delaware law and by McLeodUSA's certificate of incorporation and bylaws, rather than Ovation's certificate of incorporation and bylaws. Your rights as a stockholder of McLeodUSA would differ from your rights as a stockholder of Ovation. To review these differences in more detail, see "McLeodUSA Capital Stock and Comparison of Stockholder Rights" on page __.


Special Meeting of Ovation Stockholders (page __)

The special meeting will be held on ___________, 1999 at 10:00 a.m. at 400 South Highway 169, Suite 750, Minneapolis, Minnesota 55426. At the special meeting, you will be asked to vote to adopt the merger agreement and to approve the merger and the transactions contemplated by the merger agreement.

You can vote, or submit a proxy to vote, at the special meeting if you were a record holder of Ovation common stock or Ovation preferred stock at the close of business on ____________, 1999. You can vote your shares by attending the meeting and voting in person or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy at any time before it is exercised.


Vote Required (page ___)

A majority of the voting power attributable to the outstanding shares of Ovation common stock and Ovation preferred stock, voting together as a class, must vote in favor of adoption of the merger agreement before the merger can occur. There were 23,971,756 shares of Ovation common stock and 240,000 shares of Ovation preferred stock outstanding as of _________, 1999. Each holder of Ovation common stock is entitled to one vote per share and each holder of Ovation preferred stock is entitled to 50 votes per share with respect to all matters on which a vote is to be taken at the special meeting.

Stockholders owning 22,478,894 shares of Ovation common stock and 234,000 shares of Ovation preferred stock, representing approximately 94% of the voting power attributable to the shares eligible to vote at the special meeting, have entered into agreements with McLeodUSA to vote their shares in favor of the merger agreement and against any competing transaction. Consequently, adoption of the merger agreement and approval of the merger is assured.

                              Recent Developments

The DTG Merger Agreement

     On October 27, 1998, McLeodUSA entered into an Agreement and Plan of Merger with Dakota Telecommunications Group, Inc., a Delaware corporation. Pursuant to the DTG merger agreement, DTG will become a wholly owned subsidiary of McLeodUSA by merger. As a result of the DTG merger, each share of DTG's common stock will be converted into the right to receive 0.4328 of a share of McLeodUSA Class A common stock. The maximum number of shares of McLeodUSA Class A common stock issuable pursuant to the DTG merger, assuming the exercise of all outstanding options to purchase DTG common stock and including shares to be issued to executive officers of DTG who are entering into employment agreements with McLeodUSA, is expected to be approximately 1,375,000.

     DTG is a diversified communications services company serving business and residential customers in southeastern South Dakota and neighboring areas. DTG provides the following services:

  .  wireline local and network access
  .  competitive local exchange telephone
  .  incumbent local exchange telephone
  .  long distance telephone
  .  operator assisted calling
  .  telecommunications equipment sale and leasing
  .  cable television
  .  computer networking
  .  Internet access
  .  mobile radio and paging

     As of December 31, 1998, DTG operated 13 telephone exchanges and 26 cable television systems, incorporating over 2,240 miles of copper telecommunications network, 300 miles of coaxial cable and approximately 9,100 fiber miles of fiber optic telecommunications network, serving approximately 7,350 local telephone lines, 5,930 cable television subscribers, 7,200 Internet users, and over 2,000 active computer networking business customers. DTG had unaudited revenues of $33.1 million for the year ended December 31, 1998. DTG has 188 employees.

Acquisition of TDI and Info America

     On February 10, 1999, McLeodUSA acquired Talking Directories, Inc., a Michigan corporation, for 2.6 million shares of McLeodUSA Class A common stock. In a related and concurrent transaction, on February 10, 1999, McLeodUSA acquired Info America Phone Books, Inc., a Michigan corporation, for 1.2 million shares of McLeodUSA Class A common stock. McLeodUSA also paid off approximately $27 million of the outstanding obligations of TDI and Info America at the time of the transactions.

     TDI and Info America are related companies, headquartered in Grand Rapids, Michigan, that together publish and distribute proprietary "white page" and "yellow page" telephone directories primarily in Michigan and northwestern Ohio. In 1998, TDI and Info America collectively published and distributed approximately 2.6 million copies of 19 telephone directories. As of December 31, 1998, TDI had 257 employees and Info America had no employees.

                                  ___________

     McLeodUSA has obtained this information regarding DTG, TDI and Info America from each of these companies, respectively. Although McLeodUSA believes such information is reliable, none of it has been independently verified. The financial information about each of these companies is unaudited.

Recent Financings

     On February __, 1999, McLeodUSA completed a private offering of $500 million aggregate principal amount of its 8 1/8% senior notes due February 15, 2009, yielding net proceeds of approximately $487.8 million. These senior notes accrue interest at a rate of 8 1/8% per annum payable in cash semi-annually in arrears on February 15 and August 15 of each year. In October 1998, McLeodUSA completed a private offering of $300 million aggregate principal amount of its 9 1/2% senior notes due November 1, 2008, yielding net proceeds of approximately $291.9 million. These senior notes accrue interest at a rate of 9-1/2% per annum payable in cash semi-annually in arrears on May 1 and November 1 of each year.

               Selected Consolidated Financial Data of McLeodUSA

     The information in the following unaudited table is based on historical financial information included in McLeodUSA's prior SEC filings. The following summary financial information should be read in connection with this historical financial information including the notes which accompany such financial information. This historical financial information has also been incorporated into this document by reference. See "Where You Can Find More Information" on page ___. McLeodUSA's audited historical financial statements as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997 were audited by Arthur Andersen LLP, independent public accountants.

     The information in the following table reflects financial information for the following companies McLeodUSA has acquired:

                  Acquired Company                                 Date Acquired
                  ----------------                                 -------------

       MWR Telecom, Inc.                                           April 28, 1995
       Ruffalo, Cody & Associates, Inc.                            July 15, 1996
       TelecomUSA Publishing Group, Inc.                         September 20, 1996
       Consolidated Communications, Inc. (CCI)                   September 24, 1997

The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented, beginning with the period in which they were acquired. These acquisitions affect the comparability of the financial data for the periods presented.

     The pro forma information presented in the operations statement data and other financial data in the table reflects the operations of Ovation as if the merger had occurred at the beginning of the periods presented and the pro forma information in the balance sheet data in the table includes Ovation's financial position as of the dates presented.

     The information in the table also reflects the following debt securities that McLeodUSA has issued:

      Description of Debt Securities                     Principal Amount at Maturity             Date Issued
      ------------------------------                     ----------------------------             -----------

10 1/2% senior discount notes due March 1, 2007                   $500 million                    March 4, 1997
9 1/4% senior notes due July 15, 2007                             $225 million                    July 21, 1997
8 3/8% senior notes due March 15, 2008                            $300 million                    March 10, 1998
9 1/2% senior notes due November 1, 2008                          $300 million                   October 30, 1998

The operations statement data and other financial data in the table reflect the issuance of the 10 1/2% senior discount notes, the 9 1/4% senior notes and the 8 3/8% senior notes beginning on the dates the notes were issued. The balance sheet data in the table include the effects of these issuances at the end of the periods presented, beginning with the period in which they occurred. The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of the 9 1/2% senior notes as if it had occurred at the beginning of the periods presented and the pro forma information presented in the balance sheet data in the table includes the effects of this issuance as if it had occurred at the end of the periods presented.

                                                 (table begins on the next page)

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)
                                  (unaudited)


                                                   Year Ended December 31,
                             -----------------------------------------------------------------------------------
                                                                                                    Pro Forma
                               1993      1994         1995          1996             1997              1997
                             --------  ---------  ------------  ------------  -----------------  ---------------
Operations Statement
Data:
 Revenue...................  $ 1,550   $  8,014   $ 28,998      $ 81,323      $     267,886      $  466,154
                             -------   --------   --------      --------      -------------      ----------
 Operating expenses:
  Cost of service..........    1,528      6,212     19,667        52,624            155,430         258,537
  Selling, general and
   administrative..........    2,390     12,373     18,054        46,044            143,918         212,993
  Depreciation and
   amortization............      235        772      1,835         8,485             33,275          81,594
  Other....................       --         --         --         2,380              4,632          10,191
                             -------   --------   --------      --------      -------------      ----------
   Total operating
    expenses...............    4,153     19,357     39,556       109,533            337,255         563,315
                             -------   --------   --------      --------      -------------      ----------
 Operating loss............   (2,603)   (11,343)   (10,558)      (28,210)           (69,369)        (97,161)
 Interest income
  (expense), net...........      163        (73)      (771)        5,369            (11,967)        (49,529)
 Other income..............       --         --         --           495              1,426           2,508
 Income taxes..............       --         --         --            --                 --              --
                             -------   --------   --------      --------      -------------      ----------
 Net loss..................  $(2,440)  $(11,416)  $(11,329)     $(22,346)     $     (79,910)     $ (144,182)
                             =======   ========   ========      ========      =============      ==========
 Loss per common
  share....................  $  (.17)  $   (.53)  $   (.40)     $   (.55)     $       (1.45)     $    (2.18)
                             =======   ========   ========      ========      =============      ==========
 Weighted average
  common shares
  outstanding..............   14,761     21,464     28,004        40,506             54,974          66,287
                             =======   ========   ========      ========      =============      ==========


                                               Nine Months
                                             Ended September 30,
                                 -------------------------------------------
                                                               Pro Forma
                                     1997          1998           1998
                                 ------------  -----------  ----------------
Operations Statement
Data:
 Revenue....................      $131,595      $438,642     $   460,418
                                  --------      --------     -----------
 Operating expenses:
  Cost of service...........        77,745       239,195         245,912
  Selling, general and
    administrative..........        86,363       189,579         201,199
  Depreciation and
    amortization............        15,708        63,663          80,646
  Other.....................         2,689         5,575           5,575
                                  --------      --------     -----------
  Total operating
    expenses................       182,505       498,012         533,332
                                  --------      --------     -----------
 Operating loss.............       (50,910)      (59,370)        (72,914)
 Interest income
   (expense), net...........        (2,686)      (35,519)        (51,093)
 Other income...............            40         1,789           1,789
 Income taxes...............            --            --              --
                                  --------      --------     -----------
 Net loss...................      $(53,556)     $(93,100)    $  (122,218)
                                  ========      ========     ===========
 Loss per common
  share....................      $  (1.02)     $  (1.49)    $     (1.80)
                                 ========      ========     ===========
Weighted average
  common shares
  outstanding..............        52,752        62,620          67,723
                                 ========      ========     ===========

                                                                  December 31,
                                      -------------------------------------------------------------
                                          1993     1994       1995           1996             1997
                                        -------  --------  -----------  --------------  ----------------
Balance Sheet Data:
 Current assets.......................   $7,077   $ 4,862   $ 8,507      $224,401        $  517,869
 Working capital (deficit)............   $5,962   $ 1,659   $(1,208)     $185,968        $  378,617
 Property and equipment, net..........   $1,958   $ 4,716   $16,119      $ 92,123        $  373,804
 Total assets.........................   $9,051   $10,687   $28,986      $452,994        $1,345,652
 Long-term debt.......................       --   $ 3,500   $ 3,600      $  2,573        $  613,384
 Stockholders' equity.................   $7,936   $ 3,291   $14,958      $403,429        $  559,379

                                                    September 30, 1998
                                             --------------------------------
                                                                   Pro
                                                 Actual           Forma
                                             --------------  ----------------
Balance Sheet Data:
 Current assets.......................        $  570,784      $  737,093
 Working capital (deficit)............        $  409,266      $  545,457
 Property and equipment, net..........        $  559,317      $  615,555
 Total assets.........................        $1,621,564      $2,191,584
 Long-term debt.......................        $  939,102      $1,306,734
 Stockholders' equity.................        $  483,745      $  656,015


                                                           Year Ended December 31,
                            -------------------------------------------------------------------------------
                                                                                                    Pro Forma
                                1993       1994         1995          1996           1997             1997
                              ---------  ---------  ------------  -------------  --------------  ---------------
Other Financial Data:
 Capital expenditures,
  including business
  acquisitions..............   $ 2,052   $  3,393    $14,697       $173,782      $  601,137      $  955,782
 EBITDA(1)..................   $(2,368)  $(10,571)   $(8,723)      $(17,345)     $  (31,462)     $   (5,376)

                                              Nine Months
                                          Ended September 30,
                               ------------------------------------------
                                                            Pro Forma
                                  1997          1998           1998
                              ------------  -----------  ----------------
Other Financial Data:
 Capital expenditures,
  including business
  acquisitions..............   $547,345     $251,253     $   597,711
 EBITDA(1)..................   $(32,513)    $  9,868     $    13,307

_________________
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

         Selected Consolidated Financial and Operating Data of Ovation
                     (In thousands, except per share data)
                                  (unaudited)

     The information in the following unaudited table is based on Ovation's financial statements presented later in this prospectus and proxy statement, including Ovation's financial statements for the period from March 27, 1997 (inception) to December 31, 1997, which were audited by Ernst & Young LLP, independent certified public accountants. The pro forma information is also based on the financial statements of BRE Communications, L.L.C. d/b/a Phone Michigan presented later in this prospectus and proxy statement. Ovation acquired Phone Michigan on October 1, 1998. The following summary financial information should be read in connection with these financial statements including the notes which accompany them.



                                                                             Period from              Nine Months Ended
                                        Years Ended December 31,           March 27, 1997                September 30,
                                   -----------------------------------     ( inception) to     --------------------------------
                                                           Pro forma        September 30,                           Pro forma
                                         1997                 1997               1997                  1998            1998
                                   --------------------  -------------  ---------------------  ------------------  ------------

Statement of Operations Data:

 Revenue.........................            $    40       $ 3,963                $     --               $ 8,174     $21,776
                                             -------       -------                --------               -------     -------
 Operating expenses:
  Cost of service................                 61         2,743                       4                 1,584       6,717
  Selling, general and
  administrative.................              1,278         4,012                     736                 5,344      11,620
  Depreciation and
  amortization...................                 --         4,250                      --                 1,186       5,401
  Other..........................                 --            --                      --                    --          --
                                             -------       -------                --------               -------     -------
  Total operating
  expenses.......................              1,339        11,005                     740                 8,114      23,738
                                             -------       -------                --------               -------     -------
 Operating loss..................             (1,299)       (7,042)                   (740)                   60      (1,962)
 Interest income
 (expense), net..................                 (1)         (545)                      9                (1,165)     (2,200)
 Other income....................                 --            --                      --                    --          --
 Income taxes....................                 --            --                      --                    --          --
                                             -------       -------                --------               -------     -------
 Net loss........................            $(1,300)      $(7,587)               $   (731)              $(1,105)    $(4,162)
                                             -------       -------                --------               -------     -------
 Less preferred stock dividends..               (240)         (240)                     --                  (639)       (639)
                                             -------       -------                --------               -------     -------
 Net loss per share applicable
 to common stockholders..........             (1,540)       (7,827)                   (731)               (1,744)     (4,801)
                                             =======       =======                ========               =======     =======
 Loss per common
 share...........................              $(.15)        $(.52)                  $(.10)                $(.16)      $(.30)
                                             =======       =======                ========               =======     =======
 Weighted average
 common shares
 outstanding.....................             10,008        15,171                   7,534                10,996      16,159
                                             =======       =======                ========               =======     =======


                                        December 31, 1997               September 30, 1998
                                        -----------------             -------------------------
                                                                      Actual        Pro forma
                                                                      ------       ------------
Balance Sheet Data:

  Current Assets.................            $   804                 $ 8,073          15,434
  Working capital (deficit)......             (1,836)                 (2,451)         (4,684)
  Property and equipment, net....             15,927                  35,398          56,238
  Total Assets...................             17,203                  43,945         129,128
  Long-Term Debt.................              9,309                  19,762          67,632
  Stockholders' Equity...........              5,253                  13,659          41,378

                           Comparative Per Share Data

     The following table summarizes certain per share information for McLeodUSA and Ovation on a historical, pro forma combined, and equivalent pro forma basis. The earnings per share were calculated using income (loss) from continuing operations. The pro forma earnings per share amounts do not include any adjustments to reflect potential expense reductions or revenue enhancements that may result from the merger or the effect of repurchases of McLeodUSA Class A common stock, Ovation common stock or Ovation preferred stock subsequent to the stated periods. The pro forma data also do not reflect other pending and recently completed acquisitions of McLeodUSA described in "Recent Developments" on page ___. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the merger occurred at the beginning of the periods presented. The pro forma financial data have been included in accordance with the rules of the SEC and are provided for comparative purposes only.

     The McLeodUSA pro forma earnings per share data for the nine months ended September 30, 1998 include the pro forma operations of Ovation from January 1, 1998 to September 30, 1998 and adjustments attributable to McLeodUSA's issuance of 8 3/8% senior notes and 9 1/2% senior notes as if each had occurred on January 1, 1998. The McLeodUSA pro forma earnings per share data for the twelve months ended December 31, 1997 include the operations of CCI from January 1, 1997 to December 31, 1997, the pro forma operations of Ovation for the period from March 27, 1997 (date of inception) to December 31, 1997 and adjustments attributable to McLeodUSA's issuance of 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes and 9 1/2% senior notes as if each had occurred on January 1, 1997. The McLeodUSA "book value per share at period end" data give effect to the merger as if it had occurred at the end of the period.

     The Ovation pro forma data for the nine months ended September 30, 1998 include the pro forma operations of Ovation and Phone Michigan for the nine months ended September 30, 1998. The Ovation pro forma data for the year ended December 31, 1997 include the pro forma operations of Ovation from March 27, 1997 (date of inception) to December 31, 1997 and Phone Michigan from January 1, 1997 to December 31, 1997. The Ovation "equivalent pro forma" amounts are calculated by multiplying the unaudited pro forma combined per share amounts by 0.3592, which represents the number of shares of McLeodUSA Class A common stock that Ovation stockholders who elect to receive McLeodUSA Class A common stock in the merger would have received in exchange for each share of Ovation common stock if the merger had been consummated on February 1, 1999.

                                                (table begins on the next page)


                                          As of or for the    As of or for the
                                         nine months ended       year ended
                                         September 30, 1998   December 31, 1997
                                        --------------------  -----------------
                                             (unaudited)         (unaudited)

McLeodUSA Class A Common Stock
Income from Continuing Operations
Basic earnings per share

   Historical                               $    (1.49)          $    (1.45)
   Pro Forma for the Merger                      (1.80)               (2.18)
 Diluted earnings per share
   Historical                                    (1.49)               (1.45)
   Pro Forma for the Merger(1)                   (1.80)               (2.18)
 Book value per share at period end
   Historical                                     7.66                 9.05
   Pro Forma for the Merger                       9.61                10.94

Ovation Common Stock
Income from Continuing Operations
 Basic earnings per share
   Historical                               $     (.16)          $     (.15)
   Pro Forma for Ovation                          (.30)                (.52)
   Equivalent pro forma                           (.65)                (.78)
 Diluted earnings per share
   Historical                                     (.16)                (.15)
   Pro Forma for Ovation                          (.30)                (.52)
   Equivalent pro forma                           (.65)                (.78)
 Book value per share at period end
   Historical(1)                                  1.30                  .52
   Pro Forma for Ovation                          4.00                 1.78
   Equivalent pro forma                           3.45                 3.93

____________
(1) Calculated by dividing stockholders' equity by the actual number of shares of Ovation common stock outstanding at the end of the periods presented. Shares of Ovation common stock outstanding as of September 30, 1998 and December 31, 1997 were 18,808,342 and 10,526,316, respectively.



Dividends. McLeodUSA has never declared or paid a cash dividend with respect to its common stock and Ovation has never declared or paid a cash dividend with respect to the Ovation common stock or the Ovation preferred stock.

Comparative Market Data

McLeodUSA. McLeodUSA Class A common stock is, and the shares of McLeodUSA Class A common stock offered to Ovation stockholders are expected to be, listed on The Nasdaq Stock Market and traded under the symbol "MCLD." McLeodUSA Class A common stock has been quoted on The Nasdaq Stock Market since McLeodUSA's initial public offering on June 11, 1996. Prior to June 11, 1996, no established public trading market for McLeodUSA Class A common stock existed. The following table sets forth for the periods indicated the high and low sales price per share of McLeodUSA Class A common stock as reported by The Nasdaq Stock Market.



                                                    High      Low
                                                   -------  -------
     1996
          Second Quarter (from June 11, 1996)....  $ 26.75  $ 22.25
          Third Quarter..........................    39.50    23.50
          Fourth Quarter.........................    34.50    25.00
     1997
          First Quarter..........................  $ 28.75  $17.375
          Second Quarter.........................    34.25   16.375
          Third Quarter..........................    40.00   25.625
          Fourth Quarter.........................    41.75    32.00
     1998
          First Quarter..........................  $46.375  $ 30.50
          Second Quarter.........................   48.312    38.00
          Third Quarter..........................   40.125   21.375
          Fourth Quarter.........................    38.50    15.25
     1999
          First Quarter (through Feb. __, 1999)..  $        $______


     On January 6, 1999, the last full trading day prior to the public announcement of the proposed merger, the closing price of McLeodUSA Class A common stock was $33.125 per share. On February 1, 1999, the closing price reported for McLeodUSA Class A common stock was $41.625 per share.

     As of February __, 1999, there were ___ holders of record of McLeodUSA Class A common stock.

Ovation. There is no established public trading market for Ovation common stock or Ovation preferred stock.

Comparison. The following table shows (1) closing prices for McLeodUSA Class A common stock, (2) the estimated value of the McLeodUSA Class A common stock into which Ovation common stock is convertible in the merger, on an equivalent per share basis calculated as if the merger had occurred on February 1, 1999, and
(3) the amount of cash into which Ovation common stock is convertible in the merger, calculated as if the merger had occurred on February 1, 1999:

                           McLeod USA           Ovation           Ovation
                            Class A          Common Stock       Common Stock
                          Common Stock        Equivalent     Cash Consideration
Date                      Actual Price         Per Share          Per Share
----                      ------------         ---------          ---------
January 6, 1999             $33.125             $11.899             $10.42
February 1, 1999            $41.625             $14.952             $10.42

                                  RISK FACTORS


You should carefully consider the following risk factors relating to the merger and to ownership of McLeodUSA Class A common stock before you decide whether to adopt the merger agreement and approve the merger. You should also consider the other information in this prospectus and proxy statement (including the matters addressed in "Forward-Looking Statements" on page __) and the additional information in McLeodUSA's SEC Reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus and proxy statement. See "Where You Can Find More Information" on page __.


The Value of the McLeodUSA Class A Common Stock You May Receive in the Merger Will Depend on its Market Price at the Time of the Merger.

  Fluctuations in the market price of McLeodUSA Class A common stock will affect the value of the McLeodUSA Class A common stock you may receive in the merger. The market price of McLeodUSA Class A common stock is extremely volatile and has fluctuated over a wide range. From January 1, 1998 to December 31, 1998, the McLeodUSA Class A common stock traded as high as $48.3125 per share and as low as $15.25 per share. The market price may continue to fluctuate significantly in response to various factors, including:

  . low trading volume
  . quarterly variations in operating results or growth rates
  . changes in estimates by securities analysts
  . market conditions in the industry
  . announcements and actions by competitors
  . regulatory and judicial actions
  . general economic conditions

  In addition, the stock market has from time to time experienced significant price and volume fluctuations unrelated to the operating performance of particular companies. These fluctuations may continue to affect the stock prices of high growth companies, such as McLeodUSA, in particular. The market price of the McLeodUSA Class A common stock may decline.


McLeodUSA May Not Be Able Successfully to Integrate Ovation into its Operations.

  The integration of Ovation into McLeodUSA's operations involves a number of risks, including:

  . difficulty assimilating Ovation's operations and personnel
  . diversion of management attention
  . potential disruption of ongoing business
  . inability to retain key personnel
  . inability successfully to incorporate Ovation's assets and rights into
    McLeodUSA's service offerings
  . inability to maintain uniform standards, controls, procedures and policies . impairment of relationships with employees, customers or vendors

  Failure to overcome these risks or any other problems encountered in connection with the merger or other similar transactions could have a material adverse effect on McLeodUSA's business, results of operations and financial condition. In connection with similar transactions, McLeodUSA may also issue additional equity securities, incur additional debt or incur significant amortization expenses related to goodwill and other intangible assets.

McLeodUSA May Have Difficulties Managing its Growth.

  McLeodUSA has rapidly expanded and developed its network and services. Further expansion and development following the merger will depend on a number of factors, including:

  . cooperation of the incumbent local exchange carriers
  . regulatory and governmental developments
  . changes in the competitive climate in which McLeodUSA operates
  . development of customer billing, order processing and network management systems
  . availability of financing
  . technological developments
  . availability of rights-of-way, building access and antenna sites
  . existence of strategic alliances or relationships
  . emergence of future opportunities

  McLeodUSA will need to continue to improve its operational and financial systems and its procedures and controls. McLeodUSA must also grow, train and manage its employees. Failure by McLeodUSA to manage its anticipated growth effectively could have a material adverse effect on its business, results of operations and financial condition.


McLeodUSA Has Incurred Significant Losses and Anticipates Additional Losses.

  As a result of expenses related to the expansion of its existing businesses and strategic acquisitions, McLeodUSA has incurred significant losses. Since January 1, 1995, McLeodUSA's net losses have been as follows:

               Net Losses
               ----------
       Period             Amount
       ------             ------
        1995         $  11.3 million
        1996         $  22.3 million
        1997         $  79.9 million
        1998         $ 124.9 million

McLeodUSA expects to incur significant operating losses during the next several years while it develops its businesses, expands its fiber optic network and develops a personal communications services ("PCS") system. If McLeodUSA does not become profitable in the future, it could have difficulty obtaining funds to continue its operations

McLeodUSA Needs Significant Capital to Implement its Business Plan.

  McLeodUSA needs significant capital to continue to expand its operations, facilities, network and services. McLeodUSA cannot assure you that its capital resources will permit it to fund its planned network deployment and operations or achieve operating profitability. Failure to generate or raise sufficient funds may require McLeodUSA to delay or abandon some of its expansion plans or expenditures, which could have a material adverse effect on its business, results of operations or financial condition.

  As of December 31, 1998, based on its business plan, capital requirements and growth projections as of that date, McLeodUSA estimated that it would require approximately $1.4 billion through 2001. McLeodUSA's estimated aggregate capital requirements include the projected costs of:

  . building its fiber optic network, including intra-city fiber optic networks . expanding operations in existing and new markets
  . developing a PCS system
  . funding general corporate expenses
  . completing recent and pending acquisitions, including the merger
  . constructing, acquiring, developing or improving telecommunications assets

  In addition to the transaction described in this prospectus and proxy statement, McLeodUSA has entered into an agreement to acquire DTG and has acquired TDI and Info America. The estimated costs and incremental capital needs associated with these acquisitions are included in McLeodUSA's estimated aggregate capital requirements.

  McLeodUSA expects to use the following to address its capital needs:

    . approximately $487.8 million in net proceeds from the issuance of McLeodUSA's 8 1/8% senior notes on February __, 1999

    . approximately $591.7 million of cash and investments on hand at December 31, 1998

    . additional issuances of debt or equity securities

    . projected operating cash flow

  McLeodUSA's estimate of future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of McLeodUSA's future capital requirements may differ substantially from its estimate due to factors such as:

    . strategic acquisition costs and effects of acquisitions on its business plan, capital requirements and growth projections

    . unforeseen delays

    . cost overruns

    . engineering design changes

    . changes in demand for its services

    . regulatory, technological or competitive developments

    . new opportunities

  McLeodUSA also expects to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis. McLeodUSA may require additional financing if it pursues any of these opportunities. Accordingly, McLeodUSA may need additional capital to continue to expand its markets, operations, facilities, network and services.

  McLeodUSA may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. McLeodUSA cannot assure you that it will have timely access to additional financing sources on acceptable terms.


McLeodUSA May Be Adversely Affected by its High Level of Debt.

  McLeodUSA has substantial debt. As of December 31, 1998, McLeodUSA had $1.2 billion of long-term debt and $459.1 million of stockholders' equity. McLeodUSA incurred an additional $500 million of long-term debt on February __, 1999. As a result, McLeodUSA expects its fixed charges to exceed its earnings for the foreseeable future. This amount of debt could adversely affect McLeodUSA in a number of ways, including:

  .  limiting its ability to obtain necessary financing in the future

  .  limiting its flexibility to plan for, or react to, changes in its business

  . requiring it to use a substantial portion of its cash flow from operations to pay debt rather than for other purposes, such as working capital or capital expenditures

  . making it more highly leveraged than some of its competitors, which may place it at a competitive disadvantage

  .  making it more vulnerable to a downturn in its business


Covenants in Debt Instruments Restrict the Conduct of McLeodUSA's Business.

  The indentures that govern the terms of McLeodUSA's long-term debt impose operating and financial restrictions that limit McLeodUSA's discretion on some business matters, which could make it more difficult for McLeodUSA to expand, finance its operations or engage in other business activities that may be in its interest. These restrictions limit or prohibit McLeodUSA's ability to:

    .  incur additional debt

    .  pay dividends or make other distributions

    .  make investments or other restricted payments

    .  enter into sale and leaseback transactions

    .  create liens

    .  enter into transactions with affiliates or related persons

    .  sell assets

    .  consolidate, merge or sell all or substantially all of its assets

If McLeodUSA fails to comply with these restrictions, all of McLeodUSA's long-term debt could become immediately due and payable.

McLeodUSA is Prohibited from Paying Dividends.

  The indentures governing McLeodUSA's debt prohibit McLeodUSA from paying cash dividends. Consequently, McLeodUSA does not anticipate paying any dividends for the foreseeable future.


McLeodUSA Depends on Regional Bell Operating Companies to Provide Most of its Integrated Communications Services.

  McLeodUSA depends on the Regional Bell Operating Companies ("RBOCs") to provide most of its core local and some of its long distance services. U S WEST Communications, Inc., Ameritech Corporation and Southwestern Bell Telephone Company are McLeodUSA's primary suppliers of local central office switching and local lines. Their facilities allow McLeodUSA to provide (1) local service, (2) long distance service and (3) interexchange private lines.

  Today, without using these facilities, McLeodUSA could not provide bundled local and long distance services to most of its customers. Any successful effort by U S WEST, Southwestern Bell, Ameritech or other local exchange carriers to deny or limit McLeodUSA's access to their network elements or wholesale services would have a material adverse effect on its business, results of operations and financial condition.

  McLeodUSA's plans to provide additional local services using its own switches also depend on the RBOCs. In order to interconnect its switches and other facilities to network elements controlled by the RBOCs, McLeodUSA must first negotiate and enter into interconnection agreements with them. The Telecommunications Act of 1996 (the "Telecommunications Act") imposes interconnection obligations on the RBOCs. However, these obligations have been and continue to be subject to a variety of legal proceedings, which could affect McLeodUSA's ability to obtain interconnection agreements on acceptable terms. McLeodUSA cannot assure you that it will succeed in obtaining interconnection agreements on terms that would permit it to offer local services using its own switches at profitable and competitive rates.


Actions by U S WEST May Make it More Difficult for McLeodUSA to Offer Integrated Communications Services.

  On February 5, 1996, U S WEST filed tariffs and other notices with the public utilities commissions in its fourteen-state service region to limit future Centrex access to its switches (the "U S WEST Centrex Action"). Centrex access allows a large customer to aggregate lines, have control over several characteristics of those lines and provide a set of standard features on those lines. Under the terms of the U S WEST Centrex Action, U S WEST would permit McLeodUSA to use U S WEST's central office switches until April 2005, but would not allow McLeodUSA to expand to new cities and would severely limit the number of new lines it could partition onto U S WEST's switches in cities served by McLeodUSA.

  McLeodUSA has challenged, or is challenging, the U S WEST Centrex Action in many of the states where McLeodUSA does business or plans to do business. McLeodUSA has succeeded in blocking the U S WEST Centrex Action in Iowa, Minnesota, South Dakota, North Dakota and Colorado, although U S WEST could take further action in some of these states. In Montana, Nebraska and Idaho, however, similar challenges to the U S WEST Centrex Action have not succeeded. In Wyoming and Utah, challenges to the U S WEST Centrex Action remain pending.

  U S WEST has introduced other measures that may make it more difficult or expensive for McLeodUSA to use Centrex service. In January 1997, U S WEST proposed interconnection surcharges in several of the states in its service region. In February 1997, McLeodUSA joined other parties in filing a petition with the Federal Communications Commission ("FCC") objecting to this proposal based on McLeodUSA's belief that it violates several provisions of the Telecommunications Act. The matter remains pending before the FCC and various state public utilities commissions.

  McLeodUSA anticipates that U S WEST will also pursue legislative initiatives in states within McLeodUSA's target market area to reduce state regulatory oversight over its rates and operations. If adopted, these initiatives could make it more difficult for McLeodUSA to challenge U S WEST's actions in the future.

  McLeodUSA cannot assure you it will succeed in its challenges to the U S WEST Centrex Action or other actions by U S WEST that would prevent or deter McLeodUSA from using U S WEST's Centrex service or network elements. If U S WEST prevails in any jurisdiction, McLeodUSA may not be able to offer integrated communications services in that jurisdiction, which could have a material adverse effect on its business, results of operations and financial condition.


McLeodUSA Faces Intense Competition in All of its Markets.

  Wireline Competition. McLeodUSA faces intense competition from incumbent local exchange carriers, including U S WEST, Ameritech, Southwestern Bell and GTE. These companies currently dominate their local telecommunications markets.

  McLeodUSA's long distance services compete with the services of hundreds of other companies in the long distance marketplace. Three major competitors, AT&T, MCI WorldCom and Sprint, dominate the long distance market. AT&T, MCI WorldCom and Sprint have also indicated their intention to offer local telecommunications services, either directly or in conjunction with competitive access providers or cable television operators.

  McLeodUSA's local and long distance services also compete with the services of other competitive local exchange carriers in some markets.

  Other competitors may include cable television companies, competitive access providers, microwave and satellite carriers, wireless telecommunications providers, teleports, private networks owned by large end-users, and telecommunications management companies.

  These and other firms may enter the markets where McLeodUSA focuses its sales efforts. Many of McLeodUSA's existing and potential competitors have financial and other resources far greater than those of McLeodUSA.

  The trend toward business combinations and strategic alliances may strengthen some of McLeodUSA's competitors. For example, WorldCom acquired MCI in September 1998 and AT&T acquired Teleport Communications Group Inc. in July 1998. In addition, merger plans have been announced by:

    .  AT&T and Tele-Communications, Inc.

    .  Southwestern Bell and Ameritech

    . Bell Atlantic and GTE

  U S WEST and Ameritech also announced in May 1998 that each had entered into a marketing arrangement with Qwest Communications, a long distance company. The FCC ruled these marketing arrangements violate the Telecommunications Act, but both U S WEST and Ameritech have appealed this ruling. If these or other competitors enter into alliances or combinations it could put McLeodUSA at a significant disadvantage.

  The Telecommunications Act provides the incumbent local exchange carriers with new competitive opportunities. It will permit the RBOCs, upon the satisfaction of certain conditions, to offer out-of-region long distance services to customers in their respective regions. Additional competition from the RBOCs could have a material adverse effect on McLeodUSA's business, results of operations and financial condition.

  Wireless Competition. The wireless telecommunications industry is experiencing significant technological change. McLeodUSA expects up to eight wireless competitors in each of its proposed PCS markets. McLeodUSA could face additional competition from mobile satellite services.

  Competition with these or other providers of wireless telecommunications services may be intense. Many of McLeodUSA's potential wireless competitors have financial and other resources far greater than those of McLeodUSA and have more experience testing new or improved products and services. In addition, several wireless competitors operate or plan to operate, through joint ventures and affiliation arrangements, wireless telecommunications systems that encompass most of the United States, which could give them a significant competitive advantage over McLeodUSA's proposed wireless services.


Development and Implementation of McLeodUSA's Proposed PCS System Involves Substantial Risks.

  McLeodUSA does not own or operate any facilities for providing PCS services to the public. Developing a PCS system involves a high degree of risk and will impose significant demands on McLeodUSA's management and financial resources. McLeodUSA may not succeed in developing a PCS system. Even if McLeodUSA spends substantial amounts to develop such a system, McLeodUSA may not make a profit from PCS operations. To implement a PCS system successfully, McLeodUSA must, among other things:

    . Select a Digital Protocol. McLeodUSA must choose from among several competing and potentially incompatible digital protocol technologies. If the digital protocol technology McLeodUSA chooses does not become widely employed, McLeodUSA's future offering of PCS service could fail.

    . Build Out its Wireless Infrastructure. FCC rules impose minimum PCS buildout and population coverage requirements. If McLeodUSA does not comply with these requirements, the FCC could fine McLeodUSA or revoke its PCS licenses, even after it has spent substantial amounts to develop a PCS system.

    . Enter Into "Roaming" Arrangements. The success of McLeodUSA's PCS system will depend on its ability to enter into "roaming" arrangements with other PCS operators throughout the United States. McLeodUSA has not entered into any such arrangements and cannot assure you that it will be able to do so.

    . Relocate Fixed Microwave Licensees. To secure a sufficient unencumbered PCS spectrum, McLeodUSA may need to move 19 microwave licensees to a different spectrum. The time and expense of negotiating with and relocating these microwave licensees could adversely affect McLeodUSA's proposed PCS system.

  McLeodUSA's success in implementing and operating a PCS system will also depend on a number of factors beyond McLeodUSA's control, including:

    .  changes in communications service rates charged by other companies

    . changes in the supply and demand for PCS services due to competition with other wireline and wireless operators in the same geographic area

    . changes in the federal, state or local regulatory requirements affecting the operation of PCS systems

    . changes in PCS or competing wireless technologies that could render obsolete the technology and equipment McLeodUSA chooses for its PCS system


McLeodUSA May Not Be Able to Keep Pace with Rapid Technological Changes in its Industry.

  Communications technology is changing quickly. Unexpected developments, or McLeodUSA's failure to adapt to them, could have a material adverse effect on McLeodUSA's business, results of operations and financial condition.


McLeodUSA's Success Depends on the Continued Service of its Senior Management Team.

  McLeodUSA's future success depends on the continued employment of its senior management team, particularly Clark E. McLeod, McLeodUSA's Chairman and Chief Executive Officer, and Stephen C. Gray, McLeodUSA's President and Chief Operating Officer. McLeodUSA does not have term employment agreements with these employees.

  McLeodUSA believes its success also depends in large part on its ability to attract, develop, motivate and retain experienced and innovative management. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on McLeodUSA's business, results of operations and financial condition.


McLeodUSA Must Obtain and Maintain Permits and Rights-of-Way to Install and Operate its Networks.

  To obtain access to rights-of-way needed to install its fiber optic cable, McLeodUSA must reach agreements with state highway authorities, local governments, transit authorities, local exchange carriers, other utilities, railroads, interexchange carriers and other parties. The failure to obtain or maintain any rights-of-way could have a material adverse effect on McLeodUSA's business, results of operations and financial condition. For example, if McLeodUSA loses access to a right-of-way, it may need to spend significant sums to remove and relocate its facilities.


McLeodUSA's Operations Are Subject to Significant Government Regulation.

  McLeodUSA's facilities and services are subject to federal, state and local regulation. The FCC has jurisdiction over all of McLeodUSA's facilities and services to the extent they are used for interstate or international communications. State regulatory commissions retain jurisdiction over the same facilities and services to the extent they are used for intrastate communications. Local governments generally require McLeodUSA to obtain licenses or permits to install and operate its networks in public rights-of-way. McLeodUSA's proposed wireless system will be subject to varying degrees of regulation by the FCC, state regulatory commissions and local governments. McLeodUSA's direct marketing, telemarketing and fund-raising activities are also subject to federal and state regulatory requirements. Any of the following could have a material adverse effect on McLeodUSA's business, results of operations and financial condition:

    .  failure to maintain proper federal and state tariffs

    .  failure to maintain proper state certifications

    .  failure to comply with federal, state or local laws and regulations

    .  failure to obtain and maintain required licenses and permits

    . burdensome license or permit requirements to operate in public rights-of-way

    .  burdensome or adverse regulatory requirements


McLeodUSA's Management and Principal Stockholders Can Control All Matters Requiring the Approval of Stockholders.

  As of December 31, 1998, IES Investments Inc., MHC Investment Company, Richard
A. Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and McLeodUSA's directors and executive officers beneficially owned approximately 59.4% of the outstanding McLeodUSA Class A common stock. These stockholders can collectively control management policy and all corporate actions requiring a stockholder vote, including election of the Board of Directors. IES, MHC, Mr. Lumpkin and various trusts for the benefit of his family, and Mr. and Mrs. McLeod have entered into arrangements for the election of directors and other matters. The fact that these stockholders hold so much McLeodUSA Class A common stock could make it more difficult for a third party to acquire McLeodUSA. McLeodUSA's certificate of incorporation contains provisions that may have the same effect.

Failure of McLeodUSA or its Suppliers to Attain Year 2000 Readiness May Have an Adverse Effect on McLeodUSA's Business.

  McLeodUSA is currently verifying system readiness for the processing of date-sensitive information by its computerized information systems. The Year 2000 problem impacts computer programs and hardware timers using two digits rather than four to define the applicable year. Some of McLeodUSA's programs and timers that have time-sensitive functions may recognize a date using "00" as the year 1900 rather than 2000, which could result in miscalculations or system failures.

  McLeodUSA is reviewing its information technology ("IT") and non-IT computer systems and programs to determine which are not capable of recognizing the Year 2000 and to verify system readiness for the millennium date. The review covers all of McLeodUSA's operations and is centrally managed. The review includes:

    1.  increasing employee awareness and communication of Year 2000 issues

    2. inventorying hardware, software and data interfaces and confirming Year 2000 readiness of key vendors

    3. identifying mission-critical components for internal systems, vendor relations and other third parties

    4.  estimating costs for remediation

    5.  estimating completion dates

    6. remediating any identified problems by correcting or replacing systems or components

    7.  testing and verifying systems

    8.  implementing the remediation plan

    9.  developing contingency plans

    10. training for contingency plans

  McLeodUSA has completed more than 90% of the activities required for the first three of these steps, more than 60% of the activities required for the fourth and fifth steps and more than 25% of the activities required for the sixth step. McLeodUSA is in the initial stages of performing the activities required to complete the remaining steps and has begun to develop contingency plans to handle its most reasonably likely worst case Year 2000 scenarios.

  McLeodUSA estimates that its Year 2000 readiness costs will not exceed $11.5 million. McLeodUSA generally expenses these costs as incurred. While McLeodUSA has incurred some costs in connection with its Year 2000 readiness activities, it has not incurred any material historical costs for remediation. McLeodUSA does not expect these costs to have a material adverse effect on its financial position, results of operations or cash flows.

  McLeodUSA's estimate of its Year 2000 readiness costs is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Costs, results, performance and effects of Year 2000 activities described in those forward-looking statements may differ materially from actual costs, results, performance and effects in the future due to the interrelationship and interdependence of McLeodUSA's computer systems and those of its vendors, material service providers, customers and other third parties.

  McLeodUSA has not yet fully identified its most reasonably likely worst case Year 2000 scenarios. McLeodUSA continues to contact its vendors, suppliers and third parties with which it has material relationships, regarding their state of readiness. This activity is focused primarily on mission critical systems and key business suppliers. Until McLeodUSA has received and analyzed substantial responses from them it will have difficulty determining its worst case scenarios.

  McLeodUSA has begun to develop contingency plans to handle worst case scenarios, to the extent they can be identified fully. McLeodUSA intends to complete its contingency planning after completing its determination of worst case scenarios. Completion of these activities depends upon the responses to the inquiries McLeodUSA has made of its major vendors, material service providers and third parties with which it has material relationships. McLeodUSA has also begun work on contingency plans for some systems identified as critical to its operations.

  If McLeodUSA, its major vendors, its material service providers or its customers fail to address Year 2000 issues in a timely manner, such failure could have a material adverse effect on McLeodUSA's business, results of operations and financial condition. McLeodUSA depends on local exchange carriers, primarily the RBOCs, to provide most of its local and some of its long distance services. To the extent U S WEST, Ameritech or Southwestern Bell fail to address Year 2000 issues which might interfere with their ability to fulfill their obligations to McLeodUSA, such interference could have a material adverse effect on McLeodUSA's future operations. If other telecommunications carriers are unable to resolve Year 2000 issues, it is likely that we will be affected to a similar degree as others in the telecommunications industry.


Fluctuations in McLeodUSA's Operating Results Could Have an Adverse Effect on its Business.

  McLeodUSA's revenues and operating results may fluctuate significantly from period to period for many reasons, including:

    .  competition

    .  availability or announcement of alternative technologies

    . fluctuations in the results of operations of existing business units, recently acquired subsidiaries or newly established business units

    .  changes in market growth rates for different products and services

    .  general economic conditions

    . significant expenses associated with the construction and expansion of its network and services, including the development, construction and operation of a PCS system

  These factors and any resulting fluctuations in McLeodUSA's operating results could have a material adverse effect on its business, results of operations and financial condition and will make period to period comparisons of its financial condition less meaningful.

                           FORWARD-LOOKING STATEMENTS


     Some of the statements contained, or incorporated by reference, in this prospectus and proxy statement discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called "forward-looking statements" by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading "Risk Factors" and throughout this prospectus and proxy statement.

                              THE SPECIAL MEETING


     This prospectus and proxy statement is first being mailed by Ovation to its security holders on or about __________, 1999, and is accompanied by the notice of the special meeting and a form of proxy for use at the special meeting and at any adjournments or postponements thereof.


Date, Time and Place

     The special meeting is scheduled to be held on ____________________, 1999, at 10:00 a.m. local time, at 400 South Highway 169, Suite 750, Minneapolis, Minnesota 55426.


Matters to be Considered

     At the special meeting, you will be asked to consider and vote on (1) a proposal to adopt the merger agreement and approve the merger and the transactions contemplated by the merger agreement, and (2) such other matters as may properly be submitted to a vote at the special meeting. Pursuant to the merger agreement, Ovation would be merged with and into Bravo Acquisition Corporation and become a wholly owned subsidiary of McLeodUSA.


Proxies

     The accompanying form of proxy is for your use to allow you to vote at the special meeting if you cannot or do not wish to attend and vote in person. You may revoke your proxy at any time before it is exercised, by submitting to the Corporate Secretary of Ovation written notice of revocation or a properly executed proxy with a later date, or by attending the special meeting and voting in person. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Ovation Communications, Inc., 400 South Highway 169, Suite 750, Minneapolis, Minnesota 55426,
Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in such proxies. If no specification is made, such shares will be voted in favor of the adoption of the merger agreement and approval of the merger and the transactions contemplated by the merger agreement.

     The Ovation Board is not currently aware of any other matters which will come before the special meeting. If any other matter should be presented at the special meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

Solicitation of Proxies

     Ovation will bear the entire cost of soliciting proxies from you, including the printing costs of this prospectus and proxy statement and related materials. In addition to soliciting proxies by mail, Ovation will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of Ovation securities and secure their voting instructions. Ovation will reimburse such record holders for their reasonable expenses in so doing.
Ovation intends to use several of its officers and regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, telegram, facsimile or electronic or United States mail.

Record Date and Voting Rights

     Pursuant to the provisions of the Delaware General Corporation Law (the "DGCL") and the Ovation bylaws, holders of record of shares of Ovation common stock or Ovation preferred stock at the close of business on ___________, 1999 (the "Record Date") will be entitled to notice of and to vote at the special meeting. 23,971,756 shares of Ovation common stock and 240,000 shares of Ovation preferred stock are entitled to vote at the special meeting. On the Record Date, there were 26 record holders of Ovation common stock and 3 record holders of Ovation preferred stock.

     Each share of Ovation common stock entitles its holder to one vote and each share of Ovation preferred stock entitles its holder to 50 votes. The affirmative vote of a majority of the voting power attributable to the outstanding shares of Ovation common stock and Ovation preferred stock, voting together as a class, is required to adopt the merger agreement and approve the transactions contemplated thereby.

     Shares of Ovation common stock and Ovation preferred stock present in person at the special meeting but not voting, and shares of Ovation common stock and Ovation preferred stock for which Ovation has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the special meeting for purposes of determining the presence of a quorum for transacting business. Brokers who hold shares of Ovation common stock or Ovation preferred stock in nominee or "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be voted upon at the special meeting without specific instructions from such customers.
Shares represented by proxies returned by a broker holding such shares in "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("broker non-votes").

     Several directors, executive officers and stockholders of Ovation have entered into voting agreements with McLeodUSA pursuant to which such persons have agreed to vote their shares in favor of the merger agreement and against any competing transaction. The 22,478,894 shares of Ovation common stock and 234,000 shares of Ovation preferred stock subject to these agreements represent approximately 94% of the voting power attributable to the shares entitled to vote at the special meeting. Consequently, adoption of the merger agreement and approval of the merger is assured.

     For additional information about beneficial ownership of Ovation common stock and Ovation preferred stock by stockholders owning more than 5% of the Ovation common stock or Ovation preferred stock and by directors and executive officers of Ovation, see "Security Ownership of Certain Beneficial Owners and Management of Ovation."

Recommendation of Ovation Board

     The Ovation Board has determined that the merger is fair to and in the best interests of Ovation and you, and, therefore, has approved the merger agreement. THE OVATION BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT. SEE "THE MERGER--RECOMMENDATION OF THE OVATION BOARD AND REASONS FOR THE MERGER."

                                   THE MERGER

General

          The Boards of Directors of McLeodUSA, Ovation and Bravo Acquisition Corporation have each unanimously approved the merger agreement, which provides for the merger of Ovation with and into Bravo Acquisition Corporation, with Bravo Acquisition Corporation as the surviving corporation of the merger.
Except for shares owned by Ovation, McLeodUSA or any direct or indirect wholly owned subsidiary of McLeodUSA or Ovation, each share of Ovation preferred stock outstanding immediately prior to the merger would be converted into the right to receive an amount of cash, and each share of Ovation common stock outstanding immediately prior to the merger would be converted, at the election of the holder thereof, into the right to receive an amount of cash or shares of McLeodUSA Class A common stock. The amount of cash into which each share of Ovation preferred stock would be converted and the amount of cash or shares of McLeodUSA Class A common stock into which each share of Ovation common stock would be converted will be determined immediately prior to consummation of the merger in accordance with formulas specified in the merger agreement, as described under "Terms of the Merger Agreement and Related Transactions-- Conversion of Ovation Preferred Stock and Ovation Common Stock; Treatment of Options." Fractional shares of McLeodUSA Class A common stock will not be issued in connection with the merger, and Ovation stockholders otherwise entitled to a fractional share would be paid in cash for such fractional share, in the manner described under "Terms of the Merger Agreement and Related Transactions--Exchange of Certificates; Fractional Shares."


Background of the Merger

     On May 7, 1998, Steve Gray, President and Chief Operating Officer of McLeodUSA and John Wray, Vice President for Corporate Development of McLeodUSA, telephoned Paul Thibeau, Vice President of Sales and Marketing for Ovation to initiate discussions between the two companies, potentially leading to a mutually beneficial business combination.

     On June 17, 1998, David Boatner, Group Vice President at McLeodUSA, met with Tim Devine, Chief Executive Officer of Ovation and expressed continued interest in developing a relationship between the two companies. A meeting was scheduled for July 7, 1998.

     On June 24, 1998, Ken Kirley, Ovation's General Counsel, forwarded a nondisclosure agreement to Mr. Boatner. On June 29, 1998, the parties entered into a nondisclosure agreement.

     The July 7, 1998 meeting was subsequently rescheduled to August 13, 1998 when Messrs. Gray, Boatner and Wray met with Mr. Devine, Scott Rediger, Senior Vice President of Business Development of Ovation and Nick Lenoci, Ovation's Chief Operating Officer, at the McLeodUSA headquarters in Cedar Rapids, Iowa to discuss the respective companies' history and business plans.

     From August 13, 1998 through October 13, 1998, numerous discussions were held between Messrs. Gray and Devine.

     On October 13, 1998, Messrs. Gray, Boatner and Wray traveled to Ovation's headquarters located in Minneapolis, Minnesota, toured the facilities and each of the parties agreed that it was desirable to pursue further discussions concerning a possible business relationship. Such discussions were primarily held between Messrs. Gray and Devine via the telephone over the next two weeks.

     On October 26, 1998, Mr. Wray requested certain financial information concerning Ovation from Mr. Devine. Such information was delivered to Mr. Wray the following month. Throughout this time, telephone conversations between Messrs. Gray and Devine continued.

     On December 17, 1998, Clark McLeod, McLeodUSA's Chairman and Chief Executive Officer, Mr. Gray, J. Lyle Patrick, Group Vice President and Chief Financial and Accounting Officer for McLeodUSA, Mr. Wray and Tracy Millard, Director of Corporate Development for McLeodUSA, traveled to Chicago, Illinois to tour Ovation's Chicago facilities and meet with Messrs. Devine, Rediger and Charles Osborne, Ovation's Chief Financial Officer and Treasurer. Ovation's principal stockholder, Media/Communications Partners III Limited Partnership, was represented by Jim Wade, General Partner, and Peter Claudy, Partner. Extensive discussions took place at this meeting and negotiations to combine the two companies commenced.

     On December 22 and 23, 1998, conference calls between Ovation, Media/Communications Partners III Limited Partnership and McLeodUSA were held to discuss the specific issues related to the proposed merger transaction. On December 23, 1998 the two parties reached agreement on the substantive points of the transaction contingent on negotiating an acceptable definitive merger agreement, stockholders' agreement and obtaining board of director approval. It was determined that all parties would work toward execution of a definitive merger agreement by January 7, 1999.

     Significant negotiations and discussions ensued between Ovation and McLeodUSA and their respective legal counsel on the terms of the proposed merger agreement.

     On December 29, 1998 and December 30, 1998 various McLeodUSA representatives met with members of the Ovation management team in Minneapolis, Minnesota to review Ovation and its operations.

     Extensive negotiations continued between the parties concerning the terms of a possible business combination between Ovation and McLeodUSA.

     On January 7, 1999, the parties resolved all terms of the merger agreement and a stockholders' agreement and the merger agreement was executed by all parties.

     After the merger agreement was signed on January 7, 1999, McLeodUSA and Ovation each issued a press release announcing the execution of the merger agreement and the transactions contemplated by the merger agreement.


Recommendation of the Ovation Board and Reasons for the Merger

     The Ovation Board believes that the merger is fair to, and in the best interests of, Ovation and the Ovation stockholders. Accordingly, the Ovation Board has unanimously approved the merger agreement and unanimously recommends that Ovation stockholders vote for the adoption of the merger agreement and the approval of the merger and the transactions contemplated by the merger agreement.

     In making its decision to approve the merger agreement and to recommend to the holders of Ovation common stock and Ovation preferred stock that they vote their shares in favor of adoption of the merger agreement, the Ovation Board considered a number of factors, including, among others, the following material considerations:

 . the directors' familiarity with and review of the business, financial condition and result of operations of Ovation, Ovation's competitive position in its business, and other financial information and general economic conditions

 .    the advantages of a strategic combination with McLeodUSA in enhancing
     Ovation's product and service offerings, growth prospects and competitive position

 .    the possible alternatives to the merger including, among others, continuing to operate Ovation as an independent entity and the associated risks

 .    the historical valuations of Ovation preferred stock and Ovation common stock relative to the value represented by the consideration to be received in the merger

 .    the anticipated costs associated with pursuing other strategic alternatives

 .    the directors' belief that the consideration payable in the merger represented the highest value per share that could be negotiated with McLeodUSA

 .    the timing of the transaction and premiums currently reported to be obtained in comparable transactions

 .    that shares of McLeodUSA Class A common stock are traded on The Nasdaq
     Stock Market while there is no established market for shares of Ovation common stock or Ovation preferred stock

 .    the proposed structure of the transaction, including its tax-free nature

 .    the terms and conditions of the merger agreement, including, among others, the right of the Ovation Board in certain circumstances to terminate the merger agreement, and the financial consequences of such termination

 .    the financial condition of McLeodUSA

     The Ovation Board also recognized that holders of Ovation common stock will be entitled to receive shares of McLeodUSA Class A common stock in the merger, and that this would allow such holders the opportunity to participate in the benefits, if any, of increases in the value of McLeodUSA's business and properties following the merger. Accordingly, the Ovation Board gave consideration to McLeodUSA's future prospects, as well as its historical results of operations.

     The Ovation Board did not assign relative weights to the foregoing factors or determine that any factor was of specific importance relative to any other factor. Rather, the Ovation Board viewed its position and recommendation as being based on the totality of the information presented to it and considered by it.


Interests of Ovation Management in the Merger

     Several members of Ovation's management and the Ovation Board may be deemed to have interests in the merger that are in addition to their interests as Ovation stockholders generally. The Ovation Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

     Employment Arrangements. It is expected that McLeodUSA would enter into an agreement to employ Timothy T. Devine, President, Chief Executive Officer and a Director of Ovation, on an "at will" basis beginning at the effective time of the merger. It is expected that Mr. Devine would receive a base salary of $180,000 and would be entitled to earn an annual bonus of up to approximately $90,000 based on the financial performance of McLeodUSA. In addition, it is expected that Mr. Devine would receive options to purchase 150,000 shares of McLeodUSA Class A common stock that would vest at a rate of 25% per year over a period of four years, and that Mr. Devine would enter into a confidentiality, nonsolicitation and noncompetition agreement with

McLeodUSA pursuant to which he would agree not to compete with McLeodUSA in areas where it provides telecommunications services for a period of two years after his employment ends. In the event Mr. Devine's employment ended sooner than two years after the effective time of the merger as the result of a termination for cause or a voluntary resignation, his options would cease to vest and the Mr. Devine's agreement not to compete with McLeodUSA would remain in effect. In the event his employment ended sooner than two years as the result of a mutual agreement or the unilateral decision or action of McLeodUSA, he would receive a severance payment equal to one year of compensation, his agreement not to compete with McLeodUSA would remain in effect and the vesting of options would continue during the period of his noncompetition obligation. It is expected that Mr. Devine would also sign an agreement not to sell the shares of McLeodUSA Class A common stock he receives in the merger for a period of two years after the effective time of the merger. Finally, it is expected that McLeodUSA would enter into a change-of-control agreement with Mr. Devine which would provide generally that if, following a change of control of McLeodUSA, his employment is terminated other than for cause, death, disability or retirement, or if he resigns following a material reduction in duties or compensation, he would be entitled to (1) a payment equal to two years of compensation, (2) acceleration of the vesting of all of his outstanding options to purchase McLeodUSA Class A common stock, and (3) continuation of the employer-paid portion of health insurance for two years or the statutory allowable period, if he elects to continue coverage.

     It is expected that McLeodUSA also would enter into agreements to employ Nicholas Lenoci, Jr., Chief Operating Officer of Ovation, Charles M. Osborne, Chief Financial Officer and Treasurer of Ovation, Scott A. Rediger, Senior Vice President of Business Development of Ovation, and Paul N. Thibeau, Vice President--Sales and Marketing of Ovation, on an "at will" basis following the effective time of the merger. It is expected that Messrs. Lenoci, Osborne, Rediger and Thibeau would receive starting bonuses in amounts not yet determined, base compensation of $135,000, $135,000, $135,000 and $115,000, respectively, and annual bonuses of up to approximately $65,000, $65,000, $65,000 and $40,000, respectively, based on the financial performance of McLeodUSA. In addition, it is expected that Mr. Rediger would receive options to purchase 100,000 shares of McLeodUSA Class A common stock, Messrs. Lenoci and Osborne would each receive options to purchase 70,000 shares of McLeodUSA Class A common stock, and Mr. Thibeau would receive options to purchase 40,000 shares of McLeodUSA Class A common stock. Such options would vest at a rate of 25% per year over a period of four years. It is expected that each of these individuals would also sign confidentiality, nonsolicitation and noncompetition agreements with McLeodUSA similar to the confidentiality, nonsolicitation and noncompetition agreement expected to be executed by Mr. Devine, except the term of the obligation not to compete with McLeodUSA and the basis for calculating severance compensation would be one year. It is expected that Messrs. Lenoci, Osborne and Rediger would also sign an agreement not to sell the shares of McLeodUSA Class A common stock they receive in the merger for a period of one year after the effective time of the merger. It is expected that McLeodUSA also would enter into an agreement to employ Kenneth A. Kirley, General Counsel of Ovation, on terms similar to those described above, at a base and bonus compensation yet to be determined.

     The exercise price for all of the options described above would be established in accordance with McLeodUSA's 1996 Employee Stock Option Plan as the higher of the fair market value of the shares of McLeodUSA Class A common stock on the trading day immediately preceding the grant date or the average trading value of such stock during the thirty trading days immediately preceding the grant date. All options would be subject to the terms of McLeodUSA's 1996 Employee Stock Option Plan.

          Stock-Based Rights. Messrs. Devine, Rediger, Kirley, Thibeau, Lenoci and Osborne currently own 1,555,315 shares, 614,544 shares, 248,000 shares, 148,800 shares, 383,000 shares and 325,000 shares of Ovation common stock, respectively. Each of these individuals' shares of Ovation common stock would be converted in the merger, at their election, into either an amount of cash or a number of shares of McLeodUSA Class A common stock as determined by the merger agreement. Messrs. Devine, Rediger, Lenoci, Osborne and Kirley have each elected to receive McLeodUSA Class A common stock in exchange for their shares of Ovation common stock. Pursuant to the merger agreement, if the merger had occurred on February 1, 1999, the number of shares of McLeodUSA Class A common stock that by Messrs. Devine, Rediger, Lenoci, Osborne and Kirley would receive in the merger is 558,697 shares, 220,755 shares, 137,580 shares, 116,746 shares and 89,086 shares, respectively. If Mr. Thibeau elects to receive shares of McLeodUSA Class A common stock in exchange for his Ovation common stock, he would receive 53,452 shares of McLeodUSA Class A common stock pursuant to the merger agreement, calculated as if the merger had occurred on February 1, 1999.

     Pursuant to a stockholders' agreement dated January 7, 1999 among M/C Investors L.L.C., Media/Communications Partners III Limited Partnership (together, "M/C") and Ovation, Ovation must reserve for issuance 1,341,095 shares of Ovation common stock. This agreement grants Timothy T. Devine and Scott A. Rediger the option, upon a sale of Ovation, to purchase (pro rata based on their relative ownership of Ovation common stock at the time of the sale of Ovation) any such shares that are neither outstanding nor subject to any options or rights held by existing or former employees of Ovation. Pursuant to this agreement, Timothy T. Devine and Scott A. Rediger will have the right to purchase 79,025 and 31,225 shares of Ovation common stock, respectively, at the time of the merger for a price of $.40 per share.

          Indemnification; Directors and Officers Insurance. McLeodUSA has agreed that for the period from the effective time of the merger until at least six years after the effective time, (1) it will cause the surviving corporation of the merger to maintain Ovation's current directors' and officers' insurance and indemnification policy and related arrangements, or an equivalent policy and related arrangements, for all present and former directors and officers of Ovation, covering claims made and insurable events occurring prior to or within six years after the effective time of the merger, provided that the surviving corporation of the merger will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of 200% of the current annual cost, in which case the surviving corporation of the merger shall maintain such policies up to an annual cost of 200% of the current annual cost; and (2) it will cause the surviving corporation of the merger to maintain indemnification provisions, including, without limitation, provisions for expense advances, for present and former officers and directors in the certificate of incorporation and bylaws of the surviving corporation of the merger to the fullest extent permitted by the DGCL.
McLeodUSA has also agreed to, or to cause the surviving corporation of the merger to, indemnify and hold harmless, from and after the effective time of the merger, to the full extent that the surviving corporation of the merger or McLeodUSA would be permitted by applicable law, each present or former officer or director of Ovation against any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation to which such person is, or is threatened to be made, a party by reason of the fact that such person is or was a director, officer, employee or agent of Ovation, or is or was serving at the request of Ovation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, except that neither Ovation nor McLeodUSA or the surviving corporation of the merger will be liable for any settlement effected without its prior written consent, which consent may not be unreasonably withheld.


Accounting Treatment

          The merger is expected to be accounted for using the purchase method of accounting. McLeodUSA will be deemed the acquiror for financial reporting purposes. Under the purchase method of accounting, the purchase price in the merger is allocated among Ovation assets acquired and Ovation liabilities assumed to the extent of their fair market value, with any excess purchase price being allocated to goodwill. Due to the expected significant amount of goodwill to be acquired in the merger, the purchase method of accounting and the related amortization of goodwill may have a material effect on McLeodUSA's financial statements.

Listing on The Nasdaq Stock Market

     McLeodUSA has agreed to cause the shares of McLeodUSA Class A common stock issued in the merger to be approved for listing on The Nasdaq Stock Market.


Governmental and Regulatory Approvals

          Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (including the rules and regulations promulgated thereunder, the "HSR Act"), the merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. McLeodUSA and Ovation filed premerger notification and report forms with the FTC and the Antitrust Division on February 10 and 11, 1999, respectively.

          At any time before or after the effective time of the merger, the Antitrust Division, the FTC or a private person or entity could seek under antitrust laws, among other things, to enjoin the merger or to cause McLeodUSA to divest itself, in whole or in part, of the surviving corporation of the merger or of certain businesses conducted by the surviving corporation of the merger. There can be no assurance that a challenge to the merger will not be made or that, if such a challenge is made, McLeodUSA will prevail. The obligations of McLeodUSA and Ovation to consummate the merger are subject to the condition that the applicable waiting period under the HSR Act shall have expired without action by the Antitrust Division or the FTC to prevent consummation of the merger. See "Terms of the Merger Agreement and Related Transactions--Conditions to Consummation of the Merger" and "Terms of the Merger Agreement and Related Transactions--Termination of the Merger Agreement; Effects of Termination."

     In connection with the merger, McLeodUSA will be required to submit regulatory notices and may be required to take further actions in one or more of the states in which McLeodUSA and its subsidiaries operate, including in Minnesota before the Minnesota Public Utilities Commission. In some instances, these regulatory notices and/or actions are required to be filed or taken in advance of the effective time of the merger. In addition, while not required, McLeodUSA intends to provide courtesy notices prior to the effective time of the merger to government entities which have issued certain licenses, certifications and similar telecommunications regulatory approvals to McLeodUSA and its subsidiaries. McLeodUSA and Ovation believe that any material regulatory approvals will be obtained in the normal course; however, there can be no assurance that all such approvals will be obtained by the effective time of the merger. McLeodUSA and Ovation are aware of no other governmental or regulatory approvals required for consummation of the merger, other than compliance with applicable federal and state securities laws.


Federal Income Tax Consequences

     The following discussion is a summary of the material United States federal income tax consequences of the merger to a stockholder of Ovation (a "Holder") that holds shares of Ovation common stock or Ovation preferred stock (collectively, the "Ovation Capital Stock") as a capital asset (generally, property held for investment), within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the "Code"), at the effective time of the merger. This discussion does not address all aspects of federal taxation that may be relevant to particular Holders in light of their personal circumstances or to Holders subject to special treatment under the Code, including, without limitation, banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, Holders who received their Ovation Capital Stock through the exercise of employee stock options or otherwise as compensation, Holders who are not U.S. persons (as defined in Section 7701(a)(30) of the Code) and Holders who hold Ovation

Capital Stock as part of a hedge, straddle or conversion transaction. In addition, the discussion does not address any state, local or foreign tax consequences of the merger. Finally, the tax consequences to holders of stock options or restricted stock are not discussed. The discussion is based on the Code, the United States Department of Treasury regulations promulgated thereunder, and administrative rulings and court decisions as of the date of this prospectus and proxy statement, all of which are subject to change (possibly with retroactive effect) and which are subject to differing interpretations. No ruling has been or will be sought from the IRS concerning the tax consequences of the merger. Holders of Ovation common stock and Ovation preferred stock are urged to consult their tax advisors regarding the tax consequences of the merger to them, including the effects of United States federal, state, local, foreign and other tax laws.

     Tax Opinions. Edwards & Angell, LLP, counsel to Ovation, has delivered to Ovation an opinion, dated February 4, 1999 (the "Tax Opinion") to the effect that, for United States federal income tax purposes and subject to the assumptions, limitations, qualifications and other considerations described below under "--Federal Income Tax Consequences--Considerations with Respect to Opinions," the merger will constitute a "reorganization" for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code, and McLeodUSA, Bravo Acquisition Corporation and Ovation will each be a party to such "reorganization" within the meaning of Section 368(b) of the Code.

     The obligations of McLeodUSA and Ovation to consummate the merger are conditioned upon their receipt of legal opinions from their respective counsels concerning the federal income tax treatment of the merger (collectively, the "Closing Tax Opinions").

     Tax Consequences of the Merger. In accordance with the Tax Opinion and the Edwards & Angell, LLP's Closing Tax Opinion regarding the treatment of the merger as a reorganization within the meaning of Section 368(a) of the Code, subject to the assumptions, limitations, qualifications and other considerations described below under "--Federal Income Tax Consequences--Considerations with Respect to Opinions," in the opinion of Edwards & Angell, LLP:

          (1) no gain or loss will be recognized by a Holder as a result of the receipt solely of shares of McLeodUSA Class A common stock in exchange for such Holder's Ovation common stock, except to the extent of any cash received in lieu of fractional shares;

          (2) a Holder who receives cash as consideration for such Holder's Ovation common stock, whether in whole or in part, will recognize gain equal to the lesser of (a) the difference between (i) the fair market value of the McLeodUSA Class A common stock and the amount of cash received in the merger and (ii) the Holder's tax basis in the Ovation common stock exchanged (assuming the Ovation common stock was held by such Holder as a capital asset) or (b) the amount of cash received for the Ovation common stock;

          (3) a Holder who receives cash in lieu of a fractional share of McLeodUSA Class A common stock will be treated as if such Holder received such fractional share and then sold such share back to McLeodUSA. Such Holder will recognize gain or loss on the sale of the fractional share equal to the difference between (a) the amount of cash received for such fractional share and (b) the Holder's tax basis in such fractional share;

          (4) a Holder's tax basis in the McLeodUSA Class A common stock received pursuant to the merger in respect of Ovation common stock will initially be (a) equal to the Holder's tax basis in such Holder's Ovation common stock immediately prior to the merger, (b) increased by the amount of gain recognized in the merger under paragraph (2) above, (c) reduced by the amount of cash received for the Ovation common stock pursuant to paragraph (2) above and (d) reduced by the amount of basis allocable to the fractional share (as described in paragraph (3) above);

          (5) a Holder's holding period for McLeodUSA Class A common stock received pursuant to the merger will include the holding period of the Ovation common stock for which it was exchanged, assuming such Ovation common stock was held as a capital asset; and

          (6) a Holder who receives cash as consideration for such Holder's Ovation preferred stock will recognize gain or loss measured by the difference between the amount of cash received in the merger and the Holder's tax basis in the Ovation preferred stock surrendered, assuming the Ovation preferred stock was held by such Holder as a capital asset.

     Considerations with Respect to Opinions. The Tax Opinion, the Closing Tax Opinions and the foregoing summary of the U.S. federal income tax consequences of the merger are and will be subject to assumptions, limitations and qualifications and are based on current law and, among other things, representations of Ovation and McLeodUSA, including representations made by the respective managements of Ovation and McLeodUSA. Reference is made to the full text of the Tax Opinion, which sets forth the assumptions made and matters considered in connection therewith, a copy of which has been filed as an exhibit to the registration statement of which this prospectus and proxy statement forms a part (the "Registration Statement"). Opinions of counsel are not binding on the IRS and do not preclude the IRS from adopting a contrary position. In addition, if any of such representations or assumptions are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

     ACCORDINGLY, HOLDERS OF OVATION CAPITAL STOCK ARE STRONGLY URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDERS.


Restrictions on Resales by Affiliates

          The McLeodUSA Class A common stock to be issued to Ovation stockholders pursuant to the merger agreement will be freely transferable under the Securities Act of 1933, as amended (the "Securities Act"), except for shares issued to any person who may be deemed to be an "affiliate" of Ovation within the meaning of Rule 145 under the Securities Act or who will become an "affiliate" of McLeodUSA within the meaning of Rule 144 under the Securities Act after the merger. Shares of McLeodUSA Class A common stock received by persons who are deemed to be Ovation affiliates or who become McLeodUSA affiliates may be resold by such persons only in transactions permitted by the limited resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Ovation generally include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with Ovation and may include officers, directors and principal stockholders of Ovation. All Ovation stockholders who may be deemed to be affiliates of Ovation will be so advised prior to the effective time of the merger.

          It is a condition to the consummation of the merger that McLeodUSA receive an agreement from each affiliate of Ovation prior to the effective time of the merger (each, an "Affiliate Agreement"), pursuant to which each such Ovation affiliate shall undertake not to make any sale of McLeodUSA Class A common stock received upon consummation of the merger in violation of the Securities Act or the rules and regulations promulgated thereunder. Generally, this will require that such sales be made in accordance with Rule 145 under the Securities Act, which in turn requires that, for specified periods, such sales be made in compliance with the volume limitations, manner of sale provisions and current information requirements of Rule 144 under the Securities Act.

          The certificates evidencing McLeodUSA Class A common stock issued to Ovation affiliates pursuant to the merger agreement will bear a legend summarizing the foregoing restrictions until a sale, transfer or other disposition of such McLeodUSA Class A common stock has been registered under the Securities Act or is made in compliance with Rule 145 under the Securities Act.

          Persons who are not affiliates of Ovation may generally sell their McLeodUSA Class A common stock without restrictions and without the necessity to deliver this prospectus and proxy statement.


Appraisal Rights of Dissenting Stockholders

          If you are an Ovation stockholder who does not vote in favor of the merger agreement and who properly demands appraisal of your shares of Ovation common stock or Ovation preferred stock, you will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

          The following discussion only applies to Ovation stockholders who wish to dissent from the merger. Only a holder of record of Ovation shares may exercise appraisal rights.

THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS ATTACHED AS APPENDIX B TO THIS PROSPECTUS AND PROXY STATEMENT. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW IN A PROPER AND TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

          Under the DGCL, if you follow the procedures set forth in Section 262, you will be entitled to have your Ovation shares appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of your shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the Court. The merger agreement provides that, to the extent permissible under the DGCL, no such consideration will be paid until you have surrendered certificates for such shares to the exchange agent in the merger.

          Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This prospectus and proxy statement will constitute such notice to the stockholders, and the applicable statutory provisions are attached as Appendix B to this prospectus and proxy statement.
If you wish to exercise appraisal rights or to preserve your right to do so, you should review the following discussion and Appendix B carefully. If you fail to timely and properly comply with the procedures specified, you will lose your appraisal rights.

          If you wish to exercise appraisal rights, you must:

          (1) deliver to Ovation, before the vote on the merger at the special meeting, a written demand for appraisal

          (2)  not vote in favor of the merger

          (3) continuously hold of record your shares from the date of delivering a demand for appraisal through the effective time of the merger

          To not vote in favor of the merger, you can either (a) vote "no" in person or by proxy, (b) fail to vote or (c) abstain from voting. However, if you vote in favor of the merger agreement, by proxy or in person, or return a signed proxy that does not contain voting instructions and do not revoke it, you will waive your right of appraisal and nullify any previously filed written demand for appraisal. A vote against the merger, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. If you fail to comply with any of these conditions and the merger becomes effective, you will lose your appraisal rights and receive instead the merger consideration you are entitled to in accordance with the merger agreement.

          Only a holder of record of Ovation shares may assert appraisal rights for the shares registered in his name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder of record's name appears on his stock certificates. It must also state that the holder of record intends to demand appraisal of his shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners without exercising appraisal rights with respect to the shares held for other beneficial owners. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise appraisal rights, you should consult your broker to determine the appropriate procedures for making a demand for appraisal.

          All written demands for appraisal pursuant to Section 262 should be sent or delivered to Ovation Communications, Inc., 400 South Highway 169, Suite 750, Minneapolis, Minnesota 55426, Attention: Corporate Secretary.

          Within 10 days after the effective time of the merger, the surviving corporation of the merger must notify each holder of shares who has complied with Section 262 and has not voted in favor of or consented to the merger of the date that the merger has become effective. At any time within 60 days after the effective time of the merger, you have the right to withdraw your demand for appraisal and to accept the consideration offered in the merger. Within 120 days after the effective time of the merger, but not after that time, the surviving corporation of the merger or any holder of shares who is entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the dissenting shares. The surviving corporation of the merger is under no obligation to file this petition and McLeodUSA has no present intention to cause the surviving corporation of the merger to do so. Accordingly, it is the obligation of the holders of shares to initiate all necessary action to perfect appraisal rights within the time prescribed in Section 262.

          Within 120 days after the effective time of the merger, if you have complied with the requirements for exercise of appraisal rights, you will be entitled, upon written request, to receive from the surviving corporation of the merger a statement setting forth the aggregate number of shares not voted in favor of the merger as to which demands for appraisal have been received and the aggregate number of holders of those shares. The surviving corporation of the merger must mail this statement to you within 10 days after it receives a written request from you or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

          If a petition for an appraisal is timely filed by a holder of shares and a copy is served upon the surviving corporation of the merger, the surviving corporation of the merger will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all holders of shares who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to these stockholders as required by the Court, the Delaware Court of Chancery may conduct a hearing on this petition to determine those holders of shares who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the holders of shares who demanded appraisal to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceeding. If you fail to comply with this direction, the Court of Chancery may dismiss the proceedings as to you.

          After determining the holders of shares entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. You should be aware that the fair value of your shares as determined by Section 262 could be more than, the same as or less than the consideration you would receive in the merger if you did not seek appraisal of your shares.

          Section 262 provides that "fair value" is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." The Delaware Supreme Court has stated, in Cede & Co. v. Technicolor, Inc., 684 A.2d 289, 299 (Del. 1996), that this "narrow exclusion does not encompass known elements of value, including those which exist on the date of the merger because of a majority acquiror's interim acquisition in a two-step cash-out transaction." In Weinberger v. Uop, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

          If you have duly demanded an appraisal in compliance with Section 262, you will not, after the effective time of the merger, be entitled to vote your shares for any purpose or be entitled to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a date prior to the effective time of the merger.

          If you demand appraisal of your shares under Section 262 but fail to perfect, or effectively withdraw or lose, your right to appraisal, your shares will be converted into the right to receive the merger consideration you are entitled to pursuant to the merger agreement, without interest. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to

Ovation or the surviving corporation of the merger a written withdrawal of your demand for appraisal and an acceptance of the merger. However, any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation of the merger and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval. It is not necessary that each holder of shares properly demanding appraisal file a petition for appraisal in the Delaware Court of Chancery. Rather, a single valid petition suffices for the petitioning and non-petitioning holders of shares who have properly demanded appraisal.

IF YOU FAIL TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS, YOU MAY LOSE THESE RIGHTS. IN THAT CASE, YOU WILL RECEIVE THE MERGER CONSIDERATION YOU ARE ENTITLED TO IN ACCORDANCE WITH THE MERGER AGREEMENT.

             TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS

     The following summary of the material terms and provisions of the merger agreement is qualified in its entirety by reference to the merger agreement. The merger agreement is attached as Appendix A to this prospectus and proxy statement and is incorporated herein by reference.


General

     The merger agreement provides that Ovation will be merged with and into Bravo Acquisition Corporation at the effective time of the merger. Pursuant to the merger agreement, Ovation will become a wholly owned subsidiary of McLeodUSA. The Ovation Board has unanimously approved the merger agreement and the merger. At the affective time of the merger, each outstanding share of Ovation preferred stock will be converted into the right to receive cash and each outstanding share of Ovation common stock will be converted, at the election of the holder thereof, into the right to receive cash, subject to adjustments, or McLeodUSA Class A common stock, all as more fully described below.

     This section of the prospectus and proxy statement describes aspects of the merger, including the material provisions of the merger agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the merger agreement.


Structure of the Merger

     Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time of the merger Ovation will merge with and into Bravo Acquisition Corporation. Bravo Acquisition Corporation will continue its corporate existence under the laws of the State of Delaware under the name "Ovation Communications, Inc." At the effective time of the merger, the separate corporate existence of Ovation will terminate. The certificate of incorporation of Bravo Acquisition Corporation will become the certificate of incorporation of the surviving corporation of the merger, except that Article 1 will be amended to change Bravo Acquisition Corporation's name to "Ovation Communications, Inc." The bylaws of Bravo Acquisition Corporation will become the bylaws of the surviving corporation of the merger.


Management After the Merger

     As discussed in "The Merger--Interests of Ovation Management in the Merger" on page ___, it is expected that at the effective time of the merger, McLeodUSA would enter into employment arrangements with Messrs. Devine, Lenoci, Osborne, Rediger, Kirley and Thibeau. Mr. Devine would become an officer of McLeodUSA after the merger. The following sets forth biographical information concerning Mr. Devine:

     Mr. Devine (age 39) founded Ovation in March 1997 and has been its President, Chief Executive Officer and a director since that date. Mr. Devine has nearly two decades of telecommunications industry experience including his work with MFS Communications Company, Inc., a competitive local exchange carrier that is now a part of MCI WorldCom, Sprint, and Contel Corporation's local telephone group. Before founding Ovation, Mr. Devine was Assistant Vice President of External and Regulatory Affairs for MFS's southern region from October 1996 to January 1997. From September 1995 to October 1996, he was Senior Director of External and Regulatory Affairs for MFS's southern region. From August 1994 to September 1995, Mr. Devine was Director of External and Regulatory Affairs for MFS's northeast region. From December 1993 to

August 1994, Mr. Devine served as Director of Business Planning for MFS. While at MFS, Mr. Devine developed the industry's first local broadband LAN Internet-working services and competitive local dial-tone services. In addition, Mr. Devine managed over 100 of MFS's collocation sites with local exchange carriers beginning in 1989 and negotiated the industry's first two interconnection agreements in January and April of 1995. Mr. Devine also negotiated interconnection agreements with NYNEX in New York and Massachusetts; Southern New England Telephone in Connecticut; Rochester Telephone in New York; Bell South in Florida and Georgia; Sprint/United in Florida; Southwestern Bell in Missouri and Texas; and GTE in Florida, Texas and Virginia. Mr. Devine also testified for MFS as an expert witness in over 20 local exchange service proceedings at the public utilities commissions of New York, Connecticut, Massachusetts, Georgia, Florida and Texas.

     Mr. Devine has a Master of Arts degree in Telecommunications Policy from George Washington University and a Bachelor of Science degree in Political Science from Arizona State University.


Conversion of Ovation Preferred Stock and Ovation
Common Stock; Treatment of Options

     At the effective time of the merger, (1) each issued and outstanding share of Ovation preferred stock, other than shares held in the treasury of Ovation, held by McLeodUSA or held by any direct or indirect wholly owned subsidiary of McLeodUSA or Ovation, will be converted into the right to receive an amount of cash, without interest, equal to the liquidation preference of the Ovation preferred stock ($100 plus accrued and unpaid dividends on the Ovation preferred stock as of the effective time of the merger), and (2) each issued and outstanding share of Ovation common stock, other than shares held in the treasury of Ovation, held by McLeodUSA or held by any direct or indirect wholly owned subsidiary of McLeodUSA or Ovation, will be converted into the right to receive, at the election of the holder thereof and subject to adjustment in certain cases as described in "--Election Procedures; Adjustments" below, either:

     (a) an amount of cash, without interest, equal to the quotient (the "Common Stock Cash Amount") of:

          (i)  $289 million minus the amount required to payoff the subordinated
                            -----
               debt owed by Ovation to M/C ($8.8 million as of February 1,
               1999), minus the amount to be paid on conversion of the Ovation
                      -----
               preferred stock ($25.5 million as of February 1, 1999), minus the
                                                                       -----
               costs incurred by Ovation in connection with the transactions contemplated by the merger agreement ($5 million as of February 1, 1999)

     divided by:
     ----------

          (ii) the number of shares of Ovation common stock validly issued and outstanding and fully paid and nonassessable at the close of business on the last business day before the day on which the merger occurs (23,971,756 as of February 1, 1999); or

     (b) a number of shares of McLeodUSA Class A common stock equal to the quotient (the "Common Stock Exchange Ratio") of:

          (i)  $289 million minus the amount required to pay off the
                            -----
               subordinated debt owed by Ovation to M/C ($8.8 million as of February 1, 1999), minus the amount to be paid on conversion of
                                  -----
               the Ovation preferred stock ($25.5 million as of February 1,
               1999), minus the costs incurred by Ovation in connection with the
                      -----
               transactions contemplated by the merger agreement ($5 million as of February 1, 1999)

          divided by:
          ----------

          (ii)  $29.00

          divided by:
          ----------

          (iii) the number of shares of Ovation common stock validly issued and outstanding and fully paid and nonassessable at the close of business on the last business day before the day on which the merger occurs (23,971,756 as of February 1, 1999).

     For example, if the merger had occurred on February 1, 1999 and you owned 1,000 shares of Ovation preferred stock and 10,000 shares of Ovation common stock, after the merger you would receive (1) $100,000 plus accrued and unpaid dividends on your Ovation preferred stock in exchange for your Ovation preferred stock and (2) either $104,164 or 3,592 shares of McLeodUSA Class A common stock, or a combination of cash and McLeodUSA Class A common stock, in exchange for your Ovation common stock.

     Each share of Ovation preferred stock and each share of Ovation common stock held in the treasury of Ovation, held by McLeodUSA or held by any direct or indirect wholly owned subsidiary of McLeodUSA or of Ovation will be canceled and extinguished at the effective time of the merger without the payment of any consideration. Each share of common stock of Bravo Acquisition Corporation issued and outstanding immediately prior to the effective time of the merger will continue to be one share of common stock of the surviving corporation of the merger, all of which will continue to be held by McLeodUSA.

     If, prior to the effective time of the merger, the outstanding shares of McLeodUSA Class A common stock are changed into or exchanged for a different number of shares or a different class as a result of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Stock Exchange Ratio and the Common Stock Cash Amount will be appropriately and correspondingly adjusted.

     Each option to acquire Ovation common stock (collectively, the "Ovation Stock Options") granted under Ovation's 1997 Stock Option Plan that is outstanding and unexercised immediately prior to the effective time of the merger will be assumed by McLeodUSA and at the effective time of the merger will become or be replaced by an option to purchase McLeodUSA Class A common stock. In each case, the number of shares of McLeodUSA Class A common stock subject to the new McLeodUSA option will be equal to the number of shares of Ovation common stock subject to the Ovation Stock Option, assuming full vesting, multiplied by the Common Stock Exchange Ratio (and rounding any fractional share up to the nearest whole share) and the option price per share of McLeodUSA Class A common stock will be equal to the aggregate exercise price for the shares of Ovation common stock subject to the Ovation Stock Option divided by the number of shares of McLeodUSA Class A common stock subject to the new McLeodUSA option. The duration and other terms of each such McLeodUSA option, including the vesting schedule, will be the same as the prior Ovation Stock Option.


Election Procedures; Adjustments

     Each record holder of shares of Ovation common stock immediately prior to the effective time of the merger will be entitled to elect to receive either cash pursuant to the Common Stock Cash Amount or McLeodUSA Class A common stock pursuant to the Common Stock Exchange Ratio for each such share of Ovation common stock, subject to adjustment in certain cases as described below. All such elections must be made on a Form of Election to be delivered to the holders of record of the Ovation common stock as of the Record Date. Ovation stockholders may obtain a copy of the Form of Election by requesting it in writing or by telephone from McLeodUSA at the following address:

                            McLeodUSA Incorporated
                            McLeodUSA Technology Park
                            6400 C Street SW, P.O. Box 3177
                            Cedar Rapids, IA 52406-3177
                            Attn:  General Counsel
                            Telephone (319) 364-0000

     To be effective, a Form of Election must be properly completed, signed and delivered to McLeodUSA after the effectiveness of the Registration Statement, unless otherwise permitted by SEC staff interpretations, and prior to the third business day preceding the Scheduled Closing Date (as defined below) (the "Election Deadline"). If McLeodUSA does not receive a properly completed and signed Form of Election from a holder of shares of Ovation common stock prior to the Election Deadline, such holder will be deemed to have elected to receive McLeodUSA Class A common stock for all shares of Ovation common stock owned by such holder. Holders of record of shares of Ovation common stock who hold such shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election, provided such representative certifies that each such Form of Election covers all the shares of Ovation common stock held by such representative for a particular beneficial owner.

     If any holder of shares of Ovation common stock who demands appraisal of his shares fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the DGCL, and does not deliver to McLeodUSA a properly completed and signed Form of Election prior to the Election Deadline, such holder will be deemed to have elected to receive McLeodUSA Class A common stock for all shares of Ovation common stock owned by such holder. See "The Merger-- Appraisal Rights of Dissenting Stockholders."

     An election may be revoked or otherwise modified, but only by written notice of revocation received by McLeodUSA prior to the Election Deadline.

     In making your election, you should consider the market value of the McLeodUSA Class A common stock that you may receive in the merger for each share of your Ovation common stock. This market value may be less than, equal to, or greater than the amount of cash that you would receive if you elect cash because the formula for stock elections uses a fixed value of $29.00 per share of McLeodUSA Class A common stock while the actual market price of McLeodUSA Class A common stock fluctuates. In addition, because of such fluctuations in market price, the market value of the shares of McLeodUSA Class A common stock you may receive in the merger could increase or decrease after the merger.

     To the extent that the value of the McLeodUSA Class A common stock portion of the total merger consideration, based upon the closing price of the McLeodUSA Class A common stock on The Nasdaq Stock Market's National Market System on the last trading day before the day on which the merger occurs (the "McLeodUSA Common Stock Closing Price"), would be less than 50% (or such lesser percentage, not below 40%, as Ovation may reasonably determine in connection with the qualification of the merger as a tax-free reorganization under Section 368(a) of the Code) of the sum of:

 .    the aggregate value of the total merger consideration, with McLeodUSA Class
     A common stock valued for this purpose at the McLeodUSA Common Stock
     Closing Price,

plus
----

 .    any amounts paid directly or indirectly by Ovation or McLeodUSA to purchase or redeem shares of Ovation's capital stock on or after December 1, 1998,

plus
----

 .    the product of the number of shares of Ovation capital stock held by stockholders exercising appraisal rights under Delaware law multiplied by the Common Stock Cash Amount,

then:

 .    the McLeodUSA Class A common stock portion of the total merger consideration will be increased by a number of shares of McLeodUSA Class A common stock equal to the amount of such deficit in value divided by the McLeodUSA Common Stock Closing Price and rounded to the nearest whole share (the "Stock Adjustment Amount"),

 .    the aggregate Common Stock Cash Amount will be correspondingly reduced by an amount equal to the product of the Stock Adjustment Amount multiplied by the McLeodUSA Common Stock Closing Price (the "Cash Adjustment Amount"), and

 .    each share of Ovation common stock that the holder thereof has elected to convert into the right to receive cash in the merger (a "Cash Election Share") will be converted into the right to receive (1) a number of shares of McLeodUSA Class A common stock equal to the Stock Adjustment Amount divided by the total number of Cash Election Shares and (2) an amount in cash equal to the Common Stock Cash Amount minus the quotient of the Cash Adjustment Amount divided by the total number of Cash Election Shares.

     As a result of these adjustment provisions, a cash election may not be honored with respect to all shares of Ovation common stock that you own. Accordingly, you may not receive any or all of the merger consideration in the form you requested.


Exchange of Certificates; Fractional Shares

          McLeodUSA has agreed to deposit with Norwest Bank Minnesota, N.A., or another bank or trust company selected by McLeodUSA, as exchange agent in the merger for the benefit of the holders of issued and outstanding shares of Ovation preferred stock and Ovation common stock, certificates representing the shares of McLeodUSA Class A common stock and cash, including cash in lieu of any fractional shares, to be issued or paid pursuant to the merger agreement.

     At the earliest practicable date prior to the effective time of the merger, McLeodUSA will mail a letter of transmittal to each holder of Ovation preferred stock or Ovation common stock. The letter of transmittal will contain instructions with respect to the surrender to the exchange agent of your certificates. Stockholders entitled to receive cash in the merger will receive such cash amount by check or, if requested, in immediately available funds by wire transfer.

     You should not return your stock certificates with the enclosed proxy nor should you forward them to the exchange agent unless and until you receive the letter of transmittal, at which time you should forward them only in accordance with the instructions specified therein.

     Until the certificates representing Ovation common stock to be converted into McLeodUSA Class A common stock in the merger are surrendered for exchange at or after the effective time of the merger, holders of such certificates will accrue but will not be paid dividends or other distributions declared after the effective time of the merger with respect to McLeodUSA Class A common stock into which their Ovation common stock has been converted. When such certificates are surrendered, any unpaid dividends or other distributions will be paid, without interest. All stock certificates presented after the effective time of the merger will be canceled and exchanged for the applicable amount of cash and/or relevant certificate representing the applicable number of shares of McLeodUSA Class A common stock.

     No fractional shares of McLeodUSA Class A common stock will be issued to any holder of Ovation common stock to be converted into McLeodUSA Class A common stock in the merger. For each fractional share that would otherwise be issued, the exchange agent will pay cash in an amount equal to such fractional share multiplied by the average closing price of McLeodUSA Class A common stock on The Nasdaq Stock Market for the 10 trading days immediately preceding the day on which the merger occurs. No interest will be paid or accrue on the cash in lieu of fractional shares payable to such holders.

     Any shares of McLeodUSA Class A common stock and cash that remain undistributed by the exchange agent six months after the effective time of the merger will be delivered to McLeodUSA upon demand. Certificates representing Ovation preferred stock or Ovation common stock must thereafter be surrendered for exchange to McLeodUSA. None of McLeodUSA, Bravo Acquisition Corporation, Ovation, the surviving corporation of the merger or the exchange agent will be liable for any shares of McLeodUSA Class A common stock, dividends or distributions with respect thereto, or cash delivered to a public official pursuant to any abandoned property, escheat or similar laws.

     If a certificate representing Ovation preferred stock or Ovation common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable in accordance with the merger agreement upon the making of an affidavit of such loss, theft or destruction by the claimant, and, if required by McLeodUSA, the posting of a bond as indemnity against any claim that may be made against McLeodUSA, the surviving corporation of the merger or the exchange agent with respect to such certificate.

     For a description of the McLeodUSA Class A common stock and a description of the differences between the rights of the holders of Ovation common stock, on the one hand, and holders of McLeodUSA Class A common stock, on the other, see "McLeodUSA Capital Stock and Comparison of Stockholder Rights."


Effective Time

     The merger will occur after the satisfaction or waiver of all of the conditions precedent set forth in Article VII of the merger agreement. On the day the merger occurs, McLeodUSA and Ovation will file articles of merger with the Secretary of State of the State of Delaware. The effective time of the merger will be the date and time of such filing. However, no later than the first business day following the tenth day after the satisfaction or waiver of the mutual conditions to the obligations of all parties to effect the merger contained in Section 7.01 of the merger agreement, the parties will hold a scheduled closing (the date of such scheduled closing being referred to herein as the "Scheduled Closing Date"). If the merger is not consummated by the earlier of the Scheduled Closing Date or May 1, 1999, the merger agreement may be terminated by either McLeodUSA or Ovation, unless the failure to consummate the merger by such date is due to the willful failure of the party seeking to terminate the merger agreement to fulfill any of its obligations thereunder.
See "--Conditions to Consummation of the Merger." Ovation and McLeodUSA each anticipate that, if the merger is approved at the special meeting, the merger will be consummated during the fiscal quarter ending March 31, 1999. However, the consummation of the merger could be delayed if there is a delay in obtaining governmental consents required prior to consummation of the transactions contemplated in the merger agreement. There can be no assurances as to if or when such governmental consents will be obtained or that the merger will be consummated.


Representations and Warranties

          The merger agreement contains various representations of M/C, Timothy
T. Devine, Kenneth A. Kirley, Nicholas Lenoci, Jr., Charles M. Osborne and Scott
A. Rediger, each a stockholder of Ovation (collectively, the "Principal Company Stockholders"), Ovation, McLeodUSA and Bravo Acquisition Corporation.

          Representations and Warranties of Ovation. The merger agreement contains representations and warranties of Ovation as to, among other things:

 . the corporate organization and existence of Ovation and its subsidiaries, including that each is duly organized, validly existing and in good standing with the corporate power and authority to own, operate and lease its properties and to carry on its business as currently conducted

 . ownership by Ovation of all outstanding shares of capital stock of its subsidiaries

 . the certificate or articles of incorporation and bylaws or other organizational documents of Ovation and its subsidiaries

 . the capitalization of Ovation, including the number of shares of capital stock authorized, the number of shares and rights to acquire shares outstanding and the number of shares reserved for issuance

 . the corporate power and authority of Ovation to execute and deliver the merger agreement and related documents and to consummate the transactions contemplated thereby

 .  the compliance of the merger agreement and related documents with (1)
   Ovation's certificate of incorporation and bylaws and the certificate or articles of incorporation and bylaws of Ovation's subsidiaries, (2) applicable laws, and (3) certain material agreements of Ovation and its subsidiaries, including the absence of events of default or acceleration thereunder

 .  the required governmental and third-party consents

 . the possession and validity of all required licenses, timely filing of required regulatory reports and compliance with applicable laws by Ovation and its subsidiaries

 . Ovation's financial statements, including that the information in such financial statements is a fair presentation of the financial condition and results of operations of Ovation and its subsidiaries and is in compliance with GAAP

 .  the absence of material undisclosed liabilities

 .  the absence of certain changes in Ovation's business since December 31, 1997

 .  the absence of material legal proceedings, injunctions and disputes

 . the validity of and absence of defaults under, certain debt instruments, leases and other agreements of Ovation and its subsidiaries

 . compliance with laws relating to employees or the workplace, and the absence of material disputes with employees

 . Ovation's employee benefit plans and related matters, including that such plans have been operated and administered in accordance with applicable law

 .  the filing and accuracy of Ovation's tax returns

 .  significant customers of Ovation and its subsidiaries

 .  the absence of certain business practices of Ovation and its subsidiaries

 .  insurance

 . the absence of certain potential conflicts of interests with employees, directors, officers and significant stockholders

 .  the collectability of accounts receivable of Ovation and its subsidiaries

 . the ownership and condition of the real property owned by Ovation or any of its subsidiaries

 .  complete and correct books and records

 . the title to and condition of material assets owned by Ovation and its subsidiaries

 .  the absence of intellectual property infringement or contests

 . the adoption by the Ovation Board of a resolution approving the merger agreement and the merger and recommending adoption of the merger agreement and approval of the merger by the stockholders of Ovation

 .  the vote required to approve the merger

 .  Ovation's and its subsidiaries' banks and powers of attorney

 .  the absence of brokers

 . compliance with environmental laws and the absence of environmental liabilities

 . the absence of material misstatements or omissions in the information furnished by Ovation

 . compensation and benefits of all directors and officers of Ovation and its subsidiaries

 .  true and complete copies of all documents

 .  the condition and operation of Ovation's telecommunications system

 .  the qualification of the merger as a reorganization under Section 368(a) or
   Section 368(a)(2)(D) of the Code

 .  the exemption of the merger from Section 203 of the DGCL

 .  Ovation's "Year 2000" risk management plans and condition

 . the intention of the executive officers, directors and certain stockholders of Ovation to enter into affiliate agreements

     McLeodUSA and certain other indemnified persons may make a claim for indemnification for breach of any of the foregoing representations and warranties until the end of the eighteenth month after the effective time of the merger, except that claims pertaining to pension and benefit plans, taxes and environmental matters may be brought until the expiration of the applicable statute of limitations for such matters. See "--Indemnification."

     The merger agreement permits Ovation to update, correct or otherwise modify its representations up to 10 days prior to the day the merger occurs to reflect changes or corrections so long as the changes or corrections do not disclose any information that would have a Company Material Adverse Effect (as defined in the merger agreement).

     Representations and Warranties of the Principal Company Stockholders. The merger agreement contains representations and warranties of each of the Principal Company Stockholders as to, among other things:


 .  the corporate, partnership or limited liability company power and authority
   (if an entity) or legal capacity, power and authority (if an individual) of such Principal Company Stockholder to execute and deliver the merger agreement and related documents and to consummate the transactions contemplated thereby

 .  the due execution and delivery of the merger agreement by such Principal
   Company Stockholder and the enforceability of the merger agreement against such Principal Company Stockholder

 . such Principal Company Stockholder's ownership of Ovation preferred stock and Ovation common stock

     McLeodUSA and certain other indemnified persons may make a claim for indemnification for breach of any of the foregoing representations and warranties until the end of the eighteenth month after the effective time of the merger. See "--Indemnification."

     Representations and Warranties of McLeodUSA and Bravo Acquisition Corporation. The merger agreement contains representations and warranties of McLeodUSA and Bravo Acquisition Corporation as to, among other things

 .    the corporate organization and existence of McLeodUSA, Bravo Acquisition
     Corporation and McLeodUSA's significant subsidiaries, including that each is duly organized, validly existing and in good standing with the corporate power and authority to own, operate and lease its properties and to carry on its business as currently conducted

 .    McLeodUSA's certificate of incorporation and bylaws and the certificate of incorporation and bylaws of Bravo Acquisition Corporation

 .    the corporate power and authority of McLeodUSA and Bravo Acquisition
     Corporation to execute and deliver the merger agreement and related documents and to consummate the transactions contemplated thereby

 .    the compliance of the merger agreement and related documents with (1)
     McLeodUSA's certificate of incorporation and bylaws and the certificate of incorporation and bylaws of Bravo Acquisition Corporation, (2) applicable laws, and (3) certain material agreements of McLeodUSA, Bravo Acquisition Corporation and McLeodUSA's significant subsidiaries, including the absence of events of default or acceleration thereunder

 .    the required governmental and third-party consents

 .    the absence of prior activities of Bravo Acquisition Corporation

 .    the absence of brokers, other than Solomon Smith Barney Inc.

 .    McLeodUSA's financial statements and filings with the SEC, including that such information is a fair representation of the financial condition and results of operations of McLeodUSA and its consolidated subsidiaries and is in compliance with GAAP

 .    the authorization and approval for listing on The Nasdaq Stock Market of the McLeodUSA Class A common stock to be issued pursuant to the merger

 .    the capitalization of McLeodUSA, including the number of shares of capital stock authorized, the number of shares and the right to acquire shares outstanding and the numbers of shares reserved for issuance

 .    the qualification of the merger as a reorganization under Section 368(a) or
     Section 368(a)(2)(D) of the Code

 .    the absence of any fact that could be expected to delay obtaining required governmental consents

 .    the absence of material misstatements or omissions in the information furnished by McLeodUSA and Bravo Acquisition Corporation

     The foregoing representations and warranties will survive until the end of the eighteenth month after the effective time of the merger, provided that after the effective time of the merger, the maximum liability of McLeodUSA for any breach of representation, warranty, covenant or agreement will be limited to $37 million.


Business of Ovation Pending the Merger; Other Agreements

          Pursuant to the merger agreement, Ovation has agreed to, and to cause each of its subsidiaries to, (1) conduct its business in the ordinary course consistent with past practice or as contemplated by its 1999 capital budget or expansion plans, and (2) use reasonable efforts to maintain and preserve intact its business organization, assets and business relationships and retain the services of its officers and employees. In addition, Ovation has agreed that, except as expressly contemplated by the merger agreement, specified in a schedule thereto, or contemplated by Ovation's 1999 capital budget or expansion plans, without McLeodUSA's prior consent, it will not, and will cause each of its subsidiaries not to, among other things:

 . (1) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses in the ordinary course of business consistent with past practice to employees who are not directors or officers, (2) grant any severance or termination pay (other than pursuant to the normal severance practices or existing agreements in effect on the date of the merger agreement) to, or enter into any severance agreement with, any director, officer or employee, or enter into any employment agreement with any director, officer or employee, (3) establish, adopt, enter into or amend any benefit plan or arrangement, except as may be required to comply with applicable law, (4) pay any benefit not provided for under any benefit plan or arrangement, (5) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan or arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plan or arrangement or agreement or awards made thereunder), except for grants in the ordinary course of business consistent with past practice or as required under existing agreements, or (6) take any action to fund or in any other way secure the payment of compensation or benefits under any agreement, except as required under existing agreements

 . declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock other than capital stock repurchased from departing employees in the ordinary course of business consistent with past practice

 . (1) redeem, purchase or otherwise acquire any shares of capital stock of Ovation or any of its subsidiaries or any securities or obligations convertible into or exchangeable for any shares of capital stock of Ovation or any of its subsidiaries, or any options, warrants or conversion or other rights to acquire any shares of capital stock of Ovation or any of its subsidiaries or any such securities or obligations, or any other securities thereof, other than redemptions and purchases from departing employees in the ordinary course of business consistent with past practice, (2) effect any reorganization or recapitalization, or (3) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock

 . except upon the exercise of Ovation Stock Options in accordance with their terms, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other encumbrances) of, any shares of any class of its capital stock, including shares held in treasury, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof

 . except as contemplated by existing agreements, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice

 . sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any encumbrance or dispose of, any of its assets, except for sales, dispositions or transfers in the ordinary course of business consistent with past practice

 . adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents

 . make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1997, except in either case as may be required by law, the IRS or GAAP

 . make or agree to make any new capital expenditure or expenditures which are not included in Ovation's 1999 capital budget

 . (1) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Ovation or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person, or enter into any agreement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business consistent with past practice, or (2) make any loans, advances or capital contributions to, or investments in, any other person other than intra-group loans, advances, capital contributions or investments between or among Ovation and any of its wholly owned subsidiaries other than in the ordinary course of business consistent with past practice

 . except for costs incurred by Ovation in connection with the transactions contemplated by the merger agreement, but only to the extent such costs are deducted in calculating the cash and shares of McLeodUSA Class A common stock to be paid or issued in the merger, pay, discharge, settle or satisfy any claims, liabilities or obligations other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, Ovation's most recent financial statements or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which Ovation or any of its subsidiaries is a party

 . except in the ordinary course of business consistent with past practice, waive, release or assign any rights or claims, or modify, amend or terminate any agreement to which Ovation or any of its subsidiaries is a party

 . make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a governmental entity

 .  take any action or fail to take any action that would have a Company Material
   Adverse Effect prior to or after the effective time of the merger or an Acquiror Material Adverse Effect (as defined in the merger agreement) after the effective time of the merger, or that would adversely affect the ability of Ovation or any of its subsidiaries prior to the effective time of the merger, or McLeodUSA or any of its subsidiaries after the effective time of the merger, to obtain consents of third parties or approvals of governmental entities required to consummate the transactions contemplated in the merger agreement

 .  authorize, or commit or agree to do any of the foregoing

Ovation has also agreed:

 . promptly to take all action necessary in accordance with the DGCL and Ovation's certificate of incorporation and bylaws to solicit from the stockholders of Ovation proxies or consents to adopt the merger agreement and approve the merger

 . to mail this prospectus and proxy statement to its stockholders promptly after the Registration Statement becomes effective, and to comply with the proxy solicitation rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the solicitation of proxies from such persons

 . to give, and to cause each of its subsidiaries to give, McLeodUSA access to all of its properties, agreements, books, records and personnel

 . to furnish McLeodUSA with monthly unaudited consolidated financial statements and other information concerning its business, operations, prospects, conditions, assets, liabilities and personnel

Pursuant to the merger agreement, Ovation and McLeodUSA have agreed:

 . not to, and not to permit any of their subsidiaries to, take any action that could result in any of their respective representations and warranties becoming untrue or any of the conditions to the merger not being satisfied

 . to use their reasonable best efforts promptly to make all filings under applicable laws and to obtain all material authorizations, permits, consents and approvals of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the merger agreement

 . to use their reasonable best efforts to take all necessary, proper or appropriate actions to consummate the transactions contemplated by the merger agreement


No Solicitation by Ovation and the Principal Company Stockholders

     Ovation has agreed to, and to cause its directors, officers, employees, representatives, agents and subsidiaries and their respective directors, officers, employees, representatives and agents to, and the Principal Company Stockholders have agreed to, and to cause their respective representatives and agents to, immediately cease as of the date of the merger agreement any discussions or negotiations with any person with respect to a Competing Transaction (as defined below). Ovation and the Principal Company Stockholders have agreed not to, and Ovation has agreed to cause its subsidiaries not to, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or furnish any information or negotiate with any person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of its directors, officers, employees, agents or representatives to take any such action. Ovation and the Principal Company Stockholders have agreed:

   . promptly to notify McLeodUSA if any inquiries or proposals that constitute, or may reasonably be expected to lead to, a Competing Transaction are received by Ovation, any of its subsidiaries, or the applicable Principal Company Stockholders, as the case may be, or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives

   . promptly to inform McLeodUSA as to the material terms of such inquiry or proposal and, if in writing, promptly to deliver or cause to be delivered to McLeodUSA a copy of such inquiry or proposal

   . to keep McLeodUSA informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals.

     Ovation and the Principal Company Stockholders have also agreed that neither the Ovation Board nor any committee thereof nor any Principal Company Stockholder will:

   . withdraw or modify, or propose to withdraw or modify, in a manner adverse to McLeodUSA or Bravo Acquisition Corporation, the approval or recommendation by the Ovation Board or any such committee or Principal Company Stockholder of the merger agreement or the merger

   . approve or recommend, or propose to approve or recommend, any Competing Transaction

   .    enter into any agreement with respect to any Competing Transaction

     For purposes of the merger agreement, "Competing Transaction" means any of the following involving Ovation or its subsidiaries, other than the transactions contemplated by the merger agreement:

   . any merger, consolidation, share exchange, business combination, or other similar transaction

   . any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of Ovation and its subsidiaries, taken as a whole, or issuance of 10% or more of the outstanding voting securities of Ovation or any of its subsidiaries in a single transaction or series of transactions

   . any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of Ovation or any of its subsidiaries or the filing of a registration statement under the Securities Act in connection therewith

   . any solicitation of proxies in opposition to approval by the stockholders of Ovation of the merger

   . any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed after the date of the merger agreement which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of Ovation or any of its subsidiaries

   . any agreement or public announcement by Ovation or any other person of a proposal, plan or intention to do any of the foregoing.


Additional Agreements of McLeodUSA

     McLeodUSA has agreed to infuse Ovation, concurrently with the completion of the merger, with a sufficient amount of cash and otherwise cause Ovation and its subsidiaries to pay and satisfy in full all of their indebtedness for borrowed money owed to (1) AT&T Commercial Finance Corporation ("AT&T Finance") ($95.7 million as of February 1, 1999) and (2) M/C ($8.8 million as of February 1,
1999).  McLeodUSA has also agreed to:

   . include the shares of McLeodUSA Class A common stock issuable upon exercise of the Ovation Stock Options assumed or converted in the merger on McLeodUSA's registration statement on Form S-8 relating to McLeodUSA's 1996 Employee Stock Option Plan or to file a registration statement on Form S-8 or another appropriate form, effective as of the effective time of the merger, registering such shares

   . use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such stock options remain outstanding

   . administer such stock options in a manner that complies with Rule 16b-3 under the Exchange Act with respect to those individuals who will be subject to the reporting requirements under Section 16 of the Exchange Act after the merger.

     Concurrently with the execution of the merger agreement, McLeodUSA and Ovation entered into a revolving credit agreement pursuant to which McLeodUSA agreed to lend to Ovation up to $20 million on a senior subordinated unsecured basis. In connection with the revolving credit agreement, McLeodUSA agreed to enter into a subordination agreement with Ovation and AT&T Finance. Pursuant to the subordination agreement, McLeodUSA will agree to subordinate the revolving credit agreement to the prior payment in full of all of Ovation's obligations owing to AT&T Finance. McLeodUSA's obligation to execute the subordination agreement is subject to and conditioned upon McLeodUSA's receipt of a subordination agreement executed by Ovation and M/C pursuant to which Ovation and M/C subordinate all indebtedness of Ovation owed to M/C to the prior payment in full of all of Ovation's obligations owing to McLeodUSA to the same extent that McLeodUSA subordinates its obligations to AT&T Finance.


Indemnification

     If the merger agreement is approved, all holders of Ovation common stock, by their receipt of cash and/or shares of McLeodUSA Class A common stock in the merger, will be deemed to have agreed severally to indemnify McLeodUSA, the surviving corporation of the merger and certain persons related to McLeodUSA or the surviving corporation of the merger (collectively, the "Indemnified Persons") for any and all losses, costs, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) ("Damages") actually suffered and arising out of the breach of the representations, warranties, covenants and agreements given or made by Ovation. The maximum liability of the holders of Ovation common stock for such indemnification will be limited to $37 million, except to the extent any claim for indemnification is based on common law fraud, and the obligation of holders of Ovation common stock to indemnify the Indemnified Persons will apply only to Damages to the extent they exceed $1,750,000 in the aggregate. Furthermore, each holder of Ovation common stock will be liable only for a fraction of such Damages, the numerator of which is the number of shares of Ovation common stock (computed on a fully diluted basis after giving pro forma effect to the exercise of all options, warrants and rights to acquire Ovation common stock) held by such stockholder immediately prior to the effective time of the merger and the denominator of which is equal to the aggregate number of shares of Ovation common stock outstanding immediately prior to the effective time of the merger (computed on a fully diluted basis and after giving pro forma effect to the exercise of all options, warrants and rights to acquire Ovation common stock).

     In addition to the foregoing indemnification, each Principal Company Stockholder has agreed severally to indemnify the Indemnified Persons for Damages actually suffered and arising out of the breach of the representations, warranties, covenants and agreements given or made by such Principal Company Stockholder on its own behalf and only with respect to itself or the merger agreement. Such indemnification, if provided with respect to a representation or warranty, will apply to all such Damages without regard to amount and without limitation on the maximum liability for indemnification. No Principal Company Stockholder will have any liability for any breach of representation, warranty or covenant by any other Principal Company Stockholder.

     Any payment to be made to an Indemnified Person by a holder of Ovation common stock or a Principal Company Stockholder pursuant to these indemnification obligations may be made in cash or, in whole or in part, in McLeodUSA Class A common stock having a value per share equal to the average of the daily closing price, on The Nasdaq Stock Market's National Market System as reported by Bloomberg, L.P., for the 10 trading days immediately preceding the date of such payment.

     The Principal Company Stockholders have entered into a cross indemnification agreement dated as of January 7, 1999 pursuant to which each Principal Company Stockholder has agreed to indemnify and hold harmless each of the other Principal Company Stockholders for their pro rata portion of Damages and other amounts for which each other Principal Company Stockholder becomes liable under the merger agreement.


Director's and Officers' Insurance and Indemnification

     McLeodUSA has agreed that for the period from the effective time of the merger until at least six years after the effective time of the merger, (1) it will cause the surviving corporation of the merger to maintain Ovation's current directors' and officers' insurance and indemnification policy and related arrangements, or an equivalent policy and related arrangements, for all present and former directors and officers of Ovation, covering claims made and insurable events occurring prior to or within six years after the effective time of the merger, provided that the surviving corporation of the merger will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of 200% of the current annual cost, in which case the surviving corporation of the merger shall maintain such policies up to an annual cost of 200% of the current annual cost; and (2) it will cause the surviving corporation of the merger to maintain indemnification provisions, including, without limitation, provisions for expense advances, for present and former officers and directors in the certificate of incorporation and bylaws of the surviving corporation of the merger to the fullest extent permitted by the DGCL. McLeodUSA has also agreed to, or to cause the surviving corporation of the merger to, indemnify and hold harmless, from and after the effective time of the merger, to the full extent that the surviving corporation of the merger or McLeodUSA would be permitted by applicable law, each present or former officer or director of Ovation against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation to which such person is, or is threatened to be made, a party by reason of the fact that such person is or was a director, officer, employee or agent of Ovation, or is or was serving at the request of Ovation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, except that neither McLeodUSA nor the surviving corporation of the merger will be liable for any settlement effected without its prior written consent, which consent may not be unreasonably withheld.


Conditions to Consummation of the Merger

          Conditions to Each Party's Obligation to Effect the Merger. Each party's obligation to effect the merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the effective time of the merger:

          (1) the merger agreement and the merger shall have been adopted and approved by the requisite vote of the stockholders of Ovation;

          (2) no governmental entity or court shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order which is in effect and prevents or prohibits consummation of the merger, provided that the failure to obtain a required consent or approval of a governmental entity, other than those specified in paragraphs (3) and (4) below, shall not form the basis for an assertion that this condition is not satisfied;

          (3) the applicable waiting period under the HSR Act shall have expired or been terminated;

          (4) all consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by McLeodUSA or Ovation prior to consummation of the transactions contemplated in the merger agreement, other than the filing of the articles of merger in accordance with the DGCL, shall have been obtained from and made with the FCC and each of the public utility commissions of the states of Illinois, Michigan, Minnesota and Wisconsin;

          (5)  other than:

               (a) 23,971,756 shares of Ovation common stock, which number of shares may be increased between the date of the merger agreement and the effective time of the merger in connection with the exercise of Ovation Stock Options described in clause (c) below in accordance with their terms,

               (b)  240,000 shares of Ovation preferred stock, and

               (c) Ovation Stock Options exercisable for 806,845 shares of Ovation common stock, which number of shares may be decreased between the date of the merger agreement and the effective time of the merger in connection with the exercise of Ovation Stock Options in accordance with their terms, there shall be no other outstanding securities of Ovation convertible into or exchangeable for Ovation common stock or any other equity securities of Ovation and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other equity securities of Ovation;

          (6) the Registration Statement shall have become effective and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

          (7) McLeodUSA shall have received all federal or state securities permits and other authorizations necessary to issue McLeodUSA Class A common stock in the merger; and

          (8) McLeodUSA shall have received from Ovation "cold comfort" letters of Ernst & Young LLP dated the date on which the Registration Statement becomes effective and the effective time of the merger, respectively, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with similar transactions.

          Conditions to the Obligation of McLeodUSA and Bravo Acquisition Corporation to Effect the Merger. The obligation of McLeodUSA and Bravo Acquisition Corporation to effect the merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the effective time of the merger:

          (1) the representations and warranties of Ovation and the Principal Company Stockholders shall be true and correct as of the date of the merger agreement and shall be true and correct in all material respects (except that where any statement in a representation expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the effective time of the merger as though made as of the effective time of the merger, except in a representation or warranty that does not expressly include a standard of a Company Material Adverse Effect, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate a Company Material Adverse Effect, and McLeodUSA shall have received a certificate of the chief executive officer or chief financial officer of Ovation to that effect;

          (2) any revised versions of the disclosures by Ovation delivered to McLeodUSA shall not disclose any Company Material Adverse Effect as compared with the comparable disclosures as of the date of the merger agreement;

          (3) Ovation and the Principal Company Stockholders shall have performed or complied in all respects with all agreements required to be performed or complied with by them under the merger agreement at or prior to the effective time of the merger except for such noncompliance that does not have a Company Material Adverse Effect, and McLeodUSA shall have received a certificate of each Principal Company Stockholder and the chief executive officer or chief financial officer of Ovation (as to Ovation) to that effect;

          (4) McLeodUSA shall have received an opinion of Edwards & Angell, LLP which is reasonable and customary for similar transactions;

          (5) there shall not be pending any enforcement action or similar proceeding by any governmental entity that is likely to place limitations on the ownership of shares of Ovation preferred stock or Ovation common stock (or shares of common stock of the surviving corporation of the merger) by McLeodUSA or Bravo Acquisition Corporation such that consummation of the merger would violate any provisions of McLeodUSA's indentures relating to its outstanding public indebtedness, and there shall not be pending any enforcement action or similar proceeding by any state or federal governmental entity that is likely to have a Company Material Adverse Effect or, if such action arises in connection with the transactions contemplated by the merger agreement, an Acquiror Material Adverse Effect;

          (6) since December 31, 1997, there shall not have occurred a Company Material Adverse Effect, or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Company Material Adverse Effect, not disclosed by Ovation in the disclosure schedules to the merger agreement;

          (7) McLeodUSA shall have received the opinion of Hogan & Hartson L.L.P. to the effect that the merger will not result in taxation to McLeodUSA or Bravo Acquisition Corporation under the Code;

          (8) any environmental reports prepared at the request of McLeodUSA shall indicate that the real property owned by Ovation does not contain any hazardous materials and is not subject to any risk of contamination from any off-site hazardous materials, except to the extent that the presence of any such hazardous materials or the risk of such contamination would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect and except that this condition will be deemed waived by McLeodUSA and Bravo Acquisition Corporation (a) if phase I environmental reports have not been prepared within 15 days following the date of the merger agreement and the phase II environmental reports, if requested by McLeodUSA, have not been prepared within 35 days following the date of the merger agreement, or
     (b) if McLeodUSA does not notify Ovation of identified environmental problems in accordance with the merger agreement;

          (9) Ovation shall have delivered to McLeodUSA and Bravo Acquisition Corporation a certificate signed by a duly authorized officer stating that
     (a) to its knowledge, except as specified in such certificate in reasonable detail, Ovation is aware of no breach of any representation, warranty or covenant by McLeodUSA or Bravo Acquisition Corporation that could be reasonably expected to result in a claim for indemnification and (b) Ovation and the Principal Company Stockholders irrevocably waive any and all rights to indemnification against McLeodUSA and Bravo Acquisition Corporation to the extent any Damages arising from the matters described in such certificate or any other matters of which Ovation then has knowledge exceed $5 million in the aggregate; and

          (10) McLeodUSA shall have received a signed Affiliate Agreement from each "affiliate" of Ovation (under Rule 145 of the Securities Act).

  Conditions to the Obligation of Ovation to Effect the Merger. The obligation of Ovation to effect the merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the effective time of the merger:

(1) the representations and warranties of McLeodUSA and Bravo Acquisition Corporation shall be true and correct as of the date of the merger agreement and shall be true and correct in all material respects (except that where any statement in a representation expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the effective time of the merger as though made as of the effective time of the merger, except in a representation or warranty that does not expressly include a standard of an Acquiror Material Adverse Effect, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate an Acquiror Material Adverse Effect, and Ovation shall have received a certificate of the chief executive officer or chief financial officer of McLeodUSA to that effect;

(2) McLeodUSA and Bravo Acquisition Corporation shall have performed or complied in all respects with all agreements required to be performed or complied with by them under the merger agreement on or prior to the effective time of the merger except for such noncompliance that does not have an Acquiror Material Adverse Effect, and Ovation shall have received a certificate of the chief executive officer or chief financial officer of McLeodUSA and Bravo Acquisition Corporation to that effect;

(3) Ovation shall have received an opinion of Hogan & Hartson L.L.P. which is reasonable and customary for similar transactions;

(4) Ovation shall have received the opinion of Edwards & Angell, LLP to the effect that the merger will not result in taxation to Ovation or the stockholders of Ovation under the Code;

(5)  since December 31, 1997, there shall not have occurred an Acquiror
     Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Acquiror Material Adverse Effect) not disclosed by Acquiror in the disclosure schedules to the merger agreement;

(6) McLeodUSA and Bravo Acquisition Corporation shall have delivered to Ovation a certificate signed by a duly authorized officer stating that
     (a) to their knowledge, except as specified in such certificate in reasonable detail, McLeodUSA and Bravo Acquisition Corporation are aware of no breach of any representation, warranty or covenant by Ovation or any Principal Company Stockholder that could be reasonably expected to result in a claim for indemnification and (b) McLeodUSA and Bravo Acquisition Corporation irrevocably waive any and all rights to indemnification against the stockholders of Ovation to the extent any Damages arising from the matters described in such certificate or any other matters of which McLeodUSA or Bravo Acquisition Corporation then has knowledge exceed $5 million in the aggregate; and

(7) there shall not be pending any enforcement action or similar proceeding by any governmental entity that is likely to place limitations on the ownership of shares of Ovation preferred stock or Ovation common stock (or shares of common stock of the surviving corporation of the merger) by McLeodUSA or Bravo Acquisition Corporation such that consummation of the merger would violate any provisions of McLeodUSA's indentures relating to its outstanding public indebtedness, and there shall not be pending any enforcement action or similar proceeding by any state or federal governmental entity that is likely to have an Acquiror Material Adverse Effect or, if such action arises in connection with the transactions contemplated by the merger agreement, a Company Material Adverse Effect.


Termination of the Merger Agreement

          The merger agreement may be terminated at any time (except where otherwise indicated) prior to the effective time of the merger, whether before or after approval by the stockholders of Ovation:

          (1) by mutual written consent of Ovation and McLeodUSA;

          (2) by McLeodUSA, if there has been a breach by Ovation of any of its representations, warranties, covenants or agreements contained in the merger agreement, or any such representation and warranty shall have become untrue, in any such case such that the conditions to completion of the merger will not be satisfied and such breach or condition has not been cured such that those conditions will be satisfied within 20 business days following receipt by Ovation of written notice of such breach;

          (3) by Ovation, if there has been a breach by McLeodUSA or Bravo Acquisition Corporation of any of its representations, warranties, covenants or agreements contained in the merger agreement, or any such representation and warranty shall have become untrue, in any such case such that the conditions to completion of the merger will not be satisfied and such breach or condition has not been cured such that those conditions will be satisfied within 20 business days following receipt by McLeodUSA of written notice of such breach;

          (4) by either McLeodUSA or Ovation if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any other federal or state (but not county or municipal) governmental entity preventing or prohibiting consummation of the merger shall have become final and non-appealable;

          (5) by either McLeodUSA or Ovation if the adoption of the merger agreement shall fail to receive the requisite vote by the stockholders of Ovation;

          (6) by either McLeodUSA or Ovation if the merger shall not have been consummated by the earlier to occur of the Scheduled Closing Date or May 1, 1999, except that this right to terminate the merger agreement will not be available to any party whose willful failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the effective time of the merger to occur on or before such date;

          (7) by either Ovation or McLeodUSA upon written notice to the other party if (a) McLeodUSA causes a phase I environmental report with respect to any parcel of real property owned by Ovation to be prepared within 15 days following the date of the merger agreement and causes any phase II environmental reports on such real property to be prepared within 35 days following the date of the merger agreement, (b) McLeodUSA reasonably concludes that the real property owned by Ovation contains hazardous materials or is subject to a risk of contamination from off site hazardous materials that, in either case, would be reasonably expected to have a Company Material Adverse Effect, and (c) McLeodUSA notifies Ovation of such conclusion in writing within two business days following the completion of such environmental reports; provided that this termination right will be deemed waived by McLeodUSA if stockholders of Ovation representing at least 85% of the Merger Consideration agree in writing to indemnify and hold harmless the Indemnified Persons from and against any and all Damages actually suffered and arising out of the existence of any hazardous materials on such real property or the contamination of such real property from any off-site hazardous materials (without regard to any deductibles or caps on liability);

          (8) by McLeodUSA, upon written notice to Ovation, if it does not receive the certificate containing the information specified in clause (a) of paragraph (9) under the caption "--Conditions to Consummation of the Merger--Conditions to the Obligation of McLeodUSA and Bravo Acquisition Corporation to Effect the Merger;"

          (9) by Ovation, upon written notice to McLeodUSA, if it does not receive the certificate containing the information specified in clause (a) of paragraph (6) under the caption "--Conditions to Consummation of the Merger--Conditions to the Obligation of Ovation to Effect the Merger;"

          (10) by McLeodUSA, upon written notice to Ovation, if it does not receive the certificate containing the waiver specified in clause (b) of paragraph (9) under the caption "--Conditions to Consummation of the Merger--Conditions to the Obligation of McLeodUSA and Bravo Acquisition Corporation to Effect the Merger;" or

          (11) by Ovation, upon written notice to McLeodUSA, if it does not receive the certificate containing the waiver specified in clause (b) of paragraph (6) under the caption "--Conditions to Consummation of the Merger--Conditions to the Obligation of Ovation to Effect the Merger."

     In the event of termination of the merger agreement, the merger agreement will become void and there will be no liability or obligation on the part of McLeodUSA, Bravo Acquisition Corporation or Ovation or any of their respective directors or officers, except that:

  .  each party will be liable for its breach of the merger agreement,

  . each party will be obligated to pay its own expenses incurred in connection with the merger agreement, and

  . each of Ovation, on the one hand, and McLeodUSA and Bravo Acquisition Corporation, on the other hand, will have the right to seek specific performance of the obligations under the merger agreement, and provided that if the merger agreement is terminated pursuant to:

  . the provision described in paragraph (7) above, then Ovation will have no liability to McLeodUSA and Bravo Acquisition Corporation for breach of its representation and warranty regarding environmental matters

  . the provision described in paragraph (8) or paragraph (9) above, then neither Ovation, on the one hand, nor McLeodUSA and Bravo Acquisition Corporation, on the other hand, will have any liability under the merger agreement

  . the provision described in paragraph (10) or paragraph (11) above, then neither Ovation, on the one hand, nor McLeodUSA and Bravo Acquisition Corporation, on the other hand, will be entitled to any recovery for such liability in excess of $750,000.


General Exclusion for Industry-Specific Events

          Exclusion for Ovation. The merger agreement provides that in no event will it constitute a breach of any representation, warranty or covenant of Ovation, or a failure of any condition to McLeodUSA's or Bravo Acquisition Corporation's obligations if any fact, matter or thing referred to in the merger agreement changes or results in the failure of any condition to McLeodUSA's or Bravo Acquisition Corporation's obligations to the extent that such change or failure of condition results from:

  . changes that are applicable to the competitive local exchange carrier industry generally in the states in which Ovation or its subsidiaries operate, including, without limitation, changes in federal or state law.

  . any act or omission following the date of the merger agreement on the part of any incumbent local exchange carrier with which Ovation or any of its subsidiaries has an agreement, against or affecting Ovation or its subsidiaries, whether (1) in connection with an effective or anticipated change in law, such as the cessation of reciprocal compensation payments,
     (2) as a result of the transactions contemplated in the merger agreement or
     (3) otherwise, provided that Ovation or the subsidiaries are otherwise materially in compliance with their agreement with such incumbent local exchange carrier.

     Exclusion for McLeodUSA and Bravo Acquisition Corporation. The merger agreement provides that in no event will it constitute a breach of any representation, warranty or covenant of McLeodUSA or Bravo Acquisition Corporation, or a failure of any condition to Ovation's obligations if any fact, matter or thing referred to in the merger agreement changes or results in the failure of any condition to Ovation's obligations to the extent that such change or failure of condition results from:

  . changes that are applicable to the telecommunications or directory publishing industries generally, including, without limitation, changes in federal or state law,

  . any act or omission following the date of the merger agreement on the part of any incumbent local exchange carrier with which McLeodUSA or any of its subsidiaries has an agreement, against or affecting McLeodUSA or its subsidiaries, whether (1) in connection with an effective or anticipated change in law (such as the cessation of reciprocal compensation payments),
     (2) as a result of the transactions contemplated in the merger agreement or
     (3) otherwise, provided that McLeodUSA or its subsidiaries are otherwise materially in compliance with their agreement with such incumbent local exchange carrier, or

  . any decrease in the trading price of McLeodUSA Class A common stock on The Nasdaq Stock Market's National Market System as reported by Nasdaq


Waiver and Amendment of the Merger Agreement

          Waiver. At any time prior to the effective time of the merger, the parties to the merger agreement may agree to:

 . extend the time for the performance of any obligation or other act required to be performed under the merger agreement

 . waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant thereto

 . waive compliance with any of the agreements or conditions contained in the merger agreement.

          Amendment. The merger agreement may be amended by the parties thereto at any time prior to the effective time of the merger, subject to applicable law.


Expenses

     The merger agreement provides that each party will pay its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby.


Voting Agreements

     Several directors, executive officers and stockholders of Ovation have entered into voting agreements with McLeodUSA and Bravo Acquisition Corporation. Under the terms of these voting agreements, until the date on which the merger is consummated or the merger agreement is terminated in accordance with its terms, each such person has agreed, among other things:

  . to cast all votes attributable to the capital stock of Ovation beneficially owned by such person at any annual or special meeting of stockholders of Ovation in favor of the approval and adoption of the merger agreement and approval of the merger, and against any Competing Transaction

  . to grant to the persons designated by the Ovation Board as attorneys-in-fact or proxies with respect to such meeting, a specific written proxy to vote all capital stock of Ovation which such person is entitled to vote in favor of the approval and adoption of the merger agreement and approval of the merger, and against any Competing Transaction

  . not to sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any shares of capital stock of Ovation except for existing pledges disclosed in the disclosures of Ovation delivered to McLeodUSA or to the extent such transfer is otherwise approved in advance in writing by McLeodUSA and Bravo Acquisition Corporation

  . not to grant any proxies, deposit any shares of capital stock of Ovation into a voting trust or enter into a voting agreement with respect to any such shares except for existing proxies in connection with pledges and voting agreements disclosed in the disclosures of Ovation delivered to McLeodUSA

  . not to take any action which would have the effect of preventing or inhibiting such person from performing his obligations under the voting agreement

     Pursuant to these voting agreements, the holders of approximately 94% of the voting power attributable to the shares of Ovation common stock and Ovation preferred stock entitled to vote at the special meeting have agreed to vote in favor of the merger agreement.


Ovation Stockholders' Agreement

     M/C has entered into a stockholders' agreement (the "Ovation Stockholders' Agreement") with McLeodUSA, IES, Clark E. and Mary E. McLeod, Richard A. and Gail G. Lumpkin and several other parties affiliated or related thereto (collectively, the "Lumpkins," and together with IES and Clark E. and Mary E. McLeod, the "Principal Stockholders") with respect to the shares of McLeodUSA Class A common stock that M/C will receive in the merger.

     The Ovation Stockholders' Agreement provides that:

  . until December 31, 2001, M/C will not offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, ("Transfer"), any equity securities of McLeodUSA or any other securities convertible into or exercisable for such equity securities, beneficially owned by M/C as a result of the merger without receiving the prior written consent of the McLeodUSA Board, except for certain permitted transfers as provided in the Ovation Stockholders' Agreement

  . the McLeodUSA Board shall determine on a quarterly basis commencing with the quarter ending December 31, 1999 and ending on December 31, 2001, the aggregate number, if any, of shares of McLeodUSA Class A common stock, not to exceed in the aggregate 50,000 shares per quarter, that M/C may Transfer during designated trading periods following the release of McLeodUSA's quarterly or annual financial results

  . the McLeodUSA Board shall determine on an annual basis for each of the years ending December 31, 2000 and December 31, 2001, the aggregate number, if any, of shares of McLeodUSA Class A common stock, not to exceed in the aggregate on an annual basis a number of shares equal to 15% of the total number of shares of McLeodUSA Class A common stock beneficially owned by M/C as of the completion of the merger, to be registered by McLeodUSA under the Securities Act, for Transfer by M/C

  . in any underwritten primary offering, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto or other form which would not permit the inclusion of shares of McLeodUSA Class A common stock of M/C, during the period commencing on January 1, 2000 and ending on December 31, 2001,

     McLeodUSA will give written notice of such offering to M/C and will undertake to register the number of shares of McLeodUSA Class A common stock of M/C (subject to the limitation specified above), if any, as determined by the McLeodUSA Board

  . McLeodUSA may subsequently determine not to register any shares of M/C under the Securities Act and may either not file a registration statement or otherwise withdraw or abandon a registration statement previously filed

     The Ovation Stockholders' Agreement also contains various provisions intended to insure that M/C is generally treated on a similar basis to the Principal Stockholders in connection with any Transfer of securities of McLeodUSA permitted by McLeodUSA with respect to any of the Principal Stockholders or any registration rights granted by McLeodUSA to any of the Principal Stockholders under the November 1998 Stockholders' Agreement (as defined below) for the period commencing on January 1, 2000 and ending on December 31, 2001. Similar protective rights are also granted in the Ovation Stockholders' Agreement to each of the Principal Stockholders with respect to any Transfer or registration of securities of McLeodUSA permitted by McLeodUSA with respect to M/C under the Ovation Stockholders' Agreement. In addition, during the year ending December 31, 1999, to the extent McLeodUSA participates in a strategic transaction with an outside investor pursuant to which such investor acquires securities of McLeodUSA at a premium to the then average trading price of McLeodUSA's securities, and after McLeodUSA has been paid or otherwise received its consideration or proceeds from such transaction as determined by McLeodUSA, the Principal Stockholders and M/C may be entitled to participate in such transaction on a pro rata basis as determined by the McLeodUSA Board.

     Pursuant to the Ovation Stockholders' Agreement, the Principal Stockholders have agreed, for so long as each such Principal Stockholder owns at least four million shares of McLeodUSA Class A common stock, to (1) establish the size of the McLeodUSA Board at up to 11 directors and (2) cause to be elected to the McLeodUSA Board one director designated by M/C, for so long as M/C owns at least
2.5 million shares of McLeodUSA Class A common stock. The Ovation Stockholders' Agreement also contains provisions pursuant to which M/C agrees to vote its shares of McLeodUSA Class A common stock to establish the size of the McLeodUSA Board at up to 11 directors and to cause to be elected to the McLeodUSA Board directors designated by the Principal Stockholders as set forth therein.

     The Ovation Stockholders' Agreement terminates on the earlier to occur of the termination of the merger agreement in accordance with the terms thereof and December 31, 2001. In addition, if (1) during each of the years ending December 31, 2000 and December 31, 2001, McLeodUSA has not provided M/C a reasonable opportunity to Transfer pursuant to the registration of securities under the Securities Act an aggregate number of shares of McLeodUSA Class A common stock equal to not less than 15% of the total number of shares of McLeodUSA Class A common stock beneficially owned by M/C as of the effective time of the merger or
(2) after January 1, 2000, the November 1998 Stockholders' Agreement to which McLeodUSA and the Principal Stockholders are a party has been terminated by all parties thereto, then M/C may terminate the Ovation Stockholders' Agreement by providing written notice of termination to all other parties (x) in the case of clause (1) above, no later than 30 days following the end of such year and (y) in the case of clause (2) above, at any time after January 1, 2000. Lastly, the Ovation Stockholders' Agreement shall be terminated with respect to the Principal Stockholders, and not as to McLeodUSA and M/C, at such time as the November 1998 Stockholders' Agreement shall have terminated.

     See "McLeodUSA Capital Stock and Comparison of Stockholder Rights--Investor Agreement and Stockholders' Agreements" for a description of the November 1998 Stockholders' Agreement and other stockholder and investor agreements to which McLeodUSA and other stockholders of McLeodUSA are a party.

                   INFORMATION ABOUT MCLEODUSA AND MERGER SUB

General

McLeodUSA. McLeodUSA provides integrated communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. McLeodUSA's integrated communications services include local, long distance, Internet access, data, voice mail and paging, all from a single company on a single bill. McLeodUSA believes it is the first communications provider in most of its markets to offer ``one-stop shopping'' for communications services tailored to customers' specific needs.

     McLeodUSA's approach makes it easier for both its business and its residential customers to satisfy their telecommunications needs. It also allows businesses to receive customized services, such as competitive long distance pricing and enhanced calling features, that might not otherwise be directly available on a cost-effective basis. As of December 31, 1998, McLeodUSA served over 397,600 local lines in 269 cities and towns.

     In addition to McLeodUSA's core business of providing competitive local, long distance and related communications services, it also derives revenue from:

  . the sale of advertising space in telephone directories
  . incumbent local exchange services in east central Illinois
  . communications network maintenance services
  . telephone equipment sales, service and installation
  . video services
  . special access, private line and data services
  . telemarketing services
  . other communications services, including cellular, operator, payphone and paging services

     In most of its markets, McLeodUSA competes with the incumbent local phone company by leasing its lines and switches. This allows customers to select McLeodUSA's local service without changing their existing telephone numbers. In other markets, primarily in east central Illinois, McLeodUSA operates its own lines and switches. McLeodUSA provides long distance services by using its own facilities and leasing capacity from long-haul and local providers. McLeodUSA is constructing fiber optic networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Minnesota, South Dakota, North Dakota, Colorado and Wyoming to carry additional communications traffic on its own network.

     McLeodUSA wants to be the leading and most admired provider of integrated communications services in its markets. McLeodUSA is:

  . aggressively capturing customer share and generating revenue using leased network capacity
  .  concurrently constructing its own network
  . migrating customers to its network to provide enhanced services and reduce operating costs

     The principal elements of McLeodUSA's business strategy are to:

  Provide integrated communications services. McLeodUSA believes it can rapidly penetrate its target markets and build customer loyalty by providing an integrated product offering to business and residential customers. McLeodUSA intends to add PCS services to its current array of integrated communications services over the next several years.

     Build customer share through branding. McLeodUSA believes it will create and strengthen brand awareness in its target markets by branding its communications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of its telephone directories.

     Provide outstanding customer service. McLeodUSA customer service representatives are available 24 hours a day, seven days a week, to answer customer calls. McLeodUSA's customer-focused software and systems allow its representatives immediate access to its customer and network data, enabling a rapid and effective response to customer requests.

     Emphasize small and medium sized businesses. McLeodUSA primarily targets small and medium sized businesses because it believes it can rapidly capture customer share by providing face-to-face business sales and strong service support to these customers.

     Expand its fiber optic network. McLeodUSA is building a state-of-the-art digital fiber optic network to deliver multiple services and reduce operating costs.

     Expand intra-city fiber network build. Within selected cities, McLeodUSA plans to extend its network directly to its customers' locations. This will allow McLeodUSA to provide expanded services and reduce the expense of leasing facilities from the local exchange carrier.

     Explore acquisitions and strategic alliances. McLeodUSA plans to pursue acquisitions, joint ventures and strategic alliances to expand or complement its business.

     Leverage proven management team. McLeodUSA's executive management team consists of veteran telecommunications managers who successfully implemented similar customer-focused telecommunications strategies in the past.


     As of December 31, 1998, McLeodUSA estimated, based on its business plan, capital requirements and growth projections as of that date, its aggregate capital requirements through 2001 would be $1.4 billion. McLeodUSA's estimated aggregate capital requirements include the projected cost of:

  . building its fiber optic network, including intra-city fiber optic networks . expanding operations in existing and new markets
  . developing a PCS system
  . funding general corporate purposes
  . completing recent and pending acquisitions, including the merger
  . constructing, acquiring, developing or improving telecommunications assets

     In addition to the transaction described in this prospectus and proxy statement, McLeodUSA has entered into an agreement to acquire DTG and has acquired TDI and Info America. The estimated costs and incremental capital needs associated with these acquisitions are included in McLeodUSA's estimated aggregate capital requirements.

  McLeodUSA expects to use the following to address its capital needs:

  . approximately $487.8 million in net proceeds from the issuance of McLeodUSA's 8 1/8% senior notes on February __, 1999

  . approximately $591.7 million of cash and investments on hand at December 31,
    1998
  . additional issuances of debt or equity securities
  . projected operating cash flow

     The actual amount and timing of McLeodUSA's future capital requirements is subject to risks and uncertainties and may differ materially from its estimates. Accordingly, McLeodUSA may need additional capital to continue to expand its markets, operations, facilities, network and services. See "Risk FactorsMcLeodUSA Needs Significant Capital to Implement its Business Plan."


     McLeodUSA's principal executive offices are located at McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and its phone number is (319) 364-0000.


Bravo Acquisition Corporation. Bravo Acquisition Corporation is a Delaware corporation and a wholly owned subsidiary of McLeodUSA. McLeodUSA formed Bravo Acquisition Corporation in December 1998 to facilitate the merger. Bravo Acquisition Corporation has not transacted any business other than that incident to its formation and the completion of the merger.


Additional Information

     A detailed description of McLeodUSA's business, executive compensation, various benefit plans, including stock option plans, voting securities and the principal holders thereof, certain relationships and related transactions, financial statements and other matters related to McLeodUSA is incorporated herein by reference or set forth in McLeodUSA's Annual Report on Form 10-K for the year ended December 31, 1997 or on Form 10-Q for the quarter ended September 30, 1998, incorporated herein by reference. Stockholders desiring copies of such documents may contact McLeodUSA at its address or telephone number indicated under "Where You Can Find More Information."


Recent Developments

The DTG Merger Agreement. On October 27, 1998, McLeodUSA entered into an Agreement and Plan of Merger with DTG pursuant to which a newly formed wholly owned subsidiary of McLeodUSA will be merged with and into DTG. As a result of the DTG merger, each share of DTG's common stock will be converted into the right to receive 0.4328 of a share of McLeodUSA Class A common stock. The maximum number of shares of McLeodUSA Class A common stock issuable pursuant to the DTG merger, assuming the exercise of all outstanding options to purchase DTG common stock and including shares to be issued to executive officers of DTG who are entering into employment agreements with McLeodUSA, is expected to be approximately 1,375,000. In addition, under the terms of the DTG merger agreement, each option to purchase DTG common stock will become or be replaced by an option to purchase a number of shares of McLeodUSA Class A common stock equal to the number of shares of DTG common stock that could have been purchased (assuming full vesting) under the DTG stock option multiplied by 0.4328.

     Consummation of the DTG merger is subject to the satisfaction of several conditions, including (1) approval of the DTG merger agreement and the DTG merger by the stockholders of DTG, (2) receipt of required regulatory approvals and (3) other customary conditions. Each director and several executive officers of DTG have entered into voting agreements pursuant to which, among other things, they have agreed to vote their shares of DTG common stock in favor of the DTG merger at a meeting of the stockholders of DTG.

     DTG is a diversified communications services company serving business and residential customers in southeastern South Dakota and neighboring areas. DTG provides the following services:

   . wireline local and network access
   . competitive local exchange telephone
   . incumbent local exchange telephone
   . long distance telephone
   . operator assisted calling
   . telecommunications equipment sale and leasing
   . cable television
   . computer networking
   . Internet access
   . mobile radio and paging

     As of December 31, 1998, DTG operated 13 telephone exchanges and 26 cable television systems, incorporating over 2,240 miles of copper telecommunications network, 300 miles of coaxial cable and approximately 9,100 fiber miles of fiber optic telecommunications network, serving approximately 7,350 local telephone lines, 5,930 cable television subscribers, 7,200 Internet users, and over 2,000 active computer networking business customers. DTG had unaudited revenues of $33.1 million for the year ended December 31, 1998. DTG has 188 employees.

Acquisition of TDI and Info America. On February 10, 1999, McLeodUSA acquired TDI for 2.6 million shares of McLeodUSA Class A common stock. In a related and concurrent transaction, on February 10, 1999, McLeodUSA acquired Info America for 1.2 million shares of McLeodUSA Class A common stock. McLeodUSA also paid off approximately $27 million of the outstanding obligations of TDI and Info America at the time of the transactions.

     TDI and Info America are related companies, headquartered in Grand Rapids, Michigan, that together publish and distribute proprietary "white page" and "yellow page" telephone directories primarily in Michigan and northwestern Ohio. In 1998, TDI and Info America collectively published and distributed approximately 2.6 million copies of 19 telephone directories. As of December 31, 1998, TDI had 257 employees and Info America had no employees.

                                  ___________

     McLeodUSA has obtained this information regarding DTG, TDI and Info America from each of these companies, respectively. Although McLeodUSA believes such information is reliable, none of it has been independently verified. The financial information about each of these companies is unaudited.

Recent Financings. On October 30, 1998, McLeodUSA completed a private offering of $300 million aggregate principal amount of its 9 1/2% senior notes due November 1, 2008 in which it received net proceeds of approximately $291.9 million. Interest on the 9 1/2% senior notes accrues at the rate of 9 1/2% per annum and is payable in cash semi-annually in arrears on November 1 and May 1 of each year, commencing May 1, 1999. The 9 1/2% senior notes are redeemable at McLeodUSA's option, in whole or in part, at any time on or after November 1, 2003 at 106.75% of their principal amount, plus accrued and unpaid interest, declining to 100.000% of their principal amount, plus accrued and unpaid interest, on or after November 1, 2008. In the event of certain equity investments in

McLeodUSA by certain strategic investors on or before November 1, 2001, McLeodUSA may, at its option, use all or a portion of the net proceeds from such sale to redeem up to 33% of the original principal amount of the 9 1/2% senior notes at a redemption price equal to 111.5% of the principal amount of the 9 1/2% senior notes plus accrued and unpaid interest thereon, provided that at least 66% of the original principal amount of the 9 1/2% senior notes would remain outstanding immediately after giving effect to such redemption. In addition, in the event of a change of control of McLeodUSA, each holder of 9 1/2% senior notes will have the right to require McLeodUSA to repurchase all or any part of such holder's 9 1/2% senior notes at a purchase price equal to 101% of the principal amount of the 9 1/2% senior notes tendered by such holder plus accrued and unpaid interest, if any. The 9 1/2% senior notes will mature on November 1, 2008.

     On February __, 1999, McLeodUSA completed a private offering of $500 million aggregate principal amount of its 8 1/8% senior notes due February 15, 2009 in which it received net proceeds of approximately $487.8 million. Interest on the 8 1/8% senior notes accrues at the rate of 8 1/8% per annum and is payable in cash semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1999. The 8 1/8% senior notes are redeemable at McLeodUSA's option, in whole or in part, at any time on or after February 15, 2004 at 104.063% of their principal amount, plus accrued and unpaid interest, declining to 100.000% of their principal amount, plus accrued and unpaid interest, on or after February 15, 2007. In the event of certain equity investments in McLeodUSA by certain strategic investors on or before February 15, 2002, McLeodUSA will have the right, at its option, to use all or a portion of the net proceeds from such sale to redeem up to 33% of the original principal amount of the 8 1/8% senior notes at a redemption price equal to 108.125% of the principal amount of the 8 1/8% senior notes plus accrued and unpaid interest thereon, if any, provided that at least 66% of the original principal amount of the 8 1/8% senior notes would remain outstanding immediately after giving effect to such redemption. In addition, in the event of a change of control of McLeodUSA, each holder of 8 1/8% senior notes will have the right to require McLeodUSA to repurchase all or any part of such holder's 8 1/8% senior notes at a purchase price equal to 101% of the principal amount of the 8 1/8% senior notes tendered by such holder plus accrued and unpaid interest, if any. The
8 1/8% senior notes will mature on February 15, 2009.

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)
                                  (unaudited)

     The information in the following unaudited table is based on historical financial information included in McLeodUSA's prior SEC filings. This summary financial information should be read in connection with such historical financial information including the notes which accompany such financial information. This historical financial information has also been incorporated into this document by reference. See "Where You Can Find More Information" on page ___. McLeodUSA's audited historical financial statements as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997 were audited by Arthur Andersen LLP, independent public accountants.



                                                     Year Ended December 31,
                             ----------------------------------------------------------------------------------------
                                                                                                         Pro Forma
                               1993        1994       1995(1)(2)     1996(1)(3)     1997(1)(4)(5)(8)   1997(6)(7)(15)
                             -------     --------     --------        --------       -------------      ----------

Operations Statement
Data:
 Revenue................    $ 1,550     $  8,014      $ 28,998        $ 81,323        $   267,886        $  466,154
                            -------     --------      --------        --------      -------------        ----------
  Operating expenses:
   Cost of service......      1,528        6,212        19,667          52,624            155,430           258,537
   Selling, general and
    administrative......      2,390       12,373        18,054          46,044            143,918           212,993
   Depreciation and
    amortization........        235          772         1,835           8,485             33,275            81,594
   Other................         --           --            --           2,380              4,632            10,191
                            -------     --------      --------        --------      -------------        ----------
   Total operating
   expenses.............      4,153       19,357        39,556         109,533            337,255           563,315
                            -------     --------      --------        --------      -------------        ----------
  Operating loss........     (2,603)     (11,343)      (10,558)        (28,210)           (69,369)          (97,161)
  Interest income
   (expense), net.......        163          (73)         (771)          5,369            (11,967)          (49,529)
  Other income..........         --           --            --             495              1,426             2,508
  Income taxes..........         --           --            --              --                 --                --
                            -------     --------      --------        --------      -------------        ----------
  Net loss..............    $(2,440)    $(11,416)     $(11,329)       $(22,346)       $   (79,910)       $ (144,182)
                            =======     ========      ========        ========      =============        ==========
  Loss per common
   share................    $  (.17)    $   (.53)     $   (.40)       $   (.55)       $     (1.45)       $    (2.18)
                            =======     ========      ========        ========      =============        ==========
  Weighted average
   common shares
   outstanding..........     14,761       21,464        28,004          40,506             54,974            66,287
                            =======     ========      ========        ========      =============        ==========

                                          Nine Months
                                     Ended September 30,
                           ---------------------------------------------
                                                            Pro Forma
                            1997(1)(5)      1998(9)       1998(7)(10)(15)
                            --------      -----------     --------------

Operations Statement
Data:
 Revenue.................    $131,595       $438,642         $ 460,418
                             --------       --------         ---------
  Operating expenses:
   Cost of service.......      77,745        239,195           245,912
   Selling, general and
    administrative.......      86,363        189,579           201,199
   Depreciation and
    amortization.........      15,708         63,663            80,646
   Other.................       2,689          5,575             5,575
                             --------       --------         ---------
   Total operating
   expenses..............     182,505        498,012           533,332
                             --------       --------         ---------
  Operating loss.........     (50,910)       (59,370)          (72,914)
  Interest income
   (expense), net........      (2,686)       (35,519)          (51,093)
  Other income...........          40          1,789             1,789
  Income taxes...........          --             --                --
                             --------       --------         ---------
  Net loss...............    $(53,556)      $(93,100)        $(122,218)
                             ========       ========         =========
  Loss per common
   share.................    $  (1.02)      $  (1.49)        $   (1.80)
                             ========       ========         =========
  Weighted average
   common shares
   outstanding...........      52,752         62,620            67,723
                             ========       ========         =========

                                                               December 31,                            September 30,1998
                                         ----------------------------------------------------     ----------------------------
                                                                                                                Pro
                                          1993     1994     1995(1)   1996(1)(11)  1997(1)(5)(12) Actual(9)    Forma (13)(15)
                                         ------   -------   -------   --------     ----------     ----------   ----------
Balance Sheet Data:
 Current assets.......................   $7,077   $ 4,862   $ 8,507   $224,401     $  517,869     $  570,784   $  737,093
 Working capital (deficit)............   $5,962   $ 1,659   $(1,208)  $185,968     $  378,617     $  409,266   $  545,457
 Property and equipment, net..........   $1,958   $ 4,716   $16,119   $ 92,123     $  373,804     $  559,317   $  615,555
 Total assets.........................   $9,051   $10,687   $28,986   $452,994     $1,345,652     $1,621,564   $2,191,584
 Long-term debt.......................       --   $ 3,500   $ 3,600   $  2,573     $  613,384     $  939,102   $1,306,734
 Stockholders' equity.................   $7,936   $ 3,291   $14,958   $403,429     $  559,379     $  483,745   $  656,015

                                                                                                             Nine Months
                                               Year Ended December 31,                                    Ended September 30,
                           -----------------------------------------------------------------    -----------------------------------
                                                                                   Pro Forma                              Pro Forma
                             1993      1994   1995(1)(2) 1996(1)(3) 1997(1)(4)(5) 1997(6)(7)(15) 1997(1)   1998(9)   1998(7)(10)(15)
                            -------  --------  -------   --------    ----------   ----------    --------   --------  --------------
Other Financial Data:
 Capital expenditures,
  including business
  acquisitions............  $ 2,052  $  3,393  $14,697   $173,782    $  601,137   $  955,782    $547,345   $251,253    $597,711
 EBITDA(14)...............  $(2,368) $(10,571) $(8,723)  $(17,345)   $  (31,462)  $   (5,376)   $(32,513)  $  9,868    $ 13,307


                                   (footnotes are located on the following page)

_________________
(1) The acquisitions of MWR, Ruffalo Cody, TelecomUSA Publishing and CCI in April 1995, July 1996, September 1996 and September 1997, respectively, affect the comparability of the historical data presented to the historical data for prior periods shown.
(2)  Includes operations of MWR from April 29, 1995 to December 31, 1995.

(3) Includes operations of Ruffalo Cody from July 16, 1996 to December 31, 1996 and operations of TelecomUSA Publishing from September 21, 1996 to December 31, 1996.
(4)  Includes operations of CCI from September 25, 1997 to December 31, 1997.

(5) Reflects the issuance of the 10 1/2% senior discount notes and the 9 1/4% senior notes.
(6) Includes operations of CCI from January 1, 1997 to December 31, 1997, pro forma operations of Ovation from January 1, 1997 to December 31, 1997 and adjustments attributable to these acquisitions. Also reflects adjustments attributable to the 10 1/2% senior discount notes, the 9 1/4% senior notes, the 8 3/8% senior notes and the 9 1/2% senior notes computed as if they had been issued on January 1, 1997.
(7) The issuance of the 10 1/2% senior discount notes in March 1997, the issuance of the 9 1/4% senior notes in July 1997, the acquisition of CCI in September 1997, the issuance of the 8 3/8% senior notes in March 1998, the issuance of the 9 1/2% senior notes in October 1998 and the merger affect the comparability of the pro forma data presented to the data for prior periods shown.
(8) Reflects the issuance of the 10 1/2% senior discount notes on March 4, 1997.
(9)  Reflects the issuance of the 8 3/8% senior notes on March 16, 1998.
(10) Includes pro forma operations of Ovation from January 1, 1998 to September 30, 1998 and adjustments attributable to the issuance of the 8 3/8% senior notes and the 9 1/2% senior notes as if each had occurred on January 1, 1998 .
(11) Includes Ruffalo Cody and TelecomUSA Publishing, which McLeodUSA acquired on July 15, 1996 and September 20, 1996, respectively.
(12) Includes CCI, which McLeodUSA acquired on September 24, 1997.

(13) Reflects the net proceeds of the issuance of the 9 1/2% senior notes and includes Ovation on a pro forma basis. McLeodUSA agreed to acquire Ovation pursuant to the merger agreement on January 7, 1999.
(14) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

(15) Other pending and recently completed acquisitions described in "Recent Developments" on page __ are not reflected in pro forma data.

                            Pro Forma Financial Data

  The following unaudited pro forma financial information has been prepared to give effect to:

  .  the merger

  .  the acquisition of CCI in September 1997

  .  the issuance of the 10 1/2% senior discount notes in March 1997

  .  the issuance of the 9 1/4% senior notes in July 1997

  .  the issuance of the 8 3/8% senior notes in March 1998

  .  the issuance of the 9 1/2% senior notes in October 1998

  The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the merger and the issuance of the 9 1/2% senior notes were consummated on September 30, 1998. The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflects the merger and the acquisition of CCI using the purchase method of accounting, and assumes that the merger, the acquisition of CCI, and the issuance of the 10 1/2% senior discount notes, the 9 1/4% senior notes, the 8 3/8% senior notes and the 9 1/2% senior notes were consummated at the beginning of the periods presented. The unaudited pro forma financial information is derived from and should be read in conjunction with the Consolidated Financial Statements of McLeodUSA and CCI and the related notes thereto incorporated by reference in this prospectus and proxy statement. The pro forma adjustments are based upon available information and assumptions that management believes to be reasonable. For purposes of this pro forma presentation, the issuance of the 10 1/2% senior discount notes, the 9 1/4% senior notes, the 8 3/8% senior notes, and the 9 1/2% senior notes are collectively referred to as the "Notes Offerings" and the issuance of the 8 3/8% senior notes and the 9 1/2% senior notes are collectively referred to as the "1998 Notes Offerings." Pending and recently completed acquisitions described in "Recent Developments" on page __ are not reflected in this Pro Forma Financial Data.

   The adjustments for the merger reflect the preliminary allocation of the net purchase price of Ovation to the assets of Ovation that are to be acquired, including intangible assets, and records the payment of $141 million in cash and the issuance of 5,103,448 shares of McLeodUSA Class A common stock valued at $33.76 per share. The value of $33.76 per share represents the average closing price of McLeodUSA Class A common stock on The Nasdaq Stock Market for the eleven trading days beginning five days prior to the date the merger agreement was announced, January 7, 1999, and ending five days after such announcement. The actual amount of cash paid and McLeodUSA Class A common stock issued may vary depending on the elections of the holders of Ovation common stock to receive either cash or McLeodUSA Class A common stock in exchange for their shares as described in "Terms of the Merger Agreement and Related Transactions-- Conversion of Ovation Preferred Stock and Ovation Common Stock; Treatment of Options." For purposes of allocating the net purchase price among the various assets to be acquired, McLeodUSA has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of the net purchase price being attributed to intangible assets. McLeodUSA intends to more fully evaluate the acquired assets following consummation of the merger and, as a result, the allocation of the net purchase price among the acquired tangible and intangible assets may change. The adjustments include the elimination of the Ovation equity components, including common stock, treasury stock, other capital and retained deficit.

  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the merger and the acquisition of CCI been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                    McLeodUSA Incorporated and Subsidiaries
           Unaudited Pro Forma Condensed Consolidated Balance Sheets
                                 (In thousands)
                            As of September 30, 1998

                                                                                    Pro         Adjustments          Pro Forma
                                                      Pro Forma   Adjustments      Forma       for the 9-1/2%      for the 9-1/2%
                                                          for       for the       for the       Senior Notes        Senior Notes
                                          McLeodUSA    Ovation       Merger        Merger         Offering             Offering
                                         ----------   ---------     --------      ---------       ---------          -----------
ASSETS
 Current Assets:
  Cash and cash equivalents...........   $  230,991    $  2,831     $(141,000)   $   92,822       $291,875           $  384,697
  Other current assets  ..............      339,793      12,603            --       352,396             --              352,396
                                         ----------    --------     ---------    ----------       --------           ----------
   Total Current Assets  .............      570,784      15,434      (141,000)      445,218        291,875              737,093
  Property and Equipment  ............      559,317      56,238            --       615,555             --              615,555
  Intangible assets  .................      398,971      57,359       281,892       738,222             --              738,222
  Other assets........................       92,492          97            --        92,589          8,125              100,714
                                         ----------    --------     ---------    ----------       --------           ----------
   Total Assets  .....................   $1,621,564    $129,128     $ 140,892    $1,891,584       $300,000           $2,191,584
                                         ==========    ========     =========    ==========       ========           ==========

LIABILITIES AND STOCKHOLDERS'
 EQUITY
  Current Liabilities.................   $  161,518    $ 20,118     $  10,000    $  191,636       $     --           $  191,636
  Long-term debt, less current
            liabilities...............      939,102      67,632            --     1,006,734        300,000            1,306,734
  Other long-term liabilities.........       37,199          --            --        37,199             --               37,199
                                         ----------    --------     ---------    ----------       --------           ----------
   Total Liabilities..................    1,137,819      87,750        10,000     1,235,569        300,000            1,535,569
                                         ----------    --------     ---------    ----------       --------           ----------

 Stockholders' Equity:
   Preferred stock....................           --         880          (880)           --             --                   --
   Common stock.......................          631         240          (189)          682             --                  682

   Additional paid-in capital.........      707,022      44,108       128,111       879,241             --              879,241
   Deferred compensation..............           --        (567)          567            --             --                   --
   Retained earnings (deficit)........     (220,835)     (3,283)        3,283      (220,835)            --             (220,835)
   Accumulated other comprehensive
    income............................       (3,073)         --            --        (3,073)            --               (3,073)
                                         ----------    --------     ---------    ----------       --------           ----------
     Total stockholders' equity.......      483,745      41,378       130,892       656,015             --              656,015
                                         ----------    --------     ---------    ----------       --------           ----------
     Total liabilities and
           stockholders' equity.......   $1,621,564    $129,128     $ 140,892    $1,891,584       $300,000           $2,191,584
                                         ==========    ========     =========    ==========       ========           ==========

                    McLeodUSA Incorporated and Subsidiaries
      Unaudited Pro Forma Condensed Consolidated Statements of Operations
                  (In thousands, except per share information)

                                                         Year Ended December 31, 1997
                                    ------------------------------------------------------------------------
                                                   Adjustments     Pro Forma     Consolidated   Adjustments
                                                  for the Notes   for the Notes     Communi-       for CCI
                                    McLeodUSA        Offerings     Offerings     cations Inc.(1)  Acquisition
                                    ---------        ---------     ---------       ---------      ---------
Operations Statement Data:
 Revenue..........................   $267,886        $      --     $ 267,886        $194,305       $     --
                                     --------        ---------     ---------        --------       --------
 Operating expenses:
  Cost of service.................    155,430               --       155,430         100,364             --
  Selling, general and
   administrative.................    143,918               --       143,918          65,063             --
  Depreciation and amortization...     33,275               --        33,275          17,913         10,728(3)
  Other...........................      4,632               --         4,632              --          5,559(4)
                                     --------        ---------     ---------        --------       --------
   Total operating expenses.......    337,255               --       337,255         183,340         16,287
                                     --------        ---------     ---------        --------       --------
  Operating income (loss).........    (69,369)              --       (69,369)         10,965        (16,287)
  Interest expense, net...........    (11,967)         (34,045)(5)   (46,012)         (2,972)            --
  Other non-operating income......      1,426               --         1,426           1,082             --
  Income taxes....................         --               --            --          (3,477)         3,477(6)
                                     --------        ---------     ---------        --------       --------
  Net income (loss)...............   $(79,910)       $ (34,045)    $(113,955)       $  5,598        (12,810)
                                     ========        =========     =========        ========       ========
  Loss per common share...........     $(1.45)                        $(2.07)
                                     ========                      =========
  Weighted average common
   shares outstanding.............     54,974                         54,974
                                     ========                      =========
Other Financial Data:
 EBITDA(7)........................   $(31,462)          --         $ (31,462)       $ 28,878       $      --

                                                          Year Ended December 31, 1997
                                         ---------------------------------------------------------
                                         Pro Forma       Pro Forma      Adjustments      Pro Forma
                                          for CCI          for           for the          for the
                                        Acquisition     Ovation(2)        Merger          Merger
                                        -----------     ----------      -----------      ---------
Operations Statement Data:
 Revenue..........................       $ 462,191      $    3,963       $      --       $ 466,154
                                         ---------      ----------       ---------       ---------
 Operating expenses:
  Cost of service.................         255,794           2,743              --         258,537
  Selling, general and
   administrative.................         208,981           4,012              --         212,993
  Depreciation and amortization...          61,916           4,250          15,428          81,594
  Other...........................          10,191              --              --          10,191
                                         ---------      ----------        --------       ---------
   Total operating expenses.......         536,882          11,005          15,428         563,315
                                         ---------      ----------        --------       ---------
  Operating income (loss).........         (74,691)         (7,042)        (15,428)        (97,161)
  Interest expense, net...........         (48,984)           (545)             --         (49,529)
  Other non-operating income......           2,508              --              --           2,508
  Income taxes....................              --              --              --              --
                                         ---------      ----------        --------       ---------
  Net income (loss)...............       $(121,167)         (7,587)       $(15,428)      $(144,182)
                                         =========      ==========        ========       =========
  Loss per common share...........       $   (1.98)                                      $   (2.18)
                                         =========                                       =========
  Weighted average common
   shares outstanding.............          61,184                                          66,287
                                         =========                                       =========
Other Financial Data:
 EBITDA(7)........................       $  (2,584)     $   (2,792)       $     --       $  (5,376)



                                             (table continued on following page)

                    McLeodUSA Incorporated and Subsidiaries
      Unaudited Pro Forma Condensed Consolidated Statements of Operations
                  (In thousands, except per share information)


                                                                     Nine Months Ended September 30, 1998
                                                 ---------------------------------------------------------------------------------
                                                                                 Pro
                                                              Adjustments       Forma          Pro
                                                               for the 1998    for the 1998    Forma     Adjustments
                                                                  Notes          Notes        for the      for the
                                                 McLeodUSA      Offerings      Offerings     Merger(8)     Merger         Total
                                                 ----------     ---------      ---------     ---------     ------       ---------
Operations Statement Data:
 Revenue......................................    $438,642      $     --       $ 438,642     $ 21,776     $     --      $ 460,418
                                                  --------      --------       ---------     --------     --------      ---------
 Operating expenses:
  Cost of service.............................     239,195            --         239,195        6,717           --        245,912
  Selling, general and administrative.........     189,579            --         189,579       11,620           --        201,199
  Depreciation and amortization...............      63,663            --          63,663        5,401       11,582(9)      80,646
  Other.......................................       5,575            --           5,575           --           --          5,575
                                                  --------      --------       ---------     --------     --------      ---------
   Total operating expenses...................     498,012            --         498,012       23,738       11,582        533,332
                                                  --------      --------       ---------     --------     --------      ---------
  Operating loss..............................     (59,370)           --         (59,370)     ( 1,962)     (11,582)       (72,914)
  Interest expense, net.......................     (35,519)      (13,374)(10)    (48,893)     ( 2,200)          --        (51,093)
  Other non-operating income..................       1,789            --           1,789           --           --          1,789
  Income taxes................................          --            --              --           --           --             --
                                                  --------      --------       ---------     --------     --------      ---------
  Net loss....................................    $(93,100)     $(13,374)      $(106,474)    $ (4,162)    $(11,582)     $(122,218)
                                                  ========      ========       =========     ========     ========      =========
  Loss per common share.......................      $(1.49)                       $(1.70)                                  $(1.80)
                                                  ========                     =========                                =========
  Weighted average common.....................      62,620                        62,620                                   67,723
   shares outstanding.........................    ========                     =========                                =========

Other Financial Data:
 EBITDA(7)....................................    $  9,868      $     --       $   9,868     $  3,439     $     --      $  13,307

_______________
(1)  Includes operations of CCI from January 1, 1997 to September 24, 1997.
(2) Includes pro forma operations of Ovation from January 1, 1997 to December 31, 1997.

(3) To adjust depreciation and amortization to include amortization of intangibles acquired in the CCI acquisition and to be acquired in the merger. The acquired intangibles will be amortized over periods ranging from 3 to 30 years.
(4) To recognize the costs associated with the directories in progress at the time of the acquisition of CCI.
(5) To record the interest expense on the 10 1/2% senior discount notes at 10 1/2%, the 9 1/4% senior notes at 9 1/4%, the 8 3/8% senior notes at 8 3/8% and the 9 1/2% senior notes at 9 1/2% all reduced by an estimated annual yield of approximately 5% on the net proceeds from these offerings.
(6) Net income (loss) includes pro forma adjustments for income taxes due to the availability of net operating loss carryforwards and a valuation allowance.
(7) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.
(8) Includes pro forma operations of Ovation from January 1, 1998 to September 30, 1998.

(9) To adjust depreciation and amortization to include amortization of intangibles to be acquired in the merger. The acquired intangibles will be amortized over periods ranging from 3 to 30 years.
(10) To record interest expense on the 8 3/8% senior notes at 8 3/8% and the 9 1/2% senior notes at 9 1/2% reduced by an estimated annual yield of approximately 5% on the net proceeds from the offerings of these notes.

                           INFORMATION ABOUT OVATION


Ovation Overview

     Ovation is a Delaware corporation that was organized in the first quarter of 1997 under its prior name of OCI Communications, Inc. The mailing address of Ovation's principal executive office is 400 South Highway 169, Suite 750, Minneapolis, Minnesota 55426, and the phone number is (612) 252-5000.

     Ovation, headquartered in Minneapolis, Minnesota, was incorporated as a privately owned competitive local exchange carrier which owns the majority of its information transmission network. Ovation is pursuing a facilities-based strategy whereby Ovation owns and operates its own switches and fiber optic network. In addition, Ovation has established agreements to maintain its equipment at multiple incumbent local exchange carrier central offices. Ovation currently owns and operates fiber optic networks in the Minneapolis/St. Paul, Minnesota metropolitan area and in Michigan. Ovation completed the construction of telecommunications networks in Chicago, Illinois and Milwaukee, Wisconsin in January 1999 and expects to expand its Michigan service into Detroit by March 1999.

     Ovation targets business customers located in Midwestern cities with populations greater than one million. Ovation offers basic dial-tone, local and long distance telephone service, and other communications services, including Centrex-based services, private line/special access service, and data transmission services. Ovation also offers voice mail, teleconferencing, calling card services and other consumer and business services. In addition, Ovation provides services to companies providing services over the Internet.

     On October 1, 1998, Ovation acquired BRE Communications, L.L.C. d/b/a Phone Michigan and increased its existing credit facility with AT&T Finance to $95 million to fund the purchase and expansion into other markets. Phone Michigan is a competitive local exchange carrier which targets small to medium-sized business customers as well as residential customers in smaller cities with populations of 100,000 to 250,000 throughout Michigan. Phone Michigan currently provides local, long distance and other services to customers in Flint, Saginaw, Bay City, and Midland, Michigan.


Ovation History

     Ovation began construction of a 66-mile fiber optic network in downtown Minneapolis and southwest suburbs in 1997. To support the capital expenditures required for the construction of the network, AT&T Finance agreed to lend Ovation $24 million under a senior secured facility. By late December 1997, Ovation had begun to offer local telephone service. Ovation has continued its expansion in the Minneapolis/St. Paul metropolitan area, with approximately 11,702 local lines in operation as of October 31, 1998.

     After making its initial installations in Minnesota, Ovation began expanding into Milwaukee, Wisconsin, and Chicago, Illinois. In addition, Ovation plans to use the newly acquired Phone Michigan operations as a platform for expanding into Detroit. Ovation plans to provide dial-tone service in Milwaukee and Chicago during the first quarter of 1999 and in Detroit during the second quarter of 1999.


Phone Michigan

     Phone Michigan is a competitive local exchange carrier formed in November 1996. Like Ovation, Phone Michigan has deployed its own fiber optic network. Phone Michigan funded part of the construction of its network by selling a portion of its network to various school districts in Michigan on a "condo" basis and keeping the unused portion of the network for its own use. Phone Michigan is able to use the unsold, unleased portion of the fiber to pursue its strategy.


Business Strategy

     Ovation's goal is to offer local dial tone and long distance services for businesses and residences located in Midwestern cities. Ovation's primary target markets are areas that are not heavily penetrated by other competitive local exchange carriers. Because Ovation owns its fiber optic network, it is able to lease transmission capacity to other carriers, providing Ovation with additional revenue.

     Ovation's strategy includes building and owning a complete network in each of its markets. Although this strategy requires significantly higher capital expenditures on the front-end, over time Ovation believes that its strategy generates higher gross margins than can be obtained through reselling of other local exchange carriers' services or from owning switches and leasing transmission capacity. Also, Ovation has greater flexibility from an operational perspective because, by owning a complete fiber optic network, Ovation is not as susceptible to changes in purchased transmission costs.

     Ovation's strategy is to build fiber networks near business corridors, leasing transmission capacity to other central offices to increase its overall market. While leasing the network is more costly than using Ovation's own transmission capabilities, it provides Ovation with the ability to access a larger portion of local business without having to construct additional transmission capacity. In addition, Ovation will build directly to a customer's building in situations that meet minimum profitability criteria. The following table provides data on the number of Ovation's current and planned location-sharing sites in its target markets:

                       Operational Location-Sharing Sites

                     Market         End of 1998       End of 1999
                     ------         -----------       -----------
                                                      (Projected)
                 Minnesota               12                 27
                 Illinois                16                 45
                 Wisconsin                1                 13
                 Michigan                 7                 58
                                    -----------        ----------
                 Totals                  36                143

Services

     Ovation currently offers local and long-distance service. While the majority of Ovation's service is to business customers, Ovation is currently offering residential service through Phone Michigan. Ovation also plans to offer data and video services based on market demand.

Local Phone Services

     In addition to standard local business and residential phone service, Ovation offers many customized local line features.

     Ovation also offers a variety of specific local products, including business lines, Centrex service, analog and digital shared communication paths, data transmission and special access and private line services. These services are explained in greater detail below.

     . Business Line. Business line is a calling service that provides a business access line to the telephone network.

     . Basic business line service is offered for a flat monthly charge or for a lower monthly rate plus usage charges. A local directory listing is provided as part of the business package, and long distance service is provided at an additional charge.

     . Centrex Service. Centrex service includes features similar to those of a large company that maintains its own electronic transmission devices, except the equipment is located at Ovation's central office and not at the premises of the customer. Like a large company with such capabilities, Centrex allows business customers to make intra-office calls by way of four-digit extensions, direct dial calls within a given phone system and identify inbound calls.

     . Trunking Services. There are two types of trunking services: analog and digital. Trunking services enable businesses to realize cost savings over individual line if they have their own device to complete telephone transmission.

     . ISDN. Integrated Services Digital Network is an internationally agreed upon standard which, through special equipment, allows two-way, simultaneous voice and data transmission in digital formats over the same transmission line. This service targets sophisticated business customers who need to carry out functions such as videoconferencing.

     . Special Access and Private Line. Ovation offers special access and private line services. Special access services are switchless services that were traditionally offered by competitive access providers. Ovation's special access services allow its business customers to bypass the need for other telephone companies' services by providing special access to their long distance carrier of choice. Ovation creates private line services when Ovation links two locations of the same business together. In essence, Ovation provides its largest business customers with a private pipe connecting the customer's sites.

Long Distance Phone Service

     Ovation offers long distance service on a resale basis and offers related services. Ovation buys wholesale long distance minutes from several carriers, including Frontier and Wiltel. It then sells the long distance service under plans with pricing generally lower than what the larger long distance carriers charge.

Location-Sharing Service

     Ovation offers a variety of services that permit customers to interface their network equipment with Ovation's network equipment.

     Ovation is continually evaluating new products. Some potential new products include the simultaneous transmission of voice, data and multimedia applications and Internet related telephone services. Ovation anticipates implementing these services, which include placing long distance calls through the Internet, by the end of 1999.

Customers

     Ovation sells its telecommunications service to all segments of the telephone services market, including business, residential and data service customers. The following table shows Ovation's estimated sources of revenue for 1998:

                                        Estimated Percent of
           Source of Revenue              Total  Revenue
           -----------------              --------------
           Terminations                          60
           Residential                           18
           Business                              16
           Miscellaneous                          6

Network

     In each of its markets, Ovation establishes fiber optic networks and digital switches. In addition, Ovation is often approached by equipment manufacturers as a "beta test" site, allowing Ovation to use their new products and upgrades in return for Ovation's testing them.


Sales and Marketing

     Ovation concentrates on building its fiber optic network near large corporate users, but also focuses on building directly into many local exchange carrier central offices. Once Ovation has built networks into these central offices, Ovation can offer local lines to customers currently served out of that central office. Although Ovation has not historically focused on residential services, Ovation believes that construction of transmission capacity between the central offices makes offering residential service financially viable.

     Sales. The typical Ovation sales force is divided into four groups to best serve these customer segments: general business, major/national business, ISP and agent accounts.

     .  General Business Accounts

        Ovation typically employs one general business manager for every 10 general business account executives. These managers direct the general business sales force. The sales force is comprised of between 10 to 20 general business sales representatives who sell to small-end businesses (24 business lines or less). These representatives concentrate on customers that typically receive no special attention from the incumbent local exchange carrier and are price conscious.

     .  Major/National Accounts

        Depending on market size, Ovation will usually have one business manager for its major/national account sales representatives. The sales force is comprised of between 5 to 10 representatives. These sales representatives sell to customers who have 24 business lines or more. They develop customized packages which may include private line, special access, local and long distance service.

        Ovation's major/national customers range from a regional subsidiary of a national organization to a Fortune 100 company.

     .  Accounts for Companies Providing Services Over the Internet.

        Ovation is a beneficiary of the growing demand from companies providing services over the Internet. These companies traditionally have put a great constraint on transmission capabilities because the incumbent local exchange carriers were not built on 1:1 shared communication path for traditional voice calls.

        Because of the number of companies providing services over the Internet, Ovation uses one account executive per market to sell to these accounts.

     .  Agent Accounts

        Ovation generally uses agency arrangements with entities that own phone or telephone equipment vendor companies or market other types of telecommunications services. Although sales are done by an agent, Ovation bills the customer.

     Sales Force Compensation. Ovation compensates its sales force on a per line basis, with managers of different types of accounts operating under different sales expectations.

     Pricing. When Ovation begins service in a new market, it generally offers several incentive pricing plans including the following:

     .  up to 10% off other carriers' services

     .  free installation of service on existing service

     .  up to three months of free service for extended-term contracts

     .  incentives to locate their equipment at Ovation's central office

     Advertising. In July 1998, Ovation launched a new marketing campaign to make potential customers aware that Ovation has the capacity to serve over 80% of the business lines in the Minneapolis/St. Paul metropolitan area. Ovation advertises via magazines, billboards and radio.


Customer Service

     Ovation tries to make full customer service available as close to the customer as possible and provides local personnel in each of its markets with sales staff, billing analysts, operations technicians and engineers and single point-of-contact provisioning coordinators available for customer support.


Information Technology Systems

     Ovation believes that the successful competitive local telephone companies of the future will have automated information systems allowing them to process orders cost-effectively from sale through installation and billing, manage trouble reports, and manage network infrastructure. To this end, Ovation plans to build an information technology infrastructure utilizing the "best-of-breed" systems available in the industry and building interfaces between these systems. A major focus of this plan is to provide all employees of Ovation, regardless of location, with access to Ovation processes and procedures as well as the actual systems.

     Ovation has entered into contracts with vendors in order management/ provisioning, billing, and network management. Ovation is currently implementing these systems and designing interfaces to ensure minimal duplication of data and efficient order process flow.

     Ovation also believes that customers, employees and vendors want access to data utilizing the Internet and plans to incorporate this capability into the information technology infrastructure being built.

     Operational Support Solution. Ovation has recently agreed to purchase an operating support system from MetaSolv Software, Inc.

     The software consists of a set of integrated modules, as follows:

     . Order Management. This subsystem allows the user to create and manage multiple order types and transactions within both the user's organization as well as other service providers, such as incumbent local exchange carriers. The software's worksheet function prompts the user to enter the appropriate data and automatically creates the appropriate service request(s).

     . Service Provisioning. The service provisioning subsystem enables the user to develop an end-to-end circuit design based on the customer's request initiated by the order management subsystem. Service provisioning provides an engineer with the tools to design a system delivering service for a specified customer. In addition, the system automatically generates additional service requests that may be necessary to complete the circuitry designed.

     . Network Design. This subsystem tracks the installation and configuration of the equipment that forms the hardware platform of a user's network. As a result, the network design module is able to provide an accurate equipment inventory as well as facility capacity. In addition, this subsystem gives the user the ability to design networks prior to committing to equipment purchases or network configurations.

     . Customer Care. Individuals working with a customer are able to see the services provided to the customer, as well as technical details such as installed circuits, design details and pertinent "trouble" history for that customer or architecture which help customer service representatives see the "big picture" from a customer's point-of-view.

     . Trouble Management. The trouble management subsystem captures and manages service assurance activities, including the origination of trouble recognition and the monitoring of system alarms. The subsystem is able to create resolution plans to ensure work is completed.

     . Work Management. The work management subsystem provides the capability to maintain provisioning plans which are groups of tasks needed to manage the flow of work and information. The subsystem generates provisioning plans which detail how each task is assigned, what the dependencies between tasks are and when the tasks are expected to be completed.

     . Data Management. As a result of this module, all groups within an organization are able to view the same information. In addition, the data management section also stores reference data about the organization and its structure, helping to maintain the organization's quality and integrity throughout the process.

     Ovation expects that the software will be fully operational in Chicago and Milwaukee during the first quarter of 1999 and in Michigan and Minneapolis by the end of 1999.


Competition

     The Telecommunications Act has increased competition in the local telecommunications business. As a result, Ovation competes against many other local telephone companies.

     Incumbent Local Exchange Carriers. Incumbent local exchange carriers are generally Ovation's most formidable competitors due to their large size, market presence and access to capital resources. Ovation competes with the incumbent local exchange carriers in its markets for local exchange services on the basis of product offerings, reliability, state-of-the-art technology, price, route diversity, ease of ordering and customer service. However, the incumbent local exchange carriers have long-standing relationships with their customers and provide those customers with various transmission and switching services that Ovation, in many cases, does not currently offer. Ovation has sought, and will continue to seek, to achieve parity with the incumbent local exchange carriers in order to be able to provide a full range of local telecommunications services.

     Competitive Local Exchange Carriers. Ovation also compete against other competitive local exchange carriers. The following is a list of some competitive local exchange carriers.

     .  Allegiance
     .  NEXTLINK
     .  Teligent (wireless)
     .  Winstar (wireless)
     .  Focal
     .  Teleport (AT&T)
     .  MFS (MCI WorldCom)
     .  ICG
     .  Intermedia
     .  KMC
     .  MGC
     .  US Exchange

     MCI WorldCom and AT&T have also emerged as competitors in the local telephone service market as a result of MCI WorldCom's acquisition of MFS, Brooks Fiber and MCI Metro and AT&T's acquisition of Teleport Communications Group.

     Other Competitors. Ovation also faces, and expects to continue to face, competition from other potential competitors in several of the markets in which Ovation offers its services. In addition to the incumbent local exchange carriers, potential competitors capable of offering switched local and long distance services include long distance carriers such as AT&T, MCI WorldCom and Sprint, cable television companies such as TeleCommunications, Inc. and Time Warner, Inc., electric utilities, microwave carriers, wireless telephone system operators and private networks built by large end users.

     In some cases, cable television companies are upgrading their networks with fiber optics and installing facilities to provide fully interactive transmission of voice, video and data communications. In addition, under the Telecommunications Act, electric utilities may install telephone transmission equipment and may facilitate provision of telecommunications services by electric utilities over those networks if granted regulatory authority to do so. Cellular and PCS providers may also be a source of competitive local telephone service.

     Ovation also competes with equipment vendors and installers, and telecommunications management companies, with respect to portions of its business.

     A continuing trend towards business combinations and alliances in the telecommunications industry may create significant new competitors to Ovation. In addition, many of Ovation's existing and potential competitors have financial, personnel and other resources, including name recognition, significantly greater than those of Ovation.

     Ovation also competes with long distance carriers in the provision of long distance services. Although the long distance market is dominated by three major competitors, AT&T, MCI WorldCom and Sprint, hundreds of other companies also compete in the long distance marketplace.

Regulation

     Ovation's services are subject to varying degrees of federal, state and local regulation. The FCC exercises jurisdiction over telecommunications carriers which provide, originate or terminate local, intrastate, interstate or international communications. In addition, state regulatory commissions retain jurisdiction over carriers which originate or terminate intrastate communications and local governments typically impose franchise or licensing requirements on competitive local exchange carriers.


Federal Regulation

     Ovation is regulated at the federal level as a non-dominant common carrier subject to minimal regulation under Title II of the Communications Act of 1934. The Communications Act of 1934 was substantially amended by the Telecommunications Act which was signed into law by President Clinton on February 8, 1996. The Telecommunications Act removes several state and local entry barriers including the following:

     . requires incumbent local exchange carriers to provide interconnections to their facilities

     .  allows end-users to choose their own switched service providers

     .  requires access to rights-of-way

     The Telecommunications Act is also designed to enhance the competitive position of the competitive local exchange carriers and increase local competition by newer competitors such as long distance carriers, cable television and public utility companies.

     Specifically, the Telecommunications Act requires all telecommunications carriers, including local telephone companies, to permit resale of their services. It also mandates that local carriers provide dialing parity, number portability and nondiscriminatory access to telephone numbers, operator services, directory assistance and directory listings and it establishes reciprocal compensation arrangements for the transport and termination of telecommunications traffic between a competitive local exchange carriers and an incumbent local exchange carrier. Under the Telecommunications Act, incumbent local exchange carriers are also required to provide nondiscriminatory access to network elements, to offer their local telephone services for resale at wholesale rates, and to facilitate location-sharing of equipment necessary for competitors to interconnect with or access the network elements.

     The Telecommunications Act also supplanted most of the restrictions that resulted from the divestiture of the RBOCs from AT&T in 1984. The Telecommunications Act establishes procedures under which an RBOC can enter the market for "in-region" services, defined as the area where the RBOC provides local exchange service. As a result of the Telecommunications Act, RBOCs must satisfy, among other things, a 14-point "checklist" of competitive requirements before they can engage in long distance services.

     Interconnection Decision. On August 8, 1996, the FCC released the First Report and Order and Second Report and Order and Memorandum (the "Interconnection Decision") regarding local exchange competition, which established a framework of minimum national rules enabling state Public Service Commissions and the FCC to begin implementing many of the local competition provisions of the Telecommunications Act. The Interconnection Decision outlined a number of specific rules about interconnection.

     On July 18, 1997, the U.S. Eighth Circuit Court of Appeals vacated portions of the Interconnection Decision, deciding that the FCC overstepped its boundaries by establishing rules to govern, among other things, the prices that the incumbent local exchange carriers may charge for interconnection.

     In a companion hearing, the court ruled that the term "interconnection," as used in the Telecommunications Act, relates to physical access, and does not include transmission and routing services as well.

     On October 14, 1997, the U.S. Eighth Circuit Court of Appeals issued a decision clarifying that the incumbent local exchange carriers are not obligated to offer bundled elements. In January 1999, the United States Supreme Court reversed major portions of the decision of the Eight Circuit Court of Appeals and remanded the case for further proceedings.

     Transmission. On August 10, 1998, the Eighth Circuit Court of Appeals issued a ruling in favor of competitive local exchange carriers which requires incumbent local exchange carriers to sell "shared transport" to competitive local exchange carriers. The ruling reaffirms that incumbent local exchange carriers must make their transport networks available to competitive local exchange carriers. The incumbent local exchange carriers have filed a petition for rehearing of that decision before the Eighth Circuit.

     Southwestern Bell Decision. On December 31, 1997, the U.S. District Court for the Northern District of Texas issued the Southwestern Bell Decision, finding that Sections 271 to 275 of the Telecommunications Act are unconstitutional. These sections of the Telecommunications Act impose restrictions on the lines of business in which the RBOCs may engage, including establishing the conditions the RBOCs must satisfy before they may provide long distance telecommunications services.

     Under the Southwestern Bell Decision, the RBOCs would be able to provide long distance telecommunications services immediately without satisfying the 14-point conditions. The Southwestern Bell Decision was stayed pending its review by the U.S. Fifth Circuit Court of Appeals. The Fifth Circuit subsequently reversed the District Court decision. The U.S. Supreme Court has denied Southwestern Bell's petition for certiorari in the case.

     Other Regulation. In general, the FCC has a policy of encouraging the entry of new competitors, such as Ovation, in the telecommunications industry and preventing anti-competitive practices. Therefore, the FCC has established different levels of regulation for dominant carriers and non-dominant carriers. For domestic common carrier telecommunications regulation, large incumbent local exchange carriers such as GTE are currently considered dominant carriers, while competitive local exchange carriers such as Ovation are considered non-dominant carriers. As a non-dominant carrier, Ovation is subject to relatively minimal FCC regulation.

     Incumbent Local Exchange Carrier Price Cap Reform. In 1991, the FCC replaced traditional rate of return regulation for large incumbent local exchange carriers with price cap regulation. Under price caps, incumbent local exchange carriers can charge prices for some services only within established parameters. On September 14, 1995, the FCC proposed a three-stage plan that would substantially reduce incumbent local exchange carriers' price cap regulation as local markets become increasingly competitive and ultimately would result in granting incumbent local exchange carriers non-dominant status.

     The FCC released an order on December 24, 1996, which adopted several of these proposals, including the elimination of the lower service band index limits on price reductions within the access service category. The FCC's December 1996 order also eased the requirements necessary for the introduction of new services. On May 7, 1997, the FCC took further action in its CC Docket No. 94-1 updating and reforming its price cap plan for incumbent local exchange carriers. The changes require price cap incumbent local exchange carriers to reduce their price cap indices by 6.5% annually, less an adjustment for inflation. The FCC also eliminated rules that require incumbent local exchange carriers earning more than the specified rates of return to "share" portions of the excess with their access customers during the next year in the form of lower access rates. These actions could have a significant effect on the interstate access prices charged by the incumbent local exchange carriers with which Ovation competes. Review of these FCC decisions is currently pending before the U.S. Court of Appeals.

     Access Charges. The FCC has granted incumbent local exchange carriers significant flexibility in pricing the interstate special and local service on a specific central office by central office basis. Under this pricing scheme, incumbent local exchange carriers may establish pricing zones based on access traffic density and charge different prices for each zone.

     On May 16, 1997, the FCC took action in its CC Docket No. 96-262 to reform the current interstate access charge system. These new FCC rules are designed to reform the existing rate structure by moving access charges to more cost-based rate levels and structures. Over the course of several years, Ovation expects that these changes will reduce access charges and will shift charges currently based on minutes to flat-rate, monthly per line charges. As a result, the total amount of access charges paid by long distance carriers to access providers in the United States may decrease. The FCC also announced that it intends in the future to issue a Report and Order providing detailed rules for implementing a market-based approach to further access charge reform. That process will give incumbent local telephone companies progressively greater flexibility in setting rates as competition develops, gradually replacing regulation with competition as the primary means of setting prices. The FCC also adopted a "prescriptive safeguard" to bring access rates to competitive levels in the absence of competition.

     This series of decisions is likely to have a significant effect on the operations, expenses, pricing and revenue of Ovation. On June 18, 1997, the FCC denied petitions filed by several incumbent local exchange carriers asking the FCC to stay the effectiveness of its access charge reform decision. The access charge order was affirmed by the U.S. Eighth Circuit Court of Appeals on August 19, 1998. On October 6, 1998, the FCC issued a Public Notice asking parties to refresh the record on access charge reform. It specifically requested comment on pricing flexibility proposals submitted by two incumbent local exchange carriers and on changing the 6.5% X-factor adjustment for price cap indices.

     Universal Service Reform. On May 8, 1997, the FCC issued an order to implement the provisions of the Telecommunications Act relating to the preservation and advancement of universal telephone service. The Universal Service order provides that everyone must be granted quality service, affordable rates, access to advanced services, access in rural and high-cost areas, equitable and nondiscriminatory contributions, specific and predictable support mechanisms and access to advanced telecommunications services for schools, health care providers and libraries. The order provided that universal service rules should not unfairly advantage or disadvantage one provider or technology over another. All telecommunications carriers providing interstate telecommunications services, including Ovation, must contribute to the universal service support fund. Several parties have appealed the May 8th order and the outcome is still pending.


State Regulation

     Ovation believes that most, if not all, states in which it proposes to operate will require a certification or other authorization to offer intrastate services. These certifications generally require proof that the carrier has adequate financial, managerial and technical resources to offer the proposed services. Ovation will also be subject to tariff filing requirements.

     In addition to obtaining state certifications, Ovation must negotiate terms of interconnection with the incumbent local exchange carrier before it can begin providing switched services. Under the Telecommunications Act, if Ovation and the negotiating incumbent local exchange carrier are unable to reach an agreement 135 days after submitting a request for interconnection to the incumbent local exchange carrier, the negotiations may be submitted to arbitration under the supervision of the state public utility commission.

     Minnesota. The Minnesota Arbitration Order, filed on January 3, 1997, clearly defined the competitive parameters as to how new entrants and incumbent local exchange carriers will operate together.

     Illinois. The Illinois legislature enacted the two following laws, effective January 1, 1998: the Infrastructure Maintenance Fee Act and Right of Condemnation.

     The Infrastructure Maintenance Fee Act eliminated any existing franchise requirements for telephone companies. In exchange, the Infrastructure Maintenance Fee Act allowed the state and municipal government to charge an infrastructure fee of 2% of gross revenue or 1% of gross revenue if the population is 500,000 or less. This municipal fee is the only charge that a city can levy against a telephone company in connection with the placement and operation of a telecommunications network, including the use of public rights-of-way.

     Under the Right of Condemnation, a telephone company may enter and damage private property to build its facility provided that it pays for the damage. In addition, this law provides that a telephone company can place its facilities along any highway, street alley or public right-of-way dedicated or commonly used for utility purposes.

     Wisconsin. The Wisconsin legislature is considering enacting a comprehensive statute like those which have already been adopted in Illinois and Minnesota regarding the use of public rights-of-way by telecommunications providers. Currently, Wisconsin law allows municipalities to impose "reasonable regulations" on telecommunications providers in connection with the construction and placement of facilities within the public right-of-way. Ovation, therefore, has entered into separate agreements with each of the Wisconsin municipalities whose public rights-of-way they intend to use.

     On February 25, 1998, the State of Wisconsin granted Ovation's subsidiary, Ovation Communications of Wisconsin, Inc., certification as a competitive local exchange carrier and alternative telecommunications utility.

     Michigan. Michigan's constitution currently provides that no public utility has the right to use the highways, streets, or other public places without the consent of the local government. The next section of the constitution provides that no franchise or license shall be granted by any city for a period longer than 30 years. The Michigan Telecommunications Act requires local governments to grant permits for access to use rights of way to provide telecommunications services but the local government retains the right to review that access so as to protect the welfare of the public. Section 253 of the Telecommunications Act allows the FCC to preempt enforcement of state or local actions that hinder competition but the FCC has historically been cautious in using this power. It is more difficult for a competitive local exchange carrier to enter the market in Michigan than in Chicago and Minnesota, but Phone Michigan has already obtained the necessary interconnection agreements.


Regulatory Status of Reciprocal Compensation

     Current legislation requires incumbent local exchange carriers to pay competitive local telephone companies reciprocal compensation for all local calls that originate from an incumbent local exchange carrier customer and terminate at a competitive local exchange carrier customer. At issue has been reciprocal compensation payable when an incumbent local exchange carrier customer makes use of a company providing services over the Internet that has located its equipment at a competitive local exchange carrier's facility. Incumbent local exchange carriers have argued that such calls do not constitute a local call since the call is likely to terminate at Internet web sites in other states or countries and, as such, incumbent local exchange carriers feel they should not have to pay reciprocal compensation for these calls. However, twenty-four states have ruled that such calls are indeed local calls and therefore are subject to reciprocal compensation provisions in local network interconnection agreements.

     On November 2, 1998, the FCC ruled that dedicated services provided through a single dedicated channel between an individual subscriber and a single pre-designated location, should be regulated as interstate services. However, the FCC noted that its ruling doesn't affect current reciprocal compensation agreements between local telephone companies. In addition, the FCC decision does not directly affect dial-up calls to companies that provide services over the Internet, which, according to the FCC, should continue to be treated as local calls where dictated in local interconnection agreements.

     Management believes that the determination as to whether or not dial-up calls to companies providing Internet services are local calls will ultimately be determined by a Supreme Court decision and expects an intermediate decision by the FCC in the near future. Such a decision could potentially reduce or eliminate Ovation's reciprocal compensation-based revenues from companies providing Internet services.


Employees

     As of December 31, 1998, Ovation had 378 employees, all of whom were full-time employees and none of whom was subject to any collective bargaining agreement.


Environmental and Other Matters

     The United States Environmental Protection Agency ("EPA") and other agencies regulate a number of chemicals and substances that may be present in facilities used in the provision of telecommunications services. These include preservatives which may be present in wood poles, asbestos which may be present in underground duct systems and lead which may be present in cable sheathing. Components of Ovation's network may include one or more of these chemicals or substances. Ovation believes that in their present uses, none of its facilities poses any significant environmental or health risk from EPA regulated substances. If EPA regulation of any such substance is increased, or if any facilities are disturbed or modified in such a way as to require removal of the substance, special handling, storage and disposal may be required for any such facilities removed from use.


Recent Developments

     On January 4, 1999, the Company issued options to purchase 388,750 shares of Ovation common stock at $8 per share to its employees and employees of its subsidiaries.


Properties

     The tangible assets of Ovation include a substantial investment in telecommunications and cable equipment. The net book value of Ovation's fixed assets, including Phone Michigan on a pro forma basis, was approximately $56 million as of September 30, 1998. No single property represents 10% or more of Ovation's total assets.

     The principal properties of Ovation do not lend themselves to simple description by character and location. Ovation's investment in property, plant and equipment consisted of the following at December 31, 1997 and September 30, 1998:

                          Ovation Communications, Inc.
                        (numbers shown are pro forma to
                   include the properties of Phone Michigan)
                                 (in thousands)

                                       Sept. 30, 1998    Dec. 31, 1997
                                       ---------------  ---------------
Fixed Assets:
 Telecommunication Plants                  $46,323,577      $21,613,756
 Other Equipment                           $ 2,969,543      $ 1,147,456
 Land and Buildings                        $ 1,173,259      $   794,860
 Construction in Progress                  $ 5,771,903      $ 1,947,874

     Telecommunications plants consist of switching equipment, transmission equipment and related facilities, above and below ground cable, conduit and wiring. Other equipment consists of public telephone instruments and telephone equipment used or leased by Ovation in its operations, poles, furniture, office equipment, vehicles and other work equipment. Land and buildings consist of land owned in fee and improvements, principally central office buildings. Other property consists primarily of plant under construction, capital leases and leasehold improvements.

     Ovation's rights-of-way for its telecommunications transmissions systems are typically held under leases, easements, licenses or governmental permits. All other major equipment and physical facilities are owned in fee and are operated, constructed and maintained pursuant to rights-of-way, easements, permits, licenses or consents on or across properties owned by others.

     Ovation owns or leases, in its operating territories, telephone property which includes: telephone transmission network and distribution network facilities; point-to-point distribution capacity; central office; connecting lines between customers' premises and the central offices; and customer premise equipment.

     The fiber optic backbone and distribution network and connecting lines include above and below cable, conduit, and poles and wires. These facilities are located on public streets and highways or on privately owned land. Ovation has permission to use these lands pursuant to consent or lease, permit, easement, or other agreements. The central office equipment includes electronic switches and peripheral equipment.

     With the exception of Ovation's South Linden Road location in Flint, Michigan, Ovation and its subsidiaries lease facilities for their administrative and sales offices, network nodes and warehouse space. The various leases expire in years ranging from 1999 to 2008. Most have renewal options. Additional office space and equipment rooms will be leased as Ovation's operations and networks are expanded and as new networks are constructed.

     Ovation currently leases all of these properties with the exception of Ovation's South Linden Road location in Flint, Michigan. The following chart summarizes Ovation's facilities:

Facility                                    Description                Square Feet
-------------------------------  ----------------------------------  --------------
Minnesota
Suite 900-Minneapolis            Operations                                15,931
Interchange South-Minneapolis    Corporate and Executive Offices           14,245
Suite LL-5-Minneapolis           Storage                                    3,909
Suite 1036-Minneapolis           Sales and Operations                       2,582
Suite 1050-Minneapolis           Network Management Center                  2,984

Facility                                    Description                Square Feet
-------------------------------  ----------------------------------  --------------
Illinois
427 South LaSalle-Chicago        Chicago Region Operations Offices         22,000

Wisconsin
731 North Jackson St.-Milwaukee  Wisconsin Region Operations Offices       18,500

Michigan
4074 S. Linden Rd.               Michigan Region Operations Offices        12,900
Oak Creek Office Park            Call Center                                7,178
Miler Road Office                Sales & Customer Service                   8,743
Saginaw Office                   Sales Office                               2,300
Farmington Hills Switch Office   Sales Office & Future Operations Site     18,000

     All properties owned by Ovation are subject to liens for loans obtained in the ordinary course of business. Ovation does not ordinarily acquire or hold as investments real estate, interests in real estate, real estate mortgages or securities of companies primarily engaged in real estate activities.

Legal Proceedings

     Ovation and its subsidiaries are parties, as plaintiff or defendant, to a number of legal proceedings. These proceedings are considered to be routine litigation incidental to Ovation's business and none is considered to be a material pending legal proceeding.

                            Pro Forma Financial Data

  The following unaudited pro forma financial information has been prepared to give effect to the acquisition of Phone Michigan on October 1, 1998. The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflects the acquisition of Phone Michigan using the purchase method of accounting. The unaudited pro forma financial information should be read in conjunction with the financial statements of Ovation and Phone Michigan and the related notes included in this prospectus and proxy statement. The pro forma adjustments are based upon available information and assumptions that management believes to be reasonable.

  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the Phone Michigan acquisition been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                                    Ovation
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 (In thousands)
                            As of September 30, 1998



     The adjustments for the Phone Michigan acquisition in the following table reflect the preliminary allocation of the net purchase price of Phone Michigan to the assets of Phone Michigan that were acquired, including intangible assets, and records the issuance of 5,163,414 shares of Ovation common stock. For purposes of allocating the net purchase price among the various assets acquired, Ovation tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of the net purchase price being attributed to intangible assets. Ovation has begun to more fully evaluate the acquired assets following consummation of the acquisition and, as a result, the allocation of the net purchase price among the acquired tangible and intangible assets may change. The adjustments include the elimination of the Phone Michigan equity components, including members' capital and accumulated deficit.




                                                                                       Adjustments              Pro
                                                                                   --------------------  ------------------
                                                                                         for the               Forma
                                                                                   --------------------  ------------------
                                                                       Phone          Phone Michigan            for
                                                                  ---------------  --------------------  ------------------
                                                   Ovation           Michigan          Acquisition            Ovation
                                             -------------------  ---------------  --------------------  ------------------
ASSETS
Current Assets:
  Cash and cash equivalents................             $ 4,022          $   309               $(1,500)           $  2,831
  Other current assets  ...................               4,051            8,552                    --              12,603
                                                        -------          -------               -------            --------
   Total Current Assets  ..................               8,073            8,861                (1,500)             15,434
  Property and Equipment  .................              35,398           20,840                    --              56,238
  Intangible assets  ......................                 377            1,304                55,678              57,359
  Other assets.............................                  97               --                    --                  97
                                                        -------          -------               -------            --------
   Total Assets  ..........................             $43,945          $31,005               $54,178            $129,128
                                                        =======          =======               =======            ========

LIABILITIES AND STOCKHOLDERS'
 EQUITY
  Current Liabilities......................             $10,524          $ 9,094               $   500            $ 20,118
  Long-term debt, less current
            liabilities....................              19,762           23,507                24,363              67,632
  Other long-term liabilities  ............                  --               --                    --                  --
                                                        -------          -------               -------            --------
   Total Liabilities.......................              30,286           32,601                24,863              87,750
                                                        -------          -------               -------            --------

 Stockholders' Equity:
   Preferred stock.........................                 880               --                    --                 880
   Common stock  ..........................                 188               --                    52                 240

   Additional paid-in capital..............              16,441            1,270                26,397              44,108
   Deferred compensation...................                (567)              --                    --                (567)
   Retained earnings (deficit).............              (3,283)          (2,866)                2,866              (3,283)
                                                        -------          -------               -------            --------
     Total stockholders' equity............              13,659           (1,596)               29,315              41,378
                                                        -------          -------               -------            --------
     Total liabilities and
                                                        =======          =======               =======            ========
                 stockholders' equity......             $43,945          $31,005               $54,178            $129,128
                                                        =======          =======               =======            ========

                                    Ovation
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                  (In thousands, except per share information)


     Ovation's results of operations for the year ended December 31, 1997 reflected in the following table include operations of Ovation from March 27, 1997 to September 30, 1997. Phone Michigan's results of operations for the year ended December 31, 1997 include operations of Phone Michigan from January 1, 1997 to December 31, 1997. Adjustments for the acquisition of Phone Michigan adjust depreciation and amortization of intangibles acquired in the acquisition.


                                                    Year Ended December 31, 1997
                                          ------------------------------------------------
                                                                Adjustments
                                                                ------------
                                                                  for the
                                                                ------------
                                                                   Phone
                                                                ------------
                                                       Phone      Michigan     Pro Forma
                                                     ---------  ------------  ------------
                                           Ovation   Michigan   Acquisition   for Ovation
                                          ---------  ---------  ------------  ------------
Operations Statement Data:
 Revenue ................................  $    40    $ 3,923   $        --       $ 3,963
                                           -------    -------   -----------       -------
 Operating expenses:
  Cost of service .......................       61      2,682            --         2,743
  Selling, general and
   administrative  ......................    1,278      2,734            --         4,012
  Depreciation and amortization  ........       --        503         3,747         4,250
   Total operating expenses  ............    1,339      5,919         3,747        11,005
                                           -------    -------       -------       -------
  Operating income (loss)  ..............   (1,299)    (1,996)       (3,747)       (7,042)
  Interest expense, net  ................       (1)      (544)           --          (545)
  Other non-operating income  ...........       --         --            --            --
  Income taxes  .........................       --         --            --            --
                                           -------    -------       -------       -------
  Net income (loss)  ....................  $(1,300)   $(2,540)      $(3,747)      $(7,587)
                                           -------    -------       -------       -------
  Less preferred stock dividends  .......     (240)                                  (240)
                                           -------    -------       -------       -------
  Net loss per share applicable
   to common stockholders................  $(1,540)   $(2,540)      $(3,747)      $(7,827)
                                           =======    =======       =======       =======
  Loss per common share  ................   $(0.15)                                $(0.52)
                                           =======                                =======
  Weighted average common
   shares outstanding  ..................   10,008                                 15,171
                                           =======                                =======

Other Financial Data:
 EBITDA(1)  .............................  $(1,299)   $(1,493)                    $(2,792)

                                                       Nine Months Ended
                                                       September 30, 1998
                                          --------------------------------------------------
                                                                Adjustments for   Pro Forma
                                                                ---------------  -------------
                                                       Phone     Phone Michigan     for
                                                     ---------  ---------------  -------------
                                           Ovation   Michigan     Acquisition       Ovation
                                          ---------  ---------  --------------   -------------
Operations Statement Data:
 Revenue  ...............................  $ 8,174    $13,602   $         --        $21,776
                                           -------    -------   ------------        -------
 Operating expenses:
  Cost of service .......................    1,584      5,133             --          6,717
  Selling, general and
   administrative  ......................    5,344      6,276                            --
  Depreciation and amortization  ........    1,186      1,405          2,810          5,401
   Total operating expenses  ............    8,114     12,814          2,810         23,738
                                           -------    -------        -------        -------
  Operating income (loss)  ..............       60        788         (2,810)        (1,962)
  Interest expense, net  ................   (1,165)    (1,035)                       (2,200)
  Other non-operating income  ...........       --         --             --             --
  Income taxes  .........................       --         --             --             --
                                           -------    -------        -------        -------
  Net income (loss)  ....................  $(1,105)   $  (247)       $(2,810)       $(4,162)
                                           -------    -------        -------        -------
  Less preferred stock dividends  .......     (639)                                    (639)
                                           -------    -------        -------        -------
  Net loss per share applicable
   to common stockholders................  $(1,744)   $  (247)       $(2,810)       $(4,801)
                                           =======    =======        =======        =======
  Loss per common share  ................   $(0.16)                                  $(0.30)
                                           =======                                  =======
  Weighted average common
   shares outstanding  ..................   10,996                                   16,159
                                           =======                                  =======

Other Financial Data:
 EBITDA(1)  .............................  $ 1,246    $ 2,193                       $ 5,639

_______________
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. Ovation has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

          OVATION MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


Overview

     Ovation provides telecommunications services through its own facilities and those of other carriers. Ovation was incorporated in Delaware on March 27, 1997 as OCI Communications, Inc. Ovation changed its name to Ovation Communications, Inc. in May 1998.

     Ovation completed the construction of a 66 mile telephone transmission network in the Minneapolis/St. Paul metropolitan area in December 1997. In December 1997 Ovation began marketing local telephone exchange services, intrastate inter-exchange services, high-capacity dedicated private line services, and access services.

Results of Operations

     Ovation was in its development stage until the end of December 1997. Accordingly, there are no operations to compare to the nine months ended September 30, 1998.

September 30, 1998 Compared to December 31, 1997

     Cash and Cash Equivalents increased from $663,277 at December 31, 1997 to $4,022,000 at September 30, 1998, an increase of $3,358,723. The increase was used for capital expenditures, funding operating expenses and for investment in acquisitions.

     Other Current Assets consisted mostly of Net Accounts Receivable. The Other Current Assets increased from $140,752 at December 31, 1997, to $4,051,000 at September 30, 1998, an increase of $3,910,248. This increase was primarily due to the growth in Revenue from terminating access charges collected from U S WEST, and other local and long distance carriers.

     Net fixed assets increased from $15,927,354 at December 31, 1997, to $35,398,000 at September 30, 1998, a net increase of $19,470,646. This increase primarily represents additional telecommunications plant assets constructed by Ovation in 1998. Ovation currently plans to make substantial additional investments in new telecommunications facilities and accordingly expects net fixed assets to significantly increase in future years as these facilities are constructed.

     Current Liabilities increased from $2,640,371 at December 31, 1997 to $10,525,000 at September 30, 1998, a net increase of $7,884,629. The increase is primarily related to an increase in trade payables and accrued liabilities for Ovation.

     Long-Term Debt increased from $9,309,276 at December 31, 1997 to $19,762,000 at September 30, 1998, an increase of $10,452,724. This increase is the result of advances made under a $23,600,000 credit agreement with AT&T Finance. The advances were used to fund Ovation's 1998 construction projects and for funding operating expenses.

     Total Shareholders' Equity increased from $5,253,149 at December 31, 1997 to $13,658,000 at September 30, 1998, an increase of $8,404,851. This increase was caused by Ovation's operating losses of $1,672,000 during the first nine months of 1998 offset by additional equity raised by Ovation from the sale of additional common and preferred stock to Ovation's existing stockholders.

January 1, 1998 through September 30, 1998

     Total Operating Revenues were $8,174,000. The Cost of Service for this period was $1,584,000 (or 19% of Total Operating Revenues), reflecting expenses associated with Ovation's operations. The Selling, General and Administrative Expenses during the first nine months of operations were $5,911,000 (or 72% of Total Operating Revenues), reflecting the large start-up and operating expenses incurred by Ovation. The Depreciation and Amortization Expense for this period was $1,186,000 (or 15% of Total Operating Revenues).

     Interest Expense was equal to $1,165,000 for the nine months ended September 30, 1998. The expense was due to the advances of long-term debt under the AT&T Finance credit agreement, incurred to fund capital expenditures and operating expenses.

Liquidity and Capital Resources

     Ovation believes that it has adequate resources available to finance its current operating requirements. Ovation maintains a $23.6 million development line of credit with AT&T Finance, $3.8 million of which was available as of September 30, 1998. In addition, Ovation has had discussions with several financial institutions to obtain a $190 million credit facility.

     Ovation's 1998 expansion plans will require it to substantially expand its employee base, resulting in additional employee expenses which will likely cause Ovation to experience negative monthly operating cash flows until its new development projects are completed and new subscribers are added in 1999 and beyond. In addition, Ovation currently anticipates investing between $55 and $60 million in new capital expenditures in 1999 in connection with its new development projects. Ovation currently plans to fund these requirements with the additional long-term debt discussed above.

     Ovation's long-term lender is AT&T Finance, which provided the funds for Ovation's 1997 and 1998 construction projects. On October 1, 1998, AT&T Finance agreed to additional long-term financing in the amount of $71,400,000.

Year 2000 Readiness Disclosure

An Introduction to the Year 2000 Problem

     Ovation is highly dependent upon advanced computer systems and specialized software for the conduct of its business. These systems include switching and network operations, billing and customer care, accounting and reporting and Internet operating systems, as well as a wide assortment of personal computer productivity software. Ovation's switching, network and major information technologies have already been tested and accepted as Year 2000 ready. Upgrades are already in process for some of Ovation's peripheral systems. In early 1999, Ovation plans to perform readiness testing for the Year 2000 and the leap year.


     By testing its switching, network and major information technologies, Ovation is addressing an issue that is facing all users of automated information systems. The issue is that many computer systems that process date sensitive information based on two digits representing the year of the event may recognize a date using "00" as the year 1900 rather than the Year 2000. The inability to correctly recognize "00" as the Year 2000 could affect a wide variety of automated information systems, such as mainframe applications, invoicing and receivables tracking systems, event scheduling systems, personal computers and telecommunication systems, in the form of software failure, errors or miscalculations.

     The discussion below describes Ovation's efforts to address this problem. This Year 2000 readiness disclosure is based upon and partially repeats information provided by Ovation's outside consultants, vendors and others regarding the Year 2000 readiness of Ovation and its customers, vendors and other parties. Although Ovation believes this information to be accurate, it has not in each case independently verified such information.

     This Year 2000 readiness disclosure is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Costs, results, performance and effects of Year 2000 activities described in those forward-looking statements may differ materially from actual costs, results, performance and effects in the future due to the interrelationship and interdependence of Ovation's computer systems and those of its vendors, material service providers, customers and other third parties. Readers are cautioned not to place undue reliance on the following forward-looking statements. Furthermore, Ovation undertakes no obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.


Year 2000 Readiness Program

     It is difficult to predict with certainty what will happen to Ovation's operations when the Year 2000 date is triggered. Ovation has tested its switching network and major information technologies. Given the complexity of the specialized software used by Ovation, there can be no assurance that unanticipated operating problems will not occur in Ovation's systems. Further, like all telecommunications companies, Ovation relies on the continuing operations of other telecommunications companies to provide worldwide communications services. Ovation must be concerned not only with its own internal systems, but also with the inter-related systems of many other companies over which it exercises no control. Given these circumstances, Ovation believes that it is likely that some of its services will be adversely affected by this problem, although the extent and impact of these service disruptions are virtually impossible to estimate at this time.

     Ovation is reviewing its IT and non-IT computer systems to determine which are not capable of recognizing the Year 2000 and to verify system readiness for the millennium date. The review covers all material operations and is centrally managed. In reviewing the Year 2000 issue, Ovation management has initiated the following steps:

     1.   increasing employee awareness and communication of Year 2000 issues

     2. inventorying hardware, software and data interfaces and confirming Year 2000 readiness of key vendors

     3. identifying mission-critical components for internal systems, vendor relations and other third parties

     4.   estimating costs for Year 2000 remediation

     5.   estimating Year 2000 completion dates

     6.   correcting/remediating any Year 2000 identified problems

     7.   replacing systems or components that cannot be made Year 2000 ready

     8.   testing and verifying systems

     9.   implementing the Year 2000 remediation plan

     Ovation is in the initial stages of performing these Year 2000 procedures required to complete the remaining steps and has begun to develop contingency plans to handle its most reasonably likely worst case Year 2000 scenarios.

     A component of assessing Ovation's Year 2000 readiness includes an assessment and survey of Year 2000 readiness of key business partners because Ovation's network relies significantly on the provisioning and switching capabilities of the other competitive local exchange carriers in those markets in which Ovation provides services. Ovation has not received certification from these carriers indicating that they are Year 2000 ready, but has been notified that some of the carriers have initiated programs to mitigate their Year 2000 issues in 1999. However, there can be no assurance that the systems of the carriers will become Year 2000 compliant before January 1, 2000.

Year 2000 Readiness Costs

     To date, Ovation's primary costs for its Year 2000 compliance program are employee costs associated with Ovation's internal management information systems employees and other personnel, which Ovation expenses as part of its General and Administrative Expense. Such costs to date have not been material. Ovation currently estimates that most of the total cost to make Ovation's internal systems Year 2000 ready will be expensed by Ovation as the costs are incurred. The estimated cost of Ovation's Year 2000 readiness program is $47,500.

Contingency Plans

     Ovation believes that the design of its network and support systems could provide Ovation with several operating contingencies in the event material external systems fail. Ovation's major network operating facilities and systems are backed up with auxiliary power generators that Ovation believes are capable of operating all equipment and systems for indeterminate periods should power supplies fail. Some ancillary systems are backed up by emergency battery systems. In addition, contingency plans are currently being developed to address other problem areas. Because of the inability of Ovation's contingency plans to eliminate the negative impact that disruptions in other carriers' services would create, there can be no assurance that Ovation will not experience disruptions in its services.

     Ovation believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose material, unremediable operational problems for its internal systems. However, given the current uncertainty about the possible extent of the Year 2000 problem, management cannot provide assurance that these efforts will be successful or that the remediation costs will not be materially different from Ovation's current estimates. At worst case, failure by Ovation or by its interconnected service providers or software vendors to remediate Year 2000 readiness issues could result in the disruption of Ovation's operations, possibly affecting operation of the network and Ovation's ability to bill or collect revenues. A prolonged network outage could have a material adverse effect on Ovation's results of operations, cash flows, and could possibly affect its ability to service its indebtedness.

Recently Issued Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information". This pronouncement, effective for calendar year 1998 financial statements, requires reporting segment information consistent with the way executive management of an entity disaggregates its operations internally to assess performance and make decisions regarding resource allocations. Among information to be disclosed, this pronouncement requires an entity to report a measure of segment profit or loss, specific revenue and expense items and segment assets. This pronouncement also requires reconciliations of total segment revenues, total segment profit or loss and total segment assets to the corresponding amounts shown in the entity's consolidated financial statements. Ovation expects that the adoption of this pronouncement will require Ovation to discontinue reporting segments currently disclosed in its annual consolidated financial statements due to the increasing convergence of its computer, telephone and cable television businesses.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging

Activities." This pronouncement establishes accounting and reporting standards requiring that every derivative instrument (including derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. This pronouncement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

     This pronouncement is effective for fiscal years beginning after June 15, 1999. A company may also implement this pronouncement as of the beginning of any fiscal quarter after issuance (fiscal quarters beginning June 16, 1998 and thereafter). This pronouncement cannot be applied retroactively. This pronouncement must be applied to (a) derivative instruments, and (b) derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at Ovation's election, before January 1, 1998).

     Ovation does not expect the impact of the adoption of this pronouncement to be material to Ovation's results of operations as Ovation does not currently hold any derivative instruments or engage in hedging activities.

     No other recently issued accounting pronouncements are expected to have a significant effect on future financial statements.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                        OWNERS AND MANAGEMENT OF OVATION


     Holders of record of Ovation common stock and Ovation preferred stock at the close of business on the Record Date are entitled to notice of and to vote at the special meeting and any adjournment of that meeting. As of the Record Date, there were 23,971,756 shares of Ovation common stock issued and outstanding and 240,000 shares of Ovation preferred stock issued and outstanding. Each share of Ovation common stock is entitled to one vote on each matter submitted for stockholder action. Each share of Ovation preferred stock is entitled to 50 votes on each matter submitted for stockholder action.

     For purposes of calculating "beneficial ownership," the numbers of shares stated in the following tables are based on information furnished by each person listed and include shares personally owned of record by that person and shares that, under applicable regulations, are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Dispositive power includes the power to dispose or to direct the disposition of the security. A person will be considered the beneficial owner of a security if the person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, or if the securities are held by spouses and children over whom the person may have influence by reason of relationship. A person also will be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

     The beneficial ownership of McLeodUSA Class A common stock to be received in the merger reflected in the following tables has been calculated as if the merger had been consummated on February 1, 1999 and is based on the form of consideration elected by the persons listed prior to the date of this prospectus and proxy statement. Media/Communications Partners III Limited Partnership and M/C Investors L.L.C. have elected to receive a combination of cash and shares of McLeodUSA Class A common stock in exchange for their Ovation common stock.
Based on this election, and calculated as if the merger had been consummated on February 1, 1999, Media/Communications Partners III Limited Partnership and M/C Investors L.L.C. would receive $87,017,786 and $4,323,360, respectively, for their Ovation common stock in addition to the shares of McLeodUSA Class A common stock indicated. Messrs. Devine, Lenoci, Osborne, Rediger and Kirley have each elected to receive shares of McLeodUSA Class A common stock in exchange for their Ovation common stock. The following tables assume Mr. Biasetti elects to receive shares of McLeodUSA Class A common stock in exchange for his Ovation common stock. See "The Merger--Interests of Ovation Management in the Merger" on page ___.

     The following table sets forth information concerning the number of shares of Ovation common stock held by each stockholder who is known to Ovation's management to be the beneficial owner of more than five percent of the outstanding Ovation common stock as of the Record Date, and the number of shares of McLeodUSA Class A common stock that such stockholders would beneficially own immediately following the merger, based on assumptions set forth above. The percentages reflected in the column "Percent of Class" in this table were computed based on a total of 23,971,756 shares of Ovation common stock outstanding as of the Record Date plus, where applicable, options to purchase shares of Ovation common stock that are currently exercisable or that may be exercised within 60 days.

                                                                                          Beneficial Ownership of
                                                         Beneficial                          McLeodUSA Class A
                                                        Ownership of                    Common Stock to Be Received
Name and Address of                                    Ovation Common     Percent           in Connection with
Beneficial Owner of Common Stock                          Stock          of Class               the Merger
--------------------------------                       --------------   ------------   -----------------------------
Media/Communications Partners III
Limited Partnership (1).............................     18,437,017         76.9%             3,591,968
75 State Street
Boston, MA  02109

Timothy T. Devine (2)...............................      1,634,340          6.8%               584,396
6231 Hummingbird Road
Excelsior, MN  55331

Footnotes begin on page ___.

     The following table sets forth information concerning the number of shares of Ovation preferred stock held by each stockholder who is known to Ovation's management to be the beneficial owner of more than five percent of the outstanding Ovation preferred stock as of the Record Date. The Ovation preferred stock will be converted into the right to receive cash in the Merger. The percentage reflected in the column "Percent of Class" was computed based on a total of 240,000 shares of Ovation preferred stock outstanding as of the Record Date.

                Name and Address of                       Beneficial Ownership of
        Beneficial Owner of Preferred Stock             Ovation Preferred Stock         Percent of Class
----------------------------------------------------    ---------------------------    ------------------
Media/Communications Partners III
Limited Partnership (3).............................             222,300                       92.6%
75 State Street
Boston, MA  02109

Footnotes begin on page ___.

     The following table sets forth information concerning the number of shares of Ovation common stock held as of the Record Date by each of Ovation's directors and executive officers and all of Ovation's directors and executive officers as a group, and the number of shares of McLeodUSA Class A common stock that such persons would beneficially own immediately following the merger, based on assumptions set forth above. The percentages reflected in the column "Percent of Class" in this table were computed with reference to a total of 23,971,756 shares of Ovation common stock outstanding as of the Record Date plus, where applicable, options to purchase shares of Ovation common stock that are currently exercisable or that may be exercised within 60 days.

                                              Amount and Nature of Beneficial Ownership of Ovation Common Stock
                                          --------------------------------------------------------------------------
                                                                                                       Beneficial
                                                                                                      Ownership of
                                                              Shared                                 McLeodUSA Class
                                            Sole Voting     Voting and       Total     Percent of     A Common Stock
         Name of                          and Dispositive   Dispositive   Beneficial    Ownership   to Be Received in
    Beneficial Owner                           Power           Power         Power       Class        the Merger
    ----------------                      ---------------   -----------   ----------   ----------   ------------------
Timothy T. Devine (2).................       1,634,340               --    1,634,340       6.8%           584,396
Nicholas Lenoci, Jr. (4)..............         383,000               --      383,000       1.6            136,951
Charles Osborne (5)...................         325,000               --      325,000       1.4            116,211
Jonethan D. Biasetti (6)..............         198,400               --      198,400        *              70,943
Peter H. O. Claudy (7)................              --       19,353,035   19,353,035      80.7          3,770,430
James F. Wade (8).....................              --       19,353,035   19,353,035      80.7          3,770,430
Scott A. Rediger (9)..................         645,769               --      645,769       2.7            230,910
Kenneth A. Kirley (10)................         248,000               --      248,000       1.0             88,678
All directors and executive officers
  as a group (8 persons) (11).........       3,434,509       19,353,035   22,787,544      94.6%         4,998,519

-------------------------------
* Indicates less than 1%.

     The following table sets forth information concerning the number of shares of Ovation preferred stock held as of the Record Date by each of Ovation's directors and executive officers and all of Ovation's directors and executive officers as a group. The Ovation preferred stock will be converted into the right to receive cash in the merger. The percentages reflected in the column "Percent of Ownership Class" were computed based on a total of 240,000 shares of Ovation preferred stock outstanding as of the Record Date.

                                             Amount and Nature of Beneficial Ownership of Ovation Preferred Stock
                                         -----------------------------------------------------------------------------
               Name of                    Sole Voting and    Shared Voting and   Total Beneficial       Percent of
           Beneficial Owner              Dispositive Power   Dispositive Power         Power          Ownership Class
           ----------------              -----------------   -----------------   ----------------   ------------------
Timothy T. Devine (2).................          --                   --                  --                  --
Nicholas Lenoci, Jr. (4)..............          --                   --                  --                  --
Charles Osborne (5)...................          --                   --                  --                  --
Jonethan D. Biasetti (6)..............          --                   --                  --                  --
Peter H. O. Claudy (12)...............          --                 234,000            234,000               97.5%
James F. Wade (13)....................          --                 234,000            234,000               97.5%
Scott A. Rediger (9)..................          --                   --                  --                  --
Kenneth A. Kirley (10)................          --                   --                  --                  --
All directors and executive officers
  as a group (8 persons)(11)..........          --                 234,000            234,000               97.5%

--------------------------------
(1) Does not include the 916,018 shares of Ovation common stock owned by M/C Investors L.L.C.
(2) Mr. Devine is the President, Chief Executive Officer and a Director of Ovation. Includes 79,025 shares of Ovation common stock that Mr. Devine will have the option to purchase at the time of the merger for a price of $.40 per share pursuant to a stockholders' agreement dated January 7, 1999.
(3) Does not include 11,700 shares of Ovation preferred stock held by M/C Investors L.L.C.
(4) Mr. Lenoci is the Chief Operating Officer of Ovation.

(5)  Mr. Osborne is the Chief Financial Officer and Treasurer of Ovation.
(6) Mr. Biasetti is the Vice President--Finance of Ovation. As of the date of this prospectus and proxy statement, Mr. Biasetti had not elected whether to receive cash or shares of McLeodUSA Class A common stock in the merger in exchange for his shares of Ovation common stock.
(7) Peter H. O. Claudy is a Director of Ovation. Includes 18,437,017 shares of Ovation common stock owned by Media/Communications Partners III Limited Partnership over which Mr. Claudy exercises shared voting and dispositive power and 916,018 shares of Ovation common stock owned by M/C Investors L.L.C. over which Mr. Claudy exercises shared voting and dispositive power. Mr. Claudy disclaims beneficial ownership over all of these shares.
(8) James F. Wade is a Director of Ovation. Includes 18,437,017 shares of Ovation common stock owned by Media/Communications Partners III Limited Partnership over which Mr. Wade exercises shared voting and dispositive power and 916,018 shares of Ovation common stock owned by M/C Investors L.L.C. over which Mr. Wade exercises shared voting and dispositive power. Mr. Wade disclaims beneficial ownership over all of these shares.
(9) Mr. Rediger is the Senior Vice President--Business Development of Ovation. Includes 31,225 shares of Ovation common stock that Mr. Rediger will have the option to purchase at the time of the merger for a price of $.40 per share pursuant to a stockholders' agreement dated January 7, 1999.
(10) Mr. Kirley is the Vice President--General Counsel of Ovation.
(11) Peter H. O. Claudy and James F. Wade exercise shared voting and dispositive power over identical shares of Ovation common stock and Ovation preferred stock owned by Media/Communications Partners III Limited Partnership and M/C Investors L.L.C.
(12) Peter H. O. Claudy is a Director of Ovation. Includes 222,300 shares of Ovation preferred stock owned by Media/Communications Partners III Limited Partnership over which Mr. Claudy exercises shared voting and dispositive power and 11,700 shares of Ovation preferred stock owned by M/C Investors L.L.C. over which Mr. Claudy exercises shared voting and dispositive power. Mr. Claudy disclaims beneficial ownership over all of these shares.
(13) James F. Wade is a Director of Ovation. Includes 222,300 shares of Ovation preferred stock owned by Media/Communications Partners III Limited Partnership over which Mr. Wade exercises shared voting and dispositive power and 11,700 shares of Ovation preferred stock owned by M/C Investors L.L.C. over which Mr. Wade exercises shared voting and dispositive power. Mr. Wade disclaims beneficial ownership over all of these shares.

                         OVATION EXECUTIVE COMPENSATION


     The following table shows information concerning the compensation paid to Mr. Devine for services rendered to Ovation during the years ended December 31, 1998 and 1997.

                           Summary Compensation Table

                                        Annual Compensation
            Name and                    -------------------    Number of Securities      All Other
       Principal Position       Year         Salary            Underlying Options(1)   Compensation
       ------------------       ----         ------            ---------------------   ------------

Timothy T. Devine               1998        $127,000                    --                  $558 (2)
President and Chief Executive
 Officer                        1997        $127,000                    --                  $419 (3)


(1) Pursuant to a stockholders' agreement dated January 7, 1999 among Ovation and M/C, Ovation must reserve for issuance 1,341,095 shares of Ovation common stock. This agreement grants Mr. Devine the option, upon a sale of Ovation, to purchase (pro rata based on his relative ownership of Ovation common stock at the time of the sale of Ovation) any such shares that are neither outstanding nor subject to any options or rights held by existing or former employees of Ovation. Pursuant to this agreement, Mr. Devine will have the option to purchase 79,025 shares of Ovation common stock at the time of the merger for a price of $.40 per share. The value of this option, based on the book value of Ovation common stock as of December 31, 1998, is $10,273. Mr. Devine holds no other options to purchase shares of Ovation capital stock.

(2) Represents $126 and $432 in premiums paid by Ovation for life insurance and long-term disability insurance, respectively, for Mr. Devine.

(3) Represents $95 and $324 in premiums paid by Ovation for life insurance and long-term disability insurance, respectively, for Mr. Devine.

          MCLEODUSA CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS

     If the merger is completed, shares of Ovation common stock may be converted into shares of McLeodUSA Class A common stock. As a result, Ovation stockholders, whose rights are currently governed by the DGCL, Ovation's certificate of incorporation and bylaws, may become McLeodUSA stockholders, whose rights are governed by the DGCL, McLeodUSA's certificate of incorporation and bylaws.

     The following is a description of the capital stock of McLeodUSA, including the McLeodUSA Class A common stock to be issued in the merger, and a summary of the material differences between the rights of Ovation stockholders and McLeodUSA stockholders. These differences arise from the differences between McLeodUSA's certificate of incorporation and bylaws relative to Ovation's certificate of incorporation and bylaws. Although it is impractical to compare all of the aspects in which the companies' governing instruments differ with respect to stockholders' rights, the following discussion summarizes the significant differences between them.


DESCRIPTION OF McLEODUSA CAPITAL STOCK

     The following summary description of the capital stock of McLeodUSA does not purport to be complete and is qualified in its entirety by the provisions of McLeodUSA's certificate of incorporation and bylaws and by the applicable provisions of the DGCL. For information on how to obtain copies of McLeodUSA's certificate of incorporation and bylaws, see "Where You Can Find More Information."


Authorized and Outstanding Capital Stock of McLeodUSA

     Pursuant to McLeodUSA's certificate of incorporation, McLeodUSA has authority to issue 274,000,000 shares of capital stock, consisting of 250,000,000 shares of McLeodUSA Class A common stock, 22,000,000 shares of Class B common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share. As of February __, 1999, __________ shares of McLeodUSA Class A common stock, no shares of McLeodUSA Class B common stock and no shares of McLeodUSA preferred stock were issued and outstanding.

     The rights of the holders of McLeodUSA Class A common stock and McLeodUSA Class B common stock discussed below are subject to such rights as the McLeodUSA Board may hereafter confer on holders of McLeodUSA preferred stock that may be issued in the future. Such rights may adversely affect the rights of holders of McLeodUSA Class A common stock or McLeodUSA Class B common stock, or both.


McLeodUSA Class A Common Stock

Voting Rights. Each holder of McLeodUSA Class A common stock is entitled to attend all special and annual meetings of the stockholders of McLeodUSA and, together with the holders of shares of McLeodUSA Class B common stock and the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter, including, without limitation, the election of directors, properly considered and acted upon by the stockholders of McLeodUSA. Holders of McLeodUSA Class A common stock are entitled to one vote per share.

Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of McLeodUSA Class A common stock, the holders of McLeodUSA Class B common stock and holders of any class or series of stock entitled to participate therewith, shall become entitled to participate in the distribution of any assets of McLeodUSA remaining after McLeodUSA has paid, or provided for payment of, all debts and liabilities of McLeodUSA and after McLeodUSA has paid, or set aside for payment, to the holders of any class of stock having preference over the McLeodUSA Class A common stock in the event of dissolution, liquidation or winding up the full preferential amounts, if any, to which they are entitled.

Dividends. Dividends may be paid on the McLeodUSA Class A common stock, the McLeodUSA Class B common stock and on any class or series of stock entitled to participate therewith when and as declared by the McLeodUSA Board.

No Preemptive or Conversion Rights. The holders of McLeodUSA Class A common stock have no preemptive or subscription rights to purchase additional securities issued by McLeodUSA nor any rights to convert their McLeodUSA Class A common stock into other securities of McLeodUSA or to have their shares redeemed by McLeodUSA.


McLeodUSA Class B Common Stock

Voting Rights. Each holder of McLeodUSA Class B common stock is entitled to attend all special and annual meetings of the stockholders of McLeodUSA and, together with the holders of shares of McLeodUSA Class A common stock and the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter or thing, including, without limitation, the election of directors, properly considered and acted upon by the stockholders of McLeodUSA. Holders of McLeodUSA Class B common stock are entitled to .40 vote per share.

Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of McLeodUSA Class B common stock, the holders of McLeodUSA Class A common stock and the holders of any class or series of stock entitled to participate therewith, shall become entitled to participate in the distribution of any assets of McLeodUSA remaining after McLeodUSA has paid, or provided for payment of, all debts and liabilities of McLeodUSA and after McLeodUSA has paid, or set aside for payment, to the holders of any class of stock having preference over the McLeodUSA Class B common stock in the event of dissolution, liquidation or winding up the full preferential amounts, if any, to which they are entitled.

Dividends. Dividends may be paid on the McLeodUSA Class B common stock, the McLeodUSA Class A common stock and on any class or series of stock entitled to participate therewith when and as declared by the McLeodUSA Board.

Conversion into McLeodUSA Class A Common Stock; No Other Preemptive or Conversion Rights. The shares of McLeodUSA Class B common stock may be converted at any time at the option of the holder into fully paid and nonassessable shares of McLeodUSA Class A common stock at the rate of one share of McLeodUSA Class A common stock for each share of McLeodUSA Class B common stock, as adjusted for any stock split. Except for this conversion right, the holders of McLeodUSA Class B common stock have no preemptive or subscription rights to purchase additional securities issued by McLeodUSA nor any rights to convert their McLeodUSA Class B common stock into other securities of McLeodUSA or to have their shares redeemed by McLeodUSA.


McLeodUSA Preferred Stock

     McLeodUSA's certificate of incorporation authorizes the McLeodUSA Board, from time to time and without further stockholder action, to provide for the issuance of up to 2,000,000 shares of McLeodUSA preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date hereof, the McLeodUSA Board has not provided for the issuance of any series of such McLeodUSA preferred stock and there are no agreements or understandings for the issuance of any such McLeodUSA preferred stock. Because of its broad discretion with respect to the creation and issuance of McLeodUSA preferred stock without stockholder approval, the McLeodUSA Board could adversely affect the voting power of the holders of McLeodUSA Class A common stock and, by issuing shares of McLeodUSA preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of McLeodUSA.


INVESTOR AGREEMENT AND STOCKHOLDERS' AGREEMENTS

     McLeodUSA has entered into an agreement (as amended, the "Investor Agreement") with IES, MHC and Clark E. and Mary E. McLeod (collectively, the "Investor Stockholders") and several other stockholders. The Investor
Agreement provides that each Investor Stockholder, for so long as such Investor Stockholder owns at least 10% of the outstanding capital stock of McLeodUSA, shall vote such Investor Stockholder's stock and take all action within its power to:

     .  establish the size of the McLeodUSA Board at nine directors

     . cause to be elected to the McLeodUSA Board one director designated by IES for so long as IES owns at least 10% of the outstanding capital stock of McLeodUSA

     . cause to be elected to the McLeodUSA Board one director designated by MHC for so long as MHC owns at least 10% of the outstanding capital stock of McLeodUSA

     . cause to be elected to the McLeodUSA Board three directors who are executive officers of McLeodUSA designated by Clark E. McLeod for so long as Clark E. and Mary E. McLeod collectively own at least 10% of the outstanding capital stock of McLeodUSA

     . cause to be elected to the McLeodUSA Board four independent directors nominated by the McLeodUSA Board

The Investor Agreement also provides that, for a period ending in March 1999 and subject to exceptions, each of IES and MHC will refrain from acquiring, or agreeing or seeking to acquire, beneficial ownership of any securities issued by McLeodUSA.

     On June 14, 1997, several shareholders of CCI (collectively, the "CCI Shareholders"), McLeodUSA and the Investor Stockholders entered into a stockholders' agreement (as amended, the "June 1997 Stockholders' Agreement"), which became effective on September 24, 1997. Pursuant to the June 1997 Stockholders' Agreement, which amends and restates the Investor Agreement among the parties thereto, each Investor Stockholder and the CCI Shareholders, for so long as each such party owns at least 10% of the outstanding McLeodUSA Class A common stock, shall, for a period of three years after September 24, 1997, vote such party's shares and take all action within its power to:

     .  establish the size of the McLeodUSA Board at up to 11 directors

     . cause to be elected to the McLeodUSA Board one director designated by IES for so long as IES owns at least 10% of the outstanding McLeodUSA Class A common stock

     . cause to be elected to the McLeodUSA Board one director designated by MHC for so long as MHC owns at least 10% of the outstanding McLeodUSA Class A common stock

     . cause to be elected to the McLeodUSA Board three directors who are executive officers of McLeodUSA designated by Clark E. McLeod for so long as Clark E. and Mary E. McLeod collectively own at least 10% of the McLeodUSA Class A common stock

 .    cause Richard A. Lumpkin to be elected to the McLeodUSA Board for so long as the CCI Shareholders collectively own at least 10% of the McLeodUSA Class A common stock

 .    cause to be elected to the McLeodUSA Board four non-employee directors nominated by the McLeodUSA Board

     The June 1997 Stockholders' Agreement also provides, among other things, that:

 .    for a period ending in June 1999, and subject to exceptions, each of IES and MHC will refrain from acquiring, or agreeing or seeking to acquire, beneficial ownership of any securities issued by McLeodUSA

 .    until September 24, 1998, and subject to exceptions, no Investor
     Stockholder or CCI Shareholder will offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (as previously defined, "Transfer"), any equity securities of McLeodUSA without the consent of the McLeodUSA Board

 .    if McLeodUSA grants any Investor Stockholder or CCI Shareholder the opportunity to register equity securities of McLeodUSA under the Securities Act, McLeodUSA will grant all other Investor Stockholders and CCI Shareholders the same opportunity to register their pro rata portion of McLeodUSA equity securities owned by them

The other operative provisions of the Investor Agreement remain unchanged in the June 1997 Stockholders' Agreement.

     On November 18, 1998, McLeodUSA entered into a stockholders' agreement (the "November 1998 Stockholders' Agreement") with IES, Clark E. and Mary E. McLeod, and Richard A. Lumpkin, Gail G. Lumpkin and several other parties affiliated or related thereto (collectively, as previously defined, the "Lumpkins," and together with IES and Clark E. and Mary E. McLeod, as previously defined, the "Principal Stockholders"), but not including MHC.

     The November 1998 Stockholders' Agreement provides, among other things, that:

 .    until December 31, 2001, the Principal Stockholders will not Transfer any equity securities of McLeodUSA, or any other securities convertible into or exercisable for such equity securities, beneficially owned by such Principal Stockholder without receiving the prior written consent of the McLeodUSA Board, except for permitted transfers as provided in the November 1998 Stockholders' Agreement

 .    the McLeodUSA Board shall determine on a quarterly basis commencing with the quarter ending December 31, 1998 and ending on December 31, 2001, the aggregate number, if any, of shares of McLeodUSA Class A common stock (not to exceed in the aggregate 150,000 shares per quarter) that the Principal Stockholders may Transfer during designated trading periods following the release of McLeodUSA's quarterly or annual financial results

 .    to the extent the McLeodUSA Board grants registration rights to a Principal
     Stockholder in connection with a Transfer of securities of McLeodUSA by such Principal Stockholder, it will grant similar registration rights to the other parties

 .    the McLeodUSA Board shall determine on an annual basis commencing with the year ending December 31, 1999 and ending on December 31, 2001 (each such year, an "Annual Period"), the aggregate number, if any, of shares of McLeodUSA Class A common stock (not to exceed in the aggregate on an annual basis a number of shares equal to 15% of the total number of shares of McLeodUSA Class A common stock beneficially owned by the Principal Stockholders as of December 31, 1998) (the "Registrable

     Amount"), to be registered by McLeodUSA under the Securities Act, for Transfer by the Principal Stockholders

 .    in any underwritten primary offering, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto or other form which would not permit the inclusion of shares of McLeodUSA Class A common stock of the Principal Stockholders, McLeodUSA will give written notice of such offering to the Principal Stockholders and will undertake to register the shares of McLeodUSA Class A common stock of such parties up to the Registrable Amount, if any, as determined by the McLeodUSA Board

 .    McLeodUSA may subsequently determine not to register any shares of the
     Principal Stockholders under the Securities Act and may either not file a registration statement or otherwise withdraw or abandon a registration statement previously filed

     The November 1998 Stockholders' Agreement terminates on December 31, 2001. In addition, if during any Annual Period McLeodUSA has not provided a Principal Stockholder a reasonable opportunity to Transfer pursuant to the registration of securities under the Securities Act or pursuant to other provisions of the November 1998 Stockholders' Agreement on the terms therein specified an aggregate number of shares of McLeodUSA Class A common stock equal to not less than 15% of the total number of shares of McLeodUSA Class A common stock beneficially owned by such Principal Stockholder as of December 31, 1998, then such Principal Stockholder may terminate the November 1998 Stockholders' Agreement as it applies to such Principal Stockholder within 10 business days following the end of any such Annual Period.

     The November 1998 Stockholders' Agreement also contains provisions relating to the designation and election of directors to the McLeodUSA Board which provisions take effect on the terms and under the circumstances specified therein.

     On January 7, 1999, M/C entered into a stockholders' agreement (as previously defined, the "Ovation Stockholders' Agreement") with McLeodUSA and the Principal Stockholders pursuant to which, among other things, M/C agreed through December 31, 2001 to restrictions on its ability to transfer the shares of McLeodUSA Class A common stock that it will receive in the merger. For a description of the Ovation Stockholders' Agreement, see "Terms of the Merger Agreement and Related Transactions--Ovation Stockholders' Agreement."


LIMITATION OF LIABILITY AND INDEMNIFICATION

     Limitations of Director Liability. Section 102(b)(7) of the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b)(7) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. McLeodUSA's certificate of incorporation limits the liability of directors to McLeodUSA or its stockholders to the full extent permitted by Section 102(b)(7). Specifically, directors of McLeodUSA are not personally liable for monetary damages to McLeodUSA or its stockholders for breach of the director's fiduciary duty as a director, except for liability for:

 .    any breach of the director's duty of loyalty to McLeodUSA or its stockholders

 .    acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

 .    unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL

 .    any transaction from which the director derived an improper personal benefit

     Indemnification. To the maximum extent permitted by law, McLeodUSA's bylaws provide for mandatory indemnification of directors and officers of McLeodUSA against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer of McLeodUSA. In addition, McLeodUSA must advance or reimburse directors and officers for expenses incurred by them in connection with indemnifiable claims.

     McLeodUSA also maintains directors' and officers' liability insurance.


CERTAIN CHARTER AND STATUTORY PROVISIONS

     Classified Board. McLeodUSA's certificate of incorporation provides for the division of the McLeodUSA Board into three classes of directors, serving staggered three-year terms. McLeodUSA's certificate of incorporation further provides that the approval of the holders of at least two-thirds of the shares entitled to vote thereon and the approval of a majority of the entire McLeodUSA Board are necessary for the alteration, amendment or repeal of certain sections of McLeodUSA's certificate of incorporation relating to the election and classification of the McLeodUSA Board, limitation of director liability, indemnification and the vote requirements for such amendments to McLeodUSA's certificate of incorporation. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of McLeodUSA.

     Certain Statutory Provisions.  McLeodUSA is subject to the provisions of
Section 203 of the DGCL. In general, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

 .    prior to such date, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

 .    upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans, or

 .    on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock of the corporation excluding that stock owned by the interested stockholder.

A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person, other than the corporation and any direct or indirect wholly owned subsidiary of the corporation, who together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own 15% or more of the corporation's outstanding voting stock.

     Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who became an interested stockholder at a time when the section did not apply to the corporation. As permitted by the DGCL, McLeodUSA's original certificate of incorporation provided that it would not be governed by Section 203. Several stockholders, including Clark E. and Mary E. McLeod, IES and MHC, became interested stockholders within the meaning of Section 203 while that certificate of incorporation was in effect. Accordingly, future transactions between McLeodUSA and any of such stockholders will not be subject to the requirements of Section 203.

     McLeodUSA's certificate of incorporation empowers the McLeodUSA Board to redeem any of McLeodUSA's outstanding capital stock at a price determined by the McLeodUSA Board, which price shall be at least equal to the lesser of

     (1) fair market value, as determined in accordance with McLeodUSA's certificate of incorporation, or

     (2) in the case of a "Disqualified Holder," such holder's purchase price, if the stock was purchased within one year of such redemption,

to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. A "Disqualified Holder" is any holder of shares of stock of McLeodUSA whose holding of such stock may result in the loss of, or failure to secure the reinstatement of, any license or franchise from any governmental agency held by McLeodUSA or any of its subsidiaries to conduct any portion of the business of McLeodUSA or any of its subsidiaries. Under the Telecommunications Act, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a common carrier licensee or more than 25% of the parent of a common carrier licensee if the FCC determines that the public interest would be served by prohibiting such ownership. Additionally, the FCC's rules may under some conditions limit the size of investments by foreign telecommunications carriers in U.S. international carriers.


TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the McLeodUSA Class A common stock is Norwest Bank Minnesota, N.A.

COMPARISON OF McLEODUSA CLASS A COMMON STOCK AND OVATION COMMON STOCK

     The rights of Ovation stockholders are currently governed by the DGCL, Ovation's certificate of incorporation and Ovation's bylaws. In accordance with the merger agreement, at the effective time of the merger each issued and outstanding share of Ovation common stock may be converted, at the election of the holder, into the right to receive shares of McLeodUSA Class A common stock in accordance with a formula specified in the merger agreement. Accordingly, upon consummation of the merger, the rights of Ovation stockholders who become stockholders of mcleodusa will be governed by the dgcl and mcleodusa's certificate of incorporation and bylaws. The following are summaries of the material differences between the rights of Ovation stockholders and the rights of McLeodUSA stockholders.

     The following discussions are not intended to be complete and are qualified by reference to Ovation's certificate of incorporation and bylaws, and mcleodusa's certificate of incorporation and bylaws. Copies of these documents will be sent to stockholders of ovation upon request. See "Where You Can Find More Information."


Authorized Capital

     Ovation. As of January 31, 1999, the authorized capital stock of Ovation consisted of (1) 30,000,000 shares of Ovation common stock, of which (a) 23,971,756 shares were issued and outstanding, (b) no shares were held in the treasury of Ovation, and (c) 806,845 shares were reserved for issuance pursuant to outstanding options to purchase shares of ovation common stock; and (2) 6,000,000 shares of preferred stock, $.01 par value per share, of which (a) 500,000 were designated "series a preferred stock," of which (i) 240,000 shares were issued and outstanding, (ii) no shares were held in the treasury of Ovation, and (iii) no shares were reserved for any purpose; (b) 5,000 shares were designated "series b preferred stock," of which (i) no shares were issued and outstanding, (ii) no shares were held in the treasury of Ovation, and (iii) no shares were reserved for any purpose; and (c) 5,495,000 shares were designated "preferred stock," of which none have ever been issued.

     McLeodUSA. As of November 30, 1998, the authorized capital stock of McLeodUSA consisted of (1) 250,000,000 shares of McLeodUSA Class A common stock, of which 63,498,849 shares were issued and outstanding; (2) 22,000,000 shares of McLeodUSA Class B common stock, of which no shares were issued and outstanding; and (3) 2,000,000 shares of McLeodUSA preferred stock, of which no shares were issued and outstanding.


Board of Directors

     Ovation. Pursuant to Ovation's bylaws, the number of directors of Ovation shall be not less than the minimum number allowed under the laws of the state of Delaware and not more than 11, and shall be determined from time to time by resolution adopted by the Ovation Board. the current number of Ovation directors is three. the Ovation directors are elected for one-year terms by a plurality vote at the annual stockholders meeting by the holders of shares present at the meeting or represented by proxy and entitled to vote in the election. a quorum at any meeting of the Ovation Board consists of a majority of the total number of directors, and a majority of the directors present at any meeting at which a quorum is present is required to approve Ovation Board action.

     McLeodUSA. pursuant to McLeodUSA's certificate of incorporation and bylaws, the number of McLeodUSA directors shall be between three and 15. the current number of McLeodUSA directors is nine. McLeodUSA's bylaws provide that the election and term of the McLeodUSA directors is determined pursuant to McLeodUSA's certificate of incorporation. The McLeodUSA board is divided into three classes as nearly equal in number as possible, and the

McLeodUSA directors are elected for three-year terms by a plurality of the voting rights represented by the shares present in person or represented by proxy at the annual stockholders meeting and entitled to vote in the election. A quorum at any meeting of the McLeodUSA Board consists of a majority of the total number of directors, and a majority of the directors present at any meeting at which a quorum is present is required to approve McLeodUSA Board action.


Committees of the Board of Directors

     Ovation. Under Ovation's bylaws, the Ovation Board may appoint one or more committees. Ovation's bylaws provide that the Ovation Board may appoint an executive committee composed of two or more members of the Ovation Board, including the president or chairman of ovation, appointed by the Ovation Board by resolution adopted by a majority of the entire ovation board. Ovation's bylaws provide that the Ovation Board may appoint other committees, by resolution adopted by a majority of the entire Ovation Board, to exercise the authority delegated to them.

     McLeodUSA. Pursuant to McLeodUSA's certificate of incorporation, the McLeodUSA Board may designate one or more committees, which must consist of McleodUSA Directors. The McLeodUSA Board currently has an Audit Committee and a Compensation Committee.


Newly Created Directorships and Vacancies

     Ovation. pursuant to Ovation's bylaws, newly created directorships resulting from an increase in the number of directors and vacancies resulting from death, resignation, removal, disqualification or any other cause shall be filled by a majority of the votes of directors then in office, whether or not a quorum, or by the Ovation stockholders.

     McLeodUSA. Pursuant to McLeodUSA'S certificate of incorporation, vacancies and newly created directorships resulting from an increase in the authorized number of McLeodUSA directors elected by all of the holders of McLeodUSA Class A common stock and McLeodUSA Class B common stock may be filled by a majority of the McLeodUSA directors then in office, even if less than a quorum, or by a sole remaining director. When the number of directors is changed, any newly created or eliminated directorship shall be apportioned among the classes of directors so as to make all classes as nearly equal in number as possible. A decrease in the number of directors may not shorten the term of the incumbent director.


Removal of Directors

     Ovation. Pursuant to Ovation's bylaws, directors may be removed at any time, with or without cause, by the holders of a majority of the shares entitled to vote on the election of directors.

     McLeodUSA. Neither McLeodUSA's certificate of incorporation nor its bylaws includes a provision setting forth the procedure for the removal of directors. Under the DGCL, any director or the entire board of directors of a corporation with a classified board, such as McLeodUSA, may be removed by the holders of a majority of shares then entitled to vote at an election of directors, but only for cause.


Officers

     Ovation. Pursuant to Ovation's bylaws, Ovation's principal officers consist of a President, one or more Vice Presidents, a Treasurer and a Secretary. The Ovation Board appoints all such principal officers at its first meeting after the annual meeting of stockholders. The Ovation

Board, or any principal officer to whom the Ovation Board has delegated such power, may appoint such other officers as they deem necessary, including a Chairman, a Chief Financial Officer, a Corporate Counsel, a Controller, one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries. The Chairman, if any, must be chosen from among the directors. The Ovation Board may remove any officer with or without cause, by the vote of a majority of the entire Ovation Board or, except for any officer appointed by the Ovation Board, by any committee of officers upon whom the power of removal may be conferred by the Ovation Board.

     McLeodUSA. Pursuant to McLeodUSA's bylaws, McLeodUSA's officers consist of a President, a Secretary and a Treasurer, and other officers and assistant officers as may be elected or appointed by the McLeodUSA Board. The McLeodUSA Board may remove any officer, with or without cause, by the affirmative vote of a majority of the McLeodUSA Board.


Special Meetings of Stockholders

     Ovation. Pursuant to Ovation's bylaws, a special meeting of Ovation's stockholders may be called at any time by the President or Chairman or by order of the Ovation Board, and must be called by the Secretary upon the request in writing of Ovation stockholders holding of record a majority of the outstanding shares of Ovation entitled to vote at such meeting.

     McLeodUSA. Pursuant to McLeodUSA's bylaws, a special meeting of McLeodUSA's stockholders may be called by the Board of Directors, the Chairperson, the Chief Executive Officer or the President.


Quorum at Stockholder Meetings

     Ovation. Pursuant to Ovation's bylaws, the holders of record of a majority of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitute a quorum at each stockholder meeting. In the absence of a quorum, a majority in interest of the stockholders entitled to vote thereat, present in person or represented by proxy or, in the absence of all such stockholders, any officer entitled to preside at, or act as secretary of, such meeting may adjourn the meeting until a quorum is present.

     McLeodUSA. Pursuant to McLeodUSA's bylaws, the holders of a majority of the voting rights represented by the shares issued and outstanding and entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. The holders of a majority of the voting rights represented by the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

Stockholder Action by Written Consent

     Under the DGCL, unless a corporation's certificate of incorporation provides otherwise, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted. Neither Ovation's certificate of incorporation nor McLeodUSA's certificate of incorporation addresses this matter.

Advance Notice of Stockholder-Proposed Business at Annual Meetings

     Neither McLeodUSA's certificate of incorporation or bylaws, nor Ovation's certificate of incorporation or bylaws, includes a provision which requires that advance notice be given to McLeodUSA or Ovation of stockholder-proposed business to be conducted at annual meetings.


Amendment of Governing Documents

     Ovation. Ovation may amend, alter, change or repeal any provision of Ovation's certificate of incorporation as permitted by the DGCL. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the recommendation of a corporation's board of directors, the approval of a majority of all shares entitled to vote thereon, voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote separately thereon unless a higher vote is required in the corporation's certificate of incorporation. Under the DGCL, the Ovation stockholders have the power to adopt, amend or repeal Ovation's bylaws or to adopt new bylaws.

     McLeodUSA. McLeodUSA may amend or repeal any provision of McLeodUSA's certificate of incorporation as permitted by the DGCL and McLeodUSA's certificate of incorporation, except as noted below. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the recommendation of a corporation's board of directors, the approval of a majority of all shares entitled to vote thereon, voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote separately thereon unless a higher vote is required in the corporation's certificate of incorporation. Pursuant to McLeodUSA's certificate of incorporation, the affirmative vote of at least two-thirds of the voting rights represented by the shares entitled to vote thereon and the affirmative vote of a majority of the entire McLeodUSA Board is required to amend, alter or repeal Sections 5.1 (election of directors) and 5.3 (limitation of liability), Article 6 (indemnification), and Article 8 (amendment of certificate of incorporation) of McLeodUSA's certificate of incorporation.

     Pursuant to McLeodUSA's certificate of incorporation, the McLeodUSA Board has the power to adopt, alter, amend and repeal McLeodUSA's bylaws in accordance with the DGCL. Under the DGCL, the stockholders also have the power to amend or repeal McLeodUSA's bylaws or to adopt new bylaws.


Business Combination with an Interested Stockholder

     Ovation. Ovation is subject to the provisions of Section 203 of the DGCL as generally described above under "--Description of McLeodUSA Capital Stock-- Certain Charter and Statutory Provisions."

     McLeodUSA. McLeodUSA is subject to the provisions of Section 203 of the DGCL as described above under "--Description of McLeodUSA Capital Stock--Certain Charter and Statutory Provisions."

                                 OTHER MATTERS

                                 Legal Matters

     The validity of the McLeodUSA Class A common stock offered hereby and certain federal income tax consequences in connection with the merger will be passed upon by Hogan & Hartson L.L.P., Washington, D.C.

     The federal income tax consequences described in this prospectus and proxy statement are the subject of an opinion issued by Edwards & Angell, LLP, Boston, Massachusetts.


                                    Experts

     The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Consolidated Communications Inc. as of December 31, 1996 and 1995, and for each of the three years ended December 31, 1996 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Ovation as of December 31, 1997 and for the period from March 27, 1997 (inception) to December 31, 1997 included in this prospectus and proxy statement and in the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.


                Changes in and Disagreements with Accountants on
                      Accounting and Financial Disclosure

     On March 27, 1997, McLeodUSA engaged the accounting firm of Arthur Andersen LLP as McLeodUSA's principal independent accountants, to replace McGladrey & Pullen, LLP, McLeodUSA's former independent accountants, effective with such engagement. The decision to change independent accountants was made following a review of competitive proposals submitted by Arthur Andersen LLP and two other major public accounting firms, and was recommended by the Audit Committee of the McLeodUSA Board and approved by the McLeodUSA Board. McGladrey & Pullen, LLP did not resign and did not decline to stand for re-election.

     During the fiscal years ended December 31, 1996 and 1995, and the interim period between December 31, 1996 and March 27, 1997, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused McGladrey & Pullen, LLP to make reference in their report to such disagreements if not resolved to their satisfaction.

     McGladrey & Pullen, LLP's reports on the financial statements of McLeodUSA for the fiscal years ended December 31, 1996 and 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     McLeodUSA provided McGladrey & Pullen, LLP with a copy of this disclosure and requested that McGladrey & Pullen, LLP furnish it with a letter addressed to the SEC stating whether it agreed with the above statements. (A copy of the McGladrey & Pullen, LLP letter addressed to the SEC is filed as Exhibit 16.1 to McLeodUSA's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, filed on March 9, 1998).


                                 Other Matters

     As of the date of this prospectus and proxy statement, the Ovation Board knows of no matter that will be presented for consideration at the special meeting other than as described in this prospectus and proxy statement. If any other matters come before the special meeting or any adjournments or postponements thereof and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Ovation.


                      Where You Can Find More Information

     McLeodUSA has filed the Registration Statement. The Registration Statement registers the distribution to Ovation stockholders of the shares of McLeodUSA Class A common stock to be issued in connection with the merger. The Registration Statement, including the attached exhibits and schedules, contain additional relevant information about McLeodUSA Class A common stock. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this prospectus and proxy statement.

     In addition, McLeodUSA files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the following locations of the SEC:

       Public Reference Room                 New York Regional Office                Chicago Regional Office
       450 Fifth Street, N.W.                  7 World Trade Center                      Citicorp Center
             Room 1024                              Suite 1300                       500 West Madison Street
      Washington, D.C.  20549                New York, New York 10048                       Suite 1400
                                                                                  Chicago, Illinois  60661-2511

     You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, like McLeodUSA, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for our documents filed under the Exchange Act is 0-20763.

     The SEC allows McLeodUSA to "incorporate by reference" information into this prospectus and proxy statement. This means that McLeodUSA can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and proxy statement, except for any information that is superseded by information that is included directly in this document.

     This prospectus and proxy statement incorporates by reference the documents listed below that McLeodUSA has previously filed or will file with the SEC.
They contain important information about McLeodUSA and its financial condition.

 . McLeodUSA's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, filed on March 9, 1998

 . McLeodUSA's Current Reports on Form 8-K, filed on March 20, 1998, October 29, 1998, November 19, 1998, January 14, 1999, February 3, 1999, February 11, 1999
and February 16, 1999

 . McLeodUSA's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, filed on May 13, 1998, August 14, 1998 and November 16, 1998, respectively

 . The consolidated financial statements of Consolidated Communications Inc. and subsidiaries appearing on pages F-45 through F-60 of McLeodUSA's definitive prospectus dated December 1, 1997 and filed with the SEC on December 2, 1997 pursuant to Rule 424(b) under the Securities Act as part of McLeodUSA's Registration Statement on Form S-4 (Registration No. 333-34227)

 . All documents filed with the SEC by McLeodUSA pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and proxy statement and prior to the date of the special meeting are incorporated by reference into this prospectus and proxy statement, effective the date such documents are filed

 . The description of McLeodUSA Class A common stock set forth in the McLeodUSA Registration Statement filed under Section 12 of the Exchange Act on Form 8-A on May 24, 1996, including any amendment or report filed with the SEC for the purpose of updating such description

     In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

     You can obtain any of the documents incorporated by reference in this document through McLeodUSA or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from McLeodUSA without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus and proxy statement. You can obtain documents incorporated by reference in this prospectus and proxy statement by requesting them in writing or by telephone from McLeodUSA at the following address:

                            McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                            Attn:  General Counsel
                           Telephone (319) 364-0000

     If you would like to request documents, please do so by ____________, 1999 to receive them before the special meeting. If you request any incorporated documents from McLeodUSA, McLeodUSA will mail them to you by first class mail, or another equally prompt means, within two business days after McLeodUSA receives your request.

     This document constitutes the prospectus of McLeodUSA and the proxy statement of Ovation. McLeodUSA has supplied all information contained or incorporated by reference in this prospectus and proxy statement relating to McLeodUSA and Ovation has supplied all such information relating to Ovation.

     Neither McLeodUSA nor Ovation has authorized anyone to give any information or make any representation about the merger or McLeodUSA or Ovation that is different from, or in addition to, that contained in this prospectus and proxy statement or in any of the materials that McLeodUSA has incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                         INDEX TO FINANCIAL STATEMENTS

               Ovation Communications, Inc. Financial Information

OVATION ANNUAL FINANCIAL STATEMENTS

Report of Independent Auditors............................................  F-2

Balance Sheets............................................................  F-3

Statements of Operations..................................................  F-4

Statements of Changes in Stockholders' Equity.............................  F-5

Statements of Cash Flows..................................................  F-6

Notes to Financial Statements.............................................  F-7

BRE COMMUNICATIONS, L.L.C. d/b/a PHONE MICHIGAN FINANCIAL
STATEMENTS (unaudited)

Balance Sheet.............................................................  F-13

Statement of Operations...................................................  F-14

Statements of Members' Deficit............................................  F-15

Statements of Cash Flows..................................................  F-16

Notes to Financial Statements.............................................  F-17

                         Report of Independent Auditors


Board of Directors and Stockholders
Ovation Communications, Inc.

We have audited the balance sheet of Ovation Communications, Inc., formerly known as OCI Communications, Inc., as of December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the period from March 27, 1997 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ovation Communications, Inc., formerly known as OCI Communications, Inc., at December 31, 1997, and the results of its operations and its cash flows for the period from March 27, 1997 (date of inception) through December 31, 1997, in conformity with generally accepted accounting principles.



                                        /s/ Ernst & Young LLP

December 11, 1998

                          Ovation Communications, Inc.
                  (Formerly known as OCI Communications, Inc.)

                                 Balance Sheets

                                                   December 31,    September 30,
                                                       1997            1998
                                                   ------------    -------------
                                                                    (unaudited)
Assets
Current assets:
 Cash and cash equivalents                         $   663,277      $ 4,021,773
 Accounts receivable                                    39,972        3,962,739
 Prepaid expenses and other assets                     100,780           88,559
                                                   -----------      -----------
Total current assets                                   804,029        8,073,071

Property and equipment:
 Communications network                             14,349,994       29,531,170
 Office and computer equipment                         239,487        1,306,977
 Construction in progress                            1,191,121        5,010,898
 Furniture and fixtures                                117,637          366,389
 Leasehold improvements                                 54,954          394,857
                                                   -----------      -----------
                                                    15,953,193       36,610,291
 Less accumulated depreciation                          25,839        1,212,060
                                                   -----------      -----------
 Net property and equipment                         15,927,354       35,398,231
Debt issuance costs, net                               388,142          376,617
Other assets                                            83,271           96,987
                                                   -----------      -----------
Total assets                                       $17,202,796      $43,944,906
                                                   ===========      ===========

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                  $ 2,357,263      $ 8,946,766
 Accrued expenses                                      283,108        1,577,762
                                                   -----------      -----------
Total current liabilities                            2,640,371       10,524,528

Long-term debt                                       9,309,276       19,762,008

Stockholders' equity:
 Series A Preferred Stock, $.01 par value:
    Authorized shares -- 120,000 in 1997
    and 500,000 at September 30, 1998
    Issued and outstanding shares -- 65,000 in
    1997 and 135,593 at September 30, 1998             240,156          879,801
 Series B Preferred Stock, $.01 par value:
    Authorized shares -- 0 in 1997
    and 5,000 at September 30, 1998
    Issued and outstanding shares -- 0                      --               --
 Preferred Stock, $.01 par value:
    Authorized shares -- 4,880,000 in 1997
    and 5,495,000 at September 30, 1998
    Issued and outstanding shares -- 0                      --               --
 Common Stock, $.01 par value:
    Authorized shares -- 20,000,000 in 1997
    and 30,000,000 at September 30, 1998
    Issued and outstanding shares -- 10,526,316
    in 1997 and 18,808,342 at September 30, 1998       105,263          188,084
 Additional paid-in capital                          6,447,719       16,440,970
 Deferred compensation                                      --         (567,224)
 Accumulated deficit                                (1,539,989)      (3,283,261)
                                                   -----------      -----------
Total stockholders' equity                           5,253,149       13,658,370
                                                   -----------      -----------
Total liabilities and stockholders' equity         $17,202,796      $43,944,906
                                                   ===========      ===========

See accompanying notes

                          Ovation Communications, Inc.
                  (Formerly known as OCI Communications, Inc.)

                            Statements of Operations


                                                 Period from      Period from
                                                March 27, 1997   March 27, 1997
                                                   (date of         (date of
                                                  inception)       inception)      Nine Months
                                                   through          through          ended
                                                 December 31,     September 30,   September 30,
                                                     1997             1997            1998
                                                --------------   --------------   -------------
                                                                           (unaudited)
Net sales                                        $    39,972       $       --      $ 8,173,693
Cost of sales                                         60,675            4,070        1,583,673
                                                 -----------       ----------      -----------
                                                     (20,703)          (4,070)       6,590,020
Operating expenses:
 General and administrative                          773,732          345,194        3,255,270
 Sales and marketing                                 504,892          391,129        3,274,376
                                                 -----------       ----------      -----------
Operating income (loss)                           (1,299,327)        (740,393)          60,374

Other income (expense):
 Interest expense                                    (39,586)              --       (1,215,163)
 Interest income                                      38,430            8,990           50,456
                                                 -----------       ----------      -----------
Net loss                                          (1,300,483)        (731,403)      (1,104,333)
Less preferred stock dividends                      (239,506)              --         (638,939)
                                                 -----------       ----------      -----------
Net loss applicable to common stockholders       $(1,539,989)      $ (731,403)     $(1,743,272)
                                                 ===========       ==========      ===========
Net loss per share applicable to common
 stockholders                                          $(.15)           $(.10)           $(.16)
                                                 ===========       ==========      ===========
Weighted average number of common shares
 outstanding                                      10,007,879        7,534,200       10,995,692
                                                 ===========       ==========      ===========

See accompanying notes.

                          Ovation Communications, Inc.
                  (Formerly known as OCI Communications, Inc.)

                 Statements of Changes in Stockholders' Equity

                                              Series A          Series B
                                             Preferred         Preferred       Preferred             Common
                                               Stock             Stock           Stock                Stock
                                         -------------------------------------------------------------------------
                                          Shares    Amount   Shares  Amount  Shares   Amount    Shares     Amount
                                         -------------------------------------------------------------------------
Issuance of common stock for $.01 per
 share in March 1997 to founders               --  $     --    --    $  --     --     $  --    2,500,000  $ 25,000
Sale of stock to a venture fund in
 March 1997 through October 1997:
  Common stock -- $.01 per share               --        --    --       --     --        --    7,500,000    75,000
  Series A preferred stock --
   $100 per share                          65,000       650    --       --     --        --           --        --
Common stock issued in connection
 with AT&T credit agreement valued at
 $.10 per share                                --        --    --       --     --        --      526,316     5,263
Accrual of preferred stock dividends           --   239,506    --       --     --        --           --        --
Net loss for the period                        --        --    --       --     --        --           --        --
                                         -------------------------------------------------------------------------
Balance at December 31, 1997               65,000   240,156    --       --     --        --   10,526,316   105,263
Deferred compensation expense
 associated with the issuance of
 common stock for $.50 per share in
 July 1998 through September 1998 to
 various key employees                         --        --    --       --     --        --      708,000     7,080
Deferred compensation expense
 associated with the issuance of
 common stock for $.40 per share in
 September 1998 to founders                    --        --    --       --     --        --      533,059     5,331
Sale of stock to a venture fund in
 February 1998 through September 1998:
  Common stock -- $.40 per share               --        --    --       --     --        --    7,040,967    70,410
  Series A preferred stock --
   $100 per share                          54,993       550    --       --     --        --           --        --
  Series A preferred stock --
   $76.53 per share                        15,600       156    --       --     --        --           --        --
  Accrual of preferred stock dividends         --   638,939    --       --     --        --           --        --
Net loss for the period (unaudited)            --        --    --       --     --        --           --        --
                                         -------------------------------------------------------------------------
Balance at September 30, 1998
 (unaudited)                              135,593  $879,801    --    $  --     --     $  --   18,808,342  $188,084
                                         =========================================================================

                                          Additional
                                           Paid-in       Deferred      Accumulated
                                           Capital     Compensation      Deficit         Total
                                         --------------------------------------------------------
Issuance of common stock for $.01 per
 share in March 1997 to founders         $   (24,750)    $      --     $        --    $       250
Sale of stock to a venture fund in
 March 1997 through October 1997:
  Common stock -- $.01 per share             (74,250)           --              --            750
  Series A preferred stock --
   $100 per share                          6,499,350            --              --      6,500,000
Common stock issued in connection
 with AT&T credit agreement valued at
 $.10 per share                               47,369            --              --         52,632
Accrual of preferred stock dividends              --            --        (239,506)            --
Net loss for the period                           --            --      (1,300,483)    (1,300,483)
                                         --------------------------------------------------------
Balance at December 31, 1997               6,447,719            --      (1,539,989)     5,253,149
Deferred compensation expense
 associated with the issuance of
 common stock for $.50 per share in
 July 1998 through September 1998 to
 various key employees                       346,920      (354,000)             --             --
Deferred compensation expense
 associated with the issuance of
 common stock for $.40 per share in
 September 1998 to founders                  207,893      (213,224)             --             --
Sale of stock to a venture fund in
 February 1998 through September 1998:
  Common stock -- $.40 per share           2,745,977            --              --      2,816,387
  Series A preferred stock --
   $100 per share                          5,498,750            --              --      5,499,300
  Series A preferred stock --
   $76.53 per share                        1,193,711            --              --      1,193,867
  Accrual of preferred stock dividends            --            --        (638,939)            --
Net loss for the period (unaudited)               --            --      (1,104,333)    (1,104,333)
                                         --------------------------------------------------------
Balance at September 30, 1998
 (unaudited)                             $16,440,970     $(567,224)    $(3,283,261)   $13,658,370
                                         ========================================================

See accompanying notes.

                          Ovation Communications, Inc.
                  (Formerly known as OCI Communications, Inc.)

                            Statements of Cash Flows

                                                     Period from      Period from
                                                    March 27, 1997   March 27, 1997
                                                       (date of         (date of
                                                      inception)       inception)      Nine Months
                                                       through          through          ended
                                                     December 31,     September 30,   September 30,
                                                         1997             1997            1998
                                                    --------------   --------------   -------------
                                                                               (unaudited)
Operating activities
Net loss                                             $ (1,300,483)    $  (731,403)     $ (1,104,333)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
  Depreciation                                             25,839              --         1,186,221
  Amortization                                              4,610              --            11,525
  Value of stock issued in lieu of interest                47,369              --                --
  Changes in operating assets and liabilities:
   Accounts receivable                                    (39,972)             --        (3,922,767)
   Prepaid expenses and other assets                     (100,780)       (124,232)           12,221
   Other long-term assets                                 (83,271)         (6,726)          (13,716)
   Accounts payable                                     2,357,263       1,601,764         6,589,503
   Accrued expenses                                       283,108             440         1,294,654
                                                     ------------     -----------      ------------
Net cash provided by operating activities               1,193,683         739,843         4,053,308

Investing activities
Purchase of property and equipment                    (15,953,193)     (3,205,802)      (20,657,098)
                                                     ------------     -----------      ------------
Net cash used in investing activities                 (15,953,193)     (3,205,802)      (20,657,098)

Financing activities
Net proceeds from issuance of long-term debt            9,309,276              --        10,452,732
Net proceeds from sale of preferred stock               6,500,000       3,250,000         6,693,167
Payment of debt issuance costs                           (392,752)             --                --
Net proceeds from the sale of common stock                  6,263           1,000         2,816,387
                                                     ------------     -----------      ------------
Net cash provided by financing activities              15,422,787       3,251,000        19,962,286
                                                     ------------     -----------      ------------

Increase in cash and cash equivalents                     663,277         785,041         3,358,496
Cash and cash equivalents at beginning of period               --              --           663,277
                                                     ------------     -----------      ------------
Cash and cash equivalents at end of period           $    663,277     $   785,041      $  4,021,773
                                                     ============     ===========      ============

Supplemental schedule of non-cash financing
Accrual of preferred stock dividends                 $    239,506     $                $    638,939

See accompanying notes.

                         Ovation Communications, Inc.
                 (Formerly known as OCI Communications, Inc.)

                         Notes to Financial Statements

                               December 31, 1997


1.   Business Review

Ovation Communications, Inc. (the "Company"), which ceased being a development stage company in the first quarter of 1998, provides telecommunications services through the use of company-owned facilities and those of other carriers. The Company was incorporated in the state of Delaware on March 27, 1997 as OCI Communications, Inc. The Company changed its name to Ovation Communications, Inc. in May 1998.

The Company completed the construction of a 66 mile fiber optic SONET ring network in the greater Minneapolis/St. Paul metropolitan area in December 1997. Since then the Company has been providing local exchange services, intrastate interexchange services, high-capacity dedicated private line services, and special and switched access services. The Company intends to market these services to companies in the Minneapolis/St. Paul metropolitan area.


2.   Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with a remaining maturity of three months or less to be cash equivalents. Cash equivalents consist of money market funds and are carried at cost which approximates market.

Short-Term Investments

Short-term investments, consisting of money market funds, are stated at fair value, which approximates cost.

Revenue Recognition

The Company records revenues for telecommunications sales at the time of customer usage.

Furniture and Equipment

Furniture and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

     Communications equipment                             5 to 25 years
     Furniture and fixtures                               5 years
     Office and computer equipment                        3 years

Leasehold improvements are amortized over the related lease term or estimated useful life, whichever is shorter.

Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

                         Ovation Communications, Inc.
                 (Formerly known as OCI Communications, Inc.)

                         Notes to Financial Statements

                               December 31, 1997


2.   Summary of Significant Accounting Policies (continued)

The Company constructs certain of its own transmission systems and related facilities. All internal costs directly related to the construction of such facilities, including interest and salaries of certain employees, are capitalized. Such costs amounted to $396,200 ($56,000 in interest) in 1997.

Income Taxes

Income taxes are accounted for under the liability method. Deferred income taxes are provided for temporary differences between the financial reporting and the tax bases of assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although estimates are considered to be fairly stated at the time the estimates are made, actual results could differ from those estimates.

Stock-Based Compensation

The Company provides the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, but applies Accounting Principles Board Opinion No. 25 (APB 25) and related interpretations in accounting for its stock plans. Under APB 25, when the exercise price of employee stock equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Impairment of Long-Lived Assets

The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

Per Share Data

In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share ("Statement 128"). Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to fully diluted earnings per share under the previous rules.

In November 1997, the Board of Directors approved a 100-for-1 stock split for common stock. Accordingly, all share, per share and weighted average information has been restated to reflect the split.

Intangible Assets

Intangibles consist of debt issuance costs which were incurred in connection with the issuance of the long-term debt during 1997. These costs are being amortized over the term of the facility on a straight-line basis and are recorded net of accumulated amortization of $4,610 at December 31, 1997.

                         Ovation Communications, Inc.
                 (Formerly known as OCI Communications, Inc.)

                         Notes to Financial Statements

                               December 31, 1997


2.   Summary of Significant Accounting Policies (continued)

The Company reviews the recorded amount of intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of this asset may not be recoverable. If this review indicates that the carrying amount of the asset may not be recoverable, the carrying value of the asset will be reduced to fair value.

Interim Financial Information

The accompanying financial statements as of September 30, 1998 and for the period from March 27, 1997 (date of inception) through September 30, 1997 and for the nine month period ended September 30, 1998 are unaudited. In the opinion of the management of the Company, these consolidated financial statements reflect all adjustments, consisting only of normal and recurring adjustments necessary for a fair presentation of the consolidated financial statements. The results of operations for the nine-month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the full year ended December 31, 1998.


3.   Leases

The Company leases three facilities under noncancelable operating leases, which expire throughout 2008. Rent expense related to the operating leases was approximately $105,400 for the year ended December 31, 1997. Future minimum lease commitments under operating leases as of December 31, 1997 are as follows:

          1998                                           $  226,740
          1999                                              261,547
          2000                                              265,346
          2001                                              265,516
          2002                                              266,462
          Thereafter                                        950,315
                                                         ----------
                                                         $2,235,926
                                                         ==========


4.   Sale of Common Stock to Founders and Management

In March 1997, the Company issued 2,500,000 shares of Restricted common stock to various members of executive management at $.01 per share. The shares vest based on both passage of time and on meeting performance objectives over a four year period from the date of issuance. The compensation expense associated with the vested stock did not have a material impact to the financial statements of the Company for the year ended December 31, 1997. At any time following the termination of employment of a management stockholder for any reason, other than by death or disability, the Company shall have the right to purchase the securities held by the management stockholder for a price equal to the fair market value of the securities being purchased. The Company also has the right to repurchase 900,000 shares of the Restricted common stock sold to the President of the Company at the same price paid at original issuance, for the purpose of distributing such shares via an employee stock option plan or otherwise to employees. Executive management redistributed 488,124 of their shares throughout 1997 to employees of the Company.

                         Ovation Communications, Inc.
                 (Formerly known as OCI Communications, Inc.)

                         Notes to Financial Statements

                               December 31, 1997


The restricted shares issued to these key employees through October 1, 1998 vest as follows based on the assumption that the Company meets the performance objectives established:

          1997                                              516,466
          1998                                              818,021
          1999                                              748,212
          2000                                              748,212
          2001                                              731,746
          2002                                              178,402
                                                         ----------
                                                          3,741,059
                                                         ==========


5.   Deferred Compensation (unaudited)

In July through September 1998, the Company issued 708,000 and 533,059 additional shares of the Company's Restricted common stock at a fair value of $.50 and $.40, respectively, to various key employees. The shares vest based on passage of time over a four year period from the date of issuance. The fair value associated with these stock issuances has been recorded as deferred compensation at September 30, 1998, and will be amortized over the vesting period of the shares.


6.   Sale of Common and Preferred Stock

In March 1997, the Company entered into an agreement with an investor, to issue and sell up to 120,000 shares of the Company's Series A preferred stock, at a price of $100 per share and an aggregate of 7,500,000 shares of the Company's $.01 par value per share common stock. The proceeds from the sale of these securities are to be used to fund capital expenditures and working capital required to construct and operate a competitive local exchange carrier (CLEC) network in the Minneapolis and St. Paul metropolitan area. In March 1997 the Company issued the 7,500,000 shares of common stock at $.01 per share. The Company also has the right to repurchase 250,000 shares of the common stock at the same price paid at original issuance, for the purpose of distributing such shares via an employee stock option plan or otherwise to employees.

In March through October 1997, the Company issued 65,000 of the 120,000 shares of Series A preferred stock at $100 per share, from which the Company received net proceeds of $6,500,000. The Series A preferred stock has certain voting and registration rights and has preference over common stock upon liquidation. The holders of the preferred stock are entitled to a cumulative cash dividend of 10% per annum. Cumulative dividends in arrears of $239,507 existed at December 31, 1997.

In November 1997, the Company also issued 526,316 shares of common stock to AT&T Commercial Finance Corporation ("AT&T") at $.01 per share as inducement for AT&T to enter into a long-term credit agreement. For further discussion of this credit agreement, see Note 6. These shares constituted 5% of the fully diluted common stock outstanding at the date of the issuance. AT&T has the preemptive right to purchase a pro rata portion of any additional equity securities (including any warrants, options or other rights to purchase equity securities and any convertible securities) that the Company shall desire to issue or sell in order to maintain 5% of the fully diluted common stock outstanding. This preemptive right does not apply in certain circumstances, such as employee related stock transactions in which the total number of common shares outstanding does not change, an IPO, or stock issued to unaffiliated parties in connection with a merger or consolidation.

                         Ovation Communications, Inc.
                 (Formerly known as OCI Communications, Inc.)

                         Notes to Financial Statements

                               December 31, 1997


6.   Sale of Common and Preferred Stock (continued)

In February through July 1998, the Company issued 54,993 of the 120,000 shares of the Series A preferred stock under the March 1997 agreement at a price of $100 per share.

In June 1998, the Company entered into the second part of an agreement with an investor, to issue and sell up to an additional 120,000 shares of the Company's Series A preferred stock, of which 15,600 and 104,000 shares were issued on September 18, 1998 and October 1, 1998, respectively, at a price of $76.53 per share and an aggregate of 7,040,967 shares of the Company's common stock, at a price of $.40 per share.


7.   Notes Payable

In November 1997, the Company entered into a $23,600,000 credit agreement with AT&T. All borrowings on the line of credit are due in 16 consecutive quarterly installments beginning in November 2000. Interest accrues at a rate per annum equal to 4 3/4 percent over the commercial paper rate (10.25% at December 31, 1997), and is payable on a quarterly basis. The note matures in January 2005. Virtually all of the Company's assets are pledged as collateral under the above debt. As discussed previously in Note 6, the Company issued 526,316 shares of common stock at $.01 per share in connection with this agreement. The shares were deemed to have a value of $.10 per share or $52,632. Additional interest expense in the amount of $47,369 has been recorded as a discount against the note and will be amortized over the life of the notes.

Aggregate maturities of long-term debt are as follows:

          1998                                            $       --
          1999                                                    --
          2000                                                    --
          2001                                             1,852,616
          2002                                             2,050,976
          Thereafter                                       5,453,053
                                                          ----------
                                                          $9,356,645
                                                          ==========

On October 1, 1998, the Company amended this credit agreement. Under the amended credit agreement, the line of credit was increased to $95,000,000; however, the corresponding interest rate was not adjusted. This amendment was made for the purpose of financing additional working capital needs and the acquisition of Phone Michigan. For further discussion of this acquisition see Note 9. As of December 11, 1998, the Company has borrowed $61,265,346 against this facility.


8.   Income Taxes

At December 31, 1997, the Company had net operating loss carryforwards for tax purposes of approximately $1,514,000 which is available to offset future taxable income. The net operating loss carryforward begins to expire in 2012 and is subject to limitations if significant ownership changes occur. Net operating loss carryforward deferred tax assets of approximately $606,000 at December 31, 1997 have been reserved for in their entirety by a valuation allowance.

                         Ovation Communications, Inc.
                 (Formerly known as OCI Communications, Inc.)

                         Notes to Financial Statements

                               December 31, 1997


9.   Phone Michigan Acquisition

On August 7, 1998, the Company entered into an agreement with BRE Communications, L.L.C. to acquire all of the issued and outstanding ownership interests of the LLC for cash and stock which closed on October 1, 1998. The Company paid approximately $55,000,000 in cash and stock in exchange for the assets of the LLC. This transaction will be accounted for as a purchase.


10.  Subsequent Events

On January 7, 1999, the Company entered into an Agreement and Plan of Merger with McLeodUSA Incorporated (McLeodUSA), pursuant to which the Company will be merged with and into a wholly owned subsidiary of McLeodUSA. All preferred stock will be exchanged for cash. All common stock of the Company and each right to receive shares of the Company's common stock will be exchanged for the right to receive cash or shares of McLeodUSA Class A common stock at the election of the holder.

BRE COMMUNICATIONS, L.L.C. d/b/a PHONE MICHIGAN

                                                     December 31,           September 30,
BALANCE SHEET (unaudited)                    -----------------------------  --------------
                                                 1996            1997            1998
-----------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
 Cash and cash equivalents                    $1,071,191      $   259,372     $   308,553
 Accounts receivable, net                         67,897        1,052,884       7,284,652
 Prepaid expenses and other                       28,560           63,012       1,268,005
                                             --------------------------------------------
   Total current assets                        1,167,648        1,375,268       8,861,210

PROPERTY AND EQUIPMENT                           948,997       10,038,050      22,561,827
 Less accumulated depreciation                      (828)        (461,462)     (1,721,776)
                                             --------------------------------------------
   Net property and equipment                    948,169        9,576,588      20,840,051

DEFERRED CHARGES AND OTHER                        90,345          812,473       1,490,346
 Less accumulated amortization                        --          (42,112)       (186,582)
                                             --------------------------------------------
   Net deferred charges and other                 90,345          770,361       1,303,764
                                             --------------------------------------------
TOTAL ASSETS                                   2,206,162       11,722,217      31,005,025
                                             ============================================
LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
 Accounts payable                             $   45,407      $ 1,838,496     $ 6,100,837
 Accrued expenses and other liabilities          397,148          707,016       2,974,881
 Current portion of long-term debt                15,237           18,635          18,444
                                             --------------------------------------------
   Total current liabilities                     457,792        2,564,147       9,094,162

LONG-TERM LIABILITIES
 Long-term debt, less current portion          1,057,563       10,038,928      22,424,631
 Deferred interest                                    --          468,461       1,082,163
                                             --------------------------------------------
   Total long-term liabilities                 1,057,563       10,507,389      23,506,794

MEMBERS' DEFICIT
 Members' capital                                769,658        1,269,658       1,269,658
 Accumulated capital deficit                     (78,851)      (2,618,977)     (2,865,589)
                                             --------------------------------------------
   Total members' capital (deficit)              690,807       (1,349,319)     (1,595,931)
                                             --------------------------------------------
TOTAL LIABILITIES AND MEMBERS' DEFICIT        $2,206,162      $11,722,217     $31,005,025
                                             ============================================

See notes to financial statements.

BRE COMMUNICATIONS, L.L.C. d/b/a PHONE MICHIGAN

STATEMENTS OF OPERATIONS                   Period Ended    Year Ended         Nine Months Ended
(unaudited)                                December 31,   December 31,          September 30,
                                               1996           1997           1997           1998
----------------------------------------------------------------------------------------------------

REVENUES                                   $               $ 3,922,979    $ 2,817,396    $13,601,703
COST OF GOODS/SERVICES                                       2,681,586      1,969,478      5,132,929
                                           ---------------------------------------------------------

GROSS MARGIN                                                 1,241,393        847,918      8,468,774

OPERATING EXPENSES:
  Selling, general and administrative            75,178      2,734,603      1,680,414      6,275,521
  Depreciation and amortization                     828        502,747        260,553      1,404,784
                                           ---------------------------------------------------------

Total operating expenses                         76,006      3,237,350      1,940,967      7,680,305
                                           ---------------------------------------------------------

OPERATING LOSS                                  (76,006)    (1,995,957)    (1,093,049)       788,469

OTHER INCOME (EXPENSE)
  Interest, net                                  (2,845)      (543,864)      (270,997)    (1,035,081)
  Other expense                                                 (3,182)
  Other income                                                   2,877
                                           ---------------------------------------------------------
    Total other income (expense)                 (2,845)      (544,169)      (270,997)    (1,035,081)
                                           ---------------------------------------------------------

NET LOSS                                       $(78,851)   $(2,540,126)   $(1,364,046)   $  (246,612)
                                           =========================================================

See notes to financial statements.

BRE COMMUNICATIONS, L.L.C. d/b/a PHONE MICHIGAN

STATEMENTS OF MEMBERS' DEFICIT (unaudited)
--------------------------------------------------------------------------------

                             Class A    Class B      Members'      Accumulated
                              Units      Units       Capital         Deficit        Total
---------------------------------------------------------------------------------------------
Balance at
  December 16, 1996
Member contribution           10,000     98,000    $   769,658   $    (78,851)   $    690,807
Net loss
                           ------------------------------------------------------------------
Balance at
  December 31, 1996           10,000     98,000    $   769,658   $    (78,851)   $    690,807

Member contribution                                $   500,000   $               $    500,000
Net loss                                                           (2,540,126)   $ (2,540,126)
                           ------------------------------------------------------------------
Balance at
  December 31, 1997           10,000     98,000    $ 1,269,658   $ (2,618,977)   $ (1,349,319)

Net loss                                                             (246,612)   $   (246,612)
                           ------------------------------------------------------------------
Balance at
  September 30, 1998          10,000     98,000    $ 1,269,658   $ (2,865,589)   $ (1,595,931)
                           ==================================================================

See notes to financial statements.

BRE COMMUNICATIONS, L.L.C. d/b/a PHONE MICHIGAN


STATEMENTS OF CASH FLOWS                                  Period Ended      Year Ended            Nine Months Ended
(unaudited)                                               December 31,     December 31,             September 30,
                                                              1996             1997             1997            1998
------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                    $  (78,851)     $(2,540,126)    $(1,364,046)    $   (246,612)
Adjustments to reconcile net loss to net cash
 used in operating activities:
 Depreciation and amortization                                     828          502,747         260,553        1,404,784
 Changes in assets and liabilities:
  Accounts receivable                                          (67,897)        (984,987)       (188,956)      (6,231,768)
  Prepaid expenses and other                                   (28,560)         (34,452)       (188,314)      (1,204,993)
  Deferred charges and other                                   (62,485)        (224,077)        (30,086)        (674,834)
  Accounts payable                                              45,407        1,410,164         156,854        4,262,341
  Accrued expenses and other liabilities                       397,148          692,792          80,864        2,267,865
  Deferred interest                                                 --          468,461         266,096          613,702
                                                          --------------------------------------------------------------

     Net cash from (used in) operating activities              205,590         (709,478)      1,007,035          190,485

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                          (948,997)      (9,089,053)     (6,008,030)     (12,523,777)
                                                          --------------------------------------------------------------

     Net cash from (used in) investing activities             (948,997)      (9,089,053)     (6,008,030)     (12,523,777)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of long-term debt                    1,072,800        9,000,000       6,139,438       12,400,000
 Repayments of long-term debt                                                   (15,237)                         (14,488)
 Debt acquisition costs                                        (27,860)        (498,051)                          (3,039)
 Member contribution                                           769,658          500,000         147,000
                                                          --------------------------------------------------------------

     Net cash provided by financing activities               1,814,598        8,986,712       6,286,438       12,382,473
                                                          --------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         1,071,191         (811,819)       (728,627)          49,181

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                1,071,191                          259,372

                                                          --------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                     1,071,191          259,372        (728,627)         308,553
                                                          ==============================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for interest                      $       --      $    63,194     $    34,670     $    498,314
                                                          ==============================================================

See notes to financial statements.

BRE COMMUNICATIONS, L.L.C. d/b/a PHONE MICHIGAN

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997
______________________________________________________________________________

1.   SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business - BRE Communications, L.L.C. d/b/a Phone Michigan (the "Company") is primarily in the business of providing competitive local telephone exchange and long distance service to residential and business customers in the State of Michigan. In addition to providing local exchange service, the Company also installs fiber networks for a number of school districts and other businesses in the State of Michigan.

     Revenue Recognition - The Company recognizes revenue related to monthly usage charges and other recurring charges during the period in which the services are performed. The Company recognizes the revenue earned from its contracts to install fiber networks utilizing the completed contract method. Down payments received, if any, related to these contracts are recognized as deferred revenue until the completion of the installation of the fiber network at which time the Company recognizes the related revenue.

     Estimates - In the preparation of financial statements in conformity with generally accepted accounting principles management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentrations - During 1997, approximately 75% of the Company's revenues were from a single customer. In addition, a significant portion of the Company's operations are supported by services and facilities obtained from a single supplier. Although the Company has not experienced significant problems relative to such support, the inability to develop alternative sources if required in the near future, could have an adverse impact on the Company's operations.

     Cash and Cash Equivalents - Cash and cash equivalents consist of cash and highly liquid investments purchased with an original maturity of three months or less.

     Depreciation - Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using the straight-line method. The Company depreciates automobiles, computers and software over five years, equipment, furniture and fixtures and switch and sonet equipment over seven years, building improvements and fiber network over fifteen years and buildings over forty years.

     Deferred Charges and Other Assets - The Company has capitalized certain one-time connection charges related to their network, costs incurred in the formation of the Company, and debt acquisition costs. The connection charges and organization costs are being amortized over a period of sixty months. The loan origination fees are being amortized over the life of the loan (seven years). The total amortization expense for those assets for the year ended December 31, 1997 and the nine months ended September 30, 1998 was $42,112 and $144,470, respectively.

     Income Taxes - The Company has been established as a limited liability company and accordingly, no provision has been made for federal income taxes since these taxes are the personal responsibility of the members.

     Stock-Based Compensation - The Company has elected to apply the recognition and measurement principles of Accounting Principles Board Opinion No. 25 to its stock-based compensation as permitted by Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation.

     Members' Capital - The Company's economic interests are represented by Class A and Class B units, with the Class A units having certain redemption and liquidation preferences to the Class B units.

     Basis of Presentation - As noted in the accompanying financial statements, the Company has experienced a loss of approximately $2,540,000 for the year ended December 31, 1997 and approximately $247,000 for the nine months ended September 30, 1998, while it has also experienced negative operating cash flows of approximately $709,000 for 1997 and approximately $190,000 of positive cash flows for the nine months ended September 30, 1998.

     Management believes that the Company's existing Revolving Credit Agreement will be sufficient to finance the Company's operations in 1998, as the Revolving Credit Agreement extends to March 31, 2004 (Note 6). In addition, the Company is currently installing a significant number of access lines and negotiating for additional municipality agreements which are anticipated to result in significant revenues and cash flows to the Company.

     Management has plans to expand its operations and services in existing and additional municipalities. In conjunction with these plans, the Company anticipates utilizing its existing revolving credit agreement and other financing options to fund its growth.

     Although management expects that it can successfully implement these plans, their accomplishment cannot be guaranteed. The Company's future liquidity and the ultimate realization and classification of its assets and liabilities could be influenced by the Company's ability to successfully implement these expanded marketing and financing plans. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include adjustments that might result from the degree of success of such implementation.


2.   PROPERTY AND EQUIPMENT

     Property and equipment, net consisted of the following at:

                                                             December 31,            September 30,
                                                       1996              1997            1998
                                                   -------------    -------------    -------------
     Land                                            $ 200,000       $   200,000      $   200,000
     Buildings and improvements                        461,753           539,906          719,344
     Communications network                            256,682         3,303,378        6,667,867
     Switch and sonet equipment                                        4,441,172       12,100,534
     Furniture, fixtures, and other equipment           30,562           710,885        1,954,920
     Automobiles                                                          85,956          158,157
     Construction in progress                                            756,753          761,005
                                                     ---------       -----------      -----------
                Total                                  948,997        10,038,050       22,561,827
     Accumulated depreciation                              828           461,462        1,721,776
                                                     ---------       -----------      -----------

     Property and equipment, net                     $ 948,169       $ 9,576,588      $20,840,051
                                                     =========       ===========      ===========

3.   DEFERRED CHARGES AND OTHER

     Deferred charges and other, net included the following at:

                                                             December 31,            September 30,
                                                       1996              1997            1998
                                                   -------------    -------------    -------------
     Collection install charges                                       $ 185,116        $  434,084
     Debt acquisition costs                           $ 27,860          525,911           528,950
     Organizational and other costs                     62,485          101,446           527,312
                                                      --------        ---------        ----------
                 Total                                  90,345          812,473         1,490,346
     Accumulated amortization                                            42,112           186,582
                                                      --------        ---------        ----------

     Deferred charges and other, net                  $ 90,345        $ 770,361        $1,303,764
                                                      ========        =========        ==========


4.   OPERATING LEASES, COMMITMENTS AND CONTINGENCIES

     The Company leases various equipment and real estate under operating leases on which rental expense was approximately $100,000 for the year ended December 31, 1997. The future minimum lease payments under such operating leases are as follows:

     Year ending December 31:
          1998                                                  $ 189,296
          1999                                                    163,180
          2000                                                    107,918
          2001                                                      7,178
                                                                ---------

          Total                                                 $ 467,572
                                                                =========


5.   EMPLOYEE BENEFIT PLANS

     The Company participates in a 401(k) plan (the "Plan") which is administered by a related party, City Signal Fiber Services ("City Signal") (Note 7). Before becoming eligible to participate in the Plan, an employee must have completed one year of service and be at least 19 years old. All employer matching contributions are at the discretion of the employer. The vesting schedule for all participants is determined based on the number of years of employment. Each employee vests 20% upon completion of two years of service and continues to vest 20% for each year of employment beyond the initial two years until the employee becomes 100% vested. The Company did not make any matching contributions to the Plan during 1997.

     Effective July 1, 1997 the Company adopted the Phone Michigan Executive Stock Appreciation Plan (the "Stock Plan"), a deferred compensation plan established for the benefit of a select group of employees. The Company has authorized and issued 1,900 stock appreciation units ("Units") under the Stock Plan which vest over a period beginning after four years of service at 33 1/3% per year, subject to certain other vesting requirements. A participant shall become 100% vested in the event of death, total disability or change in control. In the event a participant's employment is terminated for just cause (as defined in the Stock Plan), the participants' interest in each and every unit awarded under the Stock Plan shall be forfeited. Additional units may be awarded at the discretion of the members of the Company. The per Unit value is equal to .01% of the net equity of the Company. Although the Units were deemed compensatory, the compensation expense element is deemed insignificant during 1997 based on the current members' deficit. Subsequent to year end, 800 non-vested units terminated under the Stock Plan.

6.   LONG-TERM DEBT

     Long-term debt is summarized as follows:

                                                                   1996              1997              1998
                                                               -------------    --------------    ---------------
     Revolving credit notes with banks interest due
      quarterly at LIBOR rate plus the applicable margin
      (9.28125% at December 31, 1997), principal due
      March 31, 2004 in accordance with the reduction
      schedule below                                                              $ 2,000,000        $14,400,000

     Subordinated promissory notes, interest deferred
      until maturity at 10% per annum, principal due
      October 1, 2005                                            $  500,000         7,500,000          7,500,000

     Promissory note payable to bank, due in monthly
      installments of $5,810 including interest at 9.0% per
      annum, with final payment due December 1, 2001                572,800           557,563            543,075
                                                                 ----------       -----------        -----------

     Total                                                        1,072,800        10,057,563         22,443,075
     Less current portion                                           (15,237)          (18,635)           (18,444)
                                                                 ----------       -----------        -----------
     Long term portion                                           $1,057,563       $10,038,928        $22,424,631
                                                                 ==========       ===========        ===========

     Revolving Credit Notes

     In October 1997, the Company entered into a $20 million loan agreement ("Revolving Credit Agreement") with Fleet National Bank as agent and participating banks ("the Banks") (as defined in the Revolving Credit Agreement) to finance capital expenditures and working capital needs of the Company.

     Borrowings are subject to meeting certain compliance requirements regarding the number of outstanding municipality agreements, access lines, and operating cash flows. The terms of the Revolving Credit Agreement also require that the Company not exceed certain leverage ratios and maintain other financial ratios. The notes are secured by all of the assets of the Company. As of December 31, 1997, the Company was in compliance with its debt covenants and had additional borrowing availability of approximately $4,256,000.

     The commitment will be reduced in equal quarterly installments according to the following schedule:

            Year
            2000                                            $ 1,000,000
            2001                                              4,000,000
            2002                                              5,000,000
            2003                                              5,000,000
            2004                                              5,000,000
                                                            -----------
            Total                                           $20,000,000
                                                            ===========

     At the time of such reductions, any borrowings outstanding in excess of commitment levels are due and payable.

     The units of members' capital owned by the Company were pledged as collateral to secure loans pursuant to, and may not be pledged to any other party under the terms of the Revolving Credit Agreement.

     As a part of the Revolving Credit Agreement, the Company issued to the Banks warrants to purchase 2,000 Class B units at an exercise price of $.01 per unit. The Banks may receive the right to purchase additional units based on the level of borrowings under the Revolving Credit Agreement and other increases in the Company's outstanding units up to a maximum of 5,158 Class B Units. The warrants expire October 31, 2007 or upon exercise, if earlier. The warrants also contain put options exercisable on or after October 24, 2004, and certain other registration rights. The redemption price of the put options will be determined based upon the fair market value of the Company.

     In accordance with Emerging issues Task Force 88-9, the Company has evaluated the fair market value of the warrants and the related put options, and management believes the value of such warrants and put options is not significant at December 31, 1997. The Company will annually reassess the fair market value of the warrant put options and record an annual accretion charge to retained earnings for the difference between the estimated put redemption price and the warrant value assigned at the date of issuance. Such accretion will be recognized over the period from the date of issuance to the earliest put date (October 24, 2004).

     Subordinated Debt

     At December 31, 1997, the Company had promissory notes outstanding amounting to $7,500,000. The notes are held by Media/Communications Partners III Limited Partnership and M/C Investors L.L.C., who also have a minority ownership interest in the Company. The notes are subordinate to the obligations to banks, and interest payments on the notes are deferred until maturity.


7.   RELATED PARTY

     The Company's key supplier for construction services is City Signal, an S-Corporation 100% owned by the Company's President and majority member. City Signal provides construction services primarily for the installation of network and switch equipment to the Company. The Company purchased approximately $2,855,000 of services from City Signal during 1997 and approximately $1,298,000 during the nine months ended September 30, 1998 and at December 31, 1997 and September 30, 1998 accounts payable included approximately $381,000 and $285,000, respectively, for these services.


8.   SUBSEQUENT EVENT

     On August 7, 1998 the Company entered into an agreement with Ovation Communications, Inc. ("Ovation") to sell all issued and outstanding ownership interests in exchange for approximately $55,000,000 in cash and stock of Ovation. This transaction closed on October 1, 1998.

                                     ******

                                  APPENDIX A

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                            MCLEODUSA INCORPORATED,

                         BRAVO ACQUISITION CORPORATION,

                          OVATION COMMUNICATIONS, INC.

                                      and

                         Certain of the Stockholders of

                          OVATION COMMUNICATIONS, INC.

                               ----------------

                          Dated as of January 7, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I THE MERGER.......................................................   1
  Section 1.01. The Merger.................................................   1
  Section 1.02. Effective Time.............................................   2
  Section 1.03. Effect of the Merger.......................................   2
  Section 1.04. Certificate of Incorporation; Bylaws.......................   2
  Section 1.05. Directors and Officers.....................................   2
ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES..............   2
  Section 2.01. Conversion of Securities...................................   2
  Section 2.02. Exchange of Certificates...................................   4
  Section 2.03. Stock Transfer Books.......................................   6
  Section 2.04. Stock Options..............................................   6
  Section 2.05. Closing....................................................   7
  Section 2.06. Dissenting Stockholders....................................   7
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................   8
  Section 3.01. Organization and Standing..................................   8
  Section 3.02. Subsidiaries...............................................   8
  Section 3.03. Certificate of Incorporation and Bylaws....................   9
  Section 3.04. Capitalization.............................................   9
  Section 3.05. Authority; Binding Obligation..............................   9
  Section 3.06. No Conflict; Required Filings and Consents.................  10
  Section 3.07. Licenses; Compliance.......................................  11
  Section 3.08. Financial Statements.......................................  12
  Section 3.09. Absence of Undisclosed Liabilities.........................  13
  Section 3.10. Absence of Certain Changes or Events.......................  13
  Section 3.11. Litigation; Disputes.......................................  14
  Section 3.12. Debt Instruments...........................................  14
  Section 3.13. Real Property Leases.......................................  14
  Section 3.14. Other Agreements; No Default...............................  15
  Section 3.15. Labor Relations............................................  16
  Section 3.16. Pension and Benefit Plans..................................  17
  Section 3.17. Taxes and Tax Matters......................................  19
  Section 3.18. Customers..................................................  20
  Section 3.19. Certain Business Practices.................................  20
  Section 3.20. Insurance..................................................  21
  Section 3.21. Potential Conflicts of Interest............................  21
  Section 3.22. Receivables................................................  22
  Section 3.23. Real Property..............................................  22
  Section 3.24. Books and Records..........................................  22
  Section 3.25. Assets.....................................................  23
  Section 3.26. No Infringement or Contest.................................  23
  Section 3.27. Intentionally Deleted......................................  24
  Section 3.28. Board Recommendation.......................................  24
  Section 3.29. Vote Required..............................................  24
  Section 3.30. Banks; Attorneys-in-fact...................................  24
  Section 3.31. Intentionally Deleted......................................  24
  Section 3.32. Brokers....................................................  24
  Section 3.33. Environmental Matters......................................  24
  Section 3.34. Disclosure.................................................  25
  Section 3.35. Directors, Officers and Affiliates.........................  26

                                      (i)
                                                                      APPENDICES

                                                                          Page
                                                                          ----
  Section 3.36. Copies of Documents......................................  26
  Section 3.37. Condition and Operation of the System....................  26
  Section 3.38. Reorganization...........................................  27
  Section 3.39. State Takeover Statutes; Certain Charter Provisions......  27
  Section 3.40. Year 2000 Review.........................................  28
  Section 3.41. Affiliate Agreements.....................................  28
ARTICLE IIIA REPRESENTATIONS AND WARRANTIES OF PRINCIPAL COMPANY
 STOCKHOLDERS............................................................  28
  Section 3A.01. Principal Company Stockholders That Are Entities........  28
  Section 3A.02. Principal Company Stockholders That Are Individuals.....  29
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB...  29
  Section 4.01. Organization and Qualification; Subsidiaries.............  30
  Section 4.02. Certificate of Incorporation and Bylaws..................  30
  Section 4.03. Authority; Binding Obligation............................  30
  Section 4.04. No Conflict; Required Filings and Consents...............  30
  Section 4.05. No Prior Activities of Acquiror Sub......................  31
  Section 4.06. Brokers..................................................  31
  Section 4.07. SEC Documents............................................  31
  Section 4.08. Acquiror Common Stock....................................  32
  Section 4.09. Capitalization...........................................  32
  Section 4.10. Reorganization...........................................  33
  Section 4.11. Compliance...............................................  33
  Section 4.12. Disclosure...............................................  33
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS......................  34
  Section 5.01. Conduct of Business of the Company.......................  34
  Section 5.02. Other Actions............................................  36
  Section 5.03. Certain Tax Matters......................................  36
  Section 5.04. Access and Information...................................  36
  Section 5.05. No Solicitation..........................................  37
ARTICLE VI ADDITIONAL AGREEMENTS.........................................  38
  Section 6.01. Registration Statement; Proxy Statement..................  38
  Section 6.02. Stockholder Approval.....................................  39
  Section 6.03. Appropriate Action; Consents; Filings....................  39
  Section 6.04. Amendment to Stockholders' Agreement.....................  40
  Section 6.05. Update Disclosure; Breaches..............................  40
  Section 6.06. Public Announcements.....................................  41
  Section 6.07. Registration of Company Options..........................  41
  Section 6.08. Unaudited Financial Information..........................  41
  Section 6.09. Environmental Matters....................................  42
  Section 6.10. Post-Signing SEC Documents...............................  42
  Section 6.11. Indemnification..........................................  42
  Section 6.12. Procedures; Conditions of Indemnification................  43
  Section 6.13. Affiliates; Tax Treatment................................  44
  Section 6.14. Tax Returns..............................................  45
  Section 6.15. Reorganization...........................................  45
  Section 6.16. Directors' and Officers' Insurance; Indemnification......  45
  Section 6.17. Obligations of Acquiror Sub..............................  46
  Section 6.18. Loan Agreement...........................................  46
  Section 6.19  Letters of Accountants...................................  46

                                      (ii)
APPENDICES

                                                                           Page
                                                                           ----
ARTICLE VII CONDITIONS PRECEDENT..........................................  47
  Section 7.01. Conditions to Obligations of Each Party Under This Merger
   Agreement..............................................................  47
  Section 7.02. Additional Conditions to Obligations of Acquiror and
   Acquiror Sub...........................................................  48
  Section 7.03. Additional Conditions to Obligations of the Company.......  49
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER............................  51
  Section 8.01. Termination...............................................  51
  Section 8.02. Effect of Termination.....................................  52
  Section 8.03. Expenses..................................................  52
  Section 8.04. Amendment.................................................  52
  Section 8.05. Extension; Waiver.........................................  52
ARTICLE IX GENERAL PROVISIONS.............................................  53
  Section 9.01. Survival of Representations and Warranties................  53
  Section 9.02. Notices...................................................  53
  Section 9.03. Headings..................................................  54
  Section 9.04. Severability..............................................  54
  Section 9.05. Entire Agreement..........................................  54
  Section 9.06. Assignment................................................  55
  Section 9.07. Parties in Interest.......................................  55
  Section 9.08. Mutual Drafting...........................................  55
  Section 9.09. Specific Performance......................................  55
  Section 9.10. Governing Law.............................................  55
  Section 9.11. Counterparts..............................................  55
  Section 9.12. Confidentiality...........................................  55
  Section 9.13. General Exclusion.........................................  56
ARTICLE X DEFINITIONS.....................................................  56
EXHIBITS
EXHIBIT A FORM OF AFFILIATE AGREEMENT.....................................
EXHIBIT B FORM OF REVOLVING CREDIT AGREEMENT AND PROMISSORY NOTE..........
EXHIBIT C FORM OF TAX OPINION TO BE RENDERED BY COUNSEL TO ACQUIROR.......
EXHIBIT D FORM OF ACQUIROR TAX CERTIFICATE................................
EXHIBIT E FORM OF COMPANY TAX CERTIFICATE.................................
EXHIBIT F FORM OF TAX OPINION TO BE RENDERED BY COUNSEL TO THE COMPANY....
EXHIBIT G FORM OF ACQUIROR TAX CERTIFICATE................................
EXHIBIT H FORM OF COMPANY TAX CERTIFICATE.................................

                                     (iii)
                                                                      APPENDICES

  AGREEMENT AND PLAN OF MERGER, dated as of January 7, 1999 (this "Merger Agreement"), among McLeodUSA Incorporated, a Delaware corporation ("Acquiror"), Bravo Acquisition Corporation, a Delaware corporation ("Acquiror Sub") and a direct wholly owned subsidiary of Acquiror, Ovation Communications, Inc., a Delaware corporation (the "Company"), and those stockholders of the Company named on the signature pages hereof (the "Principal Company Stockholders");

  WHEREAS, the Company, upon the terms and subject to the conditions of this Merger Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into Acquiror Sub (the "Merger");

  WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is advisable and fair to the holders of Company Capital Stock (as defined in Section 3.04) and is in the best interests of such stockholders and
(ii) approved and adopted this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of this Merger Agreement by the stockholders of the Company (the "Company Stockholders");

  WHEREAS, the Board of Directors of Acquiror has determined that the Merger is advisable and in the best interests of Acquiror and its stockholders and the Boards of Directors of Acquiror and Acquiror Sub and the sole stockholder of Acquiror Sub have approved and adopted this Merger Agreement and the transactions contemplated hereby;

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Section 368(a) and Section 368(a)(2)(D) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, in order to induce Acquiror and Acquiror Sub to enter into this Merger Agreement, concurrently herewith (i) M/C Investors, L.L.C., Media/Communications Partners III Limited Partnership, Timothy T. Devine, Kenneth A. Kirley, Nicholas Lenoci, Jr., Charles M. Osborne and Scott A. Rediger are entering into voting agreements pursuant to which, among other things, each such stockholder agrees to vote in favor of this Merger Agreement and the Merger and against any Competing Transaction (as defined in Section 5.05(a)), (ii) M/C Investors, L.L.C. and Media/Communications Partners III Limited Partnership are entering into a stockholders' agreement with Acquiror, Clark E. and Mary E. McLeod, Richard Lumpkin and IES Investments Inc. (the "Stockholders' Agreement") and (iii) Acquiror is agreeing to lend to the Company up to $20,000,000 on a senior subordinated unsecured basis as provided in Section 6.18 (the "Acquiror Loan");

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows.

                                   ARTICLE I

                                  THE MERGER

  Section 1.01. The Merger.

  Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02) the Company shall be merged with and into Acquiror Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Acquiror Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").


                                      A-1
                                                                     APPENDICES

  Section 1.02.  Effective Time.

  Subject to the provisions of Section 2.05, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "Effective Time"). The day on which the Effective Time shall occur shall hereinafter be referred to as the "Closing Date."

  Section 1.03. Effect of the Merger.

  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquiror Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquiror Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  Section 1.04. Certificate of Incorporation; Bylaws.

  (a) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time the certificate of incorporation of Acquiror Sub shall continue unchanged and shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law (as defined in Article X) and such certificate of incorporation, except that Article I of Acquiror Sub's certificate of incorporation shall be amended at the Effective Time to read as follows: "The name of the corporation is Ovation Communications, Inc."

  (b) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time the bylaws of Acquiror Sub shall continue unchanged and shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

  Section 1.05. Directors and Officers.

  The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

  Section 2.01. Conversion of Securities.

  At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Acquiror Sub, the Company or the Company Stockholders:

    (a) Conversion.

      (i) Company Common Stock. Subject to the provisions of this Section 2.01, each share of common stock, $.01 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(c) or any Company Dissenting Shares (as defined in Article X)), shall be converted, subject to Section 2.01(a)(iv)

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    and Section 2.02(e), into the right to receive, at the election of the holder thereof, either (A) the Common Stock Cash Amount (as defined in Article X), or (B) one share of Class A common stock, par value $.01 per share, of Acquiror ("Acquiror Common Stock") multiplied by the Common Stock Exchange Ratio (as defined in Article X). Each record holder of shares of Company Common Stock immediately prior to the Effective Time will be entitled to elect to receive either cash pursuant to the Common Stock Cash Amount (such election being referred to herein as a "Cash Election" and such shares being referred to herein as "Cash Election Shares") or Acquiror Common Stock pursuant to the Common Stock Exchange Ratio for each such share of Company Common Stock. All such elections must be made on a form designated for that purpose by Acquiror (a "Form of Election") that must be delivered to Acquiror after the effectiveness of the Registration Statement (as defined in Section 6.01(a)), unless otherwise permitted by Law, and prior to the third (3rd) business day preceding the Scheduled Closing Date. If Acquiror does not receive a Form of Election from a holder of shares of Company Common Stock prior to the third (3rd) business day preceding the Scheduled Closing Date, then such holder shall be deemed to have elected to receive Acquiror Common Stock for all shares of Company Common Stock owned by such holder. Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

      All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Acquiror Common Stock and/or cash into which such shares were converted in the Merger. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) hereof.

      (ii) Company Preferred Stock. Each share of Series A Preferred Stock, $.01 par value per share, of the Company ("Company Series A Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Series A Preferred Stock to be canceled pursuant to Section 2.01(c) or any Company Dissenting Shares), shall be converted into the right to receive its Preferred Liquidation Preference (as defined in Article X) in cash, without interest (the "Preferred Stock Cash Amount").

      All such shares of Company Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Preferred Stock Cash Amount into which such shares were converted in the Merger.

      (iii) Merger Consideration. If between the date of this Merger Agreement and the Effective Time the outstanding shares of Acquiror Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Stock Exchange Ratio and the Common Stock Cash Amount shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

      (iv) Adjustment for Changes in Value. To the extent that the value of the Acquiror Common Stock forming part of the Merger Consideration (as defined in Article X) as of the Effective Time, based upon the closing price of the Acquiror Common Stock on The Nasdaq Stock Market's National Market System on the last trading day immediately prior to the Closing Date (as defined in Section 2.05) (the "Acquiror Common Stock Closing Price"), would be less than 50% (or such lesser percentage, not below 40%, as the Company may

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    reasonably determine in connection with the qualification of the Merger as a tax-free reorganization under Section 368(a) of the Code) of the sum of (A) the aggregate value of the Merger Consideration (with
    Acquiror Common Stock being valued for this purpose at the Acquiror
    Common Stock Closing Price), (B) any amounts paid directly or indirectly by the Company or Acquiror to purchase or redeem shares of the Company's capital stock on or after December 1, 1998 and (C) an amount equal to the number of Company Dissenting Shares multiplied by the Common Stock Cash Amount, then (A) the Acquiror Common Stock portion of the Merger Consideration shall be increased by a number of shares of Acquiror Common Stock equal to the amount of such deficit in value divided by the Acquiror Common Stock Closing Price (rounded to the nearest whole share) (the "Stock Adjustment Amount"), (B) the aggregate Common Stock Cash Amount shall be correspondingly reduced by an amount equal to the product of the Stock Adjustment Amount multiplied by the Acquiror Common Stock Closing Price (the "Cash
    Adjustment Amount"), and (C) each Cash Election Share shall be converted, subject to Section 2.02(e), into the right to receive (1) a number of shares of Acquiror Common Stock equal to the Stock Adjustment Amount divided by the Cash Election Shares and (2) an amount in cash equal to the Common Stock Cash Amount minus the quotient of the Cash Adjustment Amount divided by the Cash Election Shares.

    (b) Cancellation and Retirement of Company Capital Stock. All such shares of Company Capital Stock referred to in Section 2.01(a) (other than any shares of Company Capital Stock to be canceled pursuant to Section 2.01(c)) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration as described in Section 2.01(a). The holders of certificates which prior to the Effective Time represented shares of Company Capital Stock shall cease to have any rights with respect thereto except as otherwise provided herein or by Law.

    (c) Cancellation of Treasury Stock. Any shares of Company Capital Stock held in the treasury of the Company and any shares of Company Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

    (d) Acquiror Sub Common Stock. Each share of common stock, par value $0.01 per share, of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall continue to be one issued and outstanding share of common stock, par value $.01 per share, of the Surviving Corporation, and all of which shall continue to be held by Acquiror.

  Section 2.02. Exchange of Certificates.

  (a) Exchange Agent. Prior to the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with Norwest Bank Minnesota, N.A., or another bank or trust company designated by Acquiror (the "Exchange Agent"), for the benefit of the holders of Company Capital Stock for exchange through the Exchange Agent in accordance with this Article II as of the Effective Time,
(i) certificates representing the whole shares of Acquiror Common Stock issuable to such holders pursuant to Section 2.01, (ii) cash in an amount sufficient to permit payment of the cash payable pursuant to Section 2.01 and
(iii) cash in an amount sufficient to permit payment of the cash payable in lieu of fractional shares pursuant to Section 2.02(e) (such certificates for shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto, and such amounts of cash, being hereafter referred to as the "Exchange Fund"). Acquiror shall irrevocably instruct the Exchange Agent, at the Effective Time, to deliver the shares of Acquiror Common Stock to be issued and to deliver by check or, if requested, in immediately available funds the amount of cash to be paid to the holders of Company Capital Stock pursuant to Section 2.01 out of the Exchange Fund pursuant to the procedures set forth in Section 2.02(b) beginning immediately after the Effective Time.


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  (b) Exchange Procedures. At the earliest practicable date prior to the Effective Time, Acquiror shall mail or shall cause to be delivered to each holder of record of a certificate or certificates of Company Capital Stock which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash or certificates representing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and Acquiror shall thereupon cause the Exchange Agent to deliver to the holder of such Certificate, (i) the amount of cash, by check or, if requested, in immediately available funds, which such holder has the right to receive in accordance with Section 2.01, (ii) a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in accordance with Section 2.01 together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and
(iii) cash in lieu of fractional shares of Acquiror Capital Stock to which such holder is entitled pursuant to Section 2.02(e). The Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Capital Stock which is not registered in the transfer records of the Company, the proper number of shares of Acquiror Common Stock may be issued and/or the proper amount of cash may be paid pursuant hereto to a transferee if the Certificates representing such shares of Company Capital Stock, properly endorsed or otherwise in proper form for transfer, are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration issuable in exchange therefor, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.01(a), 2.02(c) or 2.02(e).

  (c) Distributions with Respect to Unexchanged Shares of Acquiror Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the whole shares of Acquiror Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to (A) the shares of Company Common Stock formerly represented by such Certificate, and (B) a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e), and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

  (d) No Further Rights in Company Capital Stock. All shares of Acquiror Common Stock issued or cash paid upon conversion of the shares of Company Capital Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 2.01(a), 2.02(c) or 2.02(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock.

  (e) No Fractional Shares. No fractional shares of Acquiror Common Stock shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the

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owner thereof to vote or to any rights of a stockholder of Acquiror, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all Certificates delivered by such holder, and rounding down to the nearest whole share, shall receive an amount in cash equal to the average, during the ten (10) trading days immediately prior to the Effective Time, of the daily closing prices for Acquiror Common Stock on The Nasdaq Stock
Market's National Market System as reported by Nasdaq (the "Average Trading Price") multiplied by the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled. Such payment in lieu of fractional shares shall be administered by the Exchange Agent pursuant to the procedures set forth in Section 2.02(b).

  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Capital Stock for six (6) months after the Effective Time shall be delivered to Acquiror, upon demand. Any holders of Company Capital Stock who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the cash and shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.01, any dividends or other distributions with respect to Acquiror Common Stock to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.02(e).

  (g) No Liability. None of Acquiror, Acquiror Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person (as defined in Article X) for any shares of Acquiror Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

  (h) Lost, Stolen or Destroyed Certificates. In the event any certificate evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash, if any, as may be required pursuant to this Article II; provided, however, that Acquiror may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation, or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

  Section 2.03. Stock Transfer Books.

  At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into cash and/or shares of Acquiror Common Stock issuable in exchange therefor pursuant to Section 2.01(a), any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e).

  Section 2.04. Stock Options.

  Prior to the Effective Time, the Company and Acquiror shall take such action as may be necessary or appropriate for Acquiror, at its option, to assume or to issue a substitute option with respect to each outstanding unexpired and unexercised option to purchase shares of Company Common Stock (collectively, the "Company Stock Options") under the Company's 1997 Stock Option Plan (the

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"Company Stock Plan") so that at the Effective Time each Company Stock Option will become or be replaced by an option to purchase a number of whole shares of Acquiror Common Stock (an "Acquiror Option") equal to the product of the Common Stock Exchange Ratio and the number of shares of Company Common Stock subject to such Company Stock Options (assuming full vesting) under the Company Stock Option (and rounding any fractional share up to the nearest whole share), at a price per share equal to the aggregate exercise price for the shares of Company Common Stock subject to such Company Stock Option divided by the number of whole shares of Acquiror Common Stock deemed to be purchasable pursuant to such Company Stock Option. Each substituted Acquiror Option shall otherwise be subject to the same terms and conditions as apply to the related Company Stock Option. The date of grant of each substituted Acquiror Option for purposes of such terms and conditions shall be deemed to be the date on which the corresponding Company Stock Option was granted. As to each assumed Company Stock Option, at the Effective Time (i) all references to the Company in the stock option agreements with respect to the Company Stock Options being assumed shall be deemed to refer to Acquiror; (ii) Acquiror shall assume all of the Company's obligations with respect to the related Company Stock Option; and (iii) Acquiror shall issue to each holder of a Company Stock Option a document evidencing the foregoing assumption by Acquiror. Nothing in this Section 2.04 shall affect the schedule of vesting with respect to the Company Stock Options in accordance with the terms of the Company Stock Plan. It is the purpose and intention of the parties that, subject to applicable Law, the assumption of such Company Stock Options or the substitution of Acquiror Options for Company Stock Options shall meet the requirements of Section 424(a) of the Code and that each assumed Company Stock Option or the substituted Acquiror Option shall qualify immediately after the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent that the related Company Stock Option so qualified immediately before the Effective Time and the foregoing provisions of this
Section 2.04 shall be interpreted to further such purpose and intention. The Company represents and warrants that the assumption of Company Stock Options or substitution of Acquiror Options therefor, as contemplated by this Section 2.04, may be effected pursuant to the terms of the Company Stock Options and the Company Stock Plan without the consent of any holder of a Company Stock Option and without liability to any such holder. Acquiror represents and warrants that it has the full power and authority to assume the Company Stock Options or to substitute Acquiror Options therefor.

  Section 2.05. Closing.

  Subject to the terms and conditions of this Merger Agreement, the closing of the Merger (the "Closing") will take place after the satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in
Article VII hereof. The scheduled closing date will take place as soon as practicable (but, in any event, no later than the first business day following the tenth (10th) day) after the satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Section 7.01 hereof (the "Scheduled Closing Date"), at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 13th Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties hereto.

  Section 2.06. Dissenting Stockholders.

  Subject to the terms and conditions hereof, at and after the Effective Time, any holder of shares of Company Capital Stock who complies with Section 262 of Delaware Law (a "Company Dissenting Stockholder") shall be entitled to obtain payment from the Surviving Corporation of the fair value of such Company Dissenting Stockholder's shares of Company Capital Stock as determined pursuant to Section 262 of Delaware Law; provided, however, that, to the extent permissible under Delaware Law, no such payment shall be made unless and until such Company Dissenting Stockholder has surrendered to the Exchange Agent the Certificate representing the shares of Company Capital Stock for which payment is being made. The Company shall give Acquiror prompt notice of any demands for appraisal or withdrawals of demands for appraisal received by the Company and any other documents

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obtained by the Company pursuant to the provisions of Section 262 of Delaware Law, and, except with the prior written consent of Acquiror, which shall not be unreasonably withheld, shall not settle or offer to settle any such demands.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  Except as specifically set forth in the Disclosure Schedule delivered by the Company to Acquiror prior to the execution and delivery of this Merger Agreement (the "Company Disclosure Schedule") (the contents of which Company Disclosure Schedule may be updated, corrected or otherwise modified by the Company up to ten (10) days prior to the Closing Date in accordance with
Section 6.05(b) hereof) (with (i) a disclosure with respect to a Section of this Merger Agreement to require a specific reference in the Company Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, (ii) no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer and (iii) the Company having the right to cross-reference the sections of the Company Disclosure Schedule as appropriate with respect to disclosures that are reasonably related), the Company hereby represents and warrants (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Company Disclosure Schedule) to, and agrees with, Acquiror and Acquiror Sub as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Company Disclosure Schedule:

  Section 3.01. Organization and Standing.

  The Company is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets (as defined in Article X), to carry on its business as currently conducted, to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in Illinois, Michigan, Minnesota and Wisconsin and in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than where the failure to be so qualified would not have a Company Material Adverse Effect (as defined in Article X).

  Section 3.02. Subsidiaries.

  Except as set forth in Section 3.02 of the Company Disclosure Schedule, the Company has no Subsidiaries (as defined in Article X) and neither the Company nor any Subsidiary has any equity investment or other interest in, nor has the Company or any Subsidiary made advances or loans to (other than intra-company transactions between or among the Company and any Subsidiary and other than for customary credit extended to customers of the Company in the Ordinary Course of Business (as defined in Article X) and reflected in the Financial Statements (as defined in Section 3.08)), any Person. Section 3.02 of the Company Disclosure Schedule sets forth (a) the authorized capital stock or other equity interests of each Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company. All of such shares of capital stock or other equity interests of the Subsidiaries have been duly authorized and validly issued and are outstanding, fully paid and nonassessable and except as set forth in Section
3.02 of the Company Disclosure Schedule, are owned by the Company free and clear of all Encumbrances (as defined in Article X) other than Encumbrances arising under applicable securities Laws. Each Subsidiary is duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of organization (as listed in Section 3.02 of the Company Disclosure Schedule), and has the requisite corporate or limited liability company power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is duly qualified to conduct business as a foreign Person and is in good standing in each jurisdiction where the nature of its business or the ownership or leasing of

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its properties makes such qualification necessary, other than where the failure to be so qualified would not have a Company Material Adverse Effect.

  Section 3.03. Certificate of Incorporation and Bylaws.

  The Company has furnished to Acquiror a true and complete copy of (i) the certificate of incorporation and (ii) the organizational documents of the Company and each Subsidiary, as in effect on the date hereof, certified as of a recent date by the Company's corporate secretary, and a true and complete copy of the Company's bylaws and the bylaws or other governing agreements of each Subsidiary, as currently in effect, certified by the Company's corporate secretary.

  Section 3.04. Capitalization.

  The authorized capital stock of the Company consists of (a) 30,000,000 shares of Company Common Stock, of which: (i) 23,971,756 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) no shares are held in the treasury of the Company; and
(iii) 806,845 shares are reserved for issuance pursuant to Company Stock Options (including 127,705 shares to be issued pursuant to Section 4.2 of the Ovation Stockholders' Agreement); (b) 6,000,000 shares of Company preferred stock, $.01 par value per share ("Company Preferred Stock"), of which (A) 500,000 are designated "Series A Preferred Stock", of which: (i) 240,000 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; and (ii) no shares are held in the treasury of the Company; (B) 5,000 are designated "Series B Preferred Stock", of which: (i) no shares are issued and outstanding; and (ii) no shares are held in the treasury of the Company; and (C) 5,495,000 are designated "Preferred Stock," of which none have ever been issued. The Company Common Stock and Company Preferred Stock are referred to collectively in this Merger Agreement as the "Company Capital Stock." Section 3.04 of the Company Disclosure Schedule sets forth the names and addresses of all holders of record of the Company Common Stock and the Company Preferred Stock. Except as described in this Section 3.04 or in Section 3.04 of the Company Disclosure Schedule, no other shares of Company Capital Stock have been reserved for any purpose. Except as set forth in clause (a)(iii) above or in Section 3.04 of the Company Disclosure Schedule, there are no outstanding securities convertible into or exchangeable for Company Common Stock, any other securities of the Company, or any capital stock or other securities of any of the Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company or any of the Subsidiaries. Except as set forth in
Section 3.04 of the Company Disclosure Schedule, there are no outstanding Agreements (as defined in Article X) affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of Company Common Stock, any other securities of the Company, or any capital stock or other securities of any Subsidiary, except as contemplated hereunder. Each of the outstanding shares of Company Common Stock and of capital stock of, or other equity interests in, the Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities. There are no obligations, contingent or otherwise, of the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any Person other than the Company or its wholly owned Subsidiaries. There are no Agreements pursuant to which any Person (other than the Company or its wholly owned Subsidiaries) is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of the Company or any Subsidiary.

  Section 3.05. Authority; Binding Obligation.

  The execution and delivery by the Company of this Merger Agreement, the execution and delivery by the Company and the Subsidiaries of all other agreements, documents, certificates or other instruments contemplated hereby, and the consummation by the Company and the Subsidiaries of the

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transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or the Subsidiaries are necessary to authorize this Merger Agreement and the other agreements, documents, certificates or other instruments contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval and adoption of this Merger Agreement by the holders of a majority of the voting power attributable to the outstanding shares of Company Common Stock and Company Series A Preferred Stock, voting together as a class, in accordance with Delaware Law and the Company's certificate of incorporation and bylaws. This Merger Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law); provided, however, that the Merger will not become effective until Articles of Merger reflecting the Merger are filed with the office of the Secretary of State of the State of Delaware.

  Section 3.06. No Conflict; Required Filings and Consents.

  (a) The execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the certificate of incorporation or bylaws of the Company or the certificate or articles of incorporation or bylaws of any Subsidiary; (ii) subject to (A) obtaining the requisite approval and adoption of this Merger Agreement by the holders of a majority of the voting power attributable to the outstanding shares of Company Common Stock and Company Series A Preferred Stock, voting together as a class, in accordance with Delaware Law and the Company's certificate of incorporation and bylaws and (B) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act (as defined in Article X), the Exchange Act (as defined in Article X), Blue Sky Laws (as defined in Article X), the HSR Act (as defined in Article X), the Communications Act (as defined in Article X), the Federal Aviation Act (as defined in Article X), applicable state utility Laws, applicable municipal franchise Laws and the filing and recordation of the Articles of Merger as required by Delaware Law, conflict with or violate any Law applicable to the Company or any Subsidiary, or any of their respective Assets; (iii) subject to obtaining the consents and approvals set forth in Section 3.06(b) of the Company Disclosure Schedule, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, may be bound; or (iv) except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, the Company or any Subsidiary or any of the Assets now owned or hereafter acquired by the Company or any Subsidiary; except for any such conflict or violation described in clause (ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have a Company Material Adverse Effect and that would not prevent the Company from consummating the Merger on a timely basis.

  (b) Except as set forth in Section 3.06(b) of the Company Disclosure Schedule and non-material Agreements allowing the installation, maintenance or operation of the Company's or its Subsidiaries' fiber optic network on, over, under or across a specific parcel of real property, the execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other

                                     A-10
APPENDICES
agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) the approval and adoption of this Merger Agreement by the holders of a majority of the voting power attributable to the outstanding shares of Company Common Stock and Company Series A Preferred Stock, voting together as a class, in accordance with Delaware Law and the Company's certificate of incorporation and bylaws, (B) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utility Laws and applicable municipal franchise Laws and Laws of other Governmental Entities, (C) the filing and recordation of the Articles of Merger as required by Delaware Law, and (D) where the failure to obtain any consent, approval, authorization or permit or to make any filing or notification otherwise required to be disclosed hereunder would not have a Company Material Adverse Effect; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Company, the Surviving Corporation or any Subsidiary that would have a Company Material Adverse Effect. Furthermore, there is no Agreement when considered on its face when standing alone where the failure to obtain consent to the transactions contemplated by this Merger Agreement would cause the Company to be unable to conduct its business.

  Section 3.07. Licenses; Compliance.

  (a) Each of the Company and each Subsidiary is in possession of all Licenses (as defined in Article X) necessary for the Company or any Subsidiary to own, lease and operate its Assets or to carry on its business as it is now being conducted (the "Company Licenses"), except where the failure to possess any such Company License would not have a Company Material Adverse Effect. All Company Licenses that are FCC (as defined in Article X), FAA (as defined in
Article X) or state utilities Licenses or municipal franchises, and all other Company Licenses the loss of which would not have a Company Material Adverse Effect, are listed and described in Section 3.07(a) of the Company Disclosure Schedule. All Company Licenses are valid and in full force and effect through the respective dates indicated in such Company Licenses, except for any such invalidity or failure to be in full force and effect that would not have a Company Material Adverse Effect, and no suspension, cancellation, complaint, proceeding, order or investigation of or with respect to any Company License (or operations thereunder) the loss of which would not have a Company Material Adverse Effect is pending or, to the knowledge of the Company or any Subsidiary, threatened. The Company has indicated in Section 3.07 of the Company Disclosure Schedule those Company Licenses which expire within 12 months from the date of this Merger Agreement. Neither the Company nor any Subsidiary is in violation of or default under any Company License, except for any such violation or default that would not have a Company Material Adverse Effect. Except as set forth in Section 3.07(a) of the Company Disclosure Schedule, since January 1, 1997, neither the Company nor any Subsidiary has received written or, to the knowledge of the Company or any Subsidiary, oral notice from any Governmental Entity or any other Person of any allegation of any such violation or default under a Company License.

  (b) Neither the Company nor any Subsidiary is in violation of or default under, nor has it breached, (i) any term or provision of its certificate or articles of incorporation or bylaws or (ii) any Agreement or restriction to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound or affected, except for any such violation, default or breach described in clause (ii) that would not have a Company Material Adverse Effect. The Company and the Subsidiaries have complied and are in full compliance with all Laws, except where the failure so to comply would not have a Company Material Adverse Effect.

  (c) All returns, reports, statements and other Documents required to be filed by the Company or any Subsidiary with any Governmental Entity have been filed and complied with and are true, correct

                                     A-11
                                                                     APPENDICES
and complete in all material respects (and any related fees required to be paid have been paid in full except where the failure to so file or to so pay such fees would not have a Company Material Adverse Effect). To the knowledge of the Company and the Subsidiaries, all material records of every type and nature relating to the Company Licenses or the business, operations or Assets of the Company or any Subsidiary have been maintained in all material respects in accordance with good business practices and the rules of any Governmental Entity and are maintained at the Company or the appropriate Subsidiary.

  (d) Except as provided in Section 3.07(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any interest in any License (including both any Company License and any License held by third parties in which the Company or any Subsidiary has an interest) the loss of which would have a Company Material Adverse Effect and that is subject to restrictions on assignment or transfer based on the circumstances under which the License was granted (such as eligibility or auction rules), the status of construction and operation (such as rules restricting resale for a certain period after construction), or any other restrictions other than an ordinary course requirement for prior approval of transactions such as the Merger contemplated herein.

  (e) Neither the Company nor any Subsidiary is aware of any fact or circumstance related to them that would reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.

  Section 3.08. Financial Statements.

  (a) The Company has prepared an audited consolidated balance sheet of the Company and the Subsidiaries as of the end of the fiscal year ended December 31, 1997 (the "Audited Balance Sheet") and the related audited consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries for such fiscal year (the Audited Balance Sheet and such audited consolidated statements of income, shareholders' equity and cash flows are hereinafter referred to collectively as the "Audited Statements"), in each case, audited by Ernst & Young L.L.P. in accordance with generally accepted auditing standards and accompanied by the related report of Ernst & Young L.L.P. A true and complete copy of the Audited Statements has been delivered to Acquiror and is attached as an exhibit to, and constitutes an integral part of, the Company Disclosure Schedule. The Company has also prepared unaudited consolidated balance sheets of the Company and the Subsidiaries as of the last day of each month ending after January 1, 1998 and prior to December 1, 1998 (including the unaudited consolidated balance sheets to be furnished to Acquiror pursuant to Section 6.08, the "Unaudited Balance Sheets") and the unaudited consolidated statements of income of the Company and the Subsidiaries for the one-month periods then ended (the Unaudited Balance Sheets and such statements of income, including the unaudited consolidated statements of income to be furnished to Acquiror pursuant to Section 6.08, are hereinafter referred to collectively as the "Unaudited Statements" and, together with the Audited Statements, as the "Financial Statements").

  (b) The Financial Statements, including, without limitation, the notes thereto, (i) are complete and correct in all material respects, (ii) have been prepared in accordance with the books and records of the Company and the Subsidiaries, and (iii) present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to, in the case of the Unaudited Statements, the absence of footnotes and a statement of cash flows and normal and recurring year-end adjustments which were not or are not expected to be material in amount, other than as a result of the recording of the acquisition of BRE Communications, L.L.C. All changes in accounting methods (for financial accounting purposes) made, agreed to, requested or required with respect to the Company or any of the Subsidiaries since January 1, 1998 are reflected in the Financial Statements.

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APPENDICES

  Section 3.09. Absence of Undisclosed Liabilities.

  There are no material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of the Company or any Subsidiary, including but not limited to liabilities for Taxes (as defined in Article X), of a nature required by GAAP to be reflected, or reserved against, in the Financial Statements and that are not so reflected, or reserved against, in the Financial Statements, except for those that may have been incurred after November 30, 1998 in the Ordinary Course of Business and that are not material in amount either individually or collectively. Except as described in Section 3.09 of the Company Disclosure Schedule or reflected in the Financial Statements, since December 31, 1997, neither the Company nor any Subsidiary has incurred any liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) other than in the Ordinary Course of Business (as defined in Article X).

  Section 3.10. Absence of Certain Changes or Events.

  Other than as set forth in Section 3.10 to the Company Disclosure Schedule from December 31, 1997 through the date of this Merger Agreement, there has been no material adverse change, and no change except in the Ordinary Course of Business, in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company or any Subsidiary. Except as disclosed pursuant to other provisions of this Merger Agreement or described in the Company Disclosure Schedule, since November 30, 1998, the Company and the Subsidiaries have conducted their respective businesses substantially in the manner theretofore conducted and only in the Ordinary Course of Business, and neither the Company nor any Subsidiary has (a) incurred any material damage, destruction or loss not covered by insurance with respect to any Assets of the Company or of any such Subsidiary; (b) issued any capital stock or other equity securities or granted any options, warrants or other rights calling for the issuance thereof; (c) issued any bonds or other long-term debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (d) incurred, or become subject to, any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the Ordinary Course of Business; (e) discharged or satisfied any Encumbrance or paid any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Unaudited Balance Sheets and current liabilities incurred since December 31, 1997 in the Ordinary Course of Business; (f) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (g) mortgaged, pledged or subjected to any Encumbrance (other than a Permitted Encumbrance) any of its Assets; (h) sold, exchanged, transferred or otherwise disposed of any of its Assets, or canceled any debts or claims, except in each case in the Ordinary Course of Business; (i) written down the value of any Assets or written off as uncollectable any debt, notes or accounts receivable, except to the extent previously reserved against in the Financial Statements and not material in amount, and except for write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material; (j) entered into any transactions other than in the Ordinary Course of Business; (k) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents or independent contractors over the rate being paid to them on November 30, 1998, except for any increase in the rate of compensation payable, or to become payable in connection with normal employee salary and performance reviews or otherwise in the Ordinary Course of Business; (l) made or permitted any amendment or termination of any material Agreement to which it is a party other than in the Ordinary Course of Business; (m) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (n) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee, except for any accrual or arrangement for or payment of bonuses or special compensation in connection with normal employee salary and performance reviews or otherwise in the Ordinary Course of Business; (o) directly or indirectly paid any severance or termination pay in excess of two

                                     A-13
                                                                     APPENDICES
months' salary to any officer or employee with an annual salary in excess of $70,000; (p) made capital expenditures, or entered into commitments therefor, not provided for in the Company's capital budget for 1998 (a copy of which has been furnished by the Company to Acquiror) or, if applicable, the Company's capital budget for 1999 (a copy of which has been furnished by the Company to Acquiror), except for capital expenditures permitted by Section 5.01; (q) made any change in any method of accounting or accounting practice except as required by GAAP and except as specified in the Financial Statements; (r) entered into any transaction of the type described in Section 3.19; (s) made any charitable contributions or pledges exceeding $10,000 individually or $100,000 in the aggregate; or (t) made any Agreement to do any of the foregoing.

  Section 3.11. Litigation; Disputes.

  (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened against, affecting or involving the Company or any Subsidiary or their respective businesses or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign that would have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is (i) operating under or subject to any order (except for orders that Persons similarly situated, engaged in similar businesses and owning similar Assets are operating under or subject to), award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity, or (ii) in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity.

  (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is currently involved in, or to the knowledge of the Company or any Subsidiary, reasonably anticipates any dispute with, any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors (or any current or former employees of any of the foregoing Persons) affecting the business or Assets of the Company or any Subsidiary, except for any such disputes that, if resolved adversely to the Company or any Subsidiary, would not have a Company Material Adverse Effect.

  Section 3.12. Debt Instruments.

  Section 3.12 of the Company Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company or any Subsidiary is a party or which have been assumed by the Company or any Subsidiary or to which any Assets of the Company or any Subsidiary are subject that evidences an indebtedness in excess of $100,000. Neither the Company nor the Subsidiaries is in default under any of such mortgages, indentures, notes, guarantees and other Agreements, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except for any such default that would not have a Company Material Adverse Effect.

  Section 3.13. Real Property Leases.

  Section 3.13 of the Company Disclosure Schedule lists all real property leases with a term in excess of two (2) years or requiring payments in excess of $100,000 in the aggregate over its term under which the Company or any Subsidiary is the lessee or lessor. The Company and the Subsidiaries are the owners and holders of all the leasehold estates purported to be granted to them by the leases listed in Section 3.13 of the Company Disclosure Schedule. Each such lease is in full force and effect and constitutes a legal, valid and binding obligation of, and to the Company's knowledge, is legally

                                     A-14
APPENDICES
enforceable in all material respects against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances other than Permitted Encumbrances. The Company and the Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. To the knowledge of the Company and the Subsidiaries, no party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a material default.

  Section 3.14. Other Agreements; No Default.

  (a) Except non-material Agreements allowing the installation, maintenance or operation of the Company's or its Subsidiaries' fiber optic network on, over, under or across a specific parcel of real property, Sections 3.04, 3.13 and 3.14(a) of the Company Disclosure Schedule list each Agreement (other than Agreements solely between the Company and its wholly owned Subsidiaries) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound, and which is:

    (i) an Agreement with a term in excess of two (2) years or requiring payments in excess of $100,000 in any twelve (12) month period or $100,000 in the aggregate over its term for the employment of any director, officer, employee, consultant or independent contractor, or providing for severance payments to any such director, officer, employee, consultant or independent contractor;

    (ii) a license Agreement or distributor, dealer, sales representative, sales agency, advertising, property management or brokerage Agreement involving an annual payment in excess of $100,000;

    (iii) an Agreement with any labor organization or other collective bargaining unit;

    (iv) an Agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $100,000 over its remaining term (including, without limitation, periods covered by any option to renew by any party);

    (v) an Agreement for the purchase, sale or lease of any Asset with a purchase or sale price or aggregate rental payment in excess of $100,000;

    (vi) a profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or Agreement;

    (vii) an Agreement for the sale of any of its Assets or services or the grant of any preferential rights to purchase any of its Assets, services or rights, other than in the Ordinary Course of Business;

    (viii) an Agreement that contains any provisions requiring the Company or any Subsidiary to indemnify any other party;

    (ix) a joint venture Agreement or other Agreement involving the sharing of revenues or profits;

    (x) an Agreement with an Affiliate (as defined in Article X) of the Company or any Subsidiary;

    (xi) an Agreement (including, without limitation, an Agreement not to compete and an exclusivity Agreement) that reasonably could be interpreted to impose any restriction on the business or operations of the Company or any Subsidiary, or any of their respective Affiliates, prior to the Effective Time, or on the business or operations of Acquiror or any of its Affiliates after the Effective Time;

    (xii) an Agreement material to the Company and its Subsidiaries not otherwise described in this Section 3.14(a) which by its terms does not terminate or is not terminable by the Company or by a Subsidiary within thirty (30) days or upon thirty (30) days' (or less) notice;

                                     A-15
                                                                     APPENDICES

    (xiii) an Agreement with any Governmental Entity the loss or cancellation of which would reasonably be expected to have a Company Material Adverse Effect;

    (xiv) an Agreement with any of the twenty (20) largest customers of the Company and the Subsidiaries, taken as a whole (based on amounts billed), for each of (A) the year ended December 31, 1997 and (B) the period from January 1, 1998 through the date of this Merger Agreement;

    (xv) a material Agreement to provide any customer with free service or service at rates departing from the standard rate schedules of the System (as defined in Article X);

    (xvi) an Agreement with any incumbent local exchange carrier involving an aggregate payment in excess of $100,000; or

    (xvii) any other Agreement (A) that is material to the Company and the Subsidiaries, taken as a whole, or the conduct of their businesses or operations, or (B) the absence of which would have a Company Material Adverse Effect,

(the foregoing Agreements referred to herein as the "Company Contracts"). The Company has furnished Acquiror with access to true and complete copies of each Company Contract (including any amendments thereto).

  (b) Each Company Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and, to the Company's knowledge, is legally enforceable in all material respects against the respective parties thereto. All necessary approvals of any Governmental Entity with respect thereto have been obtained (except where the failure so to obtain any such approval would not have a Company Material Adverse Effect), all material filings or registrations therefor have been made, and there are no outstanding material disputes thereunder and, to the knowledge of the Company or any Subsidiary, no threatened cancellation or termination thereof. The Company and the Subsidiaries have performed all material obligations thereunder required to be performed by any of them to date. To the knowledge of the Company and the Subsidiaries, no party is in default in any material respect under any of the Company Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a material default. No Agreement has been canceled or otherwise terminated within the twelve (12) months prior to the date of this Merger Agreement that would have been a "Company Contract" had such Agreement not been canceled or terminated and the cancellation or termination of which has had or is reasonably likely to have a Company Material Adverse Effect. Except as specifically described in Section 3.14(a) of the Company Disclosure Schedule, there has been no material written or oral modification or amendment to any Company Contract and, to the Company's knowledge, there are no reasonably expected changes to any Company Contract.

  Section 3.15. Labor Relations.

  There are no collective bargaining or other labor union Agreements to which the Company or any Subsidiary is a party. There are no strikes, work stoppages, union organization efforts or other controversies (other than grievance proceedings) pending, to the Company's knowledge, threatened or reasonably anticipated between the Company or any Subsidiary and (a) any current or former employees of the Company or of any Subsidiary (other than disputes with sales employees not in excess of $3,000 in the aggregate per such employee) or (b) any union or other collective bargaining unit representing such employees. The Company and the Subsidiaries have complied and are in compliance with all Laws relating to employment or the workplace, including, without limitation, Laws relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know, except where the failure so to comply would have a Company Material Adverse Effect. Except as set forth in
Section 3.15(b) of the Company Disclosure

                                     A-16
APPENDICES

Schedule, neither the Company nor any Subsidiary has been notified by any Governmental Agency or counsel to any claimant of any unresolved violation or alleged violation of any Law relating to equal employment opportunity, civil or human rights, or employment discrimination generally. Except as set forth in Section 3.15(c) to the Company Disclosure Schedule, there are no collective bargaining Agreements, employment Agreements between the Company or any Subsidiary and any of their respective employees, or professional service Agreements not terminable at will relating to the businesses and Assets of the Company or of any Subsidiary. Except as set forth in Section 3.15(d) to the Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not cause Acquiror, the Surviving Corporation, the Company or any Subsidiary to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any Person under any Agreement.

  Section 3.16. Pension and Benefit Plans.

  (a) Except as set forth in Section 3.16(a) to the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) maintains or during the past six (6) years has maintained any Plan (as defined in Article X) or Other Arrangement (as defined in Article X), (ii) is or during the past six (6) years has been a party to any Plan or Other Arrangement, or (iii) has obligations under any Plan or Other Arrangement.

  (b) The Company has furnished to Acquiror true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding Document) for each Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any Governmental Entity; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan (as defined in Article X); (v) all DOL (as defined in Article X) opinions on any Plan; (vi) all correspondence with the PBGC (as defined in Article X) on any Plan exchanged during the past three (3) years; (vii) all IRS (as defined in Article X) rulings, opinions or technical advice relating to any Plan and the current IRS determination letter issued with respect to each Qualified Plan (as defined in Article X); and (viii) all current Agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Company has furnished to Acquiror true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust Agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications, all correspondence with or other submissions to any Governmental Entity, and all current Agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

  (c) No Plan is a Multiemployer Plan (as defined in Article X).

  (d) No Plan is an ESOP (as defined in Article X).

  (e) No Plan is a Minimum-Funding Plan (as defined in Article X).

  (f) Section 3.16(g) of the Company Disclosure Schedule sets forth the contributions that (i) the Company or any Subsidiary has promised or is otherwise obligated to make under each Individual Account Plan that is a Statutory-Waiver Plan (as defined in Article X) and (ii) are unpaid as of the date of this Merger Agreement.

  (g) The Company and the Subsidiaries have made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement or have accrued such payments and contributions on the Company's Financial Statements as of December 31, 1998. Neither the Company nor any of its Subsidiaries has taken any action (other than actions required by Law) relating to any

                                     A-17
                                                                     APPENDICES

Plan or Other Arrangement that will materially increase Acquiror's, the Surviving Corporation's, the Company's or any Subsidiary's obligation under any Plan or Other Arrangement above the level of expense incurred for the year ended December 31, 1997.

  (h) Section 3.16(i) of the Company Disclosure Schedule sets forth a list of all Qualified Plans (as defined in Article X). All Qualified Plans and any related trust Agreements or annuity Agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws, except where the failure so to comply would not have a Company Material Adverse Effect. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company and the Subsidiaries have received determination letters issued by the IRS with respect to each Qualified Plan, and the Company has furnished to Acquiror true and complete copies of all such determination letters and all correspondence relating to the applications therefor. All statements made by or on behalf of the Company or any Subsidiary to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete in all material respects when made and continue to be true and complete in all material respects. To the knowledge of the Company and the Subsidiaries, nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

  (i) To their knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Plans and Other Arrangements), suits or proceedings pending or, to the knowledge of the Company, threatened or anticipated, against or involving any Plan or Other Arrangement or asserting any rights or claims to benefits under any Plan or Other Arrangement that would reasonably be expected to give rise to any material liability on the part of the Company or the Subsidiaries. Neither the Company nor any Subsidiary has any pending claims or lawsuits before any court, arbiter or Governmental Entity arising under any Law governing any Plan (except claims for benefits payable in the normal operation of the Plan and Other Arrangements), and to the knowledge of the Company and the Subsidiaries there exist no facts that would reasonably be likely to give rise to such a claim.

  (j) Neither the Company nor any Subsidiary nor any of the Plans has engaged in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA and all "prohibited transactions" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code which would result in a material liability to the Company and the Subsidiaries. The Company has furnished to Acquiror true and complete copies of each request for a prohibited transaction exemption and each exemption obtained in response to such request. All such requests were true and complete when made and continue to be true and complete.

  (k) Except as set forth in Section 3.16(n) of the Company Disclosure Schedule, no Plan or Other Arrangement, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

  (l) No Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.


                                     A-18
APPENDICES

  (m) No Plan is a funded Welfare Plan (as defined in Article X) that provide benefits to current or former employees of the Company or any Subsidiary, or to their beneficiaries.

  (n) No Plan provides or promises post-retirement medical, life insurance or other benefits now or in the future to current, former or retired employees of the Company or any Subsidiary except as required by applicable federal and state continuation law, and (ii) identifies the method of funding (including, without limitation, any individual accounting) for all such benefits.

  (o) All Welfare Plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply in all material respects with and have been administered in material compliance with the health care continuation-coverage requirements under Section 4980B(f) of the Code, Sections 601 through 607 of ERISA, and all proposed or final regulations under Section 162 of the Code explaining those requirements.

  (p) The Company and the Subsidiaries have (i) filed or caused to be filed all returns and reports on the Plans that they are required to file, and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are due and payable by or for the Company or any Subsidiary with respect to any Plan have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Company or any Subsidiary or from any other Person that are or could become an Encumbrance on any Asset of the Company or any Subsidiary or could otherwise have a Company Material Adverse Effect. The Company and the Subsidiaries have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations with respect to each Plan, and all of those amounts have been paid to the appropriate Governmental Entity or set aside in appropriate accounts for future payment when due.

  Section 3.17. Taxes and Tax Matters.

  (a) The Company and the Subsidiaries have (or, in the case of Company Tax Returns (as defined in Article X) becoming due after the date hereof and before the Effective Time, will have prior to the Effective Time) duly filed all Company Tax Returns required to be filed by the Company and the Subsidiaries at or before the Effective Time with respect to all applicable material Taxes. No material penalties or other charges are or will become due with respect to any such Company Tax Returns as the result of the late filing thereof. All such Company Tax Returns are (or, in the case of returns becoming due after the date hereof and before the Effective Time, will be) true and complete in all material respects. The Company and the Subsidiaries: (i) have paid all Taxes due in connection with any such Company Tax Returns; or (ii) have established (or, in the case of amounts becoming due after the date hereof, prior to the Effective Time will have paid or established) in the Financial Statements adequate reserves (in conformity with GAAP consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes in the Financial Statements are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the applicable period, and for which the Company or any Subsidiary may be liable in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee of the Assets of, or successor to, any Person.

  (b) Neither the Company nor any Subsidiary, either in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee, has or at the Effective Time will have any liability for Taxes payable for or with respect to any periods prior to and including the Effective Time in excess of the amounts actually paid prior to the Effective Time or reserved for in the Financial Statements, except for any Taxes due in connection with the Merger or incurred in the Ordinary Course of Business subsequent to the date of the latest Financial Statement.

                                     A-19
                                                                     APPENDICES

  (c) Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company or any Subsidiary, threatened in respect of any Taxes for which the Company or any Subsidiary is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company or any Subsidiary, threatened. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company or any Subsidiary. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, there is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company or any Subsidiary, and no power of attorney granted by the Company or any Subsidiary with respect to any Tax matters is currently in force.

  (d) The Company has made available to Acquiror true and complete copies of all Company Tax Returns and all material written communications with any Governmental Entity relating to any such Company Tax Returns or to any deficiency or claim proposed or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to Tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

  (e) Except as set forth in Section 3.17(e) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) is or has ever been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income Tax purposes; (ii) has executed or filed with the IRS any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) is subject to Section 999 of the Code; (iv) is a passive foreign investment company as defined in Section 1296(a) of the Code; or (v) is a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes (other than an Agreement the only parties to which are the Company and the Subsidiaries).

  (f) The Company has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

  Section 3.18. Customers.

  To the knowledge of the Company and the Subsidiaries, the relationships of the Company and the Subsidiaries with their customers are generally good commercial working relationships. Except as set forth in Section 3.18 of the Company Disclosure Schedule, during the twelve (12) months prior to the date of this Merger Agreement, no customer of the Company or any Subsidiary which accounted for in excess of $120,000 of the revenues of the Company and the Subsidiaries during such twelve (12) months has canceled or otherwise terminated its relationship with the Company or any Subsidiary and except to the extent of events described in Section 9.13(a).

  Section 3.19. Certain Business Practices.

  Neither the Company, the Subsidiaries nor any of their officers, directors or, to the knowledge of the Company or any Subsidiary, any of their employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company or of any Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Governmental Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Subsidiary in obtaining business for or with,

                                     A-20
APPENDICES
or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company and the Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

  Section 3.20. Insurance.

  Section 3.20 of the Company Disclosure Schedule lists and briefly describes all policies of title, Asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company or any Subsidiary. All such policies: (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by the Company and by each Subsidiary with all requirements of Law and of all Agreements to which the Company or any Subsidiary is a party; (d) are valid and outstanding policies enforceable against the insurer; (e) insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar Assets; and (f) provide that they have the policy expiration dates as set forth in Section 3.20 of the Company Disclosure Schedule.

  Section 3.21. Potential Conflicts of Interest.

  Except as set forth in Section 3.21 of the Company Disclosure Schedule, neither any present or, to the knowledge of the Company or any Subsidiary, former director, officer, employee with a salary in excess of $60,000, or stockholder of the Company or any Subsidiary who beneficially owns more than 5% of the capital stock of the Company or any Subsidiary, nor any Affiliate of such director, officer, employee or stockholder:

    (a) owns, directly or indirectly, any interest in (except for holdings in securities that are listed on a national securities exchange, quoted on a national automated quotation system or regularly traded in the over-the-counter market, where such holdings are not in excess of two percent (2%) of the outstanding class of such securities and are held solely for investment purposes), or is a stockholder, partner, other holder of equity interests, director, officer, employee, consultant or agent of, any Person that is a lessor, lessee or customer of, or supplier of goods or services to, the Company or any Subsidiary, except where the value to such individual of any such arrangement with the Company or any Subsidiary has been less than $60,000 in the last twelve (12) months;

    (b) owns, directly or indirectly, in whole or in part, any Assets with a fair market value of $60,000 or more which the Company or any Subsidiary currently uses in its business;

    (c) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims arising in the Ordinary Course of Business from any such Person's service to the Company or any Subsidiary as a director, officer or employee;

    (d) has sold or leased to, or purchased or leased from, the Company or any Subsidiary any Assets for consideration in excess of $60,000 in the aggregate since the inception of the Company;

    (e) is a party to any Agreement pursuant to which the Company or any Subsidiary provides office space to any such Person, or provides services of any nature to any such Person, other than in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary; or

    (f) has, since the inception of the Company, engaged in any other material transaction with the Company or any Subsidiary involving in excess of $60,000, other than (i) in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary, (ii) dividends, distributions and stock issuances to all common and preferred stockholders (as applicable) on a pro rata basis and (iii) as set forth in
  Section 3.04 of the Company Disclosure Schedule.

                                     A-21
                                                                     APPENDICES

  Section 3.22. Receivables.

  The accounts receivable of the Company and the Subsidiaries shown on the Audited Balance Sheet and the Unaudited Balance Sheets, or thereafter acquired by any of them, have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company and the Subsidiaries, without right of recourse, defense, deduction, counterclaim, offset or setoff on the part of the obligor, and can reasonably be expected to be collected within ninety (90) days of the date incurred, except to the extent of the allowance for doubtful accounts shown on such Audited Balance Sheet and Unaudited Balance Sheets and except to the extent of events described in Section 9.13(a).

  Section 3.23. Real Property.

  (a) Section 3.23(a) of the Company Disclosure Schedule lists all the Real Property (as defined in Article X), specifying the owner of each parcel thereof, and all such Real Property is suitable and adequate for the uses for which it is currently being used.

  (b) Except as set forth in Section 3.23(b) of the Company Disclosure Schedule, the Company and the Subsidiaries are the sole owners of good, valid, fee simple, marketable and insurable (at standard rates) title to the Real Property respectively owned by them, including, without limitation, all buildings, structures, fixtures and improvements thereon and all equipment, machinery and personal property therein, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

  (c) All material buildings, structures, fixtures and other improvements on the Real Property are in reasonable repair, free of known defects and are fit for the uses to which they are currently devoted. All such buildings, structures, fixtures and improvements on the Real Property conform to all Laws, except for any such non-conformance that would not have a Company Material Adverse Effect. The buildings, structures, fixtures and improvements on each parcel of the Real Property lie entirely within the boundaries of such parcel of the Real Property, and no structures of any kind encroach on the Real Property, except as may be disclosed on an accurate ALTA Land Title Survey, and except where the failure of any such buildings, structures, fixtures and improvements on each parcel of Real Property to lie entirely within the boundaries of such parcel of the Real Property or the encroachment of any such structure on the Real Property would not have a Company Material Adverse Effect.

  (d) To the knowledge of the Company and the Subsidiaries, none of the Real Property is subject to any Agreement or other restriction of any nature whatsoever (recorded or unrecorded), other than Permitted Encumbrances, preventing or limiting the Company's or any Subsidiary's right to convey or to use it.

  (e) No portion of the Real Property or any material building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and neither the Company nor any Subsidiary has any knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.

  (f) The Real Property has reasonable access to adequate electric, gas, water, sewer and telephone lines, all of which are adequate for the uses to which the Real Property is currently devoted.

  Section 3.24. Books and Records.

  The books of account, stock records, minute books and other corporate and financial records of the Company are complete and correct in all material respects and have been maintained in accordance with reasonable business practices for companies similar to the Company, and the matters contained therein are appropriately and accurately reflected in all material respects in the Financial Statements in accordance with GAAP.


                                     A-22
APPENDICES

  Section 3.25. Assets.

  Except as set forth in Section 3.25 of the Company Disclosure Schedule, the Company and the Subsidiaries have good, valid and marketable title to all material Assets respectively owned by them, including, without limitation, all material Assets reflected in the Audited Balance Sheet and in the Unaudited Balance Sheets and all material Assets purchased by the Company or by any Subsidiary since December 31, 1997 (except for Assets reflected in such Audited Balance Sheet and Unaudited Balance Sheets or acquired since December 31, 1997 which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Encumbrances other than Permitted Encumbrances. All personal property of the Company and the Subsidiaries is in good operating condition and repair and is suitable and adequate for the uses for which it is intended or is being used. All Inventory (as defined in Article X) of the Company and the Subsidiaries (i) consists of items which are good and merchantable and of a quality and quantity presently usable and salable in the Ordinary Course of Business and (ii) have been reflected in the Financial Statements at the lower of cost or market, in accordance with GAAP, and include no obsolete or discontinued items, except to the extent reserved against in the Financial Statements.

  Section 3.26. No Infringement or Contest.

  (a) Section 3.26(a) of the Company Disclosure Schedule identifies and describes each item of Intellectual Property (as defined in Article X) (i) owned by the Company or a Subsidiary, (ii) owned by any third party and used by the Company or any Subsidiary pursuant to license, sublicense or other Agreement, or (iii) otherwise used by the Company or any Subsidiary and not otherwise generally used by Persons similarly situated (including, in each case, specification of whether each such item is owned, licensed or used by the Company or any Subsidiary) in the case of each of the foregoing clauses
(i), (ii) or (iii), the absence of which would have a Company Material Adverse Effect.

  (b) With respect to each item of Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule that is owned by the Company or any Subsidiary, such Intellectual Property can be used by the Company and the Subsidiaries in their respective businesses as presently conducted by them, free and clear of any material restrictions, Encumbrances (other than Permitted Encumbrances) and royalties on such use, and the Company and the Subsidiaries have the right to bring action for infringement of such Intellectual Property. With respect to the Intellectual Property listed in
Section 3.26(a) of the Company Disclosure Schedule that is used by the Company or a Subsidiary pursuant to license, sublicense or other Agreement, such Intellectual Property has been licensed on an arm's-length basis and can be used by the Company and the Subsidiaries in their respective businesses as currently conducted by them in accordance with the terms and conditions of such licenses, sublicenses or other Agreements. With respect to each item of Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule that is otherwise used by the Company or any Subsidiary, such Intellectual Property can be used by the Company and the Subsidiaries in their respective businesses as presently conducted by them, free and clear of any material restrictions, Encumbrances (other than Permitted Encumbrances) and royalties on such use. Each item of Intellectual Property owned or used by the Company or any Subsidiary immediately prior to the Closing will be owned or available for use by the Company or such Subsidiary on identical terms and conditions identified in all material respects immediately after the Closing.

  (c) As used in the businesses of the Company and the Subsidiaries as conducted in the past and as currently conducted, to the knowledge of the Company, none of the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule has at any time infringed or misappropriated or otherwise violated, or is likely to infringe, misappropriate or violate, any Intellectual Property of any other Person, nor is the Company or any Subsidiary otherwise in the conduct of their respective businesses infringing upon, or alleged to be infringing upon, any Intellectual Property of any other Person. There are no pending or, to the knowledge of the Company or any Subsidiary, threatened

                                     A-23
                                                                     APPENDICES
claims against the Company or any Subsidiary alleging that the conduct of the Company's or any Subsidiary's business infringes or conflicts with any Intellectual Property rights of others. To the knowledge of the Company or any Subsidiary, there is no Intellectual Property of another Person which infringes, misappropriates or violates any of the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule.

  (d) The Company and the Subsidiaries own or have the right to use pursuant to a valid license, sublicense or other Agreement all Intellectual Property that is material in the operation of the businesses of the Company and the Subsidiaries as currently conducted and as currently proposed to be conducted.

  Section 3.27. Intentionally Deleted.

  Section 3.28. Board Recommendation.

  The Board of Directors of the Company has adopted, in compliance with Delaware Law, a resolution approving and adopting this Merger Agreement and the transactions contemplated hereby and recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Stockholders.

  Section 3.29. Vote Required.

  The affirmative vote of the holders of a majority of the voting power attributable to the outstanding shares of Company Common Stock and Company Series A Preferred Stock, voting together as a class, is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the transactions contemplated by this Merger Agreement.

  Section 3.30. Banks; Attorneys-in-fact.

  Section 3.30 of the Company Disclosure Schedule sets forth a complete list showing the name of each bank or other financial institution in which the Company or any Subsidiary has accounts (including a description of the names of all Persons authorized to draw thereon or to have access thereto). Such list also shows the name of each Person holding a power of attorney from the Company or any Subsidiary and a brief description thereof.

  Section 3.31. Intentionally Deleted.

  Section 3.32. Brokers.

  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary or any of their respective Affiliates.

  Section 3.33. Environmental Matters.

  (a) The Company and each of the Subsidiaries have complied and are in compliance with, and the Real Property and any real property that is leased by the Company or any Subsidiary and all improvements thereon are in compliance with, all Environmental Laws (as defined in Article X), except where the failure so to comply would not have a Company Material Adverse Effect.

  (b) To the knowledge of the Company and the Subsidiaries, neither the Company nor any Subsidiary has any liability under any Environmental Law, nor is the Company or any Subsidiary

                                     A-24
APPENDICES
responsible for any liability of any other Person under any Environmental Law. Except as set forth in Section 3.33(b) of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company or any Subsidiary, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company nor any Subsidiary, has received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other Person since January 1, 1993 (or prior thereto with respect to any such complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request which has not been finally resolved) or knows any fact(s) which might reasonably be expected to form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence at any part of the Real Property or any real property that is leased by the Company or any Subsidiary of Hazardous Materials (as defined in Article X) or any substances that pose a hazard to human health or an impediment to working conditions; (ii) the current or past release or threatened release into the environment from the Real Property or any real property that is leased by the Company or any Subsidiary (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (iii) the off-site disposal of Hazardous Materials originating on or from the Real Property or any real property that is leased by the Company or any Subsidiary or the businesses or Assets of the Company or any Subsidiary; (iv) any facility operations, procedures or designs of the Company or any Subsidiary which do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Real Property or any real property that is leased by the Company or any Subsidiary or otherwise arising from the Company's or any Subsidiary's activities (or the activities of the Company's or any Subsidiary's predecessors in title) involving Hazardous Materials.

  (c) The Company and the Subsidiaries have been duly issued, and currently have and will maintain through the Effective Time, all Licenses required under any Environmental Law. A true and complete list of all such Licenses the absence of which would have a Company Material Adverse Effect is set out in
Section 3.33(c) of the Company Disclosure Schedule. All Licenses listed in
Section 3.33(c) of the Company Disclosure Schedule are valid and in full force and effect. Except in accordance with such Licenses, as described in Section 3.33(c) of the Company Disclosure Schedule or as otherwise permitted by Law, there has been no Hazardous Discharge (as defined in Article X) or discharge of any other material regulated by such Licenses. Except as disclosed in
Section 3.33(c) of the Company Disclosure Schedule, to the knowledge of the Company and the Subsidiaries no such Licenses are non-transferable or which require consent, notification or other action to remain in full force and effect following consummation of the Merger and the other transactions contemplated hereby.

  (d) Except as set forth in Section 3.33(d) of the Company Disclosure Schedule, neither the Real Property nor any real property that is leased by the Company or any Subsidiary contains any underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the storage, throughput or other management of Hazardous Materials, and no portion of the Real Property or any real property that is leased by the Company or any Subsidiary is or has been used as a dump or landfill or consists of or contains filled in land or wetlands.

  Section 3.34. Disclosure.

  (a) None of the information supplied by the Company expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement (as defined in Section 6.01(a)) and (ii) the Proxy Statement (as defined in Section 6.01(a)), at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Proxy Statement is mailed, and (z) any meeting of stockholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions

                                     A-25
                                                                     APPENDICES
contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  (b) No representation or warranty contained in this Merger Agreement or the Company Disclosure Schedule (giving full effect to the concepts and qualifications of materiality and knowledge contained therein and not with the intention or effect of eliminating or limiting such concepts and qualifications in any way), and no other agreements, documents, certificates, instruments or other information furnished or to be furnished, or made available or to be made available to Acquiror by the Company pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that this representation shall not apply to the matters specifically covered by any other representation or warranty in this Merger Agreement, it being the intent of the parties that this sentence not be applied so as to broaden the scope of those representations and warranties. As of the date of this Merger Agreement, the Company believes that the Company has a reasonable likelihood of attaining the results of its business plan as set forth in the Confidential Information Memorandum (relating to certain senior credit facilities) dated December 1998, as furnished to Acquiror, based upon the assumptions used in the preparation of such business plan (which assumptions the Company believes to be reasonable).

  Section 3.35. Directors, Officers and Affiliates.

  Section 3.35 of the Company Disclosure Schedule lists all current directors and officers of the Company and the Subsidiaries, showing each such person's name, positions, and annual remuneration, bonuses and fringe benefits paid by the Company or any Subsidiary for the current fiscal year and the most recently completed fiscal year.

  Section 3.36. Copies of Documents.

  True and complete copies of all agreements, documents, certificates or other instruments listed in the Company Disclosure Schedule have been made available to Acquiror prior to the execution of this Merger Agreement.

  Section 3.37. Condition and Operation of the System.

  (a) Section 3.37(a)(1) of the Company Disclosure Schedule contains a description of the size and capacity of the System (as defined in Article X) (including, as of December 31, 1998, the percentage of the System capacity that was activated and in operation and the percentage of the System capacity that was unactivated and in reserve). The system coverage map which constitutes an integral part of the Company Disclosure Schedule has previously been made available to Acquiror. The System and all major component parts (including but not limited to transmission towers, microwave facilities, fiber optic cables and switches) are in compliance in all material respects with all applicable build-out requirements, are in good operating condition and repair ordinary wear and tear excepted, and are suitable, adequate and fit for the uses for which they are intended and are being used, as the case may be. Since January 1, 1998, there have been no material complaints with respect to the Company's or any Subsidiary's performance under Agreements with customers that have not been substantially corrected, and there have been no material System outages. The System and the Assets of the Company and the Subsidiaries meet the technical standards, if any, of the FCC and the FAA and the technical specifications of the Company Licenses, and do not violate any applicable Laws, engineering standards or building, fire, zoning, health and safety or other Laws in any material respect.

                                     A-26
APPENDICES

  (b) Section 3.37(b) of the Company Disclosure Schedule sets forth:

    (i) information with respect to System services offered and rates charged for initiation and provision of System services that is complete and accurate in all material respects;

    (ii) the rate of customer churn for each of (A) the year ended December 31, 1997 and (B) the period from January 1, 1998 through November 30, 1998;

    (iii) the amount of fraud loss for each of (A) the year ended December 31, 1997 to the extent such amount exceeded $100,000 and (B) the period from January 1, 1998 through November 30, 1998 to the extent such amount exceeded $100,000;

    (iv) a list of all independent marketing or selling agents for each month during the period from January 1, 1998 through December 31, 1998, indicating the volume of sales generated by such agents;

    (v) any complaints received by the Company or any Subsidiary regarding "slamming" or "cramming" (as such term are understood in the telephone industry) by the Company, any Subsidiary or any of their respective employees, resellers, agents or representatives;

    (vi) a list and description of all material easements for the installation, use and repair of fiber optic cable used by the System;

    (vii) a list of all FCC Licenses held by the Company or any Subsidiary;

    (viii) all material filings by the Company or any Subsidiary with the FCC since January 1, 1996; and

    (ix) a list of any proceedings (other than proceedings of general applicability) before the FCC, a state utility commission, or other regulatory body that are reasonably likely to result in (A) adjustments in and/or refunds of material amounts in the past charged to or paid to third parties by the Company or any Subsidiary, or (B) adjustments in amounts otherwise in the future to be charged to or paid to third parties by the Company or any Subsidiary, in each case including but not limited to amounts related to universal service, access charges, service rates charged to customers, franchise fees, or any other revenues or expenses subject to regulatory oversight.

  (c) To the knowledge of the Company, the easements required to be disclosed pursuant to Section 3.37(b)(vi) above (i) are valid, binding, enforceable and sufficient for the purposes for which they are used as of the date hereof and
(ii) will be valid, binding, enforceable and sufficient for the such purposes immediately following the Effective Time without the consent or approval of any Person.

  Section 3.38. Reorganization.

  To the knowledge of the Company, neither it nor any of the Subsidiaries has taken any action or failed to take any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) or Section 368(a)(2)(D) of the Code.

  Section 3.39. State Takeover Statutes; Certain Charter Provisions.

  The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt the Company, the Subsidiaries and affiliates, the Merger, this Merger Agreement and the transactions contemplated hereby and thereby from Section 203 of Delaware Law. To the knowledge of the Company, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger or this Merger Agreement and the transactions contemplated hereby or thereby.

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                                                                     APPENDICES

  Section 3.40. Year 2000 Review.

  (a) The Company and the Subsidiaries will not, to the Company's knowledge, be materially adversely affected by (i) any failure of the Company's and the Subsidiaries' computer hardware, software, firmware or embedded chip technology to be Year 2000 Compliant (as defined in Article X); or (ii) the cost and/or disruption to normal activities caused by work to be carried out to ensure such computer hardware, software or embedded chip technology is Year 2000 Compliant.

  (b) The Company and the Subsidiaries are currently reviewing their information technology ("IT") and non-IT computer systems and programs to determine which are not capable of recognizing the Year 2000 and to verify system readiness for the millennium date (the "Company Year 2000 Review"). The Company Year 2000 Review covers all of the Company's and the Subsidiaries' material operations and is centrally managed.

  (c) All of the information related to the Company Year 2000 Review disclosed in any of the Company's filings with any Governmental Entity was to the Company's knowledge accurate and complete in all material respects as of the date the filing was made with such Governmental Entity.

  Section 3.41. Affiliate Agreements.

  In accordance with Section 6.13, the executive officers, directors and certain Company Stockholders specified in Section 3.41 of the Company Disclosure Schedule ("Company Affiliates") have indicated to the Company that they intend to execute and deliver to Acquiror affiliate agreements in substantially the form attached hereto as Exhibit A (the "Affiliate Agreements") and each such Affiliate Agreement, when so executed and delivered, will, to the knowledge of the Company, constitute a legal, valid and binding obligation of the respective Company Affiliate who is a party thereto, enforceable against such Company Affiliate in accordance with its terms. Except for the Principal Company Stockholders, John F. Wade and Peter
H. O. Claudy, there are no affiliates of the Company as of the date hereof as that term is used in SEC Rule 145.

 ARTICLE IIIA REPRESENTATIONS AND WARRANTIES OF PRINCIPAL COMPANY STOCKHOLDERS

  Section 3A.01. Principal Company Stockholders That Are Entities.

  To induce Acquiror to enter into this Merger Agreement, each Principal Company Stockholder that is an entity, severally and not jointly, represents and warrants to Acquiror on its own behalf and only with respect to itself as of the date hereof and as of the Effective Date that:

    (a) The execution and delivery by such Principal Company Stockholder of this Merger Agreement, the execution and delivery by such Principal Company Stockholder of all other agreements, documents, certificates or other instruments contemplated hereby, and the consummation by such Principal Company Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no other corporate, partnership or limited liability company proceedings on the part of such Principal Company Stockholder are necessary to authorize such Principal Company Stockholder to execute this Merger Agreement and the other agreements, documents, certificates or other instruments contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval and adoption of this Merger Agreement by a majority of the voting power attributable to the outstanding Company Common Stock and Company Series A Preferred Stock, voting together as a class, in accordance with Delaware Law and the Company's articles of incorporation and bylaws.

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    (b) This Merger Agreement has been duly executed and delivered by such Principal Company Stockholder and constitutes a legal, valid and binding obligation of such Principal Company Stockholder, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

    (c) All of the shares of Company Capital Stock beneficially owned by such Principal Company Stockholder are set forth on Section 3.04 of the Company Disclosure Schedule, all of which shares are owned by such Principal Company Stockholder free and clear of all Encumbrances other than Encumbrances arising under applicable securities Laws and other than Encumbrances that will be released at or prior to the Effective Time.

  Section 3A.02. Principal Company Stockholders That Are Individuals.

  To induce Acquiror to enter into this Merger Agreement, each Principal Company Stockholder who is an individual, severally and not jointly, represents and warrants to Acquiror on his own behalf and only with respect to himself as of the date hereof and as of the Effective Date that:

    (a) Such Principal Company Stockholder has the legal capacity and all other necessary power and authority necessary to execute and deliver this Merger Agreement, to execute and deliver all other agreements, documents, certificates or other instruments contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

    (b) This Merger Agreement has been duly executed and delivered by such Principal Company Stockholder and constitutes a legal, valid and binding obligation of such Principal Company Stockholder, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

    (c) All of the shares of Company Capital Stock beneficially owned by such Principal Company Stockholder are set forth on Section 3.04 of the Company Disclosure Schedule, all of which shares are owned by such Principal Company Stockholder free and clear of all Encumbrances other than Encumbrances arising under applicable securities Laws and other than Encumbrances that will be released at or prior to the Effective Time.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                         OF ACQUIROR AND ACQUIROR SUB

  Except as specifically set forth in the Disclosure Schedule delivered by Acquiror and Acquiror Sub to the Company prior to the execution and delivery of this Merger Agreement (the "Acquiror Disclosure Schedule") (with (i) a disclosure with respect to a Section of this Merger Agreement to require a specific reference in the Acquiror Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, (ii) no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer and (iii) Acquiror and Acquiror Sub having the right to cross-reference the sections of the Acquiror Disclosure Schedule as appropriate with respect to disclosures that are reasonably related), Acquiror and Acquiror Sub hereby jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Acquiror Disclosure Schedule) to, and agrees with, the Company as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Acquiror Disclosure
Schedule:

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                                                                     APPENDICES

  Section 4.01. Organization and Qualification; Subsidiaries.

  Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries (as defined in Article X) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets, and to carry on its business as currently conducted. Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories in which the nature of the business conducted by it or the character of the Assets owned, leased or otherwise held by it makes such qualification necessary, except where the absence of such qualification as a foreign corporation would not have an Acquiror Material Adverse Effect (as defined in Article X).

  Section 4.02. Certificate of Incorporation and Bylaws.

  Acquiror has furnished to the Company a true and complete copy of the Amended and Restated Certificate of Incorporation of Acquiror and the certificate of incorporation of Acquiror Sub, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity) of their respective jurisdictions of incorporation, and a true and complete copy of the Amended and Restated Bylaws of Acquiror and the bylaws of Acquiror Sub, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Acquiror Disclosure Schedule.

  Section 4.03. Authority; Binding Obligation.

  Each of Acquiror and Acquiror Sub has the full and unrestricted corporate power and authority to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The execution and delivery by Acquiror and Acquiror Sub of this Merger Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Merger Agreement and the other agreements, documents, certificates or other instruments contemplated hereby, or to consummate the transactions contemplated hereby and thereby. This Merger Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub, enforceable in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general equitable principles (whether considered in a proceeding in equity or at law); provided, however, that the Merger will not become effective until Articles of Merger reflecting the Merger are filed with the office of the Secretary of State of Delaware.

  Section 4.04. No Conflict; Required Filings and Consents.

  (a) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of Acquiror, or the certificate or articles of incorporation or bylaws of Acquiror Sub or any of Acquiror's Significant Subsidiaries; or
(ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utility Laws and applicable municipal franchise Laws, and the

                                     A-30
APPENDICES
filing and recordation of the Articles of Merger as required by Delaware Law, conflict with or violate any Law applicable to Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets;
(iii) conflict with, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries is a party or by which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries or any of the Assets of Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries; except for any such conflict or violation described in clause (ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have an Acquiror Material Adverse Effect and that would not prevent Acquiror or Acquiror Sub from consummating the Merger on a timely basis.

  (b) Except as set forth in Section 4.04(b) of the Acquiror Disclosure Schedule, the execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utility Laws and applicable municipal franchise Laws and Laws of other Governmental Entities, (B) the filing and recordation of the Articles of Merger as required by Delaware Law and (C) where the failure to obtain any consent, approval, authorization or permit or to make any filing or notification otherwise required to be disclosed hereunder would not have an Acquiror Material Adverse Effect; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Surviving Corporation or any of Acquiror's Significant Subsidiaries that would have an Acquiror Material Adverse Effect.

  Section 4.05. No Prior Activities of Acquiror Sub.

  Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

  Section 4.06. Brokers.

  No broker or finder or investment banker (other than Salomon Smith Barney Inc., the fees of which shall be solely the responsibility of Acquiror) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Acquiror or any of its Affiliates.

  Section 4.07. SEC Documents.

  Acquiror has filed all required reports, schedules, forms, statements and other documents with the SEC (as defined in Article X) since January 1, 1997 (including the Acquiror Post-Signing SEC Documents (as defined in Section 6.10), the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC Documents complied or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Acquiror SEC Documents contained or, in the case of the Acquiror Post-Signing SEC Documents, will contain, any untrue statement of a

                                     A-31
                                                                     APPENDICES
material fact or omitted or, in the case of the Acquiror Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Acquiror included in the Acquiror SEC Documents comply or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Acquiror Post-Signing SEC Documents, will have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the lack of normal year-end adjustments, the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Acquiror and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the Acquiror SEC Documents, as required by GAAP or as required by any Governmental Entity, Acquiror has not, since December 31, 1997, made any change in accounting practices or policies applied in the preparation of financial statements.

  Section 4.08. Acquiror Common Stock.

  The Acquiror Common Stock to be issued and delivered to the Company Stockholders pursuant to the Merger has been duly authorized and, when issued in the Merger in accordance with this Merger Agreement, will be validly issued, fully paid and nonassessable and will have been approved for listing subject to official notice of issuance by The Nasdaq Stock Market's National Market System.

  Section 4.09. Capitalization.

  The authorized capital stock of Acquiror consists of (a) 250,000,000 shares of Acquiror Common Stock, of which, as of January 5, 1999: (i) 63,545,925 shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in the treasury of Acquiror; (iii) 12,278,323 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Common Stock granted to employees and certain other Persons; (iv) 245,536 shares were reserved for issuance pursuant to a Stock Option Agreement dated August 21, 1998 between Acquiror and QST Enterprises, Inc.; (v) 10,414 shares were reserved for issuance pursuant to a Stock Option Agreement dated November 25, 1998 between Acquiror, Inlet, Inc. and certain shareholders of Inlet, Inc.; (vi) 917,398 shares were reserved for issuance pursuant to the McLeodUSA Incorporated Employee Stock Purchase Plan; and (vii) 961,920 shares were reserved for issuance pursuant to the McLeodUSA Incorporated 401(k) Profit Sharing Plan; (b) 22,000,000 shares of Class B common stock, par value $.01 per share ("Acquiror Class B Common Stock"), of which, as of January 5, 1999: (i) no shares were issued and outstanding; (ii) no shares were held in the treasury of Acquiror; and (iii) 1,300,688 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Class B Common Stock granted to a significant stockholder of Acquiror; and (c) 2,000,000 shares of serial preferred stock, par value $.01 per share, of which: (i) no shares are issued and outstanding; and (ii) no shares are held in the treasury of Acquiror. Except for the options set forth in clauses (a)(iii), (a)(iv), (a)(v), (a)(vi) and (b)(iii) above and as set forth in Section 4.09(a) of the Acquiror Disclosure Schedule, as of January 5, 1999, there were no outstanding securities convertible into or exchangeable for capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such capital stock or other securities of Acquiror or any of Acquiror's Significant Subsidiaries. Except as set forth in
Section 4.09(b) of the Acquiror Disclosure Schedule and except for Agreements relating to the options specified in clauses (a)(iii), (a)(iv), (a)(v),
(a)(vi) and (b)(iii) above, there are no outstanding Agreements to which Acquiror or any of its Significant Subsidiaries is a party affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of capital stock or any other

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APPENDICES
securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries, except as contemplated hereunder. Each of the outstanding shares of Acquiror Common Stock, and of capital stock of, or other equity interests in, Acquiror's Significant Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and, except as set forth in Section 4.09(d) of the Acquiror Disclosure Schedule, such shares or other equity interests owned by Acquiror or any of its Significant Subsidiaries are owned free and clear of all Encumbrances. There are no obligations, contingent or otherwise, of Acquiror or any of its Significant Subsidiaries to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any of Acquiror's Significant Subsidiaries or any other Person. Except as set forth in Section 4.09(e) of the Acquiror Disclosure Schedule, there are no Agreements pursuant to which any Person (other than Acquiror or Acquiror's Significant Subsidiaries) is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of Acquiror or any of its Significant Subsidiaries. No vote of the stockholders of Acquiror is required in connection with the consummation of the Merger and the other transactions contemplated hereby. Acquiror is the legal and beneficial owner of all of Acquiror Sub's outstanding capital stock.

  Section 4.10. Reorganization.

  To the knowledge of Acquiror, neither Acquiror, Acquiror Sub nor any of Acquiror's Significant Subsidiaries has taken any action or failed to take any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) or Section 368(a)(2)(D) of the Code.

  Section 4.11. Compliance.

  Neither Acquiror nor Acquiror Sub is aware of any fact or circumstance related to them that could reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.

  Section 4.12. Disclosure.

  (a) None of the information supplied by Acquiror or Acquiror Sub expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement and (ii) the Proxy Statement, at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Proxy Statement is mailed, and (z) any meeting of stockholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  (b) No representation or warranty contained in this Merger Agreement or the Acquiror Disclosure Schedule (giving full effect to the concepts and qualifications of materiality and knowledge contained therein and not with the intention or effect of eliminating or limiting such concepts and qualifications in any way), and no other agreements, documents, certificates, instruments or other information furnished or to be furnished, or made available or to be made available to the Company by Acquiror or Acquiror Sub pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that this representation shall not apply to the matters specifically covered by any other representation or warranty in this Merger Agreement, it being the intent of the parties that this sentence not be applied so as to broaden the scope of those representations and warranties.

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                                                                     APPENDICES

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  Section 5.01. Conduct of Business of the Company.

  The Company hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, the Company, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror, will, and will cause the Subsidiaries to, carry on their respective businesses only in the Ordinary Course of Business or as contemplated by the Company's 1999 capital budget, a copy of which was previously furnished to Acquiror or in the Confidential Offering Memorandum (relating to certain senior credit facilities) dated December 1998, use their respective reasonable best efforts to preserve intact their business organizations and Assets, maintain their rights and franchises, retain the services of their officers and employees and maintain their relationships with customers, suppliers, licensors, licensees and others having business dealings with them, and use their respective reasonable best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, except as otherwise consented to in writing by Acquiror or orally by Stephen C. Grey, J. Lyle Patrick or John Wray or as otherwise expressly contemplated by this Merger Agreement or as contemplated by the Company's 1999 capital budget, a copy of which was previously furnished to Acquiror or in the Confidential Offering Memorandum (relating to certain senior credit facilities) dated December 1998, from the date of this Merger Agreement until the Effective Time the Company shall not, and shall not permit any of the Subsidiaries to:

    (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses in the Ordinary Course of Business to employees who are not directors or officers and except pursuant to existing arrangements previously disclosed to or approved in writing by Acquiror; (ii) grant any severance or termination pay (other than pursuant to the normal severance practices or existing Agreements of the Company or any Subsidiary in effect on the date of this Merger Agreement as described in Section 5.01(a)(ii) of the Company Disclosure Schedule) to, or enter into any severance Agreement with, any director, officer or employee, or enter into any employment Agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any Plan or Other Arrangement, except as may be required to comply with applicable Law; (iv) pay any benefit not provided for under any Plan or Other Arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan or Other Arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Plan or Other Arrangement or Agreement or awards made thereunder), except for grants in the Ordinary Course of Business or as required under the Agreements set forth in Section 5.01(a)(ii) of the Company Disclosure Schedule, or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Agreement, except as required under the Agreements set forth in Section 5.01(a)(ii) of the Company Disclosure Schedule;

    (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock other than capital stock repurchased from departing employees in the Ordinary Course of Business;

    (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary, or any options, warrants or conversion or other

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APPENDICES
  rights to acquire any shares of capital stock of the Company or any Subsidiary or any such securities or obligations, or any other securities thereof, other than redemption and purchases from departing employees in the Ordinary Course of Business; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

    (d) except upon the exercise of Company Stock Options in accordance with their terms, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

    (e) except as contemplated by Agreements which have been identified in
  Section 3.14(a) of the Company Disclosure Schedule, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

    (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, any of its Assets, except for sales, dispositions or transfers in the Ordinary Course of Business;

    (g) adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;

    (h) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1997, except in either case as may be required by Law, the IRS or GAAP;

    (i) make or agree to make any new capital expenditures which are not included in the Company's 1999 capital budget, a copy of which was furnished to Acquiror, it being understood that the Company shall provide prior notice to Acquiror of any expenditures which are individually in excess of $1,000,000;

    (j) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another Person, enter into any "keep well" or other Agreement to maintain any financial statement condition of another Person or enter into any Agreement having the economic effect of any of the foregoing, except for borrowings incurred in the Ordinary Course of Business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than intra-group loans, advances, capital contributions or investments between or among the Company and any of its wholly owned Subsidiaries other than in the Ordinary Course of Business;

    (k) except for costs incurred by the Company in connection with the transactions contemplated by this Merger Agreement but only to the extent such costs are deducted pursuant to the calculation of Merger Consideration in Article II hereof, pay, discharge, settle or satisfy

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                                                                     APPENDICES
  any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar Agreements to which the Company or any Subsidiary is a party;

    (l) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, amend or terminate any Agreement to which the Company or any Subsidiary is a party;

    (m) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Entity;

    (n) take any action or fail to take any action that would have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time, or that would adversely affect the ability of the Company or any Subsidiary prior to the Effective Time, or Acquiror or any of its subsidiaries after the Effective Time, to obtain consents of third parties or approvals of Governmental Entities required to consummate the transactions contemplated in this Merger Agreement; or

    (o) authorize, or commit or agree to do any of the foregoing.

  Section 5.02. Other Actions.

  The Company and Acquiror shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Merger Agreement becoming untrue, or (b) any of the conditions to the Merger set forth in Article VII not being satisfied.

  Section 5.03. Certain Tax Matters.

  From the date hereof until the Effective Time, the Company and the Subsidiaries (a) will prepare and timely file with the relevant Taxing authority all Company Tax Returns ("Post-Signing Returns") required to be filed, which Post-Signing Returns shall be accurate in all material respects, or permitted extensions with respect thereto, (b) will timely pay all Taxes due and payable with respect to such Post-Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Company and the Subsidiaries for which no Post-Signing Return is due prior to the Effective Time, and (d) will promptly notify Acquiror of any action, suit, proceeding, claim or audit pending against or with respect to the Company or any Subsidiary in respect of any Taxes.

  Section 5.04. Access and Information.

  For so long as this Merger Agreement is in effect, the Company shall, and shall cause each Subsidiary to, (a) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Agreements, books, records and personnel and (b) furnish promptly to Acquiror (i) a copy of each agreement, document, certificate or other instrument filed with, or received from any Governmental Entity and (ii) all other information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as Acquiror may reasonably request.

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  Section 5.05. No Solicitation.

  (a) The Company shall, and shall cause its directors, officers, employees, representatives, agents and Subsidiaries and their respective directors, officers, employees, representatives and agents to, and the Principal Company Stockholders shall, and shall cause their respective representatives and agents to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction (as defined in this Section 5.05(a)). While this Merger Agreement is in effect, the Company shall not, and shall cause the Subsidiaries not to, and the Principal Company Stockholders shall not, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or furnish any information or negotiate with any Person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the directors, officers, employees, agents or representatives of the Company or any Subsidiary to take any such action, and the Company shall, and shall cause the Subsidiaries to, direct and instruct and use its or their reasonable best efforts to cause the directors, officers, employees, agents and representatives of the Company and the Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any Subsidiary) not to take any such action, and the Company or the applicable Principal Company Stockholders shall promptly notify Acquiror if any such inquiries or proposals are received by the Company, any Subsidiary, or such Principal Company Stockholders or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives, and the Company or the applicable Principal Company Stockholders shall promptly inform Acquiror as to the material terms of such inquiry or proposal and, if in writing, promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal, and the Company or the applicable Principal Company Stockholders shall keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals. For purposes of this Merger Agreement, "Competing Transaction" shall mean any of the following involving the Company or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the Assets of the Company and the Subsidiaries, taken as a whole, or issuance of ten percent (10%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by the Company Stockholders of the Merger; (v) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or (vi) any Agreement to, or public announcement by the Company or any other Person of a proposal, plan or intention to, do any of the foregoing.

  (b) Neither the Board of Directors of the Company nor any committee thereof nor any Principal Company Stockholder shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror or Acquiror Sub, the approval or recommendation by such Board of Directors or any such committee or Principal Company Stockholder of this Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Competing Transaction or (iii) enter into any Agreement with respect to any Competing Transaction.


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                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

  Section 6.01. Registration Statement; Proxy Statement.

  (a) As promptly as practicable after the execution of this Merger Agreement, Acquiror shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with the amendments thereto being the "Registration Statement"), containing a proxy statement/prospectus, in connection with the registration under the Securities Act of the shares of Acquiror Common Stock issuable pursuant to Section 2.01, the vote or consent of the Company Stockholders with respect to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms delivered to the Company Stockholders, being the "Proxy Statement") and the other transactions contemplated by this Merger Agreement. Acquiror agrees to provide the Company with an opportunity to review and comment on the Registration Statement and the Proxy Statement before filing. Acquiror agrees promptly to provide the Company with copies of all correspondence from and all responsive correspondence to the SEC regarding the Registration Statement and Proxy Statement. Acquiror agrees promptly to notify the Company of all stop orders or threatened stop orders of which it becomes aware with respect to the Registration Statement. Each of Acquiror and the Company will use all reasonable best efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail or otherwise deliver the Proxy Statement to its stockholders, and the Company shall comply with the proxy solicitation rules and regulations under the Exchange Act in connection with the solicitation of such stockholders. The Proxy Statement shall include the recommendation of the Company's Board of Directors to the Company Stockholders to vote for or consent to the approval of this Merger Agreement and the transactions contemplated hereby.

  (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the Company Stockholders in connection with securing the vote or consent of the Company Stockholders to consider the Merger shall not, at the date the Proxy Statement (or any amendment thereof or supplement hereto) is first delivered to stockholders, at the time the vote or consent is secured or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

  (c) The information supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material

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fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Acquiror for inclusion in the Proxy Statement to be sent to the Company Stockholders in connection with securing the vote or consent shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first delivered to stockholders, at the time the vote or consent is secured or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any of its respective affiliates, or its or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

  (d) The Company and Acquiror each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities
Laws) in any registration statement or proxy statement prepared by the Company or Acquiror pursuant to this Merger Agreement; (ii) agrees to use its reasonable best efforts to obtain the written consent of any Person retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement; and (iii) agrees to cooperate, and to use its reasonable best efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities Laws in any such registration statement or proxy statement.

  Section 6.02. Stockholder Approval.

  The Company shall promptly after the date of this Merger Agreement take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to secure the vote or consent of the Company Stockholders required by Delaware Law to approve this Merger Agreement and the transactions contemplated hereby.

  Section 6.03. Appropriate Action; Consents; Filings.

  (a) Upon the terms and subject to the conditions set forth in this Merger Agreement, the Company and Acquiror shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement, (ii) obtaining from any Governmental Entities any material Licenses required to be obtained or made by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Merger required under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the Company shall cooperate with each other in connection with the

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making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Merger Agreement.

  (b) (i) The Company and Acquiror shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their reasonable best efforts to obtain any third party consents, approvals or waivers (A) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring prior to or after the Effective Time.

    (ii) In the event that either the Company or Acquiror shall fail to obtain any third party consent, approval or waiver described in subsection
  (b)(i) above, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

  (c) From the date of this Merger Agreement until the Effective Time, the Company and Acquiror shall promptly notify each other in writing of any pending or, to the knowledge of the Company or Acquiror (or their respective subsidiaries), threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or the conversion of the Company Capital Stock into the Merger Consideration pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or Assets of the Company or any Subsidiary. The Company and Acquiror shall cooperate with each other in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

  (d) Concurrently with the Closing, Acquiror shall infuse the Company with a sufficient amount of cash necessary and otherwise cause the Company and the Subsidiaries to pay and satisfy in full in cash by wire transfer of immediately available funds all of the Company's and the Subsidiaries' indebtedness for borrowed money to (i) AT&T Commercial Finance Corporation ("AT&T CFC") and (ii) Media/Communications Partners III Limited Partnership and M/C Investors, L.L.C.

  Section 6.04. Amendment to Stockholders' Agreement.

  Acquiror shall use reasonable best efforts to amend the Stockholders' Agreement promptly following the Closing to add those parties who are parties to the Stockholders' Agreement, dated as of November 18, 1998, among such Persons, IES Investments Inc., Acquiror, Clark E. McLeod, Mary E. McLeod and Richard A. Lumpkin as parties to the Stockholders' Agreement for purposes of
Section 1 thereof and who are not parties to the Stockholders' Agreement.

  Section 6.05. Update Disclosure; Breaches.

  (a) From and after the date of this Merger Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto by written update to its Disclosure Schedule of (i) any representation or warranty made by it in connection with this Merger Agreement becoming untrue or inaccurate, (ii) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the

                                     A-40
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Merger and the other transactions contemplated by this Merger Agreement not to be satisfied, or (iii) the failure of the Company, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Merger Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied; provided, however, that subject to
Section 6.05(b), the delivery of any notice pursuant to this Section 6.05(a) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Merger Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice.

  (b) The Company shall be permitted to update, correct or otherwise modify the contents of the Company Disclosure Schedule up to ten (10) days prior to the Closing Date to reflect changes or corrections so long as the changes or corrections do not disclose any information that would have a Company Material Adverse Effect. The representations and warranties of the Company set forth in
Article III shall be deemed to include, retroactively to the date hereof, any Company Disclosure Schedule updated or modified consistent with the requirements of this Section 6.05(b).

  Section 6.06. Public Announcements.

  Acquiror, Acquiror Sub and the Company shall consult with each other before issuing or making, and shall give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger and the other transactions contemplated in this Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the NASD (as defined in Article X).

  Section 6.07. Registration of Company Options.

  Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of the Company Stock Options assumed in accordance with Section 2.04. Acquiror shall either (i) include such Company Stock Options on Acquiror's registration statement or Form S-8 relating to Acquiror's 1996 Employee Stock Option Plan or (ii) file a registration statement on Form S-8 (or any successor form) or another appropriate form, effective as of the Effective Time, with respect to shares of Acquiror Common Stock subject to such Company Stock Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, Acquiror shall administer the Company Stock Options assumed pursuant to Section 2.04 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

  Section 6.08. Unaudited Financial Information.

  The Company will cause to be prepared and will furnish to Acquiror as promptly as possible an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the last day of each month ending after November 30, 1998 and the related unaudited consolidated statements of income of the Company and the Subsidiaries for the one-month period then ended. The Company will ensure that such Unaudited Statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company and the Subsidiaries, and present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to the

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absence of footnotes and a statement of cash flows and normal and recurring year-end adjustments which are not expected to be material in amount.

  Section 6.09. Environmental Matters.

  (a) The Company will promptly furnish to Acquiror written notice of any Hazardous Discharge or of any actions or notices described in Section 3.33(b).

  (b) The Company will permit Acquiror, in Acquiror's discretion and at Acquiror's expense, to cause to be prepared a Phase I environmental report on each parcel of the Real Property or any real property leased by the Company or any Subsidiary (to the extent the Company or a Subsidiary has the right to allow Acquiror to do the same) designated by Acquiror and, if recommended under the Phase I environmental report and so requested by Acquiror, a Phase II environmental report, in each case prepared by an environmental consultant designated by Acquiror (the "Environmental Reports"). The Company shall cooperate with, and provide such information or other assistance as may be requested by, Acquiror or the environmental consultant designated by Acquiror in connection with the preparation and completion of such Environmental Reports. Acquiror shall cause all Environmental Reports (including drafts thereof) to be provided to the Company promptly after their receipt by Acquiror.

  Section 6.10. Post-Signing SEC Documents.

  Acquiror will file with the SEC all reports, schedules, forms, statements and other documents required to be filed by it after the date of this Merger Agreement but before the Effective Time (the "Acquiror Post-Signing SEC Documents").

  Section 6.11. Indemnification.

  (a) After the Effective Time, subject to the terms and conditions set forth in Sections 6.11 and 6.12, the Company Stockholders shall severally and not jointly indemnify and hold harmless Acquiror, the Surviving Corporation and their respective officers and directors, and each person, if any, who controls or may control Acquiror or the Surviving Corporation within the meaning of the Securities Act (all such persons hereinafter are referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons," but in no event shall any stockholder of the Company be such an Indemnified Person), from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses, ("Damages") actually suffered and arising out of the breach of the representations, warranties, covenants and agreements given or made by the Company in this Merger Agreement, in the Articles of Merger or in the Exhibits or Schedules hereto or in any certificate or document delivered by or on behalf of the Company pursuant hereto; provided however, that the maximum liability of the Company Stockholders for indemnification under this Section 6.11 shall be limited to $37,000,000; provided, further, that such limitation on the indemnification obligations of the Company Stockholders shall not apply to any claim or claims for indemnification to the extent such claim or claims are based on common law fraud; provided, further, the Company Stockholders shall have no liability under this Section 6.11(a) to the extent claims for Damages hereunder do not exceed an aggregate of $1,750,000 and that if such Damages exceed an aggregate of $1,750,000 then the indemnification provided for hereunder shall apply only to Damages to the extent exceeding $1,750,000. It shall be a condition of the right of each Indemnified Person to indemnification pursuant to this Section 6.11(a) that such Indemnified Person shall deliver to the Company Stockholder from whom indemnification is sought a written claim for such indemnification, setting forth in reasonable detail the basis therefor and setting forth the amount of damages sought, on or prior to the date that the particular representation, warranty, covenant or agreement for the breach of which the indemnification is being sought, expires under the terms of this Merger Agreement.


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  (b) In addition to the indemnification provided by Company Stockholders as set forth in Section 6.11(a), each Principal Company Stockholder shall severally and not jointly indemnify and hold harmless the Indemnified Persons for Damages actually suffered and arising out of the breach of the representations, warranties, covenants and agreements given or made by such Principal Company Stockholder on its own behalf and only with respect to itself or this Merger Agreement or in its Exhibits or Schedules thereto or in any certificate or document delivered by or on behalf of such Principal Company Stockholder pursuant hereto. No Principal Company Stockholder shall have any liability for any breach of representation, warranty or covenant by any other Principal Company Stockholder.

  (c) Any payment to be made to an Indemnified Person by a Company Stockholder or a Principal Company Stockholder under this Section 6.11 may be made in cash or, in whole or in part, in Acquiror Common Stock having a value per share equal to the average of the daily closing price, on The Nasdaq Stock Market's National Market System as reported by Bloomberg, L.P., for the ten (10) trading days immediately preceding the date of such payment.

  (d) Except as set forth in Section 6.11(e), with respect to any Damages or other amounts payable under this Merger Agreement, a Company Stockholder shall be liable only for a fraction of such Damages or other amount, the numerator of which is the number of shares of Company Common Stock (computed on a fully diluted basis after giving pro forma effect to the exercise of all options, warrants and rights to acquire Company Common Stock) held by such Company Stockholder immediately prior to the Effective Time and the denominator of which is equal to the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (computed on a fully diluted basis and after giving pro forma effect to the exercise of all options, warrants and rights to acquire Company Common Stock). After the Effective Time, indemnification pursuant to this Section 6.11 shall be the sole and exclusive remedy of Acquiror and the Surviving Corporation under or in connection with this Merger Agreement or any of the transactions contemplated herein.

  (e) With respect to any Damages or other amounts payable under this Merger Agreement by a Principal Company Stockholder under Section 6.11(b), the indemnification provided with respect to a representation or warranty shall apply to all Damages without regard to amount and there shall be no limitation on the maximum liability for indemnification under Section 6.11(b).

  Section 6.12. Procedures; Conditions of Indemnification.

  With respect to any indemnification provided pursuant to this Merger Agreement, the Indemnified Person agrees to give prompt written notice to the Company Stockholder or Principal Company Stockholder, as the case may be, from whom indemnification is sought of any claim or other assertion of liability by third parties (hereinafter called collectively "Claims"), it being understood that the failure to give such notice shall not affect the Indemnified Person's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Merger Agreement, unless the Company Stockholders' or Principal Company Stockholders' rights with respect to such Claim are thereby materially prejudiced.

  The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to this Merger Agreement resulting from any Claim shall be subject to the following terms and conditions:

    (a) The Company Stockholders or Principal Company Stockholders, as the case may be, shall have the right to undertake, by counsel or other representatives of their own choosing, the defense of such Claim.

    (b) In the event that the Company Stockholders or Principal Company Stockholders, as the case may be, shall elect not to undertake such defense, or within a reasonable time after notice of

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  any such Claim from the Indemnified Person shall fail to defend, the Indemnified Person (upon further written notice to the Company Stockholders or Principal Company Stockholders, as the case may be) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Company Stockholders or Principal Company Stockholders, as the case may be (subject to the right of the Company Stockholders or Principal Company Stockholders, as the case may be, to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof); provided however, that no settlement or compromise of such Claim shall be made without the written consent of the Company Stockholders or Principal Company Stockholders, as the case may be, which consent shall not be unreasonably withheld.

    (c) Anything in this Section 6.12 to the contrary notwithstanding, (i) if the Indemnified Person notifies the Company Stockholder or Principal Company Stockholder, as the case may be, that the Indemnified Person has concluded that a Claim may materially and adversely affect the Indemnified Person other than as a result of money damages or other money payments, the Indemnified Person shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Claim, (ii) the Company Stockholders or Principal Company Stockholders, as the case may be, shall not, without the Indemnified Person's written consent, settle or compromise any Claim or consent to entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person of a release from all liability in respect of such Claim, and (iii) in the event that the Company Stockholders or Principal Company Stockholders, as the case may be, undertake defense of any Claim, the Indemnified Person, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Company Stockholders or Principal Company Stockholders, as the case may be, and their counsel or other representatives concerning such Claim and the Company Stockholders or Principal Company Stockholders, as the case may be, and the Indemnified Person and their respective counsel or other representatives shall cooperate with respect to such Claim.

    (d) Notwithstanding any other provision of this Section 6.12, the Indemnified Person may at any time assume full control over the responsibility for any Claim (other than a Claim against one or more Company Stockholders or Principal Company Stockholders, as the case may
  be), by written notice to the Company Stockholders or Principal Company Stockholders, as the case may be, releasing the Company Stockholders or Principal Company Stockholders, as the case may be, from any further indemnity obligation pursuant to this Merger Agreement with respect to said Claim.

    (e) Any decision with respect to any matter under this Section 6.12 relating to indemnification by the Company Stockholders (including, without limitation, the defense, prosecution, settlement or resolution of Claims) shall be binding on all Company Stockholders if consented to by those Company Stockholders who, immediately prior to the Effective Time, hold a majority of the Company Common Stock held by all Company Stockholders.

  Section 6.13. Affiliates; Tax Treatment.

  Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each Person listed in Section 3.41 of the Company Disclosure Schedule and any Person who may be deemed to have become an affiliate of the Company (under SEC Rule 145 of the Securities Act) after the date of this Merger Agreement and on or prior to the Effective Time, provided that the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each such Person as soon as practicable after the date of this Merger Agreement or the date on which such Person attains such status, as the case may be. Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, as a reorganization qualifying under the provisions of Section 368(a) and Section 368(a)(2)(D) of the Code.


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  Section 6.14. Tax Returns.

  (a) To the extent permitted under applicable Tax Laws, the Merger shall be reported as a "reorganization" within the meaning of Section 368(a) and
Section 368(a)(2)(D) of the Code in all federal, state and local Tax Returns filed after the Effective Time. To the extent permitted under applicable Tax Laws, no party to this Merger Agreement shall take any position inconsistent with the foregoing on any Tax Return, in any audits or proceeding or otherwise. Notwithstanding any other provision of this Merger Agreement, the obligations set forth in this Section 6.14(a) shall survive the Effective Time without limitation as to time or in any other respect.

  (b) Acquiror and the Company each hereby represents and warrants to the other that it is not aware of any applicable Tax Law that would require such party to take any position inconsistent with the foregoing on any Tax Return.

  Section 6.15. Reorganization.

  During the period from the date of this Merger Agreement through the Effective Time, unless Acquiror and the Company shall otherwise agree in writing, Acquiror and the Company shall not, and shall cause their respective subsidiaries not to, and the Principal Company Stockholders shall not, knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  Section 6.16. Directors' and Officers' Insurance; Indemnification.

  Acquiror agrees that for the entire period from the Effective Time until at least six (6) years after the Effective Time, (a) Acquiror will cause the Surviving Corporation to maintain the Company's current directors' and officers' insurance and indemnification policy and related arrangements, or an equivalent policy and related arrangements, subject in either case to terms and conditions no less advantageous to the present and former directors and officers of the Company than those contained in the policy and arrangements in effect on the date hereof, for all present and former directors and officers of the Company, covering claims made and insurable events occurring prior to or within six (6) years after the Effective Time (provided that the Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of two hundred percent (200%) of the current annual cost, in which case the Surviving Corporation shall maintain such policies up to an annual cost of two hundred percent (200%) of the current annual cost); and (b) Acquiror will cause the Surviving Corporation to maintain indemnification provisions, including, without limitation, provisions for expense advances, for present and former officers and directors in the Surviving Corporation's certificate of incorporation and bylaws to the fullest extent permitted by Delaware Law. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit proceeding or investigation in which any of the present or former officers or directors (the "Managers") of the Company is, or is threatened to be, made a party by reason of the fact that such Manager is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time each of the Surviving Corporation and Acquiror shall indemnify and hold harmless, as and to the full extent that the Surviving Corporation would be permitted by applicable Law (and as to matters arising from or relating to this Merger Agreement and the possible change in control of the Company, to the full extent that Acquiror would be permitted under applicable Law), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation; and in the event of any such claim, action, suit, proceeding or

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investigation (whether arising before or after the Effective Time), (i) the Managers may retain counsel satisfactory to them, and the Company, or the Surviving Corporation and Acquiror after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Managers promptly as statements therefor are received whether before or after final determination of the matter, and (ii) the Company, or the Surviving Corporation and Acquiror after the Effective Time, will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided that neither the Company nor the Surviving Corporation or Acquiror shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Company's, the Surviving Corporation's and Acquiror's obligations hereunder shall only be reduced or relieved when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Manager in the manner contemplated is prohibited by applicable Law.

  Section 6.17. Obligations of Acquiror Sub.

  Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Merger Agreement and to consummate the Merger on the terms and conditions set forth in this Merger Agreement.

  Section 6.18. Loan Agreement.

  Concurrently with the execution of this Merger Agreement, the Company and Acquiror shall enter into a Revolving Credit Agreement and Promissory Note in the form attached hereto as Exhibit B (the "Revolving Credit Agreement"), pursuant to which the Acquiror shall make available to the Company a loan (the "Credit Facility") on the terms and subject to the conditions set forth therein. In connection with the Revolving Credit Agreement, Acquiror shall, within three (3) days of receiving executed signature pages by the Company and AT&T Commercial Finance Corporation ("ATT CFC"), enter into a subordination agreement with the Company and ATT CFC (the "Subordination Agreement") substantially in the form attached as Exhibit A to the Revolving Credit Agreement or in such other form as ATT CFC may reasonably request. Pursuant to the Subordination Agreement, Acquiror shall subordinate the Credit Facility to the prior payment in full of all of the Company's obligations owing to ATT CFC. Acquiror's obligation to execute the Subordination Agreement is subject to and conditioned upon Acquiror's receipt of a subordination agreement executed by the Company, M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership (collectively "M/C") pursuant to which subordination agreement the Company and M/C shall subordinate all indebtedness of the Company to M/C, to the prior payment in full of all of the Company's obligations owing to Acquiror to the same extent that the Acquiror subordinates its obligations to ATT CFC.

  Section 6.19 Letters of Accountants.

  The Company shall use its reasonable best efforts to cause to be delivered to Acquiror "cold comfort" letters of Ernst & Young L.L.P. dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.


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                                  ARTICLE VII

                             CONDITIONS PRECEDENT

  Section 7.01. Conditions to Obligations of Each Party Under This Merger Agreement.

  The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by agreement of Acquiror and the Company, in whole or in part, to the extent permitted by applicable Law:

    (a) Stockholder Approval. This Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company
  Stockholders.

    (b) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however, that each of the parties shall use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted and provided further, that the failure to obtain a required consent or approval of a Governmental Entity (other than those specified in Section 7.01(c) and Section 7.01(d)) shall not form the basis for an assertion that this condition is not satisfied.

    (c) HSR Act. The applicable waiting period with respect to the Merger and the other transactions contemplated hereby, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

    (d) Certain Governmental Approvals. All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror or the Company prior to consummation of the transactions contemplated in this Merger Agreement (other than the filing of the Articles of Merger in accordance with Delaware Law) shall have been obtained from and made with the FCC and each of the public utility commissions of the states of Illinois, Michigan, Minnesota and Wisconsin.

    (e) Company Securities. Other than (i) 23,971,756 shares of Company Common Stock (which number of shares may be increased between the date of the Merger Agreement and the Closing in connection with the exercise of Company Stock Options described in clause (iii) below in accordance with their terms), (ii) 240,000 shares of Series A Preferred Stock, and (iii) Company Stock Options exercisable for 806,845 shares of Company Common Stock (which number of Company Stock Options may be decreased between the date of the Merger Agreement and the Closing in connection with the exercise of Company Stock Options in accordance with their terms), there shall be no other securities of the Company outstanding that are securities convertible into or exchangeable for Company Common Stock or any other equity securities of the Company and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other equity securities of the Company.

    (f) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC. Acquiror shall have received all other federal or state securities permits and other authorizations necessary to issue Acquiror Common Stock in exchange for Company Common Stock and to consummate the Merger.

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                                                                     APPENDICES

    (g) Accountant Letters. Acquiror shall have received from the Company "cold comfort" letters of Ernst & Young L.L.P. dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.

  Section 7.02. Additional Conditions to Obligations of Acquiror and Acquiror
Sub.

  The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable Law:

    (a) Representations and Warranties. Each of the representations and warranties of the Company and the Principal Company Stockholders contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (A) for changes permitted by or consistent with this Merger Agreement, or (B) in a representation and warranty that does not expressly include a standard of a Company Material Adverse Effect, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate a Company Material Adverse Effect. Acquiror shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

    (b) Updated Company Disclosure Schedule. The revised versions of the Company Disclosure Schedules delivered to Acquiror pursuant to Section 6.05(b) shall not disclose any Company Material Adverse Effect as compared to such Sections of the Company Disclosure Schedule as of the date of this Merger Agreement.

    (c) Agreements and Covenants. The Company and the Principal Company Stockholders shall have performed or complied in all respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time except for such noncompliance that does not have a Company Material Adverse Effect. Acquiror shall have received a certificate of each Principal Company Stockholder and the chief executive officer or chief financial officer of the Company (as to the Company) to that effect.

    (d) Opinion of Counsel. Acquiror shall have received from Edwards & Angell, LLP, counsel to the Company, an opinion dated the Closing Date, which is reasonable and customary for transactions of the type contemplated by this Merger Agreement.

    (e) No Challenge. There shall not be pending any enforcement action or similar proceeding by any Government Entity that is likely to place limitations on the ownership of shares of Company Capital Stock (or shares of common stock of the Surviving Corporation) by Acquiror or Acquiror Sub such that consummation of the Merger would violate any provisions of Acquiror's indentures relating to its outstanding public indebtedness. There shall not be pending any enforcement action or similar proceeding by any state or federal Governmental Entity that is likely to have a Company Material Adverse Effect or, if such action arises in connection with the transactions contemplated hereby, an Acquiror Material Adverse Effect.

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    (f) Company Material Adverse Effect. Since December 31, 1997, there shall not have occurred a Company Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Company Material Adverse Effect) not disclosed in the Company Disclosure Schedule.

    (g) Tax Opinion. Acquiror shall have received the opinion of Hogan & Hartson L.L.P., counsel to Acquiror, in the form of Exhibit C, dated the Closing Date, to the effect that the Merger will not result in taxation to Acquiror or Acquiror Sub under the Code. In rendering such opinion, Hogan & Hartson L.L.P. shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of Exhibit D and Exhibit E hereto.

    (h) Environmental Matters. The Environmental Reports shall indicate that the Real Property does not contain any Hazardous Materials and is not subject to any risk of contamination from any off-site Hazardous Materials, except to the extent that the presence of any such Hazardous Materials or the risk of such contamination would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect. This Section 7.02(h) shall be deemed waived by Acquiror and Acquiror Sub if Acquiror shall not have caused the Phase I environmental reports to be prepared pursuant to Section 6.09(b) within fifteen (15) days following the date of this Merger Agreement and the Phase II environmental reports, if requested by Acquiror, to be prepared pursuant to Section 6.09(b) within thirty-five (35) days following the date hereof, or if Acquiror shall have failed to give an Environmental Problem Notice within the period provided in Section 8.01(e).

    (i) Claims Certificate. The Company shall have delivered to Acquiror and Acquiror Sub a certificate dated as of the Closing Date signed by a duly authorized officer stating that (i) to its knowledge, except as specified in such certificate in reasonable detail, the Company is aware of no breach of any representation, warranty or covenant by Acquiror or Acquiror Sub under this Merger Agreement or under any agreement or instrument executed in connection herewith that could be reasonably expected to result in a claim for indemnification under this Merger Agreement and (ii) the Company and the Principal Company Stockholders irrevocably waive any and all rights to indemnification against Acquiror and Acquiror Sub to the extent any Damages arising from the matters described in such certificate or any other matters of which the Company then has knowledge exceed $5,000,000 in the aggregate.

    (j) Affiliate Agreements. Acquiror shall have received, after the date of this Merger Agreement and on or prior to the Closing Date, a signed Affiliate Agreement from each Person listed in Section 3.41 of the Company Disclosure Schedule and any other Person who may be deemed to have become an affiliate of the Company (under Rule 145 of the Securities Act).

  Section  7.03. Additional Conditions to Obligations of the Company.

  The obligations of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

    (a) Representations and Warranties. Each of the representations and warranties of Acquiror and Acquiror Sub contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall be true

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                                                                     APPENDICES
  and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (A) for changes permitted by or consistent with this Merger Agreement or (B) in a representation and warranty that does not expressly include a standard of an Acquiror Material Adverse Effect, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror to that effect.

    (b) Agreements and Covenants. Acquiror and Acquiror Sub shall have performed or complied in all respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time except for such noncompliance that does not have an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror and Acquiror Sub to that effect.

    (c) Opinion of Counsel. The Company shall have received from Hogan & Hartson L.L.P. an opinion dated the Closing Date, which is reasonable and customary for transactions of the type contemplated by the Merger Agreement.

    (d) Intentionally Deleted.

    (e) Tax Opinion. The Company shall have received the opinion of Edwards & Angell, LLP, counsel to the Company, in the form of Exhibit F, dated the Closing Date, to the effect that the Merger will not result in taxation to the Company or the Company Stockholders under the Code. In rendering such opinion, Edward & Angell, LLP may require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of Exhibit G and Exhibit H hereto.

    (f) Acquiror Material Adverse Effect. Since December 31, 1997, there shall not have occurred an Acquiror Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Acquiror Material Adverse Effect) not disclosed in the Acquiror Disclosure Schedule.

    (g) Claims Certificate. Acquiror and Acquiror Sub shall have delivered to the Company a certificate dated as of the Closing Date signed by a duly authorized officer stating that (i) to their knowledge, except as specified in such certificate in reasonable detail, Acquiror and Acquiror Sub are aware of no breach of any representation, warranty or covenant by the Company or any Principal Company Stockholder under this Merger Agreement or under any agreement or instrument executed in connection herewith that could be reasonably expected to result in a claim for indemnification under this Merger Agreement and (ii) Acquiror and Acquiror Sub irrevocably waive any and all rights to indemnification against the Principal Company Stockholders and the Company Stockholders to the extent any Damages arising from the matters described in such certificate or any other matters of which Acquiror or Acquiror Sub then has knowledge exceed $5,000,000 in the aggregate.

    (h) No Challenge. There shall not be pending any enforcement action or similar proceeding by any Government Entity that is likely to place limitations on the ownership of shares of Company Capital Stock (or shares of common stock of the Surviving Corporation) by Acquiror or Acquiror Sub such that consummation of the Merger would violate any provisions of Acquiror's indentures relating to its outstanding public indebtedness. There shall not be pending any enforcement action or similar proceeding by any state or federal Governmental Entity that is likely to have an Acquiror Material Adverse Effect or, if such action arises in connection with the transactions contemplated hereby, a Company Material Adverse Effect.

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                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

  Section 8.01. Termination.

  This Merger Agreement may be terminated at any time (except where otherwise indicated) prior to the Effective Time, whether before or after approval of this Merger Agreement and the Merger by the Company Stockholders:

    (a) by mutual written consent of Acquiror and the Company;

    (b) (i) by Acquiror, if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.02(a), Section 7.02(b) or
  Section 7.02(c) will not be satisfied and such breach or condition has not been cured such that Section 7.02(a), Section 7.02(b), or Section 7.02(c), as the case may be, will be satisfied within twenty (20) business days following receipt by the Company of written notice of such breach describing the extent and nature thereof in reasonable detail;

    (ii) by the Company, if there has been a breach by Acquiror or Acquiror Sub of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.03(a) or
  Section 7.03(b) will not be satisfied and such breach or condition has not been cured such that Section 7.03(a) or Section 7.03(b), as the case may be, will be satisfied within twenty (20) business days following receipt by Acquiror of written notice of such breach describing the extent and nature thereof in reasonable detail;

    (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any other federal or state (but not county or municipal) Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and non-appealable;

    (d) by either Acquiror or the Company if this Merger Agreement shall fail to receive the requisite vote for approval and adoption by the Company Stockholders;

    (e) by either Acquiror or the Company if the Merger shall not have been consummated by the earlier to occur of the Scheduled Closing Date or May 1, 1999; provided however, that the right to terminate this Merger Agreement under this Section 8.01(e) shall not be available to (i) Acquiror, where Acquiror's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or (ii) the Company, where the Company's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

    (f) by either the Company or the Acquiror upon written notice to the other party if (i) having performed the Phase I and Phase II Environmental Reports contemplated in Section 6.09(b) within the time periods provided in
  Section 7.02(h) and (ii) having reasonably concluded that the Real Property does contain Hazardous Materials or is subject to a risk of contamination from off site Hazardous Materials that, in either case, would be reasonably expected to have a Company Material Adverse Effect, the Acquiror notifies the Company of such conclusion specifying the basis therefor in reasonable detail in writing (the "Environmental Problem Notice") within two (2) business days following the completion of such Environmental Reports; provided, however, that this Section 8.01(f) shall be deemed waived by Acquiror if the Company Stockholders representing at least 85% of the Merger Consideration agree in writing to indemnify and hold harmless the

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                                                                     APPENDICES

  Indemnified Persons from and against any and all Damages actually suffered and arising out of the existence of any Hazardous Materials on the Real Property or the contamination of the Real Property from any off-site Hazardous Materials (without regard to any deductibles or caps on liability set forth in Section 6.11);

    (g) by either Acquiror or the Company upon written notice to the other if such party does not receive the certificate containing the information specified in clause (i) of Section 7.02(i) or 7.03(g), respectively;

    (h) by either Acquiror or the Company upon written notice to the other party if such party does not receive the certificate containing the waiver specified in clause (ii) of Sections 7.02(i) or 7.03(g), respectively.

  Section 8.02. Effect of Termination.

  In the event of termination of this Merger Agreement by either Acquiror or the Company as provided in Section 8.01, this Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquiror Sub or the Company or any of their respective directors or officers except (i) nothing herein shall relieve any party from liability for any breach hereof, (ii) each party shall be entitled to any remedies at law or in equity for such breach and (iii) Sections 8.02 and 8.03 and Article IX shall remain in full force and effect and survive any termination of this Merger Agreement. Notwithstanding the foregoing, if this Merger Agreement is terminated pursuant to (x) Section 8.01(f), then the Company shall have no liability to Acquiror or Acquiror Sub for a breach of the representation and warranty set forth in Section 3.33, (y) Section 8.01(g), then neither the Company, on the one hand, nor Acquiror and Acquiror Sub, on the other hand, shall have any liability under this Agreement or (z) Section 8.01(h), then neither the Company, on the one hand, nor Acquiror and Acquiror Sub, on the other hand, shall be entitled to any recovery for such liability in excess of $750,000.

  Section 8.03. Expenses.

  Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

  Section 8.04. Amendment.

  Subject to applicable Law, this Merger Agreement may be amended by the parties hereto at any time prior to the Effective Time. This Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  Section 8.05. Extension; Waiver.

  At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any agreements, documents, certificates or other instruments delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Merger Agreement or otherwise shall not constitute a waiver of such rights.


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                                  ARTICLE IX

                              GENERAL PROVISIONS

  Section 9.01. Survival of Representations and Warranties.

  The representations and warranties of the Company and the Principal Company Stockholders contained in the Merger Agreement shall survive the Effective Time for a period of eighteen (18) months; provided, however, that the representations and warranties of the Company contained in Sections 3.16 (Pension and Benefits Plan), Section 3.17 (Taxes and Tax Matters), and Section
3.33 (Environmental Matters), shall survive until the expiration of the applicable statute of limitations, it being understood that after the Effective Time any claim for Damages resulting from a breach of any representation and warranty of the Company shall be subject to the limitations contained in Section 6.11 and Section 6.12. The representations and warranties of Acquiror contained in the Merger Agreement shall survive the Effective Time for a period of eighteen (18) months; it being understood that after the Effective Time the maximum liability of Acquiror for any breach of the representations, warranties, covenants and agreements given or made by Acquiror in this Merger Agreement, in the Articles of Merger or in the Exhibits or Schedules hereto or in any certificate or document delivered by or on behalf of Acquiror pursuant hereto, shall be limited to an amount equal to $37,000,000. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or agreement which is the subject of a claim which is asserted in writing in compliance with Section 6.11(a) or
Section 6.11(b) prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

  Section 9.02. Notices.

  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses or sent by electronic transmission to the following telecopier numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a) If to Acquiror or Acquiror Sub:

      McLeodUSA Incorporated
      McLeodUSA Technology Park
      6400 C Street SW
      PO Box 3177
      Cedar Rapids, Iowa 52406-3177
      Telecopier No.: (319) 298-7901
      Attention: Randall Rings
                  Vice President, General Counsel and Secretary

      With a copy (which shall not constitute notice) to:

      Hogan & Hartson L.L.P.
      Columbia Square
      555 Thirteenth Street, N.W.
      Washington, DC 20004
      Telecopier No.: (202) 637-5910
      Attention: Joseph G. Connolly, Jr.

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    (b) If to the Company:

      Ovation Communications, Inc.
      400 South Highway 169
      Suite 750
      Minneapolis, MN 55426
      Telecopier No.: (612) 252-5150
      Attention: Timothy T. Devine

      With a copy (which shall not constitute notice) to:

      Edwards & Angell, LLP
      101 Federal Street
      Boston, Massachusetts 02110
      Telecopier No.: (617) 439-4170
      Attention: Stephen O. Meredith, Esq.

    (c) If to any Principal Company Stockholder, to it at the address set forth in the Company Disclosure Schedule.

      With copies (which shall not constitute notice) to:

      Edwards & Angell, LLP
      101 Federal Street
      Boston, Massachusetts 02110
      Telecopier No.: (617) 439-4170
      Attention: Stephen O. Meredith, Esq.

    (d) If to a Company Stockholder (other than the Principal Company Stockholders whose notice shall be made pursuant to paragraph (c) above) to it at the last known address on the Company's books and records.

  Section 9.03. Headings.

  The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

  Section 9.04. Severability.

  If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

  Section 9.05. Entire Agreement.

  This Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other documents delivered pursuant hereto) and the Confidentiality Agreement (as defined in Article X) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.


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  Section 9.06. Assignment.

  This Merger Agreement shall not be assigned by operation of Law or otherwise.

  Section 9.07. Parties in Interest.

  This Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Merger Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article II, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement.

  Section  9.08. Mutual Drafting.

  Each party hereto has participated in the drafting of this Merger Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

  Section 9.09. Specific Performance.

  In addition to any other remedies which any party may have at law or in equity, (a) the Company hereby acknowledges that the Company Capital Stock and the Company and the Subsidiaries are unique, and that the harm to Acquiror resulting from breaches by the Company of its obligations cannot be adequately compensated by damages and (b) Acquiror and Acquiror Sub hereby acknowledge that the Acquiror Common Stock and Acquiror and Acquiror Sub are unique, and that the harm to the Company resulting from breaches by the Acquiror or Acquiror Sub of their respective obligations cannot be adequately compensated by damages. Accordingly, (i) the Company agrees that Acquiror and Acquiror Sub shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by the Company and that Acquiror and Acquiror Sub shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof and (ii) Acquiror and Acquiror Sub agree that the Company shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by Acquiror and Acquiror Sub and that the Company shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

  Section 9.10. Governing Law.

  This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

  Section 9.11. Counterparts.

  This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  Section 9.12. Confidentiality.

  All information delivered to or obtained by or on behalf of any party to this Merger Agreement shall be held pursuant to the Confidentiality Agreement.


                                     A-55
                                                                     APPENDICES

  Section 9.13. General Exclusion.

  (a) Company Exclusion. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall it constitute a breach of any representation, warranty or covenant of the Company set forth herein, or a failure of any condition to Acquiror's or Acquiror Sub's obligations herein if any fact, matter or thing referred to herein changes or results in the failure of any condition to Acquiror's or Acquiror Sub's obligations to the extent that such change or failure of condition results from (i) changes that are applicable to the competitive local exchange carrier industry generally in the states in which the Company or its Subsidiaries operate (including, without limitation, changes in federal or state Law) or (ii) any act or omission following the date of this Merger Agreement on the part of any incumbent local exchange carrier with which the Company or any of its Subsidiaries has an Agreement, against or affecting the Company or its Subsidiaries, whether (aa) in connection with an effective or anticipated change in Law (such as the cessation of reciprocal compensation payments), (bb) as a result of the transactions contemplated in this Merger Agreement or (cc) otherwise; provided that the Company or the Subsidiaries are otherwise materially in compliance with their Agreement with such incumbent local exchange carrier.

  (b) Acquiror and Acquiror Sub Exclusion. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall it constitute a breach of any representation, warranty or covenant of Acquiror or Acquiror Sub set forth herein, or a failure of any condition to the Company's obligations herein if any fact, matter or thing referred to herein changes or results in the failure of any condition to the Company's obligations to the extent that such change or failure of condition results from (i) changes that are applicable to the telecommunications or directory publishing industries generally (including, without limitation, changes in federal or state Law),
(ii) any act or omission following the date of this Merger Agreement on the part of any incumbent local exchange carrier with which Acquiror or any of its subsidiaries has an Agreement, against or affecting Acquiror or its subsidiaries, whether (aa) in connection with an effective or anticipated change in Law (such as the cessation of reciprocal compensation payments),
(bb) as a result of the transactions contemplated in this Merger Agreement or
(cc) otherwise; provided that Acquiror or its subsidiaries are otherwise materially in compliance with their Agreement with such incumbent local exchange carrier, or (iii) any decrease in the trading price of the Acquiror Common Stock on The Nasdaq Stock Market's National Market System as reported by Nasdaq.

                                   ARTICLE X

                                  DEFINITIONS

  For purposes of this Merger Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

  "Acquiror" is defined in the Preamble to this Merger Agreement.

  "Acquiror Common Stock" is defined in Section 2.01.

  "Acquiror Common Stock Closing Price" is defined in Section 2.01(a)(iv).

  "Acquiror Disclosure Schedule" is defined in Article IV.

  "Acquiror Material Adverse Effect" means any event, change or effect that, individually or when taken together with any and all other events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of Acquiror and its subsidiaries, taken as a whole; provided, however, the parties expressly agree that an Acquiror Material Adverse Effect shall not mean or be deemed to include any event, change or effect described in Section 9.13(b).

                                     A-56
APPENDICES

  "Acquiror Options" is defined in Section 2.04.

  "Acquiror Post-Signing SEC Documents" is defined in Section 6.10.

  "Acquiror SEC Documents" is defined in Section 4.07.

  "Acquiror Sub" is defined in the Preamble to this Merger Agreement.

  "Affiliate" means: (a) with respect to an individual, any member of such individual's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

  "affiliate" means, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

  "Agreement" means any agreement between two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done, including, without limitation, agreements denominated as contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

  "Articles of Merger" is defined in Section 1.02.

  "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

  "Audited Balance Sheet" is defined in Section 3.08(a).

  "Audited Statements" is defined in Section 3.08(a)

  "Average Trading Price" is defined in Section 2.02(e).

  "beneficial owner" means, with respect to any shares of Company Common Stock or Company Preferred Stock, a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any Agreement or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any Agreement, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates has any Agreement for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

  "business day" means a day other than a Saturday, a Sunday or any other day on which commercial banks in the State of Minnesota and in the State of Iowa are authorized or obligated to be closed.

  "Blue Sky Laws" means state securities or blue sky laws and the rules and regulations thereunder.

  "Cash Election" is defined in Section 2.01(a)(i).

  "Cash Election Shares" is defined in Section 2.01(a)(i).

                                     A-57
                                                                     APPENDICES

  "Certificates" is defined in Section 2.02(b).

  "Claims" is defined in Section 6.12.

  "Closing" is defined in Section 2.05.

  "Closing Date" is defined in Section 1.02.

  "Code" is defined in the Preamble to this Merger Agreement.

  "Common Control Entity" means any trade or business under common control (as such term is defined in Section 414(b) or 414(c) of the Code) with the Company or any Subsidiary.

  "Common Stock Cash Amount" means the result of:

    (A) the total of $289 million minus (1) the amount to payoff the subordinated debt owed by the Company to M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership (collectively, "M/C"); and, minus (2) the amount paid in exchange for the conversion of all of the Company Series A Preferred Stock pursuant to Section 2.01(a)(ii); and, minus (3) costs incurred by the Company in connection with the transactions contemplated by this Merger Agreement;

    (B) divided by the number of shares of Company Common Stock validly issued and outstanding and fully paid and nonassessable at the close of business on the business day before the Closing Date.

  "Common Stock Exchange Ratio" means the ratio with:

    (A) the numerator being the result of (1) the total of $289 million minus
  (a) the amount to payoff the subordinated debt owed by the Company to M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership (collectively, "M/C"); and, minus (b) the amount paid in exchange for the conversion all of the Company Series A Preferred Stock pursuant to Section 2.01(a)(ii); and, minus (c) costs incurred by the Company in connection with the transactions contemplated by this Merger Agreement; divided by (2) $29.00; and,

    (B) the denominator being the number of shares of Company Common Stock validly issued and outstanding and fully paid and nonassessable at the close of business on the business day before the Closing Date.

  "Common Stock Merger Consideration" means the Common Stock Cash Amount together with the Common Stock Exchange Ratio.

  "Communications Act" means the Communications Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

  "Company" is defined in the Preamble to this Merger Agreement.

  "Company Affiliates" is defined in Section 3.41.

  "Company Capital Stock" is defined in Section 3.04.

  "Company Common Stock" is defined in Section 2.01(a).

  "Company Contracts" is defined in Section 3.14(a).

  "Company Disclosure Schedule" is defined in Article III.

                                     A-58
APPENDICES

  "Company Dissenting Shares" means shares of Company Capital Stock held by any Company Stockholder who elects to exercise appraisal rights in compliance with Delaware Law.

  "Company Dissenting Stockholder" is defined in Section 2.06.

  "Company Licenses" is defined in Section 3.07(a).

  "Company Material Adverse Effect" means any event, change or effect that, individually or when taken together with any and all other events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of the Company and the Subsidiaries, taken as a whole; provided, however, the parties expressly agree that a Company Material Adverse Effect shall not mean or be deemed to include any event, change or effect described in Section 9.13(a).

  "Company Series A Preferred Stock" is defined in Section 2.01.

  "Company Stock Options" is defined in Section 2.04.

  "Company Stockholders" is defined in the Preamble to this Merger Agreement.

  "Company Tax Returns" means all Tax Returns required to be filed by the Company or any of the Subsidiaries (without regard to extensions of time permitted by law or otherwise).

  "Company Year 2000 Review" is defined in Section 3.40(b).

  "Competing Transaction" is defined in Section 5.05(a).

  "Confidentiality Agreement" means the letter agreement, signed in December 1998, between Acquiror and the Company relating to the exchange of confidential information.

  "Control" (including the terms "Controlled by" and "under common Control with") means, as used with respect to any Person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

  "Damages" is defined in Section 6.11.

  "Defined Benefit Plan" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

  "Delaware Law" is defined in the Preamble to this Merger Agreement.

  "DOL" means the United States Department of Labor and its successors.

  "Effective Time" is defined in Section 1.02.

  "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

  "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control, or the protection of human health or the environment.


                                     A-59
                                                                     APPENDICES

  "Environmental Reports" is defined in Section 6.09(b).

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

  "ESOP" means an "employee stock ownership plan" as such term is defined in
Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

  " Exchange Agent" is defined in Section 2.02(a).

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

  "Exchange Fund" is defined in Section 2.02(a).

  "FAA" means the United States Federal Aviation Administration and its successors.

  "FCC" means the United States Federal Communications Commission and its successors.

  "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

  "Financial Statements" is defined in Section 3.08.

  "Form of Election" is defined in Section 2.01(a)(i).

  "GAAP" means United States generally accepted accounting principles.

  "Governmental Entities" (including the term "Governmental") means any governmental, quasi-governmental or regulatory authority, whether domestic or foreign.

  "group" is defined in Section 5.05(a).

  "Hazardous Discharge" means any emission, spill, release or discharge (whether on Real Property, on property adjacent to the Real Property, or at any other location or disposal site) into or upon the air, soil or improvements, surface water or groundwater, or the sewer, septic system, or waste treatment, storage or disposal systems servicing the Real Property, in each case of Hazardous Materials used, stored, generated, treated or disposed of at the Real Property.

  "Hazardous Materials" means any wastes, substances, radiation or materials (whether solids, liquids or gases) that are regulated by a Governmental Entity or defined or listed by a Governmental Entity as hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "Hazardous Materials" includes polychlorinated biphenyls (PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

  "Indemnified Persons" is defined in Section 6.11.

  "Individual Account Plan" means a Plan that is or was an "individual account plan" as such term is defined in Section 3(34) of ERISA.

                                     A-60
APPENDICES

  "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, all rights to database information, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all rights, including rights of privacy and publicity, to use the names, likenesses and other personal characteristics of any individual, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium) existing in any part of the world.

  "Inventory" means all new materials, work in progress and finished goods and inventorable supplies.

  "IRS" means the United States Internal Revenue Service and its successors.

  "IT" is defined in Section 3.40(b).

  "knowledge" will be deemed to be present with respect to the Company and the Subsidiaries when the matter in question (i) is actually known to M/C Investors L.L.C. or Media/Communications Partners III Limited Partnership or
(ii) was brought to the attention of or, if due diligence had been exercised by the persons named in this clause (ii), would have been brought to the attention of any of Timothy T. Devine, Kenneth A. Kirley, Nicholas Lenoci, Jr., Charles M. Osborne, Scott A. Rediger or John Biasetti; "knowledge" will be deemed to be present with respect to Acquiror when the matter in question was brought to the attention of or, if due diligence had been exercised by the persons named in this clause (ii), would have been brought to the attention of, any of Stephen C. Gray, J. Lyle Patrick, John Wray, Randall Rings, Laura
J. Hahn or Joseph H. Ceryanec.

  "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

  "License" means any franchise, grant, authorization, license, tariff, permit, easement, variance, exemption, consent, certificate, approval or order of any Governmental Entity, except non-material Agreements allowing the installation, maintenance or operation of the Company's or the Subsidiaries' fiber optic network on, over, under or across a specific parcel of real property.

  "Managers" is defined in Section 6.15.

  "Merger" is defined in the Preamble to this Merger Agreement.

  "Merger Agreement" is defined in the Preamble to this Merger Agreement.

                                     A-61
                                                                     APPENDICES

  "Merger Consideration" means the aggregate Common Stock Merger Consideration together with the aggregate Preferred Stock Cash Amount.

  "Minimum-Funding Plan" means a Pension Plan that is subject to Title I, Subtitle B, Part 3, of ERISA (concerning "funding").

  "Multiemployer Plan" means a "multiemployer plan" as such term is defined in
Section 3(37) of ERISA.

  "NASD" means the National Association of Securities Dealers, Inc.

  "Ordinary Course of Business" means ordinary course of business consistent with past practices and reasonable business operations.

  "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

  "PBGC" means the Pension Benefit Guaranty Corporation or its successors.

  "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

  "Permitted Encumbrance" means (i) easements, rights of way, minor irregularities of title, and liens for taxes not yet due and payable, (ii) landlord, warehouse and materialmen's liens and (ii) other Encumbrances similar to clauses (i) and (ii); provided, however, that any or all of the foregoing do not materially affect the utility or value of the Assets or other matters to which they relate.

  "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or other entity, or a Governmental Entity.

  "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary; (b) to which the Company or any Subsidiary contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company or any Subsidiary and because of those services is or has been
(i) a participant therein or (ii) entitled to benefits thereunder.

  "Post-Signing Returns" is defined in Section 5.03.

  "Preferred Liquidation Preference" means the amount to be paid upon liquidation of the Series A Preferred Stock in accordance with the Company's Certificate of Incorporation.

  "Principal Company Stockholders" means the following stockholders of the Company; M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Timothy T. Devine, Kenneth A. Kirley, Nicholas Lenoci, Jr., Charles M. Osborne and Scott A. Rediger.

  "Proxy Statement" is defined in Section 6.01(a).

  "Qualified Plan" means a Pension Plan that satisfies, or is intended by the Company to satisfy, the requirements for Tax qualification described in
Section 401 of the Code.

                                     A-62
APPENDICES

  "Real Property" means the real property owned in fee by the Company or any of the Subsidiaries as of December 31, 1996, and any additional real property owned since that date, and, for purposes of Section 3.33, any real property formerly owned by the Company or any of the Subsidiaries, except non-material Agreements allowing the installation, maintenance or operation of the Company's or the Subsidiaries' fiber optic network on, over, under or across a specific parcel of real property.

  "Registration Statement" is defined in Section 6.01(a).

  "Representative" is defined in Section 2.01(a)(i).

  "Scheduled Closing Date" is defined in Section 2.05.

  "SEC" means the United States Securities and Exchange Commission and its successors.

  "Securities Act" means the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

  "Significant Subsidiary" means any subsidiary of Acquiror disclosed in its most recent Annual Report on Form 10-K, and any other subsidiary that would constitute a "Significant Subsidiary" of Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC.

  "Statutory-Waiver Plan" means a Pension Plan that is not subject to Title I, Subtitle B, Part 3, of ERISA (concerning "funding").

  "Stock Adjustment Amount" is defined in Section 2.01(a)(iv).

  "Stockholders' Agreement" is defined in the Preamble to the Agreement.

  "Stock Option Exchange Ratio" is defined in Section 2.04.

  "Subsidiary" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

  "Survey" means a current, as-built survey of each parcel of the Real
Property.

  "System" means the telecommunication system described in the Confidential Offering Memorandum (relating to certain senior credit facilities) dated December 1998.

  "Taxes" (including the terms "Tax" and "Taxing") means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith but does not include municipal or county franchise fees or similar payments due or payable in connection with the construction of the System.

  "Tax Returns" means all federal, state, local, foreign and other applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

  "Title I Plan" means a Plan that is subject to Title I of ERISA.

                                     A-63
                                                                     APPENDICES

  "Unaudited Balance Sheets" is defined in Section 3.08(a).

  "Unaudited Financial Statements" is defined in Section 3.08(a).

  "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

  "Year 2000 Compliant" means that neither performance nor functionality is affected by dates prior to, during or after the year 2000; in particular (i) no value for current date will cause any interruption in operation; (ii) date-based functionality must behave consistently for dates before, during and after the year 2000; (iii) in all interfaces and data storage, the century in any date is specified either explicitly or by unambiguous algorithms or inferencing rules; and (iv) the year 2000 must be recognized as a leap year.

                                     A-64
APPENDICES

  In Witness Whereof, Acquiror, Acquiror Sub, the Company and each of the Principal Company Stockholders have only executed and delivered or have caused this Merger Agreement to be duly executed and delivered as of the date first written above.

                                   McleodUSA Incorporated

                                     /s/ Stephen C. Gray
                                 By: _________________________________
                                    Name: Stephen C. Gray
                                    Title: President

                                 Bravo Acquisition Corporation

                                     /s/ Stephen C. Gray
                                 By: _________________________________
                                    Name: Stephen C. Gray
                                    Title: President

                                 Ovation Communications, Inc.

                                     /s/ Timothy T. Devine
                                 By: _________________________________
                                    Name: Timothy T. Devine
                                    Title: President and CEO

                                 M/C Investors L.L.C.

                                     /s/ James F. Wade
                                 By: _________________________________
                                    Name: James F. Wade
                                    Title:

                                     A-65
                                                                     APPENDICES

                                 Media/Communications Partners III Limited
                                 Partnership

                                   By: M/C III L.L.C., its General Partner

                                                      /s/ James F. Wade
                                          _____________________________________
                                                       James F. Wade
                                                           Title:

                                                    /s/ Timothy T. Devine
                                          _____________________________________
                                                     Timothy T. Devine

                                                    /s/ Kenneth A. Kirley
                                          _____________________________________
                                                     Kenneth A. Kirley

                                                  /s/ Nicholas Lenoci, Jr.
                                          _____________________________________
                                                    Nicholas Lenoci, Jr.

                                                   /s/ Charles M. Osborne
                                          _____________________________________
                                                     Charles M. Osborne

                                                    /s/ Scott A. Rediger
                                          _____________________________________
                                                      Scott A. Rediger

                                      A-66
APPENDICES

                                  APPENDIX B

                          SECTION 262 OF THE DELAWARE
                            GENERAL CORPORATION LAW



     262 APPRAISAL RIGHTS - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to 251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S)228 or (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

    The Amended and Restated Certificate of Incorporation of McLeodUSA (the "McLeodUSA Certificate") contains provisions that provide that no director of McLeodUSA shall be liable for breach of fiduciary duty as a director except for
(1) any breach of the directors' duty of loyalty to McLeodUSA or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The McLeodUSA Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of McLeodUSA, McLeodUSA is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, McLeodUSA has entered into indemnity agreements with each of its directors pursuant to which McLeodUSA has agreed to indemnify the directors as permitted by the DGCL. McLeodUSA has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)  EXHIBITS

  EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
  -------                          -------------------
  2.1     Agreement and Plan of Reorganization dated April 28, 1995 among
          Midwest Capital Group Inc., MWR Telecom, Inc. and McLeod, Inc. (Filed
          as Exhibit 2.1 to Registration Statement on Form S-1, File No. 333-
          3112 ("Initial Form S-1"), and incorporated herein by reference).
  2.2     Agreement and Plan of Reorganization dated as of July 12, 1996 among
          Ruffalo, Cody & Associates, Inc., certain shareholders of Ruffalo,
          Cody & Associates, Inc. and McLeod, Inc. (Filed as Exhibit 2 to
          Current Report on Form 8-K, File No. 0-20763, filed with the
          Commission on July 29, 1996 and incorporated herein by reference).
  2.3     Agreement and Plan of Reorganization dated as of August 15, 1996 among TelecomUSA Publishing Group, Inc. and McLeod, Inc. (Filed as
          Exhibit 2 to Current Report on Form 8-K, File No. 0-20763, filed with the Commission on August 26, 1996 and incorporated herein by reference).
  2.4     Agreement and Plan of Reorganization dated as of January 27, 1997 among McLeod, Inc., Digital Communications of Iowa, Inc., Clark E.
          McLeod and Mary E. McLeod. (Filed as Exhibit 2 to Current Report on
          Form 8-K, File No. 0-20763, filed with the Commission on February 24,
          1997 and incorporated herein by reference).
  2.5     Asset Purchase Agreement dated as of May 30, 1997 by and among
          McLeodUSA Incorporated, ESI/McLeodUSA, Inc., and ESI Communications,
          Inc., ESI Communications/SW, Inc., ESI Communications/West, Inc.,
          ESI Communications Downtown, Inc., ESI Communications North, Inc.,
          and Michael Reichert, Peter Jones, John Pupkes and Jeff Meehan.
          (Filed as Exhibit 2.1 to Current Report on Form 8-K, File No. 0-20763
          (the "June 1997 Form 8-K"), filed with the Commission on June 26,
          1997 and incorporated herein by reference).
  2.6     Agreement and Plan of Reorganization dated as of June 14, 1997 among
          McLeodUSA Incorporated, Eastside Acquisition Co. and Consolidated
          Communications Inc. (Filed as Exhibit 2.2 to the June 1997 Form 8-K
          and incorporated herein by reference).

  2.7     Agreement and Plan of Merger dated as of October 27, 1998 among
          McLeodUSA Incorporated, West Group Acquisition Co. and Dakota
          Telecommunications Group, Inc. (Filed as Exhibit 2.7 to the
          Registration Statement on Form S-4, File No. 333-68891 and incorporated herein by reference).
  2.8     Agreement and Plan of Merger, dated as of January 7, 1999 among
          McLeodUSA Incorporated, Bravo Acquisition Corporation, Ovation
          Communications, Inc. and certain stockholders of Ovation
          Communications, Inc. (Filed as Exhibit 2.1 to current Report on Form
          8-K, File No. 0-20763 (the "January 1999 Form 8-K"), filed with the
          Commission on January 14, 1999 and incorporated herein by reference).

  2.9 Agreement and Plan of Merger, dated as of January 7, 1999, among McLeodUSA Incorporated, McLeodUSA Publishing Company, Pubco Merging Co., Talking Directories, Inc. and the stockholders of Talking Directories, Inc. (Filed as Exhibit 2.2 to the January 1999 Form 8-K and incorporated herein by reference).
  2.10 Agreement and Plan of Merger, dated as of January 7, 1999 among McLeodUSA Incorporated, McLeodUSA Publishing Company, Publication Merge Co., Info America Phone Books, Inc. and certain stockholders of Info America Phone Books, Inc. (Filed as Exhibit 2.3 to the January 1999 Form 8-K and incorporated herein by reference).
  3.1 Amended and Restated Certificate of Incorporation of McLeod, Inc. (Filed as Exhibit 3.1 to Initial Form S-1 and incorporated herein by reference).
  3.2 Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-13885 (the "November 1996 Form S-1"), and incorporated herein by reference).
  3.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of McLeod, Inc. (Filed as Exhibit 3.3 to Registration Statement on Form S-4, File No. 333-27647 (the "July 1997 Form S-4") and incorporated herein by reference).
  3.4 Certificate of Change of Registered Agent and Registered Office of McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on Form 10-K, File No. 0-20763, filed with the Commission on March 6, 1998 (the "1997 Form 10-K") and incorporated herein by reference).
  4.1     Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
          Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
  4.2 Indenture dated March 4, 1997 between McLeod, Inc. and United States Trust Company of New York, as Trustee, relating to the 10- 1/2% Senior Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to Annual Report on Form 10-K, File No. 0-20763, filed with the Commission on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
  4.3 Initial Global 10- 1/2% Senior Discount Note Due March 1, 2007 of McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996 Form 10-K and incorporated herein by reference).
  4.4 Form of Certificated 10- 1/2% Senior Discount Note Due March 1, 2007 of McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-K and incorporated herein by reference).
  4.5 Registration Agreement dated March 4, 1997 among McLeod, Inc., Salomon Brothers Inc and Morgan Stanley & Co. Incorporated. (Filed as
          Exhibit 4.5 to the 1996 Form 10-K and incorporated herein by reference).
  4.6 Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES Investments Inc., Midwest Capital Group Inc., MWR Investments Inc., Clark and Mary McLeod, and certain other stockholders. (Filed as Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).

  4.7 Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod. (Filed as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).
  4.8 Form of 10- 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA Incorporated. (Filed as Exhibit 4.8 to the July 1997 Form S-4 and incorporated herein by reference).
  4.9 Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9- 1/4% Senior Notes Due 2007 of McLeodUSA Incorporated. (Filed as Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).
  4.10 Form of Initial Global 9- 1/4% Senior Note Due 2007 of McLeodUSA Incorporated. (Filed as Exhibit 4.10 to the July 1997 Form S-4 and incorporated herein by reference).
  4.11 Registration Agreement dated July 21, 1997 among McLeodUSA Incorporated, Salomon Brothers Inc, Morgan Stanley Dean Witter and Bear, Stearns & Co. Inc. (Filed as Exhibit 4.11 to the July 1997 Form S-4 and incorporated herein by reference).
  4.12 Stockholders' Agreement dated June 14, 1997 among McLeodUSA Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed on Schedule 1 of the Stockholders' Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and incorporated herein by reference).
  4.13 Amendment No. 1 to Stockholders' Agreement dated as of September 19, 1997 by and among McLeodUSA Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto. (Filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference).
  4.14 Form of 9- 1/4% Senior Exchange Note Due 2007 of McLeodUSA Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K and incorporated herein by reference).

  4.15 Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 8- 3/8% Senior Notes Due 2008 of McLeodUSA Incorporated (Filed as
          Exhibit 4.15 to Registration Statement on Form S-4, File No. 333-52793 (the "May 1998 Form S-4") and incorporated herein by reference).
  4.16 Form of Global 8- 3/8% Senior Note Due 2008 of McLeodUSA Incorporated (contained in the Indenture filed as Exhibit 4.15).

  4.17 Registration Agreement dated March 16, 1998 among McLeodUSA Incorporated, Solomon Brothers Inc, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Chase Securities Inc. (Filed as
          Exhibit 4.17 to the May 1998 Form S-4 and incorporated herein by reference).
    4.18 Stockholders' Agreement dated November 18, 1998 by and among McLeodUSA Incorporated; IES Investments Inc., Clark E. McLeod; Mary
          E. McLeod; and Richard A. Lumpkin and each of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders. (Filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the Commission on November 19, 1998 and incorporated herein by reference).

    4.19 Indenture dated as of October 30, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Note Due 2008 of McLeodUSA Incorporated (Filed as
          Exhibit 4.19 to Registration Statement on Form S-4, File
          No. 333-69621 (the "December 1998 Form S-4"), and incorporated herein by reference).
    4.20 Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA Incorporated (contained in the Indenture filed as Exhibit 4.19).
    4.21 Registration Agreement dated October 30, 1998 among McLeodUSA Incorporated, Salomon Smith Barney Inc., Bear, Stearns & Co. Incorporated and Chase Securities Inc. (Filed as Exhibit 4.21 to December 1998 Form S-4 and incorporated herein by reference).
  **5.1   Opinion of Hogan & Hartson L.L.P.

  **8.1   Opinion of Edwards & Angell, LLP regarding certain tax matters.
   10.1 Agreement for Construction Related Services dated as of October 17, 1995 between City Signal Fiber Services, Inc. and McLeod Network Services, Inc. (Filed as Exhibit 10.17 to Initial Form S-1 and incorporated herein by reference).
   10.2 Construction Services Agreement dated March 27, 1996 between City Signal Fiber Services, Inc. and McLeod Network Services, Inc. (Filed as Exhibit 10.18 to Initial Form S-1 and incorporated herein by reference).
   10.3 Fiber Optic Use Agreement dated as of February 14, 1996 between McLeod Network Services, Inc. and Galaxy Telecom, L.P. (Filed as
          Exhibit 10.19 to Initial Form S-1 and incorporated herein by reference).
   10.4 Agreement dated as of July 11, 1994 between McLeod Network Services, Inc. and KLK Construction. (Filed as Exhibit 10.20 to Initial Form S-1 and incorporated herein by reference).
   10.5 Lease Agreement dated September 5, 1995 between State of Iowa and MWR Telecom, Inc. (Filed as Exhibit 10.21 to Initial Form S-1 and incorporated herein by reference).
   10.6 Lease Agreement dated September 5, 1995 between State of Iowa and McLeod Network Services, Inc. (Filed as Exhibit 10.22 to Initial Form S-1 and incorporated herein by reference).
   10.7 Contract dated September 5, 1995 between Iowa Telecommunications and Technology Commission and MWR Telecom, Inc. (Filed as Exhibit 10.23 to Initial Form S-1 and incorporated herein by reference).

  10.8 Contract dated June 27, 1995 between Iowa National Guard and McLeod Network Services, Inc. (Filed as Exhibit 10.24 to Initial Form S-1 and incorporated herein by reference).
  10.9 Addendum Number One to Contract dated September 5, 1995 between Iowa National Guard and McLeod Network Services, Inc. (Filed as Exhibit
          10.25 to Initial Form S-1 and incorporated herein by reference).
  10.10 U S WEST Centrex Plus Service Rate Stability Plan dated October 15, 1993 between McLeod Telemanagement, Inc. and U S WEST Communications, Inc. (Filed as Exhibit 10.26 to Initial Form S-1 and incorporated herein by reference).
  10.11 U S WEST Centrex Plus Service Rate Stability Plan dated July 17, 1993 between McLeod Telemanagement, Inc. and U S WEST Communications, Inc. (Filed as Exhibit 10.27 to Initial Form S-1 and incorporated herein by reference).
  10.12 Ameritech Centrex Service Confirmation of Service Orders dated various dates in 1994, 1995 and 1996 between McLeod Telemanagement, Inc. and Ameritech Information Industry Services. (Filed as Exhibit
          10.28 to Initial Form S-1 and incorporated herein by reference).
  10.13 Lease Agreement dated as of December 28, 1993 between 2060 Partnership and McLeod Telemanagement, Inc., as amended by Amendments First to Ninth dated as of July 3, 1994, March 25, 1994, June 22, 1994, August 12, 1994, September 12, 1994, September 20, 1994,
          November 16, 1994, September 20, 1995 and January 6, 1996, respectively. (Filed as Exhibit 10.29 to Initial Form S- 1 and incorporated herein by reference).
  10.14 Lease Agreement dated as of May 24, 1995 between 2060 Partnership and McLeod Telemanagement, Inc. (Filed as Exhibit 10.30 to Initial Form S-1 and incorporated herein by reference).
  10.15 Lease Agreement dated October 31, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.31 to Initial Form S-1 and incorporated herein by reference).
  10.16 First Amendment to Lease Agreement dated as of November 20, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.32 to Initial Form S-1 and incorporated herein by reference).
  10.17 Master Right-of-Way Agreement dated July 27, 1994 between McLeod Network Services, Inc. and IES Industries Inc. (Filed as Exhibit
          10.34 to Initial Form S-1 and incorporated herein by reference).
  10.18 Master Right-of-Way and Tower Use Agreement dated February 13, 1996 between IES Industries Inc. and McLeod, Inc. (Filed as Exhibit 10.35 to Initial Form S-1 and incorporated herein by reference).
  10.19 Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Iowa and South Dakota). (Filed as Exhibit 10.36 to Initial Form S-1 and incorporated herein by reference).

   10.20 Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Illinois). (Filed as Exhibit 10.37 to Initial Form S-1 and incorporated herein by reference).
   10.21 Settlement Agreement dated March 18, 1996 between U S WEST Communications, Inc. and McLeod Telemanagement, Inc. (Filed as
          Exhibit 10.38 to Initial Form S-1 and incorporated herein by reference).
   10.22 Agreement dated August 4, 1995 between Vadacom, Inc. and McLeod Telemanagement, Inc. (Filed as Exhibit 10.39 to Initial Form S-1 and incorporated herein by reference).
   10.23 McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan. (Filed as Exhibit 10.40 to Initial Form S-1 and incorporated herein by reference).
   10.24  McLeod, Inc. 1993 Incentive Stock Option Plan. (Filed as Exhibit
          10.41 to Initial Form S-1 and incorporated herein by reference).
   10.25  McLeod, Inc. 1995 Incentive Stock Option Plan. (Filed as Exhibit
          10.42 to Initial Form S-1 and incorporated herein by reference).
   10.26  McLeod Telecommunications, Inc. Director Stock Option Plan. (Filed as
          Exhibit 10.43 to Initial Form S-1 and incorporated herein by reference).
   10.27 Promissory Note dated July 18, 1995 between Kirk E. Kaalberg and McLeod, Inc. (Filed as Exhibit 10.44 to Initial Form S-1 and incorporated herein by reference).
   10.28 Promissory Note dated March 29, 1996 between Stephen K. Brandenburg and McLeod, Inc. (Filed as Exhibit 10.45 to Initial Form S-1 and incorporated herein by reference).
***10.29 Telecommunications Services Agreement dated March 14, 1994 between WiITeI, Inc. and McLeod Telemanagement, Inc., as amended. (Filed as
          Exhibit 10.47 to Initial Form S-1 and incorporated herein by reference).
  10.30 Amendment to Contract Addendum A to Contract No. 2102 dated March 31, 1993 between the Iowa Department of General Services and McLeod Telecommunications, Inc. (Filed as Exhibit 10.48 to Initial Form S-1 and incorporated herein by reference).
  10.31 Construction Services Agreement dated June 30, 1995 between MFS Network Technologies, Inc. and MWR Telecom, Inc. (Filed as Exhibit
          10.49 to Initial Form S-1 and incorporated herein by reference).
  10.32 First Amendment to Agreement Regarding Support Agreement dated May 14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc. (Filed as Exhibit 10.50 to Initial Form S-1 and incorporated herein by reference).
  10.33 First Amendment to Agreement Regarding Guarantee dated May 14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc. (Filed as Exhibit 10.51 to Initial Form S-1 and incorporated herein by reference).
  10.34 Amended and Restated Directors Stock Option Plan of McLeod, Inc. (Filed as Exhibit 10.52 to Initial Form S-1 and incorporated herein by reference).

   10.35 Forms of Employment, Confidentiality and Non-Competition Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.53 to Initial Form S-1 and incorporated herein by reference).
   10.36 Form of Change-of-Control Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.54 to Initial Form S-1 and incorporated herein by reference).
   10.37  McLeod, Inc. 1996 Employee Stock Option Plan, as amended. (Filed as
          Exhibit 10.55 to the November 1996 Form S-1 and incorporated herein by reference).
   10.38  McLeod, Inc. Employee Stock Purchase Plan, as amended. (Filed as
          Exhibit 10.56 to the 1996 Form 10-K and incorporated herein by reference).
   10.39 Form of Indemnity Agreement between McLeod, Inc. and certain officers and directors of McLeod, Inc. (Filed as Exhibit 10.57 to Initial Form S-1 and incorporated herein by reference).
   10.40 License Agreement dated April 24, 1996 between PageMart, Inc. and MWR Telecom, Inc. (Filed as Exhibit 10.58 to Initial Form S-1 and incorporated herein by reference).
   10.41 McLeod, Inc. Incentive Plan. (Filed as Exhibit 10.63 to the November 1996 Form S-1 and incorporated herein by reference).
   10.42 Amended and Restated Credit Agreement dated as of May 5, 1996 among TelecomUSA Publishing Group, Inc., TelecomUSA Publishing Company and TelecomUSA Neighborhood Directories, Inc. and Norwest Bank Iowa, National Association. (Filed as Exhibit 10.64 to the November 1996 Form S- 1 and incorporated herein by reference).
   10.43 First Amendment to Amended and Restated Credit Agreement dated as of January 31, 1996 by and between TelecomUSA Publishing Group, Inc., TelecomUSA Publishing Company and TelecomUSA Neighborhood Directories, Inc. and Norwest Bank Iowa, National Association. (Filed as Exhibit 10.65 to the November 1996 Form S-1 and incorporated herein by reference).
   10.44 Lease Agreement dated as of September 26, 1994 between Ryan Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
          Exhibit 10.66 to the November 1996 Form S-1 and incorporated herein by reference).
   10.45 First Lease Amendment dated as of April 12, 1995 between Ryan Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
          Exhibit 10.67 to the November 1996 Form S-1 and incorporated herein by reference).
   10.46 Lease Agreement dated as of July 18, 1995 between 2060 Partnership, L.P. and TelecomUSA Publishing Company. (Filed as Exhibit 10.68 to the November 1996 Form S-1 and incorporated herein by reference).
   10.47 Lease Agreement dated April 26, 1995 by and between A.M. Henderson and TelecomUSA Publishing Company. (Filed as Exhibit 10.69 to the November 1996 Form S-1 and incorporated herein by reference).

  10.48 License Agreement dated as of April 19, 1994, between Ameritech Information Industry Services and TelecomUSA Publishing Company. (Filed as Exhibit 10.70 to the November 1996 Form S-1 and incorporated herein by reference).
  10.49 License Agreement dated September 13, 1993 between U S WEST Communications, Inc. and TelecomUSA Publishing Company. (Filed as
          Exhibit 10.71 to the November 1996 Form S-1 and incorporated herein by reference).
  10.50 Form of McLeod, Inc. Directors Stock Option Plan Option Agreement. (Filed as Exhibit 10.72 to the November 1996 Form S-1 and incorporated herein by reference).
  10.51 Forms of McLeod, Inc. 1996 Employee Stock Option Plan Incentive Stock Option Agreement. (Filed as Exhibit 10.73 to the November 1996 Form S-1 and incorporated herein by reference).
  10.52 Forms of McLeod, Inc. 1996 Employee Stock Option Plan Non-Incentive Stock Option Agreement. (Filed as Exhibit 10.74 to the November 1996 Form S-1 and incorporated herein by reference).
  10.53 Option Agreement dated April 27, 1995 between Fronteer Directory Company, Inc. and TelecomUSA Publishing Company. (Filed as Exhibit
          10.75 to the November 1996 Form S-1 and incorporated herein by reference).
  10.54 Promissory Note dated May 5, 1995 between TelecomUSA Publishing Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.76 to the November 1996 Form S-1 and incorporated herein by reference).
  10.55 Security Agreement dated May 5, 1995 between TelecomUSA Publishing Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.77 to the November 1996 Form S-1 and incorporated herein by reference).
  10.56 Design/Build Construction Contract dated September 17, 1996 between Ryan Construction Company of Minnesota, Inc. and McLeod, Inc. (Filed as Exhibit 10.78 to the November 1996 Form S-1 and incorporated
  10.57 Guaranty Agreement dated as of October 17, 1996 by McLeod, Inc. in favor of Kirkwood Community College. (Filed as Exhibit 10.79 to the November 1996 Form S-1 and incorporated herein by reference).
  10.58 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telemanagement, Inc. (Filed as Exhibit 10.80 to the November 1996 Form S-1 and incorporated herein by reference).
  10.59 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telecommunications, Inc. (Filed as Exhibit 10.81 to the November 1996 Form S-1 and incorporated herein by reference).
  10.60 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Network Services, Inc. (Filed as Exhibit 10.82 to the November 1996 Form S-1 and incorporated herein by reference).

   10.61 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod, Inc. (Filed as Exhibit
          10.83 to the November 1996 Form S-1 and incorporated herein by reference).
   10.62 Change Order No. 1 to the Construction Services Agreement dated November 22, 1995 by and between MWR TeIecom, Inc. and MFS Network Technologies, Inc. (Filed as Exhibit 10.84 to the November 1996 Form S-1 and incorporated herein by reference).
   10.63 Change Order No. 2 to the Construction Services Agreement dated August 14, 1996 between MWR Telecom, Inc. and MFS Network Technologies, Inc. (Filed as Exhibit 10.85 to the November 1996 Form S-1 and incorporated herein by reference).
   10.64 Change Order No. 3 to the Construction Services Agreement dated October 31, 1996 between MWR Telecom, Inc. and MFS Network Technologies, Inc. (Filed as Exhibit 10.86 to the November 1996 Form S-1 and incorporated herein by reference).
   10.65 Sale and Purchase Agreement dated January 27, 1997 among McLeodUSA Publishing Company, Fronteer Financial Holdings, Ltd., Classified Directories, Inc., Larry A. Scott, James Greff, Randall L. Gowin and Edwin Dressler and certain directors, officers and shareholders of Fronteer Financial Holdings, Ltd. (Filed as Exhibit 10.90 to the 1996 Form 10-K and incorporated herein by reference).
   10.66 Sale and Purchase Agreement dated February 27, 1997 among McLeodUSA Publishing Company, Indiana Directories, Inc., John Morgan, Hank Meijer, Jack Hendricks, Brad Nelson and Talking Directories, Inc. (Filed as Exhibit 10.91 to the 1996 Form 10-K and incorporated herein by reference).
   10.67 Amendment to Sale and Purchase Agreement dated February 28, 1997 between McLeodUSA Publishing Company and Indiana Directories, Inc. (Filed as Exhibit 10.92 to the 1996 Form 10-K and incorporated herein by reference).
   10.68 Ameritech Centrex Service Confirmation of Service Orders dated August 21, 1996 between McLeod Telemanagement, Inc. and Ameritech Information Industry Services. (Filed as Exhibit 10.93 to the 1996 Form 10-K and incorporated herein by reference).
***10.69 Amended and Restated Program Enrollment Terms dated November 1, 1996 between WorldCom Network Services, Inc. d/b/a WilTel and McLeod Telemanagement, Inc. (Filed as Exhibit 10.94 to Annual Report on Form 10-K/A, File No. 0-20763, filed with the Commission on April 8, 1997 and incorporated herein by reference).
   10.70 Letter Agreement dated April 15, 1997 between U S WEST Communications and McLeodUSA Network Services, Inc. (Filed as Exhibit 10.1 to Quarterly Report on Form 10-Q, File No. 0-20763, filed with the Commission on May 14, 1997 and incorporated herein by reference).

  10.71 Network Agreement dated April 7, 1997, between Wisconsin Power and Light Company and McLeodUSA Telecommunications Services, Inc. (Filed as Exhibit 10.96 to the July 1997 Form S-4 and incorporated herein by reference).
  10.72 Agreement dated July 7, 1997 between McLeodUSA Telecommunications Services, Inc. and U S WEST Communications, Inc. (Filed as Exhibit
          10.97 to the July 1997 Form S-4 and incorporated herein by reference).
  10.73 Agreement dated August 14, 1997 between McLeodUSA Incorporated and Taylor Ball, Inc. (Filed as Exhibit 10.98 to Registration Statement on Form S-4, File No. 333-34227 (the "November 1997 Form S-4") and incorporated herein by reference).
  10.74 Interconnection Agreement Under Sections 251 and 252 of the Telecommunications Act of 1996 dated as of October 28, 1996 between Ameritech Information Industry Services and Consolidated Communications Telecom Services Inc. (Filed as Exhibit 10.99 to the November 1997 Form S-4 and incorporated herein by reference).
  10.75 Interconnection Agreement Under Sections 251 and 252 of the Telecommunications Act of 1996 dated as of July 17, 1997 between Ameritech Information Industry Services and Consolidated Communications Telecom Services Inc. (Filed as Exhibit 10.100 to the November 1997 Form S-4 and incorporated herein by reference).
  11.1    Statement regarding Computation of Per Share Earnings (Filed as
          Exhibit 11.1 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the Commission on November 16, 1998 and incorporated herein by reference).
  16.1    Letter regarding Change in Certifying Accountant (Filed as Exhibit
          16.1 to the 1997 Form 10-K and incorporated herein by reference).
  21.1 Subsidiaries of McLeodUSA Incorporated (Filed as Exhibit 21.1 to the 1997 Form 10-K and incorporated herein by reference).

  23.1   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
 *23.2   Consent of Arthur Andersen LLP.

  23.3   Consent of Edwards & Angell, LLP (included in Exhibit 8.1).

 *23.4   Consent of Ernst & Young L.L.P.

  24.1   Power of attorney (included on signature page).
  27.1 Financial Data Schedule (Filed as Exhibit 27.1 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the Commission on November 16, 1998 and incorporated herein by reference).

 **99.1   Form of Proxy Card
 **99.2   Form of Election

____________
 * Filed herewith.

**  Previously filed.
*** Confidential treatment has been granted. The copy filed as an exhibit omits the information subject to the confidential treatment request.

(b) Financial Statement Schedules.

  The following financial statement schedule was filed with McLeodUSA's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-20763), filed with the Commission on March 9, 1998, and is incorporated herein by reference:

   Schedule II--Valuation and Qualifying Accounts

  Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the Consolidated Financial Statements of McLeodUSA or notes thereto.

Item 22. Undertakings

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of Form S-4.

  The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of Securities Act, McLeodUSA has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 18th day of February, 1999.

                                          McLEODUSA INCORPORATED


                                          By /s/ Stephen C. Gray
                                             ----------------------------
                                             Stephen C. Gray
                                             President and Chief
                                             Operating Officer




 Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 18th day of February, 1999.


SIGNATURE                                            TITLE
---------                                            -----
           *
----------------------------      Chairman, Chief Executive Officer and Director
Clark E. McLeod                       (Principal Executive Officer)

           *
----------------------------      Vice Chairman and Director
Richard A. Lumpkin


/s/ Stephen C. Gray
----------------------------      President, Chief Operating Officer and
Stephen C. Gray                       Director

           *
------------------------   Group Vice President, Regional President--Iowa
Blake O. Fisher, Jr.         and Minnesota and Director

           *
------------------------   Group Vice President--Finance and Accounting and
J. Lyle Patrick              Chief Financial and Accounting Officer (Principal
                             Financial Officer and Principal Accounting
                             Officer)

           *
------------------------           Director
Thomas M. Collins

           *
------------------------           Director
Robert J. Currey

           *
------------------------           Director
Lee Liu

           *
------------------------           Director
Paul D. Rhines

           *
------------------------           Director
Ronald W. Stepien

*By: /s/ Stephen C. Gray
    --------------------
    Stephen C. Gray
    Attorney-in-Fact

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
 2.1     Agreement and Plan of Reorganization dated April 28, 1995 among
         Midwest Capital Group Inc., MWR Telecom, Inc. and McLeod, Inc. (Filed
         as Exhibit 2.1 to Registration Statement on Form S-1, File No. 333-
         3112 ("Initial Form S-1"), and incorporated herein by reference).

 2.2     Agreement and Plan of Reorganization dated as of July 12, 1996 among
         Ruffalo, Cody & Associates, Inc., certain shareholders of Ruffalo,
         Cody & Associates, Inc. and McLeod, Inc. (Filed as Exhibit 2 to
         Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on July 29, 1996 and incorporated herein by reference).

 2.3     Agreement and Plan of Reorganization dated as of August 15, 1996 among
         TelecomUSA Publishing Group, Inc. and McLeod, Inc. (Filed as Exhibit 2 to Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on August 26, 1996 and incorporated herein by reference).

 2.4 Agreement and Plan of Reorganization dated as of January 27, 1997 among McLeod, Inc., Digital Communications of Iowa, Inc., Clark E.
         McLeod and Mary E. McLeod. (Filed as Exhibit 2 to Current Report on
         Form 8-K, File No. 0-20763, filed with the Commission on February 24,
         1997 and incorporated herein by reference).

 2.5     Asset Purchase Agreement dated as of May 30, 1997 by and among
         McLeodUSA Incorporated, ESI/McLeodUSA, Inc., and ESI Communications,
         Inc., ESI Communications/SW, Inc., ESI Communications/West, Inc., ESI
         Communications Downtown, Inc., ESI Communications North, Inc., and
         Michael Reichert, Peter Jones, John Pupkes and Jeff Meehan. (Filed as
         Exhibit 2.1 to Current Report on Form 8-K, File No. 0-20763 (the "June
         1997 Form 8-K"), filed with the Commission on June 26, 1997 and incorporated herein by reference).

 2.6     Agreement and Plan of Reorganization dated as of June 14, 1997 among
         McLeodUSA Incorporated, Eastside Acquisition Co. and Consolidated
         Communications Inc. (Filed as Exhibit 2.2 to the June 1997 Form 8-K and incorporated herein by reference).

 2.7     Agreement and Plan of Merger dated as of October 27, 1998 among
         McLeodUSA Incorporated, West Group Acquisition Co. and Dakota
         Telecommunications Group, Inc. (Filed as Exhibit 2.7 to the
         Registration Statement on Form S-4, File No. 333-68891 and incorporated herein by reference).

 2.8     Agreement and Plan of Merger, dated as of January 7, 1999 among
         McLeodUSA Incorporated, Bravo Acquisition Corporation, Ovation
         Communications, Inc. and certain stockholders of Ovation
         Communications, Inc. (Filed as Exhibit 2.1 to current Report on Form
         8-K, File No. 0-20763 (the "January 1999 Form 8-K"), filed with the
         Commission on January 14, 1999 and incorporated herein by reference).

      2.9 Agreement and Plan of Merger, dated as of January 7, 1999, among McLeodUSA Incorporated, McLeodUSA Publishing Company,
                 Pubco Merging Co., Talking Directories, Inc. and the stockholders of Talking Directories, Inc. (Filed as Exhibit 2.2 to the January 1999 Form 8-K and incorporated herein by reference).

     2.10        Agreement and Plan of Merger, dated as of January 7, 1999 among
                 McLeodUSA Incorporated, McLeodUSA Publishing Company,
                 Publication Merge Co., Info America Phone Books, Inc. and certain stockholders of Info America Phone Books, Inc. (Filed as Exhibit 2.3 to the January 1999 Form 8-K and incorporated herein by reference).

      3.1        Amended and Restated Certificate of Incorporation of McLeod,
                 Inc. (Filed as Exhibit 3.1 to Initial Form S-1 and incorporated herein by reference).

      3.2        Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit
                 3.2 to Registration Statement on Form S-1, File No. 333-13885
                 (the "November 1996 Form S-1"), and incorporated herein by reference).

      3.3        Certificate of Amendment of Amended and Restated Certificate of
                 Incorporation of McLeod, Inc. (Filed as Exhibit 3.3 to
                 Registration Statement on Form S-4, File No. 333-27647 (the
                 "July 1997 Form S-4") and incorporated herein by reference).

      3.4 Certificate of Change of Registered Agent and Registered Office of McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual
                 Report on Form 10-K, File No. 0-20763, filed with the
                 Commission on March 6, 1998 (the "1997 Form 10-K") and incorporated herein by reference).

      4.1 Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).

      4.2        Indenture dated March 4, 1997 between McLeod, Inc. and United
                 States Trust Company of New York, as Trustee, relating to the
                 10-1/2% Senior Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to Annual Report on Form 10-K, File No. 0-20763, filed with the Commission on March 31, 1997 (the "1996 Form
                 10-K") and incorporated herein by reference).

      4.3 Initial Global 10-1/2% Senior Discount Note Due March 1, 2007 of McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996 Form 10-K and incorporated herein by reference).

      4.4        Form of Certificated 10-1/2% Senior Discount Note Due March 1,
                 2007 of McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-
                 K and incorporated herein by reference).

      4.5        Registration Agreement dated March 4, 1997 among McLeod, Inc.,
                 Salomon Brothers Inc and Morgan Stanley & Co. Incorporated.
                 (Filed as Exhibit 4.5 to the 1996 Form 10-K and incorporated herein by reference).

      4.6        Investor Agreement dated as of April 1, 1996 among McLeod,
                 Inc., IES Investments Inc., Midwest Capital Group Inc., MWR
                 Investments Inc., Clark and Mary McLeod, and certain other stockholders. (Filed as Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).


     4.7         Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc.,
                 IES Investments Inc., Midwest Capital Group Inc., MWR Investments Inc., Clark E. McLeod and
                 Mary E. McLeod. (Filed as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).

     4.8         Form of 10-1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA Incorporated. (Filed as
                 Exhibit 4.8 to the July 1997 Form S-4 and incorporated herein by reference).

     4.9         Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and United States Trust
                 Company of New York, as Trustee, relating to the 9-1/4% Senior Notes Due 2007 of McLeodUSA
                 Incorporated. (Filed as Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).

     4.10        Form of Initial Global 9-1/4% Senior Note Due 2007 of McLeodUSA Incorporated. (Filed as Exhibit
                 4.10 to the July 1997 Form S-4 and incorporated herein by reference).

     4.11        Registration Agreement dated July 21, 1997 among McLeodUSA Incorporated, Salomon Brothers Inc,
                 Morgan Stanley Dean Witter and Bear, Stearns & Co. Inc. (Filed as Exhibit 4.11 to the July 1997
                 Form S-4 and incorporated herein by reference).

     4.12        Stockholders' Agreement dated June 14, 1997 among McLeodUSA Incorporated, IES Investments Inc.,
                 Midwest Capital Group, Inc., MWR Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard
                 A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed on
                 Schedule 1 of the Stockholders' Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and
                 incorporated herein by reference).

     4.13        Amendment No. 1 to Stockholders' Agreement dated as of September 19, 1997 by and among
                 McLeodUSA Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR Investments
                 Inc., Clark E. McLeod, Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto. (Filed as
                 Exhibit 4.1 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference).

     4.14        Form of 9-1/4% Senior Exchange Note Due 2007 of McLeodUSA Incorporated. (Filed as Exhibit 4.14
                 to the 1997 Form 10-K and incorporated herein by reference).

     4.15        Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust
                 Company of New York, as Trustee, relating to the 8-3/8% Senior Notes Due 2008 of McLeodUSA
                 Incorporated (Filed as Exhibit 4.15 to Registration Statement on S-4, File No. 333-52793 (the
                 "May 1998 Form S-4") and incorporated herein by reference).

     4.16        Form of Global 8-3/8% Senior Note Due 2008 of McLeodUSA Incorporated (contained in the
                 Indenture filed as Exhibit 4.15).

    4.17         Registration Agreement dated March 16, 1998 among McLeodUSA Incorporated, Solomon Brothers Inc,
                 Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Chase Securities Inc. (Filed as
                 Exhibit 4.17 to the May 1998 Form S-4 and incorporated herein by reference).

     4.18        Stockholders' Agreement dated November 18, 1998 by and among McLeodUSA Incorporated; IES
                 Investments Inc., Clark E. McLeod; Mary E. McLeod; and Richard A. Lumpkin and each of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders. (Filed as Exhibit 99.1 to the Current Report on
                 Form 8-K, File No. 0-20763, filed with the Commission on November 19, 1998 and incorporated herein by reference).

     4.19        Indenture dated as of October 30, 1998 between McLeodUSA Incorporated and United States Trust
                 Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA
                 Incorporated (Filed as Exhibit 4.19 to Registration Statement on Form S-4, File No. 333-69621
                 (the "December 1998 Form S-4"), and incorporated herein by refeence).

     4.20        Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA Incorporated (contained in the
                 Indenture filed as Exhibit 4.19).

     4.21        Registration Agreement dated October 30, 1998 among McLeodUSA Incorporated, Salomon Smith
                 Barney Inc., Bear, Stearns & Co. Incorporated and Chase Securities Inc. (Filed as Exhibit 4.21
                 to December 1998 Form S-4 and incorporated herein by reference).

    **5.1        Opinion of Hogan & Hartson L.L.P.

    **8.1        Opinion of Edwards & Angell, LLP regarding certain tax matters.

     10.1        Agreement for Construction Related Services dated as of October 17, 1995 between City Signal
                 Fiber Services, Inc. and McLeod Network Services, Inc. (Filed as Exhibit 10.17 to Initial Form
                 S-1 and incorporated herein by reference).

     10.2        Construction Services Agreement dated March 27, 1996 between City Signal Fiber Services, Inc.
                 and McLeod Network Services, Inc. (Filed as Exhibit 10.18 to Initial Form S-1 and incorporated herein by reference).

     10.3        Fiber Optic Use Agreement dated as of February 14, 1996 between McLeod Network Services, Inc.
                 and Galaxy Telecom, L.P. (Filed as Exhibit 10.19 to Initial Form S-1 and incorporated herein by reference).

     10.4        Agreement dated as of July 11, 1994 between McLeod Network Services, Inc. and KLK Construction.
                 (Filed as Exhibit 10.20 to Initial Form S-1 and incorporated herein by reference).

     10.5        Lease Agreement dated September 5, 1995 between State of Iowa and MWR Telecom, Inc. (Filed as
                 Exhibit 10.21 to Initial Form S-1 and incorporated herein by reference).

     10.6        Lease Agreement dated September 5, 1995 between State of Iowa and McLeod Network Services, Inc.
                 (Filed as Exhibit 10.22 to Initial Form S-1 and incorporated herein by reference).

     10.7        Contract dated September 5, 1995 between Iowa Telecommunications and Technology Commission and
                 MWR Telecom, Inc. (Filed as Exhibit 10.23 to Initial Form S-1 and incorporated herein by reference).

     10.8        Contract dated June 27, 1995 between Iowa National Guard and McLeod Network Services, Inc.
                 (Filed as Exhibit 10.24 to Initial Form S-1 and incorporated herein by reference).

     10.9        Addendum Number One to Contract dated September 5, 1995 between Iowa National Guard and McLeod
                 Network Services, Inc. (Filed as Exhibit 10.25 to Initial Form S-1 and incorporated herein by reference).

     10.10       U S WEST Centrex Plus Service Rate Stability Plan dated October 15, 1993 between McLeod
                 Telemanagement, Inc. and U S WEST Communications, Inc. (Filed as Exhibit 10.26 to Initial Form
                 S- 1 and incorporated herein by reference).

     10.11       U S WEST Centrex Plus Service Rate Stability Plan dated July 17, 1993 between McLeod
                 Telemanagement, Inc. and U S WEST Communications, Inc. (Filed as Exhibit 10.27 to Initial Form
                 S- 1 and incorporated herein by reference).

     10.12       Ameritech Centrex Service Confirmation of Service Orders dated various dates in 1994, 1995 and
                 1996 between McLeod Telemanagement, Inc. and Ameritech Information Industry Services. (Filed as
                 Exhibit 10.28 to Initial Form S-1 and incorporated herein by reference).

     10.13       Lease Agreement dated as of December 28, 1993 between 2060 Partnership and McLeod
                 Telemanagement, Inc., as amended by Amendments First to Ninth dated as of July 3, 1994, March
                 25, 1994, June 22, 1994, August 12, 1994, September 12, 1994, September 20, 1994, November 16,
                 1994, September 20, 1995 and January 6, 1996, respectively. (Filed as Exhibit 10.29 to Initial
                 Form S- 1 and incorporated herein by reference).

     10.14       Lease Agreement dated as of May 24, 1995 between 2060 Partnership and McLeod Telemanagement,
                 Inc. (Filed as Exhibit 10.30 to Initial Form S-1 and incorporated herein by reference).

     10.15       Lease Agreement dated October 31, 1995 between I.R.F.B. Joint Venture and McLeod
                 Telemanagement, Inc. (Filed as Exhibit 10.31 to Initial Form S-1 and incorporated herein by reference).

     10.16       First Amendment to Lease Agreement dated as of November 20, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.32 to Initial Form S-1 and incorporated herein by reference).

     10.17       Master Right-of-Way Agreement dated July 27, 1994 between McLeod Network Services, Inc. and IES
                 Industries Inc. (Filed as Exhibit 10.34 to Initial Form S-1 and incorporated herein by reference).

     10.18       Master Right-of-Way and Tower Use Agreement dated February 13, 1996 between IES Industries Inc.
                 and McLeod, Inc. (Filed as Exhibit 10.35 to Initial Form S-1 and incorporated herein by reference).

     10.19       Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy
                 Company and McLeod, Inc. (Iowa and South Dakota). (Filed as Exhibit 10.36 to Initial Form S-1
                 and incorporated herein by reference).

     10.20       Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy
                 Company and McLeod, Inc. (Illinois). (Filed as Exhibit 10.37 to Initial Form S-1 and
                 incorporated herein by reference).

     10.21       Settlement Agreement dated March 18, 1996 between U S WEST Communications, Inc. and McLeod
                 Telemanagement, Inc. (Filed as Exhibit 10.38 to Initial Form S-1 and incorporated herein by reference).

     10.22       Agreement dated August 4, 1995 between Vadacom, Inc. and McLeod Telemanagement, Inc. (Filed as
                 Exhibit 10.39 to Initial Form S-1 and incorporated herein by reference).

     10.23       McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan. (Filed as Exhibit 10.40 to
                 Initial Form S-1 and incorporated herein by reference).

     10.24       McLeod, Inc. 1993 Incentive Stock Option Plan. (Filed as Exhibit 10.41 to Initial Form S-1 and
                 incorporated herein by reference).

     10.25       McLeod, Inc. 1995 Incentive Stock Option Plan. (Filed as Exhibit 10.42 to Initial Form S-1 and
                 incorporated herein by reference).

     10.26       McLeod Telecommunications, Inc. Director Stock Option Plan. (Filed as Exhibit 10.43 to Initial
                 Form S-1 and incorporated herein by reference).

     10.27       Promissory Note dated July 18, 1995 between Kirk E. Kaalberg and McLeod, Inc. (Filed as Exhibit
                 10.44 to Initial Form S-1 and incorporated herein by reference).

     10.28       Promissory Note dated March 29, 1996 between Stephen K. Brandenburg and McLeod, Inc. (Filed as
                 Exhibit 10.45 to Initial Form S-1 and incorporated herein by reference).

  ***10.29       Telecommunications Services Agreement dated March 14, 1994 between WiITeI, Inc. and McLeod
                 Telemanagement, Inc., as amended. (Filed as Exhibit 10.47 to Initial Form S-1 and incorporated herein by reference).

     10.30       Amendment to Contract Addendum A to Contract No. 2102 dated March 31, 1993 between the Iowa
                 Department of General Services and McLeod Telecommunications, Inc. (Filed as Exhibit 10.48 to
                 Initial Form S-1 and incorporated herein by reference).

     10.31       Construction Services Agreement dated June 30, 1995 between MFS Network Technologies, Inc. and
                 MWR Telecom, Inc. (Filed as Exhibit 10.49 to Initial Form S-1 and incorporated herein by reference).

     10.32       First Amendment to Agreement Regarding Support Agreement dated May 14, 1996 among McLeod, Inc.,
                 IES Diversified Inc. and IES Investments Inc. (Filed as Exhibit 10.50 to Initial Form S-1 and
                 incorporated herein by reference).

     10.33       First Amendment to Agreement Regarding Guarantee dated May 14, 1996 among McLeod, Inc., IES
                 Diversified Inc. and IES Investments Inc. (Filed as Exhibit 10.51 to Initial Form S-1 and
                 incorporated herein by reference).

     10.34       Amended and Restated Directors Stock Option Plan of McLeod, Inc. (Filed as Exhibit 10.52 to
                 Initial Form S-1 and incorporated herein by reference).

     10.35       Forms of Employment, Confidentiality and Non-Competition Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.53 to Initial Form S-1 and incorporated herein by reference).

     10.36       Form of Change-of-Control Agreement between McLeod, Inc. and certain employees of McLeod, Inc.
                 (Filed as Exhibit 10.54 to Initial Form S-1 and incorporated herein by reference).

     10.37       McLeod, Inc. 1996 Employee Stock Option Plan, as amended. (Filed as Exhibit 10.55 to the
                 November 1996 Form S-1 and incorporated herein by reference).

     10.38       McLeod, Inc. Employee Stock Purchase Plan, as amended. (Filed as Exhibit 10.56 to the 1996 Form
                 10-K and incorporated herein by reference).

     10.39       Form of Indemnity Agreement between McLeod, Inc. and certain officers and directors of McLeod,
                 Inc. (Filed as Exhibit 10.57 to Initial Form S-1 and incorporated herein by reference).

     10.40       License Agreement dated April 24, 1996 between PageMart, Inc. and MWR Telecom, Inc. (Filed as
                 Exhibit 10.58 to Initial Form S-1 and incorporated herein by reference).

     10.41       McLeod, Inc. Incentive Plan. (Filed as Exhibit 10.63 to the November 1996 Form S-1 and
                 incorporated herein by reference).

     10.42       Amended and Restated Credit Agreement dated as of May 5, 1996 among TelecomUSA Publishing
                 Group, Inc., TelecomUSA Publishing Company and TelecomUSA Neighborhood Directories, Inc. and
                 Norwest Bank Iowa, National Association. (Filed as Exhibit 10.64 to the November 1996 Form S- 1
                 and incorporated herein by reference).

     10.43       First Amendment to Amended and Restated Credit Agreement dated as of January 31, 1996 by and between TelecomUSA Publishing Group, Inc., TelecomUSA Publishing Company and TelecomUSA
                 Neighborhood Directories, Inc. and Norwest Bank Iowa, National Association. (Filed as Exhibit
                 10.65 to the November 1996 Form S-1 and incorporated herein by reference).

     10.44       Lease Agreement dated as of September 26, 1994 between Ryan Properties, Inc. and Ruffalo, Cody
                 & Associates, Inc. (Filed as Exhibit 10.66 to the November 1996 Form S-1 and incorporated herein by reference).

     10.45       First Lease Amendment dated as of April 12, 1995 between Ryan Properties, Inc. and Ruffalo,
                 Cody & Associates, Inc. (Filed as Exhibit 10.67 to the November 1996 Form S-1 and incorporated herein by reference).

     10.46       Lease Agreement dated as of July 18, 1995 between 2060 Partnership, L.P. and TelecomUSA
                 Publishing Company. (Filed as Exhibit 10.68 to the November 1996 Form S-1 and incorporated herein by reference).

     10.47       Lease Agreement dated April 26, 1995 by and between A.M. Henderson and TelecomUSA Publishing
                 Company. (Filed as Exhibit 10.69 to the November 1996 Form S-1 and incorporated herein by reference).

     10.48       License Agreement dated as of April 19, 1994, between Ameritech Information Industry Services and TelecomUSA Publishing Company. (Filed as Exhibit 10.70 to the November 1996 Form S-1 and
                 incorporated herein by reference).

     10.49       License Agreement dated September 13, 1993 between U S WEST Communications, Inc. and TelecomUSA
                 Publishing Company. (Filed as Exhibit 10.71 to the November 1996 Form S-1 and incorporated herein by reference).

     10.50       Form of McLeod, Inc. Directors Stock Option Plan Option Agreement. (Filed as Exhibit 10.72 to
                 the November 1996 Form S-1 and incorporated herein by reference).

     10.51       Forms of McLeod, Inc. 1996 Employee Stock Option Plan Incentive Stock Option Agreement. (Filed
                 as Exhibit 10.73 to the November 1996 Form S-1 and incorporated herein by reference).

     10.52       Forms of McLeod, Inc. 1996 Employee Stock Option Plan Non-Incentive Stock Option Agreement.
                 (Filed as Exhibit 10.74 to the November 1996 Form S-1 and incorporated herein by reference).

     10.53       Option Agreement dated April 27, 1995 between Fronteer Directory Company, Inc. and TelecomUSA
                 Publishing Company. (Filed as Exhibit 10.75 to the November 1996 Form S-1 and incorporated herein by reference).

     10.54       Promissory Note dated May 5, 1995 between TelecomUSA Publishing Company and Fronteer Directory
                 Company, Inc. (Filed as Exhibit 10.76 to the November 1996 Form S-1 and incorporated herein by reference).

     10.55       Security Agreement dated May 5, 1995 between TelecomUSA Publishing Company and Fronteer
                 Directory Company, Inc. (Filed as Exhibit 10.77 to the November 1996 Form S-1 and incorporated herein by reference).

     10.56       Design/Build Construction Contract dated September 17, 1996 between Ryan Construction Company of Minnesota, Inc. and McLeod, Inc. (Filed as Exhibit 10.78 to the November 1996 Form S-1 and
                 incorporated herein by reference).

     10.57       Guaranty Agreement dated as of October 17, 1996 by McLeod, Inc. in favor of Kirkwood Community
                 College. (Filed as Exhibit 10.79 to the November 1996 Form S-1 and incorporated herein by reference).

     10.58       Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community
                 College and McLeod Telemanagement, Inc. (Filed as Exhibit 10.80 to the November 1996 Form S-1
                 and incorporated herein by reference).

     10.59       Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community
                 College and McLeod Telecommunications, Inc. (Filed as Exhibit 10.81 to the November 1996 Form
                 S- 1 and incorporated herein by reference).

     10.60       Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community
                 College and McLeod Network Services, Inc. (Filed as Exhibit 10.82 to the November 1996 Form S-1
                 and incorporated herein by reference).

     10.61       Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community
                 College and McLeod, Inc. (Filed as Exhibit 10.83 to the November 1996 Form S-1 and incorporated herein by reference).

     10.62       Change Order No. 1 to the Construction Services Agreement dated November 22, 1995 by and between MWR TeIecom, Inc. and MFS Network Technologies, Inc. (Filed as Exhibit 10.84 to the
                 November 1996 Form S-1 and incorporated herein by reference).

     10.63       Change Order No. 2 to the Construction Services Agreement dated August 14, 1996 between MWR
                 Telecom, Inc. and MFS Network Technologies, Inc. (Filed as Exhibit 10.85 to the November 1996
                 Form S-1 and incorporated herein by reference).

     10.64       Change Order No. 3 to the Construction Services Agreement dated October 31, 1996 between MWR
                 Telecom, Inc. and MFS Network Technologies, Inc. (Filed as Exhibit 10.86 to the November 1996
                 Form S-1 and incorporated herein by reference).

     10.65       Sale and Purchase Agreement dated January 27, 1997 among McLeodUSA Publishing Company, Fronteer
                 Financial Holdings, Ltd., Classified Directories, Inc., Larry A. Scott, James Greff, Randall L.
                 Gowin and Edwin Dressler and certain directors, officers and shareholders of Fronteer Financial
                 Holdings, Ltd. (Filed as Exhibit 10.90 to the 1996 Form 10-K and incorporated herein by reference).

     10.66       Sale and Purchase Agreement dated February 27, 1997 among McLeodUSA Publishing Company, Indiana
                 Directories, Inc., John Morgan, Hank Meijer, Jack Hendricks, Brad Nelson and Talking
                 Directories, Inc. (Filed as Exhibit 10.91 to the 1996 Form 10-K and incorporated herein by reference).

     10.67       Amendment to Sale and Purchase Agreement dated February 28, 1997 between McLeodUSA Publishing
                 Company and Indiana Directories, Inc. (Filed as Exhibit 10.92 to the 1996 Form 10-K and
                 incorporated herein by reference).

     10.68       Ameritech Centrex Service Confirmation of Service Orders dated August 21, 1996 between McLeod
                 Telemanagement, Inc. and Ameritech Information Industry Services. (Filed as Exhibit 10.93 to
                 the 1996 Form 10-K and incorporated herein by reference).

  ***10.69       Amended and Restated Program Enrollment Terms dated November 1, 1996 between WorldCom Network
                 Services, Inc. d/b/a WilTel and McLeod Telemanagement, Inc. (Filed as Exhibit 10.94 to Annual
                 Report on Form 10-K/A, File No. 0-20763, filed with the Commission on April 8, 1997 and incorporated herein by reference).

     10.70       Letter Agreement dated April 15, 1997 between U S WEST Communications and McLeodUSA Network
                 Services, Inc. (Filed as Exhibit 10.1 to Quarterly Report on Form 10-Q, File No. 0-20763, filed with the Commission on May 14, 1997 and incorporated herein by reference).

     10.71       Network Agreement dated April 7, 1997, between Wisconsin Power and Light Company and McLeodUSA
                 Telecommunications Services, Inc. (Filed as Exhibit 10.96 to the July 1997 Form S-4 and
                 incorporated herein by reference).

     10.72       Agreement dated July 7, 1997 between McLeodUSA Telecommunications Services, Inc. and U S WEST
                 Communications, Inc. (Filed as Exhibit 10.97 to the July 1997 Form S-4 and incorporated herein by reference).

     10.73       Agreement dated August 14, 1997 between McLeodUSA Incorporated and Taylor Ball, Inc. (Filed as
                 Exhibit 10.98 to Registration Statement on Form S-4, File No. 333-34227 (the "November 1997
                 Form S-4") and incorporated herein by reference).

     10.74       Interconnection Agreement Under Sections 251 and 252 of the Telecommunications Act of 1996
                 dated as of October 28, 1996 between Ameritech Information Industry Services and Consolidated
                 Communications Telecom Services Inc. (Filed as Exhibit 10.99 to the November 1997 Form S-4 and
                 incorporated herein by reference).

     10.75       Interconnection Agreement Under Sections 251 and 252 of the Telecommunications Act of 1996
                 dated as of July 17, 1997 between Ameritech Information Industry Services and Consolidated
                 Communications Telecom Services Inc. (Filed as Exhibit 10.100 to the November 1997 Form S-4 and
                 incorporated herein by reference).

     11.1        Statement regarding Computation of Per Share Earnings (Filed as Exhibit 11.1 to the Quarterly
                 Report on Form 10-Q, File No. 0-20763, filed with the Commission on November 16, 1998 and incorporated herein by reference).

     16.1        Letter regarding Change in Certifying Accountant (Filed as Exhibit 16.1 to the 1997 Form 10-K
                 and incorporated herein by reference).

     21.1        Subsidiaries of McLeodUSA Incorporated (Filed as Exhibit 21.1 to the 1997 Form 10-K and
                 incorporated herein by reference).

      23.1       Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

     *23.2       Consent of Arthur Andersen LLP.

      23.3       Consent of Edwards & Angell, LLP (included in Exhibit 8.1).

     *23.4       Consent of Ernst & Young L.L.P.

      24.1       Power of attorney (included on signature page).

      27.1       Financial Data Schedule (Filed as Exhibit 27.1 to the Quarterly Report on Form 10-Q, File No.
                 0-20763, filed with the Commission on November 16, 1998 and incorporated herein by reference).

    **99.1       Form of Proxy Card

    **99.2       Form of Election

__________________
 *   Filed herewith.

 **  Previously filed.
*** Confidential treatment has been granted. The copy filed as an exhibit omits the information subject to the confidential treatment request.